PROSPECTUS SUPPLEMENT

                                                               [LOGO]
(TO PROSPECTUS DATED AUGUST 18, 1998)

                           $350,539,000 (APPROXIMATE)

                                 CHASE FUNDING
             MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 1998-1

                                     [LOGO]

                                 MORSERV, INC.
                                   Depositor
                           ADVANTA MORTGAGE CORP. USA
                                  Subservicer
                      CHASE MANHATTAN MORTGAGE CORPORATION
                                Master Servicer

$42,500,000.. 6.450%    Class IA-1
                         Certificates
$16,000,000.. 6.080%    Class IA-2
                         Certificates
$24,000,000.. 6.175%    Class IA-3
                         Certificates
$15,000,000.. 6.340%    Class IA-4
                         Certificates
$14,347,000.. 6.690%(1) Class IA-5
                         Certificates
$13,000,000.. 6.315%    Class IA-6
                         Certificates
$5,053,000.. 6.590%     Class IM-1
                         Certificates
$ 2,897,000  6.930%     Class IM-2
                         Certificates
$ 1,955,000  7.640%(2)  Class IB Certificates
$136,261,000   (3)      Class IIA-1
                         Certificates
$45,000,000  6.100%     Class IIA-2
                         Certificates
$15,105,000    (3)      Class IIM-1
                         Certificates
$10,271,000    (3)      Class IIM-2
                         Certificates
$ 9,150,000    (3)      Class IIB
                          Certificates

------------------------------

(1) The Pass-Through Rate for the Class IA-5 Certificates on any Distribution Date will equal 6.690%; provided, however, that on any Distribution Date after the Optional Termination Date (defined herein), the Pass-Through Rate for the Class IA-5 Certificates will equal 7.190%.

(2) The Pass-Through Rate for the Class IB Certificates on any Distribution Date will equal the lesser of (i) the per annum rate set forth above for such Class and (ii) the weighted average Net Mortgage Rate on the Fixed Rate Mortgage Loans (each as defined herein).

(3) The Pass-Through Rates for the Group II Certificates (other than the Class IIA-2 Certificates) adjust monthly as described herein. See "Description of the Certificates--Distributions--Interest."

                         ------------------------------

    THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST FUND ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE SUBSERVICER, THE TRUSTEE, THE MASTER SERVICER OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT PROVIDED HEREIN. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

                         ------------------------------

    PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE S-16 HEREIN AND BEGINNING ON PAGE 15 IN THE ACCOMPANYING PROSPECTUS.
                             ---------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                                                                   ORIGINAL CERTIFICATE                   UNDERWRITING
                                                                   PRINCIPAL BALANCE(1)  PRICE TO PUBLIC    DISCOUNT
                                                                   --------------------  ---------------  -------------
Class IA-1.......................................................     $   42,500,000               100%         0.150%
Class IA-2.......................................................     $   16,000,000               100%         0.200%
Class IA-3.......................................................     $   24,000,000               100%         0.250%
Class IA-4.......................................................     $   15,000,000               100%         0.290%
Class IA-5.......................................................     $   14,347,000               100%         0.375%
Class IA-6.......................................................     $   13,000,000               100%         0.290%
Class IM-1.......................................................     $    5,053,000               100%         0.425%
Class IM-2.......................................................     $    2,897,000               100%         0.500%
Class IB.........................................................     $    1,955,000               100%         0.600%
Class IIA-1......................................................     $  136,261,000               100%         0.225%
Class IIA-2......................................................     $   45,000,000               100%         0.235%
Class IIM-1......................................................     $   15,105,000               100%         0.290%
Class IIM-2......................................................     $   10,271,000               100%         0.375%
Class IIB........................................................     $    9,150,000               100%         0.470%
Total............................................................     $  350,539,000      $ 350,539,000    $   876,104

                                                                    PROCEEDS TO
                                                                   DEPOSITOR(2)
                                                                   -------------
Class IA-1.......................................................  $  42,436,250
Class IA-2.......................................................     15,968,000
Class IA-3.......................................................     23,940,000
Class IA-4.......................................................     14,956,500
Class IA-5.......................................................     14,293,199
Class IA-6.......................................................     12,962,300
Class IM-1.......................................................      5,031,525
Class IM-2.......................................................      2,882,515
Class IB.........................................................      1,943,270
Class IIA-1......................................................    135,954,413
Class IIA-2......................................................     44,894,250
Class IIM-1......................................................     15,061,196
Class IIM-2......................................................     10,232,484
Class IIB........................................................      9,106,995
Total............................................................  $ 349,662,896

------------------------------

(1) Subject to a permitted variance of plus or minus 10%.

(2) Less expenses payable by the Depositor, estimated to be $491,000 and plus accrued interest.

                         ------------------------------

    The Offered Certificates are offered subject to prior sale and subject to the Underwriters' right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form only though the facilities of The Depository Trust Company, CEDEL Bank, societe anonyme and the Euroclear System on or about August 20, 1998 (the "Closing Date"). The Offered Certificates will be offered in Europe and the United States of America.

CHASE SECURITIES INC.                         PRUDENTIAL SECURITIES INCORPORATED

                               (JOINT BOOK LEAD)

           The date of this Prospectus Supplement is August 18, 1998.

(COVER PAGE CONTINUED)

The Mortgage Loan Asset-Backed Certificates, Series 1998-1 (the "Certificates"), will consist of: (a) (i) the Class IA-1, Class IA-2, Class IA-3, Class IA-4, Class IA-5 and Class IA-6 Certificates (collectively, the "Class A Group I Certificates"), (ii) the Class IM-1 and Class IM-2 Certificates (together, the "Mezzanine Group I Certificates") and (iii) the Class IB Certificates (the "Class IB Certificates" and together with the Mezzanine Group I Certificates, the "Subordinated Group I Certificates" and the Subordinated Group I Certificates together with the Class A Group I Certificates, the "Group I Certificates"); (b) (i) the Class IIA-1 and Class IIA-2 Certificates (collectively, "Class A Group II Certificates"), (ii) the Class IIM-1 and Class IIM-2 Certificates (together, the "Mezzanine Group II Certificates") and (iii) the Class IIB Certificates (the "Class IIB Certificates" and together with the Mezzanine Group II Certificates, the "Subordinated Group II Certificates" and the Subordinated Group II Certificates together with the Class A Group II Certificates, the "Group II Certificates"); and (c) the Class R Certificates (the "Residual Certificates"). The Group I Certificates and the Group II Certificates are each referred to herein as a "Certificate Group" and collectively as the "Certificate Groups." Only the Group I Certificates and the Group II Certificates (collectively, the "Offered Certificates") are offered hereby.

    The Certificates will represent the entire beneficial ownership interest in a trust fund (the "Trust Fund") to be created pursuant to a Pooling and Servicing Agreement, dated as of August 1, 1998, among MorServ, Inc., as depositor (the "Depositor"), Advanta Mortgage Corp. USA, as subservicer (the "Subservicer" or "Advanta"), Chase Manhattan Mortgage Corporation, as master servicer (the "Master Servicer" or "Chase Manhattan Mortgage") and Citibank, N.A., as trustee (the "Trustee"). The Trust Fund will consist of a pool (the "Mortgage Pool") of conventional, sub-prime mortgage loans (the "Mortgage Loans") secured by first liens on real properties (each, a "Mortgaged Property") and certain other assets described herein. The Mortgage Pool will be divided into two separate groups of Mortgage Loans (each, a "Loan Group") based on whether the interest rate for the related Mortgage Loans is fixed or adjustable. The Group I Certificates will represent an undivided ownership interest in a Loan Group of fixed rate Mortgage Loans (the "Fixed Rate Mortgage Loan Group") and the Group II Certificates will represent an undivided ownership interest in a Loan Group of adjustable rate Mortgage Loans (the "Adjustable Rate Mortgage Loan Group"). See "The Mortgage Pool." Distributions in respect of the Group I Certificates will generally be calculated with reference to the Fixed Rate Mortgage Loan Group. Distributions in respect of the Group II Certificates will generally be calculated with reference to the Adjustable Rate Mortgage Loan Group.

    For federal income tax purposes, the Trust Fund will include two segregated asset pools, with respect to which elections will be made to treat each as a "real estate mortgage investment conduit" (a "REMIC"). As described more fully herein and in the Prospectus, the Certificates, other than the Residual Certificates, will constitute "regular interests" in the Master REMIC. The Residual Certificates will represent the sole class of "residual interests" in both the Master REMIC and the Subsidiary REMIC. See "Federal Income Tax Consequences" herein and in the Prospectus.

    Each Loan Group is subject to optional termination under the limited circumstances described herein. Any such optional termination will result in an early retirement of the Certificates in the Certificate Group related to such Loan Group. Distributions to Certificateholders will be made on the 25th day of each month or, if such 25th day is not a Business Day, on the first Business Day thereafter (each, a "Distribution Date"), commencing in September 1998.

    The Offered Certificates evidence interests in the Trust Fund only and are payable solely from amounts received with respect thereto.

    THE YIELD TO INVESTORS ON THE CERTIFICATES OF EACH CERTIFICATE GROUP WILL BE SENSITIVE TO, AMONG OTHER THINGS, THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, LIQUIDATIONS, REPURCHASES AND DEFAULTS) OF, AND LOSSES ON, THE MORTGAGE LOANS IN THE RELATED LOAN GROUP AND, IN CERTAIN CIRCUMSTANCES, THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, LIQUIDATIONS, REPURCHASES AND DEFAULTS)

OF, AND LOSSES ON, THE MORTGAGE LOANS IN THE OTHER LOAN GROUP, AS DESCRIBED HEREIN. BECAUSE CERTAIN OF THE MORTGAGE LOANS CONTAIN PREPAYMENT PENALTIES, THE RATE OF PRINCIPAL PAYMENTS MAY BE LESS THAN THE RATE OF PRINCIPAL PAYMENTS FOR MORTGAGE LOANS WHICH DO NOT CONTAIN PREPAYMENT PENALTIES. THE YIELD TO INVESTORS ON THE CLASS IB CERTIFICATES WILL BE NEGATIVELY AFFECTED TO THE EXTENT THAT THE PASS-THROUGH RATE ON SUCH CERTIFICATE IS DETERMINED BY THE WEIGHTED AVERAGE NET MORTGAGE RATE ON THE FIXED RATE MORTGAGE LOANS, AS DESCRIBED HEREIN. THE YIELD TO INVESTORS ON THE GROUP II CERTIFICATES WILL ALSO BE SENSITIVE TO THE LEVEL OF THE LONDON INTERBANK OFFERED RATE FOR ONE-MONTH UNITED STATES DOLLAR DEPOSITS, CALCULATED AS DESCRIBED HEREIN ("ONE-MONTH LIBOR"). IN ADDITION, THE YIELD TO INVESTORS ON THE GROUP II CERTIFICATES WILL BE SENSITIVE TO THE LEVEL OF THE MORTGAGE INDEX (AS DEFINED HEREIN) AND THE ADDITIONAL LIMITATIONS ON THE PASS-THROUGH RATE FOR THE GROUP II CERTIFICATES, AS DESCRIBED HEREIN. NO REPRESENTATION IS MADE AS TO THE ANTICIPATED RATE OR TIMING OF PREPAYMENTS ON THE MORTGAGE LOANS, THE AMOUNT AND TIMING OF LOSSES THEREON, THE LEVEL OF ONE-MONTH LIBOR OR THE MORTGAGE INDEX OR THE RESULTING YIELD TO MATURITY OF THE OFFERED CERTIFICATES.

    Chase Securities Inc. and Prudential Securities Incorporated (each, an "Underwriter") intend to make a secondary market in the Offered Certificates but have no obligation to do so. There is currently no secondary market for the Offered Certificates and there can be no assurance that such a market will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to Certificateholders.
                            ------------------------

    This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus dated August 18, 1998 (the "Prospectus") which accompanies this Prospectus Supplement and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

    Certain persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Offered Certificates. Such transactions may include stabilizing and the purchase of the Offered Certificates to cover syndicate short positions. See "Method of Distribution."
                            ------------------------

    UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                SUMMARY OF TERMS

    THIS SUMMARY OF TERMS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY OF TERMS ARE DEFINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT OR IN THE PROSPECTUS. SEE "INDEX OF DEFINED TERMS" BEGINNING ON PAGE S-83 OF THIS PROSPECTUS SUPPLEMENT FOR THE LOCATION OF THE DEFINITIONS OF CERTAIN CAPITALIZED TERMS.

Title of Certificates.............  Chase Funding Mortgage Loan Asset-Backed Certificates,
                                    Series 1998-1 (the "Certificates"), consisting of: (a)
                                    (i) the Class IA-1, Class IA-2, Class IA-3, Class IA-4,
                                    Class IA-5 and Class IA-6 Certificates (collectively,
                                    the "Class A Group I Certificates"), (ii) the Class IM-1
                                    and Class IM-2 Certificates (together, the "Mezzanine
                                    Group I Certificates") and (iii) the Class IB
                                    Certificates (the "Class IB Certificates" and together
                                    with the Mezzanine Group I Certificates, the
                                    "Subordinated Group I Certificates" and the Subordinated
                                    Group I Certificates together with the Class A Group I
                                    Certificates, the "Group I Certificates"); (b) (i) the
                                    Class IIA-1 and Class IIA-2 Certificates (together, the
                                    "Class A Group II Certificates"), (ii) the Class IIM-1
                                    and Class IIM-2 Certificates (together, the "Mezzanine
                                    Group II Certificates") and (iii) the Class IIB
                                    Certificates (the "Class IIB Certificates" and together
                                    with the Mezzanine Group II Certificates, the
                                    "Subordinated Group II Certificates" and the
                                    Subordinated Group II Certificates together with the
                                    Class A Group II Certificates, the "Group II
                                    Certificates"); and (c) the Class R Certificates (the
                                    "Residual Certificates"). The Group I Certificates and
                                    the Group II Certificates are each referred to herein as
                                    a "Certificate Group" and collectively as the
                                    "Certificate Groups." Only the Group I Certificates and
                                    the Group II Certificates (collectively, the "Offered
                                    Certificates") are offered hereby. References to "Class
                                    A," "Class M-1," "Class M-2," "Class B," "Mezzanine
                                    Certificates" and "Subordinated Certificates" are
                                    references to Certificates of either or both Certificate
                                    Groups of similar designations, as the context requires.

Depositor.........................  MorServ, Inc. (the "Depositor") a wholly-owned, limited purpose subsidiary of Chase Manhattan Mortgage (defined
                                    below). Neither the Depositor nor any of its affiliates,
                                    including The Chase Manhattan Bank and Chase Manhattan
                                    Mortgage, has guaranteed or is otherwise obligated with
                                    respect to the Certificates.

Seller and Master Servicer........  Chase Manhattan Mortgage Corporation, a New Jersey
                                    corporation, as seller (the "Seller" or "Chase Manhattan
                                    Mortgage") and as master servicer (in such capacity, the
                                    "Master Servicer"). See "Chase Manhattan Mortgage
                                    Corporation." The Mortgage Loans were originated by
                                    Chase Manhattan Mortgage and will be acquired by the
                                    Depositor on the Closing Date (defined herein). Neither
                                    the Depositor nor Chase Manhattan Mortgage has
                                    guaranteed, or is otherwise obligated with respect to,
                                    the

                                    Certificates. The Master Servicer will (a) provide
                                    certain administrative services and file certain reports
                                    with regard to the Certificates, (b) provide certain
                                    reports to the Trustee regarding the Mortgage Loans and
                                    the Certificates and (c) receive payments with respect
                                    to the Mortgage Loans from the Subservicer and, in its
                                    capacity as paying agent for the Certificates (in such
                                    capacity, the "Paying Agent"), remit such payments to
                                    the Certificateholders as described herein. The Master
                                    Servicer will be entitled to (i) a monthly Master
                                    Servicer Fee with respect to each Mortgage Loan, as
                                    described herein and (ii) any interest earned on funds
                                    in the Certificate Account and the Distribution Account
                                    (defined herein).

Subservicer.......................  Advanta Mortgage Corp. USA (the "Subservicer" or
                                    "Advanta"). Except as specified herein or as the context
                                    otherwise requires, all references to the "Servicer" in
                                    the Prospectus shall be deemed to refer to the
                                    Subservicer and the rights and duties of the "Servicer"
                                    described in the Prospectus will instead generally be
                                    those of the Subservicer pursuant to the terms of the
                                    Pooling and Servicing Agreement. See "Servicing of Mort-
                                    gage Loans--The Subservicer."

Trustee...........................  Citibank, N.A., a national banking corporation, not in its individual capacity but solely as trustee on behalf
                                    of the Certificateholders (the "Trustee").

Cut-off Date......................  August 1, 1998.

Closing Date......................  On or about August 20, 1998.

Description of Certificates
  A. General......................  The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of August 1, 1998 (the
                                    "Pooling and Servicing Agreement"), among the Depositor,
                                    the Subservicer, the Master Servicer and the Trustee.

                                    The Offered Certificates and the Residual Certificates
                                    will represent the entire beneficial ownership interest
                                    in a trust fund (the "Trust Fund"), which will consist
                                    of a pool (the "Mortgage Pool") of conventional,
                                    sub-prime mortgage loans (the "Mortgage Loans") secured
                                    by first liens on real properties (each, a "Mortgaged
                                    Property") and certain other assets described herein.
                                    The Mortgage Pool will be divided into two separate
                                    groups of Mortgage Loans (each, a "Loan Group") based on
                                    whether the interest rate for the related Mortgage Loans
                                    is fixed or adjustable. The Group I Certificates will
                                    represent an undivided ownership interest in a Loan
                                    Group of fixed rate Mortgage Loans (the "Fixed Rate
                                    Mortgage Loan Group") and the Group II Certificates will
                                    represent an undivided ownership interest in a Loan
                                    Group of adjustable rate Mortgage Loans (the "Adjustable
                                    Rate Mortgage Loan Group"). The aggregate unpaid
                                    principal balance of the Mortgage Loans in the Fixed
                                    Rate Mortgage Loan Group (the "Fixed Rate Mortgage
                                    Loans") as of the Cut-off Date is referred to herein as
                                    the

                                    "Fixed Rate Cut-off Date Principal Balance"; the
                                    aggregate unpaid balance of the Mortgage Loans in the
                                    Adjustable Rate Mortgage Loan Group (the "Adjustable
                                    Rate Mortgage Loans") as of the Cut-off Date is referred
                                    to herein as the "Adjustable Rate Cut-off Date Principal
                                    Balance"; and the aggregate unpaid principal balance of
                                    all Mortgage Loans as of the Cut-off Date is referred to
                                    herein as the "Cut-off Date Principal Balance." See "The
                                    Mortgage Pool" herein.

                                    The Original Certificate Principal Balances, the
                                    Pass-Through Rates and the Last Scheduled Distribution
                                    Dates for the Offered Certificates are as follows:

                    ORIGINAL                           LAST
                  CERTIFICATE       PASS-           SCHEDULED
                   PRINCIPAL       THROUGH         DISTRIBUTION
CLASS             BALANCE (1)       RATE             DATE(2)
---------------  --------------  -----------  ----------------------
GROUP I
CERTIFICATES
Class IA-1.....  $   42,500,000       6.450%  May 25, 2013
Class IA-2.....  $   16,000,000       6.080%  May 25, 2013
Class IA-3.....  $   24,000,000       6.175%  August 25, 2020
Class IA-4.....  $   15,000,000       6.340%  April 25, 2025
Class IA-5.....  $   14,347,000       6.690%(3) May 25, 2028
Class IA-6.....  $   13,000,000       6.315%  May 25, 2013
Class IM-1.....  $    5,053,000       6.590%  May 25, 2028
Class IM-2.....  $    2,897,000       6.930%  May 25, 2028
Class IB.......  $    1,955,000       7.640%(4) May 25, 2028
GROUP II
CERTIFICATES
Class IIA-1....  $  136,261,000            (5) July 25, 2028
Class IIA-2....  $   45,000,000       6.100%  December 25, 2015
Class IIM-1....  $   15,105,000            (5) July 25, 2028
Class IIM-2....  $   10,271,000            (5) July 25, 2028
Class IIB......  $    9,150,000            (5) July 25, 2028

                      ----------------------------------------------------------

                                  (1) The Original Certificate Principal Balance
                                     of the Offered Certificates will be subject to a permitted variance of plus or minus 10%.

                                  (2) Calculated in accordance with the
                                     assumptions for the determination of Last
                                     Scheduled Distribution Date set forth
                                     herein under "Yield, Prepayment and
                                     Maturity Considerations." It is expected that the actual last Distribution Date for each Class of Certificates will occur significantly earlier.

                                  (3) The Pass-Through Rate for the Class IA-5
                                     Certificates on any Distribution Date will equal 6.690%; provided, however, that on any Distribution Date after the Optional Termination Date (defined herein) the Pass-Through Rate for the Class IA-5 Certificates will equal 7.190%.

                                  (4) The Pass-Through Rate for the Class IB
                                     Certificates on any Distribution Date will equal the lesser of (i) the per annum rate for such Class set forth above and (ii) the weighted average Net Mortgage Rate on the Fixed Rate Mortgage Loans.

                                  (5) The Pass-Through Rates for the Group II
                                     Certificates (other than with respect to the Class IIA-2 Certificates) adjust monthly as described below.


                                    The Pass-Through Rates per annum for the Group II
                                    Certificates (other than for the Class IIA-2
                                    Certificates) will be equal to the least of (i) the
                                    London interbank offered rate for one month United
                                    States dollar deposits, calculated as described under

                                      S-6

                                    "Description of the Certificates--Calculation of One-
                                    Month LIBOR" ("One-Month LIBOR"), plus the Pass-Through
                                    Margin (defined below) for such Class, (ii) the "Maximum
                                    Funds Cap" for the Group II Certificates, which is
                                    defined as the weighted average of the maximum lifetime
                                    Mortgage Rates on the Adjustable Rate Mortgage Loans
                                    less the Servicing Fee and the Master Servicer Fee, and
                                    (iii) the "Available Funds Cap" for the Group II
                                    Certificates, which is defined as a per annum rate equal
                                    to 12 times the quotient of (x) the total scheduled
                                    interest on the Mortgage Loans in the Adjustable Rate
                                    Mortgage Loan Group based on the Net Mortgage Rates
                                    (defined herein) in effect on the related Due Date
                                    divided by (y) the aggregate principal balance of the
                                    Group II Certificates.

                                    The "Pass-Through Margin" for each Class of Group II
                                    Certificates (other than for the Class IIA-2
                                    Certificates) is as follows: for any Distribution Date
                                    on or before the applicable Optional Termination Date
                                    (defined herein): Class IIA-1, 0.160%; Class IIM-1,
                                    0.340%; Class IIM-2, 0.520% and Class IIB, 1.170%; and
                                    for any Distribution Date after the applicable Optional
                                    Termination Date: Class IIA-1, 0.320%; Class IIM-1,
                                    0.510%; Class IIM-2, 0.780%; and Class IIB, 1.755%.

                                    If on any Distribution Date, the Pass-Through Rate for a
                                    Class of Group II Certificates is based upon its
                                    Available Funds Cap, the excess of (i) the amount of
                                    interest that such Class would have been entitled to
                                    receive on such Distribution Date had the Pass-Through
                                    Rate for that Class not been calculated based on the
                                    Available Funds Cap up to but not exceeding the Maximum
                                    Funds Cap over (ii) the amount of interest such Class
                                    received on such Distribution Date based on the
                                    Available Funds Cap, together with the unpaid portion of
                                    any such excess from prior Distribution Dates (and
                                    interest accrued thereon at the then applicable
                                    Pass-Through Rate, without giving effect to the Avail-
                                    able Funds Cap) is the "Adjustable Rate Certificate
                                    Carryover" for such Class. Any Adjustable Rate
                                    Certificate Carryover will be paid on future
                                    Distribution Dates from and to the extent of funds
                                    available therefor as described herein. The ratings of
                                    the Group II Certificates do not address the likelihood
                                    of the payment of any Adjustable Rate Certificate
                                    Carryover.

  B. Form of Certificates.........  The Offered Certificates will initially be issued in book-entry form. Persons acquiring beneficial ownership
                                    interests in the Offered Certificates ("Certificate
                                    Owners") may elect to hold their Offered Certificate
                                    interests through The Depository Trust Company ("DTC"),
                                    in the United States, or Cedel Bank, societe anonyme
                                    ("CEDEL") or the Euroclear System ("Euroclear"), in
                                    Europe. Transfers within DTC, CEDEL or Euroclear, as the
                                    case may be, will be in accordance with the usual rules
                                    and operating procedures of the relevant system. So long
                                    as the Offered Certificates are Book-Entry Certificates
                                    (as defined herein), such Certificates will be evidenced
                                    by one or more Certificates registered in the name of
                                    Cede & Co. ("Cede"), as
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                                      S-7
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                                    the nominee of DTC or one of the relevant depositaries
                                    (collectively, the "European Depositaries").
                                    Cross-market transfers between persons holding directly
                                    or indirectly through DTC, on the one hand, and
                                    counterparties holding directly or indirectly through
                                    CEDEL or Euroclear, on the other, will be effected in
                                    DTC through Citibank N.A. ("Citibank") or Chase, the
                                    relevant depositaries of CEDEL or Euroclear,
                                    respectively, and each a participating member of DTC.
                                    The interests of the Offered Certificateholders will be
                                    represented by book entries on the records of DTC and
                                    participating members thereof. No Certificate Owner will
                                    be entitled to receive a definitive certificate
                                    representing such person's interest, except in the event
                                    that Definitive Certificates (as defined herein) are
                                    issued under the limited circumstances described under
                                    "Description of the Certificates--Book-Entry
                                    Certificates" herein. All references in this Prospectus
                                    Supplement to the Offered Certificates reflect the
                                    rights of Certificate Owners only as such rights may be
                                    exercised through DTC and its participating
                                    organizations for so long as the Offered Certificates
                                    are held by DTC. See "Risk Factors-- Consequences of
                                    Owning Book-Entry Certificates," "Description of the
                                    Certificates--Book-Entry Certificates" and "Annex I"
                                    hereto.

  C. Distributions................  Distributions on the Offered Certificates will be made on the 25th day of each month or, if such day is not a
                                    Business Day, on the first Business Day thereafter,
                                    commencing in September 1998 (each, a "Distribution
                                    Date"). Distributions on each Distribution Date will be
                                    made to Certificateholders of record as of the close of
                                    business on the last day of the month preceding the
                                    month of such Distribution Date (each, a "Record Date"),
                                    except that the final distribution on any Offered
                                    Certificate will be made only upon presentation and
                                    surrender of such Offered Certificate at the office or
                                    agency of the Paying Agent in New York, New York.
                                    Distributions on the Offered Certificates on each
                                    Distribution Date will be applied to the payment of
                                    principal and interest on such Certificates in
                                    accordance with the priorities described in this
                                    Prospectus Supplement. Subject in certain cases to the
                                    crosscollateralization provisions of the Pooling and
                                    Servicing Agreement described below under "Description
                                    of the Certificates--Overcollateralization and Crosscol-
                                    lateralization Provisions," (i) the rights of the
                                    holders of the Class IB Certificates to receive
                                    distributions with respect to the Fixed Rate Mortgage
                                    Loans are subordinate to the rights of the holders of
                                    the Mezzanine Group I Certificates, which in turn are
                                    subordinate to the rights of the holders of the Class A
                                    Group I Certificates and (ii) the rights of the holders
                                    of the Class IIB Certificates to receive distributions
                                    with respect to the Adjustable Rate Mortgage Loans are
                                    subordinate to rights of the holders of the Mezzanine
                                    Group II Certificates, which in turn are subordinate to
                                    the rights of the holders of the Class A Group II
                                    Certificates, in each case to the extent described
                                    herein. The
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                                      S-8
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                                    rights of the holders of the Residual Certificates to
                                    receive distributions with respect to the Mortgage Loans
                                    are subordinate to the rights of the Offered
                                    Certificateholders, to the extent described herein.

    1. Interest...................  On each Distribution Date, the interest distributable with respect to the Group I Certificates and the Class
                                    IIA-2 Certificates is the interest which has accrued
                                    thereon at the related Pass-Through Rate during the
                                    calendar month immediately preceding the calendar month
                                    in which such Distribution Date occurs less Prepayment
                                    Interest Shortfalls (defined herein); and the interest
                                    distributable with respect to the Group II Certificates
                                    (other than with respect to the Class IIA-2
                                    Certificates) is the interest which has accrued thereon
                                    at the related Pass-Through Rate from and including the
                                    preceding Distribution Date (or from the Closing Date,
                                    in the case of the first Distribution Date) to and
                                    including the day prior to the current Distribution Date
                                    less Prepayment Interest Shortfalls. Each period
                                    referred to in the prior sentence relating to the
                                    accrual of interest is the "Accrual Period" for the
                                    related Class of Offered Certificates.

                                    All calculations of interest on the Group I Certificates
                                    and Class IIA-2 Certificates will be made on the basis
                                    of a 360-day year assumed to consist of twelve 30-day
                                    months. All calculations of interest on the Group II
                                    Certificates (other than the Class IIA-2 Certificates)
                                    will be made on the basis of a 360-day year and the
                                    actual number of days elapsed in the applicable Accrual
                                    Period.

    2. Principal..................  On each Distribution Date, monthly distributions that reduce the Certificate Principal Balances of the Offered
                                    Certificates: (i) will generally reflect collections of
                                    principal in respect of the Mortgage Loans in the
                                    related Loan Group; and (ii) until certain
                                    overcollateralization levels have been reached, will
                                    include excess interest collected on the Mortgage Loans.
                                    See "Description of the Certificates--Distributions" and
                                    "--Overcollateralization and Crosscollateralization
                                    Provisions."

Credit Enhancement................  The Credit Enhancement provided for the benefit of the
                                    Holders of the Offered Certificates consists of (x) with
                                    respect to the Class A Certificates and, to a limited
                                    extent, the Mezzanine Certificates, the provisions with
                                    respect to preferential distributions of principal and
                                    interest described herein and (y) the application of
                                    excess interest on the Mortgage Loans under the
                                    overcollateralization and crosscollateralization
                                    mechanics discussed herein.

                                    SENIOR AND SUBORDINATED DISTRIBUTIONS: On each
                                    Distribution Date, distributions with respect to
                                    principal of and interest on the Certificates of each
                                    Certificate Group will be made first to the Class A
                                    Certificates, in the manner described herein under
                                    "Description of the Certificates--Distributions"),
                                    second to the Class M-1 Certificates, third to the Class
                                    M-2 Certificates,
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                                      S-9
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                                    fourth to the Class B Certificates and finally to the
                                    Residual Certificates.

                                    Initially, principal will be distributed exclusively to
                                    the Class A Certificates of a Certificate Group until
                                    the Stepdown Date (defined herein). On or after the
                                    Stepdown Date, so long as a Trigger Event (defined
                                    herein) is not in effect for such Loan Group, principal
                                    not required to be distributed with respect to the Class
                                    A Certificates of that Certificate Group will be
                                    distributed to the Class M-1 Certificates of that
                                    Certificate Group generally until the excess of the
                                    aggregate Stated Principal Balances (defined herein) of
                                    the Mortgage Loans in the related Loan Group over the
                                    sum of the Certificate Principal Balances of the Class A
                                    and Class M-1 Certificates of the related Certificate
                                    Group is equal to 8.50% for the Fixed Rate Mortgage Loan
                                    Group and 22.00% for the Adjustable Rate Mortgage Loan
                                    Group, of such Stated Principal Balances; thereafter,
                                    principal not required to be distributed with respect to
                                    the Class A and Class M-1 Certificates of that
                                    Certificate Group will be distributed to the Class M-2
                                    Certificates of that Certificate Group generally until
                                    the excess of the aggregate Stated Principal Balances of
                                    the Mortgage Loans in the related Loan Group over the
                                    sum of the Certificate Principal Balances of the Class
                                    A, Class M-1 and Class M-2 Certificates of the related
                                    Certificate Group is equal to 4.20% for the Fixed Rate
                                    Mortgage Loan Group and 12.48% for the Adjustable Rate
                                    Mortgage Loan Group, of the applicable Stated Principal
                                    Balances; thereafter principal not required to be
                                    distributed with respect to Class A, Class M-1 and Class
                                    M-2 Certificates of that Certificate Group will be
                                    distributed to the Class B Certificates of that
                                    Certificate Group generally until the excess of the
                                    aggregate Stated Principal Balances of the Mortgage
                                    Loans in the related Loan Group over the sum of the
                                    Certificate Principal Balances of the Class A, Class
                                    M-1, Class M-2 and Class B Certificates of the related
                                    Certificate Group is equal to 1.30% for the Fixed Rate
                                    Mortgage Loan Group and 4.00% for the Adjustable Rate
                                    Mortgage Loan Group, of the applicable Stated Principal
                                    Balances; thereafter principal not required to be
                                    distributed to the Offered Certificates will be
                                    distributed to the Residual Certificates.

                                    See "Description of the
                                    Certificates--Distributions--Distributions of
                                    Principal."

                                    OVERCOLLATERALIZATION AND CROSSCOLLATERALIZATION. The
                                    cashflow provisions described herein are expected to
                                    result initially in an increased rate of amortization of
                                    the Class A Certificates of each Certificate Group
                                    relative to the amortization of the Mortgage Loans in
                                    the related Loan Group through the application of excess
                                    interest received on the Mortgage Loans in such Loan
                                    Group to the payment of the principal of Class A
                                    Certificates of such Certificate Group until a required
                                    level of overcollateralization is achieved. In addition,
                                    the cashflow provisions require, under certain
                                    circumstances, that excess interest generated by

                                      S-10
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                                    one Loan Group be applied towards the payment of
                                    Certificates related to the other Loan Group
                                    ("crosscollateralization"). As a result, the aggregate
                                    Stated Principal Balances of the Mortgage Loans in each
                                    Loan Group are expected, from time to time, to exceed
                                    the aggregate Certificate Principal Balances of the
                                    Offered Certificates in the related Certificate Group
                                    (such excess, "overcollateralization"). Once the
                                    required level of overcollateralization is reached, and
                                    subject to the provisions described in the next
                                    paragraph, the increased rate of amortization of the
                                    Class A Certificates will cease, unless necessary to
                                    maintain the required level of overcollateralization.

                                    The Pooling and Servicing Agreement provides that,
                                    subject to certain floors, caps and triggers, the
                                    required level of overcollateralization with respect to
                                    a Loan Group may increase or decrease over time as
                                    described herein. An increase would result in a
                                    temporary period of faster amortization of the Class A
                                    Certificates in the related Certificate Group in order
                                    to increase the actual level of overcollateralization to
                                    its required level; a decrease would result in a
                                    temporary period of slower amortization in order to
                                    reduce the actual level of overcollateralization to its
                                    required level. See "Description of the Certificates--
                                    Overcollateralization and Crosscollateralization
                                    Provisions."

                                    REALIZED LOSSES. If on any Distribution Date the
                                    Certificate Principal Balances of the Offered
                                    Certificates of a Certificate Group exceed the Stated
                                    Principal Balances of the Mortgage Loans in the related
                                    Loan Group, the Certificate Principal Balances of the
                                    related Subordinated Certificates (but not the Class A
                                    Certificates) of such Certificate Group will be reduced,
                                    in reverse order of seniority (first Class B, second
                                    Class M-2 and third Class M-1), by the amount of the
                                    excess; any such excess is referred to as an "Applied
                                    Realized Loss Amount." Thereafter, such Subordinated
                                    Certificates are only entitled to distributions of
                                    interest and principal with respect to their Certificate
                                    Principal Balances as so reduced, and the amount of any
                                    Applied Realized Loss Amount will be payable to the
                                    applicable Class of Subordinated Certificates only to
                                    the extent of future excess cash flow as described
                                    herein. See "Description of the Certifi-
                                    cates--Overcollateralization and Crosscollateralization
                                    Provisions."

The Mortgage Loans................  The Mortgage Loans will be divided into two separate groups (each, a "Loan Group") based on whether the
                                    interest rate for the related Mortgage Loan is fixed or
                                    adjustable. The Mortgage Loans are secured by first
                                    liens on real properties (each, a "Mortgaged Property").
                                    The Fixed Rate Mortgage Loan Group consists of all the
                                    fixed rate Mortgage Loans. The Adjustable Rate Mortgage
                                    Loan Group consists of all the adjustable rate Mortgage
                                    Loans. The aggregate principal balance of the Mortgage
                                    Loans as of August 1, 1998 (the "Cut-off Date") was
                                    approximately $350,539,533. As of the Cut-off Date, the
                                    aggregate principal balance of the Mortgage Loans in the
                                    Fixed Rate
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                                      S-11
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                                    Mortgage Loan Group (the "Fixed Rate Mortgage Loans")
                                    was approximately $134,752,087. As of the Cut-off Date,
                                    the aggregate principal balance of the Mortgage Loans in
                                    the Adjustable Rate Mortgage Loan Group (the "Adjustable
                                    Rate Mortgage Loans") was approximately $215,787,446.

                                    References herein to percentages of Mortgage Loans refer
                                    in each case to the percentage of the aggregate
                                    principal balance of the Mortgage Loans or, as the case
                                    may be, the Mortgage Loans in the applicable Mortgage
                                    Group, as of the Cut-off Date, based on the outstanding
                                    principal balances of the Mortgage Loans as of the
                                    Cut-off Date, after giving effect to Monthly Payments
                                    due on or prior to the Cut-off Date, whether or not
                                    received. References to percentages of Mortgaged
                                    Properties refer, in each case, to the percentages of
                                    aggregate principal balances of the related Mortgage
                                    Loans (determined as described in the preceding
                                    sentence.)

                                    FIXED RATE MORTGAGE LOAN GROUP. The following summarizes
                                    certain approximate characteristics of the Fixed Rate
                                    Mortgage Loans as of the Cut-off Date:

Number of Mortgage Loans..................                     1,679
Aggregate Outstanding Principal Balance...              $134,752,087
Average Outstanding Principal Balance.....                   $80,257
Range of Outstanding Principal Balances...        $6,864 to $698,009
Weighted Average Mortgage Rate............                    9.424%
Range of Mortgage Rates...................         6.450% to 14.650%
Weighted Average Loan-to-Value Ratio......                    71.08%
Range of Loan-to-Value Ratios.............           9.09% to 93.45%
Weighted Average Stated Remaining Term....                262 months
Range of Stated Remaining Terms...........  115 months to 360 months
Number of Mortgage Loans with Prepayment
  Penalties...............................                     1,269
Product Type:
  10 year fixed...........................                     1.20%
  15 year fixed...........................                    16.16%
  20 year fixed...........................                     5.33%
  25 year fixed...........................                     0.11%
  30 year fixed...........................                    45.80%
  Balloon Loan............................                    31.39%

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                                    ADJUSTABLE RATE MORTGAGE LOAN GROUP. The following
                                    summarizes certain approximate characteristics of the
                                    Adjustable Rate Mortgage Loans as of the Cut-off Date:

Number of Mortgage Loans..................                     1,883

Aggregate Outstanding Principal Balance...              $215,787,446

Average Outstanding Principal Balance.....                  $114,598

Range of Outstanding Principal Balances...       $12,670 to $817,019

                                      S-12
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Mortgage Rates:

  Current Weighted Average Mortgage
    Rate..................................                    9.550%

  Range of Current Mortgage Rates.........         6.500% to 14.375%

  Weighted Average Maximum Mortgage
    Rate .................................                   16.500%

  Range of Maximum Mortgage Rates.........        12.500% to 20.375%

  Weighted Average Lifetime Minimum
    Mortgage Rate.........................                    9.546%

  Range of Minimum Lifetime Mortgage
    Rates.................................         6.500% to 14.375%

Weighted Average Loan-to-Value Ratio......                    77.10%

Range of Loan-to-Value Ratios.............          13.64% to 95.00%

Weighted Average Stated Remaining Term....                357 months

Range of Stated Remaining Terms...........  346 months to 360 months

Number of Mortgage Loans with Prepayment
  Penalties...............................                       962

Product type:

  6 month LIBOR...........................                     3.99%

  1/29 Loan...............................                     8.13%

  2/28 Loan...............................                    49.98%

  3/27 Loan...............................                    32.66%

  5/25 Loan...............................                     4.57%

  Other...................................                     0.67%

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                                    All the Adjustable Rate Mortgage Loans are expected to
                                    be subject to periodic interest rate adjustment caps,
                                    lifetime interest rate ceilings and lifetime interest
                                    rate floors. As described herein under "The Mortgage
                                    Pool --General," the Mortgage Rates for all of the
                                    Adjustable Rate Mortgage Loans will generally be subject
                                    to adjustment semi-annually to equal the sum, rounded to
                                    the nearest 0.125%, of the Mortgage Index and the Gross
                                    Margin for such Mortgage Loan, subject to the effects of
                                    any applicable Periodic Rate Cap, Maximum Mortgage Rate
                                    and Minimum Mortgage Rate (each, as defined herein).

                                    The Mortgage Index applicable to any semi-annual
                                    Adjustment Date for substantially all of the Adjustable
                                    Rate Mortgage Loans will be the average of the London
                                    interbank offered rates for six-month U.S. dollar
                                    deposits in the London market, as set forth in The Wall
                                    Street Journal, or, if the Mortgage Index ceases to be
                                    published in The Wall Street Journal or becomes
                                    unavailable for any reason, then the Mortgage Index
                                    shall be a new index selected by the Trustee, as holder
                                    of the related Mortgage Note (defined herein), based on
                                    comparable information, in each case as most recently
                                    announced as of a date 45
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                                      S-13
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                                    days prior to such Adjustment Date. The Mortgage Index
                                    value published on August 17, 1998 was 5.71875%. See
                                    "The Mortgage Pool."

Servicing.........................  Advanta (the "Subservicer") will serve as the servicer of the Mortgage Loans under the Pooling and Servicing
                                    Agreement. The Subservicer will be responsible for the
                                    servicing of the Mortgage Loans and will receive from
                                    interest collected on the Mortgage Loans a monthly
                                    servicing fee on each Mortgage Loan equal to the Stated
                                    Principal Balance thereof multiplied by one-twelfth of
                                    the Servicing Fee Rate (such product, the "Servicing
                                    Fee"). See "Servicing of Mortgage Loans--Servicing
                                    Compensation and Payment of Expenses" herein. The
                                    Subservicer is obligated to make cash advances
                                    ("Advances") with respect to delinquent payments of
                                    principal of and interest on any Mortgage Loan to the
                                    extent described herein. The Trustee will be obligated
                                    to make any such Advance if the Subservicer fails in its
                                    obligation to do so, to the extent provided in the
                                    Pooling and Servicing Agreement. See "Servicing of
                                    Mortgage Loans-- Advances."

Optional Termination..............  On any Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans (the "Stated
                                    Principal Balance") of either Loan Group is less than or
                                    equal to 10% of the Cut-off Date Principal Balance for
                                    all Mortgage Loans in such Loan Group (an "Optional
                                    Termination Date"), the Master Servicer will have the
                                    option (but not the obligation) to purchase, in whole,
                                    the Mortgage Loans and the REO Property (as defined
                                    herein), if any, remaining in such Loan Group and
                                    thereby effect the early retirement of all Certificates
                                    in the related Certificate Group. See "Description of
                                    the Certificates-- Optional Termination."

Federal Income Tax Consequences...  For federal income tax purposes, the Trust Fund will include two segregated asset pools, with respect to
                                    which elections will be made to treat each as a "real
                                    estate mortgage investment conduit" ("REMIC"). The
                                    Offered Certificates will constitute "regular interests"
                                    in the Master REMIC. As such, the Offered Certificates
                                    will be treated as debt instruments issued by a REMIC.
                                    The Residual Certificates will represent the sole class
                                    of residual interests in the Master REMIC and the
                                    Subsidiary REMIC. Certain Classes of Offered
                                    Certificates may be issued with original issue discount
                                    ("OID") for federal income tax purposes. See "Federal
                                    Income Tax Consequences" herein and in the Prospectus.

ERISA Considerations..............  The acquisition of a Class A Certificate by an employee benefit plan subject to the Employee Retirement Income
                                    Security Act of 1974, as amended ("ERISA"), or a plan or
                                    arrangement subject to Section 4975 of the Code (each of
                                    the foregoing, a "Plan") could, in some instances,
                                    result in a "prohibited transaction" or other violation
                                    of the fiduciary responsibility provisions of ERISA and
                                    Code Section 4975.

                                      S-14
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                                    However, certain exemptions from the prohibited
                                    transaction rules of ERISA could be applicable to the
                                    acquisition of Class A Certificates. Subject to the
                                    considerations and conditions described under "ERISA
                                    Considerations" herein, it is expected that the Class A
                                    Certificates may be purchased by a Plan.

                                    Any Plan fiduciary considering whether to purchase any
                                    Class of the Class A Certificates on behalf of a Plan
                                    should consult with its counsel regarding the
                                    applicability of the provisions of ERISA and the Code.
                                    The Subordinated Certificates may not be purchased by
                                    Plans except as provided herein. See "ERISA
                                    Considerations" herein and in the Prospectus.

Legal Investment..................  The Offered Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market
                                    Enhancement Act of 1984, as amended ("SMMEA"). No
                                    representation is made as to the appropriate
                                    characterization of the Offered Certificates under any
                                    laws relating to investment restrictions and investors
                                    should consult their own counsel as to whether they have
                                    the legal authority to invest in non-SMMEA Securities
                                    such as the Offered Certificates. See "Risk
                                    Factors--Limited Liquidity; Lack of SMMEA Eligibility"
                                    herein and "Legal Investment Considerations" herein and
                                    "Legal Investment" in the Prospectus.

Ratings...........................  It is a condition of the issuance of the Offered
                                    Certificates that (i) the Class A Certificates be rated
                                    "AAA" by each of Standard & Poor's, a Division of the
                                    McGraw-Hill Companies, Inc. ("S&P") and Fitch IBCA, Inc.
                                    ("Fitch," and together with S&P, the "Rating Agencies"),
                                    (ii) the Class M-1 Certificates be rated at least "AA"
                                    by each of S&P and Fitch, (iii) the Class M-2
                                    Certificates be rated at least "A" by each of S&P and
                                    Fitch; and (iv) the Class B Certificates be rated at
                                    least "BBB-" by S&P and at least "BBB" by Fitch.

                                    The security ratings of the Offered Certificates should
                                    be evaluated independently from similar ratings on other
                                    types of securities. A security rating is not a
                                    recommendation to buy, sell or hold securities and may
                                    be subject to revision or withdrawal at any time by the
                                    Rating Agencies. The ratings assigned to the Group II
                                    Certificates do not address the likelihood of the pay-
                                    ment of any Adjustable Rate Certificate Carryover. The
                                    Depositor has not requested a rating of the Offered
                                    Certificates by any rating agency other than the Rating
                                    Agencies; there can be no assurance, however, as to
                                    whether any other rating agency will rate any Class of
                                    the Offered Certificates or, if it does, what rating
                                    would be assigned by such other rating agency. The
                                    rating assigned by such other rating agency to any Class
                                    of the Offered Certificates could be lower than the
                                    respective ratings assigned by the Rating Agencies. See
                                    "Ratings" herein.

                                  RISK FACTORS

    INVESTORS SHOULD CONSIDER THE FOLLOWING RISKS IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

    CONSEQUENCES OF OWNING BOOK-ENTRY CERTIFICATES. Issuance of the Offered Certificates in book-entry form may reduce the liquidity of the Offered Certificates in the secondary trading market since investors may be unwilling to purchase Offered Certificates for which they cannot obtain physical certificates. See "Description of the Certificates--Book-Entry Certificates."

    Since transactions in the Offered Certificates can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge an Offered Certificate to persons or entities that do not participate in the DTC, CEDEL or Euroclear system may be limited due to lack of a physical certificate representing the Offered Certificates. See "Description of the Certificates--Book-Entry Certificates."

    Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Offered Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. Certificate Owners will not be recognized as Certificateholders of the Offered Certificates as such term is used in the Pooling and Servicing Agreement, and Certificate Owners will be permitted to exercise the rights of Offered Certificateholders only indirectly through DTC and its Participants. See "Description of the Certificates--Book-Entry Certificates."

    CASH FLOW CONSIDERATIONS AND RISKS. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of Mortgage Loans that are delinquent and resulting shortfalls in distributions to the Certificateholders could occur. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the security for such Mortgage Loans and thereby reduce the proceeds payable to the Certificateholders. In the event any of the Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, the Offered Certificates (particularly the most subordinate Classes) could experience a loss.

    SUBORDINATION--LIMITED PROTECTION AFFORDED TO OFFERED CERTIFICATES. The rights of the Class M-1 Certificates of each Certificate Group to receive distributions with respect to the Mortgage Loans of the related Loan Group will be subordinate to the rights of the Class A Certificates of such Certificate Group to receive such distributions; the rights of the Class M-2 Certificates of each Certificate Group to receive distributions with respect to the Mortgage Loans of the related Loan Group will be subordinate to the rights of the Class A and the Class M-1 Certificates of such Certificate Group to receive such distributions; and the rights of the Class B Certificates of each Certificate Group to receive distributions with respect to the Mortgage Loans of the related Loan Group will be subordinate to the rights of the Class A, Class M-1 and Class M-2 Certificates of such Certificate Group to receive such distributions. The subordination of the Subordinated Certificates of each Certificate Group relative to the Class A Certificates of such Certificate Group (and of the more lower-ranking Classes of the Subordinated Certificates of each Certificate Group to the higher-ranking Classes thereof) is intended to enhance the likelihood of regular receipt by each Class A Certificate of the full amount of the monthly distributions allocable to them, and to afford protection against losses. If such protection is eliminated, the risk of losses on the Mortgage Loans will be borne by the Class A Certificates.

    SUBORDINATION--ALLOCATION OF LOSSES TO SUBORDINATED CERTIFICATES. If Realized Losses are incurred with respect to the Mortgage Loans in a Loan Group to the extent that the aggregate Certificate Principal Balance of the Offered Certificates of such Certificate Group exceeds the Stated Principal Balances of the Mortgage Loans in such Loan Group, the Certificate Principal Balances of the Subordinated Certificates of such Certificate Group will be reduced in reverse order of seniority (first Class B, second Class M-2 and third Class M-1) by the amount of the excess. Consequently, the yields to maturity on the Mezzanine Certificates and Class B Certificates of each Certificate Group will be sensitive, in varying degrees, to defaults on the Mortgage Loans in such Loan Group (and the timing thereof). Investors should fully consider the risks associated with an investment in the Mezzanine Certificates or Class B Certificates, including the possibility that such investors may not fully recover their initial investment as a result of Realized Losses.

    OVERCOLLATERALIZATION PROVISIONS. The operation of the overcollateralization provisions of the Pooling and Servicing Agreement will affect the weighted average life of the Certificates of each Certificate Group and consequently the yield to maturity of such Certificates. Unless and until the required amount of overcollateralization for such Certificate Group is reached, Net Excess Cashflow (defined herein) for the related Loan Group will be applied as distributions of principal of the Class A Certificates of such Certificate Group, thereby reducing the weighted average lives thereof. The actual required amount of overcollateralization for a Certificate Group may change from Distribution Date to Distribution Date pursuant to the terms of the Pooling and Servicing Agreement, producing uneven distributions of accelerated payments in respect of principal for such Certificate Group. There can be no assurance as to when or whether the required amount of overcollateralization for a Certificate Group will be reached.

    Net Excess Cashflow for a particular Loan Group generally is the excess of interest collected or advanced on the Mortgage Loans in such Loan Group over the interest required to pay interest on the Certificates in the related Certificate Group and certain Trust Fund expenses allocable to such Certificate Group. Mortgage Loans with higher Net Mortgage Rates will contribute more interest to the Net Excess Cashflow. Mortgage Loans with higher Net Mortgage Rates may prepay faster than Mortgage Loans with relatively lower Net Mortgage Rates in response to a given change in market interest rates. Any such disproportionate prepayments of Mortgage Loans in a Loan Group that have higher Net Mortgage Rates may adversely affect the amount of Net Excess Cashflow for such Loan Group.

    As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average life of the Offered Certificates may vary significantly over time. See "Yield, Prepayment and Maturity Considerations" herein and "Yield, Maturity and Weighted Average Life Considerations" in the Prospectus.

    PREPAYMENT CONSIDERATIONS AND RISKS. Each Loan Group's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, substantially all of the Mortgage Loans contain due-on-sale provisions and the Subservicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or
(ii) the Subservicer, in a manner consistent with accepted servicing practices, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan. See "Yield, Prepayment and Maturity Considerations" herein and "Certain Legal Aspects of Mortgage Loans--Enforceability of Due-on-Sale Clauses" in the Prospectus for a description of certain provisions of the Mortgage Loans that may affect the prepayment experience thereof. The yield to maturity and weighted average life of the Offered Certificates in each Certificate Group will be affected primarily by the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) of, and losses on, the Mortgage Loans in the related Loan Group.

    The yield to investors on the Group II Certificates other than the Class IIA-2 Certificates will also be sensitive to the level of One-Month LIBOR, the level of the Mortgage Index and the additional limitations on the Pass-Through Rate described herein. In addition, the yield to maturity of the Offered Certificates purchased at a discount or premium will be more sensitive to the rate and timing of payments thereon. Certificateholders should consider, in the case of the Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of the Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. Because certain of the Mortgage Loans contain prepayment penalties, the rate of principal prepayments may be less than the rate of principal prepayments for mortgage loans which do not contain prepayment penalties. No representation is made as to the anticipated rate of prepayments on the Mortgage Loans, the amount and timing of losses thereon, the level of One-Month LIBOR or the Mortgage Index or the resulting yield to maturity of any Offered Certificates. Any reinvestment risks resulting from a faster or slower incidence of prepayments on the Mortgage Loans will be borne entirely by the Offered Certificateholders as described herein. See "Yield, Prepayment and Maturity Considerations" herein and "Yield Considerations" in the Prospectus.

    RISK OF HIGHER DELINQUENCIES ASSOCIATED WITH GUIDELINES. The B&C Underwriting Guidelines (as described herein under "Chase Manhattan Mortgage Corporation--Underwriting Standards--B&C Quality Loans") consider the credit quality of a mortgagor and the value of the mortgaged property. The Originators provide loans primarily to mortgagors who do not qualify for loans conforming to Fannie Mae or FHLMC guidelines. Furthermore, the B&C Underwriting Guidelines do not prohibit a borrower from obtaining secondary financing at the time of origination of the Originator's first lien, which financing would reduce the equity the borrower would otherwise have in the related mortgaged property.

    As a result of the B&C Underwriting Guidelines, the Mortgage Loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten to Fannie Mae and FHLMC conforming guidelines. Furthermore, changes in the values of Mortgaged Properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the Mortgaged Properties will not experience an overall decline in value.

    EFFECT OF MORTGAGE LOAN YIELD ON GROUP II CERTIFICATES PASS-THROUGH RATE; BASIS RISK. The calculation of the Pass-Through Rate on each Class of the Group II Certificates (other than the Class IIA-2 Certificates) is based upon the value of an index (One-Month LIBOR) which is different from the value of the index applicable to substantially all the Adjustable Rate Mortgage Loans (Six-Month LIBOR) as described under "The Mortgage Pool--General" and is subject to the Available Funds Cap. The Available Funds Cap effectively limits the amount of interest accrued on each Class of the Group II Certificates (other than the Class IIA-2 Certificates) to the weighted average of the Mortgage Rates on the Adjustable Rate Mortgage Loans, less the Servicing Fee Rate and the Master Servicer Fee Rate. Approximately 3.99% of the Adjustable Rate Mortgage Loans as of the Cut-off Date adjust semi-annually based upon the London interbank offered rate for Six-Month United States dollar deposits ("Six-Month LIBOR"), whereas the Pass-Through Rate on each Class of the Group II Certificates (other than the Class IIA-2 Certificates) adjusts monthly based upon One-Month LIBOR as described under "Description of the Certificates--Calculation of One-Month LIBOR", subject to the Available Funds Cap. Consequently, the Pass-Through Rate on each Class of the Group II Certificates (other than the Class IIA-2 Certificates) for any Distribution Date may be reduced as a result. Approximately 8.13% of the Adjustable Rate Mortgage Loans as of the Cut-off Date are 1/29 Loans that provide for a fixed interest rate for a period of approximately one year following origination. Approximately 49.98% of the Adjustable Rate Mortgage Loans as of the Cut-off Date are 2/28 Loans that provide for a fixed interest rate for a period of approximately two years following origination. Approximately 32.66% of the Adjustable Rate Mortgage Loans as of the Cut-off Date are 3/27 Loans that provide for a fixed interest rate for a period of approximately three years following origination. Approximately 4.57% of the Adjustable Rate Mortgage Loans as of the Cut-off Date are 5/25 Loans which provide for a fixed interest rate for a period of approximately five years following origination. Thereafter, substantially all of such Mortgage Loans provide for interest rate and payment adjustments in a manner similar to the Six-Month LIBOR Loans. A decline in the level of One-Month LIBOR during the period when some of the Adjustable Rate Mortgage

Loans are not yet subject to adjustment could reduce the yield to maturity on the Group II Certificates (other than the Class IIA-2 Certificates). One-Month LIBOR and Six-Month LIBOR may respond to different economic and market factors, and there is not necessarily a correlation between them. Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which Six-Month LIBOR is stable or is falling or that, even if both One-Month LIBOR and Six-Month LIBOR rise during the same period, One-Month LIBOR may rise more rapidly than Six-Month LIBOR. Furthermore, even if One-Month LIBOR and Six-Month LIBOR were at the same level, various factors may cause the Available Funds Cap to limit the amount of interest that would otherwise accrue on each Class of the Group II Certificates (other than the Class IIA-2 Certificates). In particular, the Pass-Through Rate on each Class of the Group II Certificates (other than the Class IIA-2 Certificates) adjusts monthly, while the interest rates of the Adjustable Rate Mortgage Loans adjust less frequently, with the result that the operation of the Available Funds Cap may cause the Pass-Through Rates to be reduced for extended periods in a rising interest rate environment. In addition, the Adjustable Rate Mortgage Loans are subject to periodic (I.E., semi-annual) adjustment caps and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the Available Funds Cap limiting increases in the Pass-Through Rate for such Classes of the Group II Certificates. Finally, the Adjustable Rate Mortgage Loans accrue interest on the basis of a 360-day year assumed to consist of twelve 30-day months, while calculations of interest on each Class of the Group II Certificates (other than the Class IIA-2 Certificates) will be made on the basis of the actual number of days elapsed in the related Accrual Period and a year of 360 days. This may result in the Available Funds Cap limiting the Pass-Through Rate for such Classes of Certificates in Accrual Periods that have more than 30 days. Consequently, the interest which becomes due on the Adjustable Rate Mortgage Loans (net of the sum of the Servicing Fee and the Master Servicer Fee) with respect to any Distribution Date may not equal the amount of interest that would accrue at One-Month LIBOR plus the margin on each Class of the Group II Certificates (other than the Class IIA-2 Certificates) and the Pass-Through Rate with respect to the Class IIA-2 Certificates during the related Accrual Period. Furthermore, if the Available Funds Cap determines the Pass-Through Rate for a Class of the Group II Certificates for a Distribution Date, the market value of such Class of Certificates may be temporarily or permanently reduced.

    CERTIFICATE RATING. The rating of each Class of the Offered Certificates will depend primarily on an assessment by the Rating Agencies of the Mortgage Loans as well as the structure of the transaction. The rating by the Rating Agencies of any Class of Offered Certificates is not a recommendation to purchase, hold or sell any Offered Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments. The ratings of each Class of the Offered Certificates do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

    BANKRUPTCY AND INSOLVENCY RISKS. The sale of the Mortgage Loans from the Seller to the Depositor will be treated as a sale of the Mortgage Loans. However, in the event of an insolvency of the Seller, the trustee in bankruptcy of the Seller may attempt to recharacterize the sale of the Mortgage Loans as a borrowing by the Seller, secured by a pledge of the applicable Mortgage Loans. If the trustee in bankruptcy decided to challenge such transfer, delays in payments of the Offered Certificates and reductions in the amounts thereof could occur.

    In the event of a bankruptcy or insolvency of the Subservicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Certificateholders from appointing a successor Subservicer.

    GEOGRAPHIC CONCENTRATION. As of the Cut-off Date, approximately 18.96% of the Mortgaged Properties of the Fixed Rate Mortgage Loan Group and approximately 10.50% of the Mortgaged Properties of the Adjustable Rate Mortgage Loan Group were located in the State of Florida. An overall decline in the

Florida residential real estate market could adversely affect the values of the Mortgaged Properties securing such Mortgage Loans such that the principal balances of the related Mortgage Loans could equal or exceed the value of such Mortgaged Properties. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, no assurances may be given that the Florida residential real estate market will not weaken. If the Florida residential real estate market should experience an overall decline in property values, the rates of losses on such Mortgage Loans would be expected to increase, and could increase substantially.

    DELINQUENT MORTGAGE LOANS. The Trust Fund may include Mortgage Loans which are 59 or fewer days delinquent as of the Cut-off Date. It is expected that not more than 1.24% of the Mortgage Loans (by Cut-off Date Principal Balance) will be between 30 days and 59 days delinquent. If there are not sufficient funds from amounts collected on the Mortgage Loans, the aggregate amount of principal returned to any Class of Offered Certificateholders may be less than the Certificate Principal Balance thereof on the day the such Class of Offered Certificates were issued.

    LIMITED LIQUIDITY; LACK OF SMMEA ELIGIBILITY. The Underwriters intend to make a secondary market in the Offered Certificates, but will have no obligation to do so. There can be no assurance that a secondary market for any Class of Offered Certificates will develop, or if one does develop, that it will continue or provide sufficient liquidity of investment or that it will remain for the term of the related Class of Offered Certificates. The Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in the Offered Certificates, thereby limiting the market for the Offered Certificates. In light of the foregoing, investors should consult their own counsel as to whether they have the legal authority to invest in non-SMMEA securities such as the Offered Certificates. See "Legal Investment Considerations" herein and "Legal Investment" in the Prospectus.

    RISKS ASSOCIATED WITH YEAR 2000 COMPLIANCE. The Depositor is aware of the issues associated with the programming code in existing computer systems as the millennium (year 2000) approaches. The "year 2000 problem" is pervasive and complex; virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

    The Depositor has been advised by each of the Master Servicer, the Subservicer and the Trustee that they are committed to either (i) implementing modifications to their respective existing systems to the extent required to cause them to be year 2000 compliant or (ii) acquiring computer systems that are year 2000 compliant in each case prior to January 1, 2000. However, neither the Depositor nor any affiliate of the Depositor has made any independent investigation of the computer systems of the Master Servicer, the Subservicer or the Trustee. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the Trustee, the Master Servicer or the Subservicer are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the Mortgage Loans could materially adversely affect the holders of the Offered Certificates.

    For a discussion of additional risks pertaining to the Offered Certificates, see "Risk Factors" in the Prospectus.

                               THE MORTGAGE POOL

GENERAL

    The mortgage pool with respect to the Certificates (the "Mortgage Pool") will consist of approximately 3,562 conventional mortgage loans (the "Mortgage Loans") evidenced by promissory notes (each, a "Mortgage Note") having an aggregate principal balance on August 1, 1998 (the "Cut-off Date") of approximately $350,539,533. References herein to percentages of Mortgage Loans refer in each case to the percentage of the aggregate principal balance of the Mortgage Loans or, as the case may be, the Mortgage Loans in the applicable Mortgage Group, as of the Cut-off Date, based on the outstanding principal balances of the Mortgage Loans as of the Cut-off Date, after giving effect to Scheduled Payments (defined herein) due on or prior to the Cut-off Date, whether or not received. References to percentages of Mortgaged Properties (defined herein) refer, in each case, to the percentages of aggregate principal balances of the related Mortgage Loans (determined as described in the preceding sentence). The Mortgage Notes are secured by mortgages or deeds of trust or other similar security instruments creating first liens on real properties (the "Mortgaged Properties"), including single-family residences, two- to-four family dwelling units, attached planned unit developments, condominiums, detached planned unit developments, manufacturing housing and small mixed use properties. The Trust Fund includes, in addition to the Mortgage Pool, (i) the amounts held from time to time in one or more accounts (collectively, the "Accounts") maintained in the name of the Trustee pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be dated as of August 1, 1998 by and among MorServ, Inc., as depositor (the "Depositor"), Advanta Mortgage Corp. USA, as subservicer ("Advanta" or the "Subservicer"), Chase Manhattan Mortgage Corporation, as master servicer (the "Master Servicer") and Citibank, N.A., as trustee (the "Trustee"), (ii) any property which initially secured a Mortgage Loan and which is acquired by foreclosure or deed-in-lieu of foreclosure, (iii) all insurance policies and the proceeds thereof described below and (iv) certain rights to require repurchase of the Mortgage Loans by the Seller for breach of representation or warranty.

    All of the Mortgage Loans will provide for the amortization of the amount financed over a series of monthly payments. The Mortgage Loans to be included in the Trust Fund will have been originated or purchased by Chase Manhattan Mortgage Corporation (the "Seller") and will have been originated substantially in accordance with the Seller's underwriting criteria for sub-prime ("B&C") quality mortgage loans described herein under "Chase Manhattan Mortgage Corporation--Underwriting Standards--B&C Quality Mortgage Loans." Sub-prime mortgage loans are generally mortgage loans made to borrowers who do not qualify for financing under conventional underwriting criteria due to prior credit difficulties, the inability to satisfy conventional documentation standards, or both.

    Scheduled monthly payments made by the Mortgagors on the Mortgage Loans ("Scheduled Payments") either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. Substantially all of the Mortgage Notes will provide for a fifteen (15) day grace period for monthly payments. Any Mortgage Loan may be prepaid in full or in part at any time; however, approximately 77.55% of the Fixed Rate Mortgage Loans and approximately 53.28% of the Adjustable Rate Mortgage Loans provide for the payment by the borrower of a prepayment charge in limited circumstances on full or partial prepayments made during the prepayment penalty term. The weighted average prepayment penalty term is approximately 35 months with respect to the Fixed Rate Mortgage Loans which have prepayment penalties and approximately 28 months with respect to the Adjustable Rate Mortgage Loans which have prepayment penalties. In general, the related Mortgage Note will provide that a prepayment charge will apply if, during the prepayment penalty term, the borrower prepays such Mortgage Loan in full or in part. The amount of the prepayment charge will generally be equal to six months' advance interest calculated on the basis of the rate in effect at the time of such prepayment on the amount prepaid in excess of 20% of the original balance of such Mortgage Loan. The enforceability of prepayment penalties is unclear under the laws of many states. See "Certain

Legal Aspects of the Mortgage Loans--Late Charges, Default Interest and Limitations on Payment" in the Prospectus.

    Approximately 3.99% of the Adjustable Rate Mortgage Loans (the "Six Month LIBOR Loans") substantially all of which will have a Mortgage Rate which is subject to semi-annual adjustment on the first day of the months specified in the related Mortgage Note (each such date, an "Adjustment Date") to equal the sum, rounded to the nearest 0.125%, of (i) the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, as set forth in The Wall Street Journal, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the Trustee, as holder of the related Mortgage Note, based on comparable information, in each case as most recently announced as of a date 45 days prior to such Adjustment Date (the "Mortgage Index"), and (ii) a fixed percentage amount specified in the related Mortgage Note (the "Gross Margin"); provided, however, that the Mortgage Rate will not increase or decrease by more than 1.00% on any Adjustment Date (the "Periodic Rate Cap") and, provided further, that it will not be higher than the Maximum Mortgage Rate or lower than the Minimum Mortgage Rate (each as defined below). Substantially all of the Six Month LIBOR Loans were originated with Mortgage Rates less than the sum of the then applicable Mortgage Index and the related Gross Margin. Substantially all of the Six Month LIBOR Loans will provide that over the life of each such Adjustable Rate Mortgage Loan the Mortgage Rate will in no event be more than the initial Mortgage Rate plus 6.00% (such sum, the "Maximum Mortgage Rate"). Substantially all of the Six Month LIBOR Loans provide that in no event will the Mortgage Rate for each such Six Month LIBOR Loan be less than the initial Mortgage Rate (such rate, the "Minimum Mortgage Rate"). Effective with the first payment due on a Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment will be adjusted to an amount which will fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term.

    Approximately 8.13% of the Adjustable Rate Mortgage Loans as of the Cut-off Date (the "1/29 Loans"), bear interest at a fixed rate for a period of one year after origination and thereafter have semiannual interest rate and payment adjustments at frequencies and in substantially the same manner as the Six-Month LIBOR Loans. Substantially all of the 1/29 Loans are subject to a 2.00% Periodic Rate Cap with respect to the first Adjustment Date and a 1.00% Periodic Rate Cap with respect to each Adjustment Date thereafter, and have a Maximum Mortgage Rate equal to the initial Mortgage Rate plus 7.00%.

    Approximately 49.98% of the Adjustable Rate Mortgage Loans as of the Cut-off Date (the "2/28 Loans"), bear interest at a fixed rate of interest for a period of two years after origination and thereafter have semiannual interest rate and payment adjustments at frequencies and in substantially the same manner as the Six-Month LIBOR Loans. Substantially all of the 2/28 Loans are subject to a 3.00% Periodic Rate Cap with respect to the first Adjustment Date and a 1.50% Periodic Rate Cap with respect to each Adjustment Date thereafter, and have a Maximum Mortgage Rate equal to the initial Mortgage Rate plus 7.00%.

    Approximately 32.66% of the Adjustable Rate Mortgage Loans as of the Cut-off Date (the "3/27 Loans"), bear interest at a fixed rate of interest for a period of three years after origination and thereafter have semiannual interest rate and payment adjustments at frequencies and in substantially the same manner as the Six-Month LIBOR Loans. Substantially all of the 3/27 Loans are subject to a 3.00% Periodic Rate Cap with respect to the first Adjustment Date and a 1.50% Periodic Rate Cap with respect to each Adjustment Date thereafter, and have a Maximum Mortgage Rate equal to the initial Mortgage Rate plus 7.00%.

    Approximately 4.57% of the Adjustable Rate Mortgage Loans as of the Cut-off Date (the "5/25 Loans"), bear interest at a fixed rate for a period of five years after origination and thereafter have semiannual interest rate and payment adjustments at frequencies and in substantially the same manner as the Six-Month LIBOR Loans. Substantially all of the 5/25 Loans are subject to a 3.00% Periodic Rate Cap with respect to the first Adjustment Date and a 1.50% Periodic Rate Cap with respect to each Adjustment Date thereafter, and have a Maximum Mortgage Rate equal to the initial Mortgage Rate plus 7.00%.

    FIXED RATE MORTGAGE LOAN GROUP. As of the Cut-off Date, the aggregate principal balance of the Fixed Rate Mortgage Loans was approximately $134,752,087. As of the Cut-off Date, the average outstanding principal balance of the Fixed Rate Mortgage Loans was approximately $80,257, the minimum outstanding principal balance was approximately $6,864, the maximum outstanding principal balance was approximately $698,009, the lowest Mortgage Rate and the highest Mortgage Rate were 6.450% and 14.650% per annum, respectively, and the weighted average Mortgage Rate was approximately 9.424% per annum. Approximately 31.39% of the Fixed Rate Mortgage Loans (each, a "Balloon Loan") have original terms to stated maturity of approximately 15 years and provide for level monthly payments based on a 30-year amortization schedule with a balloon payment of the remaining outstanding principal balance (a "Balloon Amount") due on each such Mortgage Loan at its stated maturity.

    ADJUSTABLE RATE MORTGAGE LOAN GROUP. As of the Cut-off Date, the aggregate principal balance of the Adjustable Rate Mortgage Loans is approximately $215,787,446. As of the Cut-off Date the average outstanding principal balance of the Adjustable Rate Mortgage Loans was approximately $114,598, the minimum outstanding principal balance was approximately $12,670, the maximum outstanding principal balance was approximately $817,019, the lowest current Mortgage Rate and the highest current Mortgage Rate were approximately 6.500% and 14.375% per annum, respectively, and the weighted average Mortgage Rate was approximately 9.550% per annum.

    The "Loan-to-Value Ratio" of a Mortgage Loan is equal to (i) the principal balance of such Mortgage Loan at the date of origination, divided by (ii) the Collateral Value of the related Mortgaged Property. The "Collateral Value" of a Mortgaged Property is the lesser of (x) the appraised value based on an appraisal made for the Seller by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and (y) the sales price of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the "Collateral Value" is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing. The weighted average Loan-to-Value Ratio as of the Cut-off Date for the Fixed Rate Mortgage Loans was approximately 71.08% and the weighted average Loan-to-Value Ratio as of the Cut-off Date for the Adjustable Rate Mortgage Loans was approximately 77.10%.

    Approximately 1.24% of the Mortgage Loans were contractually delinquent for thirty or more days as of the Cut-off Date.

MORTGAGE LOANS

    The following tables describe the Mortgage Loans and the related Mortgaged Properties as of the close of business on the Cut-off Date. The sum of the columns below may not equal the total indicated due to rounding.

                             FIXED RATE LOAN GROUP

            MORTGAGE RATES FOR THE FIXED RATE MORTGAGE LOAN GROUP(1)

                                                                    NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
RANGE OF MORTGAGE RATES                                          MORTGAGE LOANS    BALANCE OUTSTANDING   LOAN GROUP
--------------------------------------------------------------  -----------------  -------------------  -------------
6.00%--6.49%..................................................              1        $        75,149            0.1%
6.50%--6.99%..................................................              4                258,198            0.2
7.00%--7.49%..................................................             27              1,914,087            1.4
7.50%--7.99%..................................................            126             10,492,800            7.8
8.00%--8.49%..................................................            152             12,912,048            9.6
8.50%--8.99%..................................................            327             29,051,357           21.6
9.00%--9.49%..................................................            203             16,484,964           12.2
9.50%--9.99%..................................................            285             22,792,062           16.9
10.00%--10.49%................................................            185             13,297,627            9.9
10.50%--10.99%................................................            155             12,262,595            9.1
11.00%--11.49%................................................             77              4,774,041            3.5
11.50%--11.99%................................................             66              5,978,478            4.4
12.00%--12.49%................................................             29              1,862,171            1.4
12.50%--12.99%................................................             18              1,093,097            0.8
13.00%--13.49%................................................              9                528,164            0.4
13.50%--13.99%................................................             10                623,176            0.5
14.00%--14.49%................................................              4                275,820            0.2
14.50%--14.99%................................................              1                 76,251            0.1
                                                                        -----      -------------------        -----
    Totals....................................................          1,679        $   134,752,087          100.0%
                                                                        -----      -------------------        -----
                                                                        -----      -------------------        -----

------------------------

(1) As of the Cut-off Date, the Mortgage Rates borne by the Fixed Rate Mortgage Loans ranged from 6.450% per annum to 14.650% per annum and the weighted average Mortgage Rate of the Fixed Rate Mortgage Loans was approximately 9.424% per annum.

 REMAINING MONTHS TO STATED MATURITY FOR THE FIXED RATE MORTGAGE LOAN GROUP(1)

                                                                    NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
REMAINING TERM                                                   MORTGAGE LOANS    BALANCE OUTSTANDING   LOAN GROUP
--------------------------------------------------------------  -----------------  -------------------  -------------
109 to 120 months.............................................             47        $     1,619,382            1.2%
157 to 168 months.............................................              2                139,910            0.1
169 to 180 months.............................................            814             63,937,439           47.4
229 to 240 months.............................................            108              7,186,701            5.3
289 to 300 months.............................................              1                154,734            0.1
337 to 348 months.............................................              1                102,323            0.1
349 to 360 months.............................................            706             61,611,598           45.7
                                                                        -----      -------------------        -----
    Totals....................................................          1,679        $   134,752,087          100.0%
                                                                        -----      -------------------        -----
                                                                        -----      -------------------        -----

------------------------

(1) As of the Cut-off Date, the remaining terms to stated maturity of the Fixed Rate Mortgage Loans ranged from 115 months to 360 months and the weighted average remaining term to stated maturity of the Fixed Rate Mortgage Loans was approximately 262 months.

   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES FOR THE FIXED RATE MORTGAGE LOAN
                                    GROUP(1)

                                                                    NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
RANGE OF ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES               MORTGAGE LOANS    BALANCE OUTSTANDING   LOAN GROUP
--------------------------------------------------------------  -----------------  -------------------  -------------
Up to $100,000................................................          1,301        $    72,261,618           53.6%
$100,001--$150,000............................................            226             26,744,887           19.8
$150,001--$200,000............................................             78             13,409,893           10.0
$200,001--$250,000............................................             29              6,652,202            4.9
$250,001--$300,000............................................             19              5,205,702            3.9
$300,001--$350,000............................................              9              2,871,694            2.1
$350,001--$400,000............................................              3              1,149,171            0.9
$400,001--$450,000............................................              9              3,811,607            2.8
$450,001--$500,000............................................              4              1,947,303            1.4
$650,001--$700,000............................................              1                698,009            0.5
                                                                        -----      -------------------        -----
    Totals....................................................          1,679        $   134,752,087          100.0%
                                                                        -----      -------------------        -----
                                                                        -----      -------------------        -----

------------------------

(1) As of the Cut-off Date, the outstanding principal balances of the Fixed Rate Mortgage Loans ranged from approximately $6,864 to approximately $698,009 and the average outstanding principal balance of the Fixed Rate Mortgage Loans was approximately $80,257.

           STATE DISTRIBUTIONS OF FIXED RATE MORTGAGED PROPERTIES(1)

                                                                    NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
STATE                                                            MORTGAGE LOANS    BALANCE OUTSTANDING   LOAN GROUP
--------------------------------------------------------------  -----------------  -------------------  -------------
Arizona.......................................................             64        $     4,530,664            3.4%
Arkansas......................................................              1                 28,573            0.0
California....................................................             90             13,625,263           10.1
Colorado......................................................             45              4,213,409            3.1
Connecticut...................................................             36              4,344,092            3.2
Delaware......................................................              5                418,428            0.3
Washington, DC................................................              1                111,974            0.1
Florida.......................................................            343             25,545,296           19.0
Georgia.......................................................            102              6,659,207            4.9
Idaho.........................................................             27              2,037,758            1.5
Illinois......................................................             28              1,958,428            1.5
Indiana.......................................................             78              5,096,526            3.8
Iowa..........................................................              3                157,621            0.1
Kansas........................................................              3                 73,377            0.1
Kentucky......................................................             55              3,219,471            2.4
Louisiana.....................................................             37              2,137,359            1.6
Maine.........................................................              2                320,683            0.2
Maryland......................................................             17              1,387,722            1.0
Massachusetts.................................................             28              3,727,857            2.8
Michigan......................................................             49              3,404,517            2.5
Minnesota.....................................................             20              1,245,566            0.9
Mississippi...................................................              8                670,618            0.5
Missouri......................................................             16                751,572            0.6
Montana.......................................................              2                154,456            0.1
Nevada........................................................              4                279,648            0.2
New Hampshire.................................................              6                488,376            0.4
New Jersey....................................................             30              3,569,713            2.6
New Mexico....................................................             22              1,238,364            0.9
New York......................................................             74              9,656,102            7.2
North Carolina................................................             26              2,006,363            1.5
North Dakota..................................................              2                 46,797            0.0
Ohio..........................................................             61              3,545,987            2.6
Oklahoma......................................................             11                571,957            0.4
Oregon........................................................             12              1,026,570            0.8
Pennsylvania..................................................             29              2,319,967            1.7
Rhode Island..................................................              5                790,536            0.6
South Carolina................................................             41              2,523,811            1.9
Tennessee.....................................................            180             12,644,226            9.4
Texas.........................................................             20              1,115,755            0.8
Utah..........................................................             32              2,374,232            1.8
Vermont.......................................................              2                153,574            0.1
Virginia......................................................             21              1,595,177            1.2
Washington....................................................             18              2,002,039            1.5
West Virginia.................................................              9                364,975            0.3
Wisconsin.....................................................             13                549,197            0.4
Wyoming.......................................................              1                 68,284            0.1
                                                                        -----      -------------------        -----
    Totals....................................................          1,679        $   134,752,087          100.0%
                                                                        -----      -------------------        -----
                                                                        -----      -------------------        -----

------------------------

(1) No more than approximately 0.57% of the Fixed Rate Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area.

         LOAN-TO-VALUE RATIOS FOR THE FIXED RATE MORTGAGE LOAN GROUP(1)

                                                                    NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
RANGE OF LOAN-TO-VALUE RATIOS                                    MORTGAGE LOANS    BALANCE OUTSTANDING   LOAN GROUP
--------------------------------------------------------------  -----------------  -------------------  -------------
50.00% or less................................................            224        $    11,555,190            8.6%
50.01%--55.00%................................................             78              5,718,453            4.2
55.01%--60.00%................................................            137             11,015,810            8.2
60.01%--65.00%................................................            152             13,396,579            9.9
65.01%--70.00%................................................            189             15,292,521           11.3
70.01%--75.00%................................................            223             19,440,750           14.4
75.01%--80.00%................................................            413             34,586,889           25.7
80.01%--85.00%................................................            145             13,112,616            9.7
85.01%--90.00%................................................            113             10,124,870            7.5
90.01%--95.00%................................................              5                508,408            0.4
                                                                        -----      -------------------        -----
    Totals....................................................          1,679        $   134,752,087          100.0%
                                                                        -----      -------------------        -----
                                                                        -----      -------------------        -----

------------------------

(1) As of the Cut-off Date, the Loan-to-Value Ratios of the Fixed Rate Mortgage Loans ranged from 9.09% to 93.45% and the weighted average Loan-to-Value Ratio of the Fixed Rate Mortgage Loans was approximately 71.08%.

              LOAN PURPOSE FOR THE FIXED RATE MORTGAGE LOAN GROUP

                                                                    NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
LOAN PURPOSE                                                     MORTGAGE LOANS    BALANCE OUTSTANDING   LOAN GROUP
--------------------------------------------------------------  -----------------  -------------------  -------------
Purchase......................................................            220        $    18,407,752           13.7%
Refinance--Rate/Term..........................................            225             18,204,977           13.5
Refinance--Cashout............................................            691             54,118,700           40.2
Refinance--Debt Consolidation.................................            510             41,221,001           30.6
Refinance--Home Improvement...................................             33              2,799,658            2.1
                                                                        -----      -------------------        -----
    Totals....................................................          1,679        $   134,752,087          100.0%
                                                                        -----      -------------------        -----
                                                                        -----      -------------------        -----

      TYPE OF MORTGAGED PROPERTIES FOR THE FIXED RATE MORTGAGE LOAN GROUP

                                                                    NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
PROPERTY TYPE                                                    MORTGAGE LOANS    BALANCE OUTSTANDING   LOAN GROUP
--------------------------------------------------------------  -----------------  -------------------  -------------
Single-family Residence.......................................          1,316        $   106,515,058           79.0%
Two-to-Four Family Dwelling Unit..............................            123             11,947,655            8.9
Attached Planned Unit Development.............................             15              1,120,771            0.8
Condominium...................................................             43              2,927,178            2.2
Detached Planned Unit Development.............................             38              4,565,739            3.4
Small Mixed Use...............................................              6                522,659            0.4
Manufactured Housing..........................................            138              7,153,027            5.3
                                                                        -----      -------------------        -----
    Totals....................................................          1,679        $   134,752,087          100.0%
                                                                        -----      -------------------        -----
                                                                        -----      -------------------        -----

          DOCUMENTATION SUMMARY FOR THE FIXED RATE MORTGAGE LOAN GROUP

                                                                    NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
DOCUMENTATION                                                    MORTGAGE LOANS    BALANCE OUTSTANDING   LOAN GROUP
--------------------------------------------------------------  -----------------  -------------------  -------------
Full Documentation............................................          1,343        $   101,702,940           75.5%
24 Month Bank Statement.......................................            101        $    11,711,875            8.7
Reduced Documentation.........................................             56              6,548,781            4.9
Stated Income.................................................            179             14,788,491           11.0
                                                                        -----      -------------------        -----
    Totals....................................................          1,679        $   134,752,087          100.0%
                                                                        -----      -------------------        -----
                                                                        -----      -------------------        -----

           OCCUPANCY TYPES FOR THE FIXED RATE MORTGAGE LOAN GROUP(1)

                                                                    NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
OCCUPANCY TYPE                                                   MORTGAGE LOANS    BALANCE OUTSTANDING   LOAN GROUP
--------------------------------------------------------------  -----------------  -------------------  -------------
Owner Occupied................................................          1,501        $   123,399,173           91.6%
Second Home...................................................              7                429,333            0.3
Investment....................................................            171             10,923,581            8.1
                                                                        -----      -------------------        -----
    Totals....................................................          1,679        $   134,752,087          100.0%
                                                                        -----      -------------------        -----
                                                                        -----      -------------------        -----

------------------------

(1) Based upon representations of the related Mortgagor at the time of origination.

      MORTGAGE LOAN AGE SUMMARY FOR THE FIXED RATE MORTGAGE LOAN GROUP (1)

                                                                    NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
MORTGAGE LOAN AGE (MONTHS)                                       MORTGAGE LOANS    BALANCE OUTSTANDING   LOAN GROUP
--------------------------------------------------------------  -----------------  -------------------  -------------
0.............................................................              5        $       353,600            0.3%
1.............................................................            275             22,695,785           16.8
2.............................................................            347             27,956,077           20.7
3.............................................................            384             31,411,351           23.3
4.............................................................            420             31,684,257           23.5
5.............................................................            170             13,598,344           10.1
6.............................................................             17              1,657,526            1.2
7.............................................................             23              2,376,354            1.8
8.............................................................             17              1,494,719            1.1
9.............................................................             10                820,515            0.6
10............................................................              7                386,453            0.3
11............................................................              1                 74,873            0.1
14............................................................              3                242,234            0.2
                                                                        -----      -------------------        -----
    Totals....................................................          1,679        $   134,752,087          100.0%
                                                                        -----      -------------------        -----
                                                                        -----      -------------------        -----

------------------------

(1) The weighted average age of the Fixed Rate Mortgage Loans is approximately 3 months.

          CREDIT GRADE SUMMARY FOR THE FIXED RATE MORTGAGE LOAN GROUP

                                                                    NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
CREDIT GRADE                                                     MORTGAGE LOANS    BALANCE OUTSTANDING   LOAN GROUP
--------------------------------------------------------------  -----------------  -------------------  -------------
AO............................................................            748        $    61,286,586           45.5%
A-............................................................            572             49,129,109           36.5
B.............................................................            190             13,466,402           10.0
B-............................................................             78              5,294,905            3.9
C.............................................................             67              4,237,901            3.1
C-............................................................             15                851,094            0.6
D.............................................................              9                486,091            0.4
                                                                        -----      -------------------        -----
    Totals....................................................          1,679        $   134,752,087          100.0%
                                                                        -----      -------------------        -----
                                                                        -----      -------------------        -----

           YEAR OF ORIGINATION FOR THE FIXED RATE MORTGAGE LOAN GROUP

                                                                    NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
YEAR OF ORIGINATION                                              MORTGAGE LOANS    BALANCE OUTSTANDING   LOAN GROUP
--------------------------------------------------------------  -----------------  -------------------  -------------
1997..........................................................             60        $     5,279,059            3.9%
1998..........................................................          1,619            129,473,028           96.1
                                                                        -----      -------------------        -----
    Totals....................................................          1,679        $   134,752,087          100.0%
                                                                        -----      -------------------        -----
                                                                        -----      -------------------        -----

         PREPAYMENT PENALTIES FOR THE FIXED RATE MORTGAGE LOAN GROUP(1)

                                                                    NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
PREPAYMENT PENALTY TERM                                          MORTGAGE LOANS    BALANCE OUTSTANDING   LOAN GROUP
--------------------------------------------------------------  -----------------  -------------------  -------------
None..........................................................            410       $      30,253,728          22.5%
12 months.....................................................             62               8,400,282           6.2
24 months.....................................................             23               1,997,054           1.5
36 months.....................................................          1,141              89,464,095          66.4
60 months.....................................................             43               4,636,928           3.4
                                                                        -----      -------------------        -----
    Totals....................................................          1,679       $     134,752,087         100.0%
                                                                        -----      -------------------        -----
                                                                        -----      -------------------        -----

------------------------

(1) The weighted average prepayment penalty term with respect to the Fixed Rate Mortgage Loans having prepayment penalties is approximately 35 months.

                           ADJUSTABLE RATE LOAN GROUP
                 CURRENT MORTGAGE RATES FOR THE ADJUSTABLE RATE
                             MORTGAGE LOAN GROUP(1)

                                                                    NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
RANGE OF CURRENT MORTGAGE RATES                                  MORTGAGE LOANS    BALANCE OUTSTANDING   LOAN GROUP
--------------------------------------------------------------  -----------------  -------------------  -------------
 6.50%--6.99%.................................................              3        $       443,953            0.2%
 7.00%--7.49%.................................................             13              2,150,007            1.0
 7.50%--7.99%.................................................             64              8,293,288            3.8
 8.00%--8.49%.................................................            144             18,926,585            8.8
 8.50%--8.99%.................................................            273             36,898,199           17.1
 9.00%--9.49%.................................................            261             29,412,534           13.6
 9.50%--9.99%.................................................            416             47,842,455           22.2
10.00%--10.49%................................................            239             24,632,329           11.4
10.50%--10.99%................................................            254             27,201,169           12.6
11.00%--11.49%................................................            106             10,127,857            4.7
11.50%--11.99%................................................             66              6,103,918            2.8
12.00%--12.49%................................................             25              2,003,583            0.9
12.50%--12.99%................................................             14              1,426,561            0.7
13.00%--13.49%................................................              4                234,237            0.1
14.00%--14.49%................................................              1                 90,770            0.0
                                                                        -----      -------------------        -----
    Totals....................................................          1,883        $   215,787,446          100.0%
                                                                        -----      -------------------        -----
                                                                        -----      -------------------        -----

------------------------

(1) As of the Cut-off Date, the current Mortgage Rates borne by the Adjustable Rate Mortgage Loans ranged from 6.500% per annum to 14.375% per annum and the weighted average Mortgage Rate borne by the Adjustable Rate Mortgage Loans was approximately 9.550% per annum.

          REMAINING MONTHS TO STATED MATURITY FOR THE ADJUSTABLE RATE
                             MORTGAGE LOAN GROUP(1)

                                                                    NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
REMAINING TERM                                                   MORTGAGE LOANS    BALANCE OUTSTANDING   LOAN GROUP
--------------------------------------------------------------  -----------------  -------------------  -------------
337 to 348 months.............................................              4        $     1,218,554            0.6%
349 to 360 months.............................................          1,879            214,568,892           99.4
                                                                        -----      -------------------        -----
    Totals....................................................          1,883        $   215,787,446          100.0%
                                                                        -----      -------------------        -----
                                                                        -----      -------------------        -----

------------------------

(1) As of the Cut-off Date, the remaining terms to stated maturity of the Adjustable Rate Mortgage Loans ranged from 346 months to 360 months and the weighted average remaining term to stated maturity of the Adjustable Rate Mortgage Loans was approximately 357 months.

       ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES FOR THE ADJUSTABLE RATE
                             MORTGAGE LOAN GROUP(1)

               RANGE OF ORIGINAL MORTGAGE LOAN                      NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
                      PRINCIPAL BALANCES                         MORTGAGE LOANS    BALANCE OUTSTANDING   LOAN GROUP
--------------------------------------------------------------  -----------------  -------------------  -------------
Up to $100,000................................................          1,015        $    67,601,871           31.3%
$100,001--$150,000............................................            485             59,138,392           27.4
$150,001--$200,000............................................            198             34,076,720           15.8
$200,001--$250,000............................................             76             16,859,929            7.8
$250,001--$300,000............................................             52             14,293,893            6.6
$300,001--$350,000............................................             18              5,878,834            2.7
$350,001--$400,000............................................             15              5,583,558            2.6
$400,001--$450,000............................................              3              1,284,967            0.6
$450,001--$500,000............................................             18              8,752,918            4.1
$700,001--$750,000............................................              1                748,729            0.3
$750,001--$800,000............................................              1                750,616            0.3
$800,001--$850,000............................................              1                817,019            0.4
                                                                        -----      -------------------        -----
    Totals....................................................          1,883        $   215,787,446          100.0%
                                                                        -----      -------------------        -----
                                                                        -----      -------------------        -----

------------------------

(1) As of the Cut-off Date, the outstanding principal balances of the Adjustable Rate Mortgage Loans ranged from approximately $12,670 to approximately $817,019 and the average outstanding principal balance of the Adjustable Rate Mortgage Loans was approximately $114,598.

        STATE DISTRIBUTIONS OF ADJUSTABLE RATE MORTGAGED PROPERTIES (1)

                                                                    NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
STATE                                                            MORTGAGE LOANS    BALANCE OUTSTANDING   LOAN GROUP
--------------------------------------------------------------  -----------------  -------------------  -------------
Arizona.......................................................             65        $     7,116,060            3.3%
Arkansas......................................................              3                142,663            0.1
California....................................................             74             14,189,047            6.6
Colorado......................................................             99             12,750,811            5.9
Connecticut...................................................             53              8,685,788            4.0
Delaware......................................................              1                155,284            0.1
Washington, DC................................................              7                653,510            0.3
Florida.......................................................            216             22,653,048           10.5
Georgia.......................................................             62              8,006,355            3.7
Idaho.........................................................             35              2,955,009            1.4
Illinois......................................................             51              5,289,689            2.5
Indiana.......................................................             49              4,143,922            1.9
Iowa..........................................................              4                213,792            0.1
Kansas........................................................              1                 44,941            0.0
Kentucky......................................................             43              3,886,555            1.8
Louisiana.....................................................             12              1,061,367            0.5
Maine.........................................................              5                508,375            0.2
Maryland......................................................             41              5,206,937            2.4
Massachusetts.................................................             65              8,569,574            4.0
Michigan......................................................            169             17,063,184            7.9
Minnesota.....................................................             45              4,946,328            2.3
Mississippi...................................................              5                336,321            0.2
Missouri......................................................             23              2,002,984            0.9
Montana.......................................................              1                 26,563            0.0
Nebraska......................................................              1                 72,692            0.0
Nevada........................................................              3                782,929            0.4
New Hampshire.................................................             13              1,401,471            0.6
New Jersey....................................................             78             10,840,314            5.0
New Mexico....................................................             41              4,079,417            1.9
New York......................................................             72             11,008,172            5.1
North Carolina................................................             30              3,717,429            1.7
North Dakota..................................................              2                223,391            0.1
Ohio..........................................................            107              9,373,297            4.3
Oklahoma......................................................             20              1,463,627            0.7
Oregon........................................................              6                944,616            0.4
Pennsylvania..................................................             31              2,816,867            1.3
Rhode Island..................................................              8                990,137            0.5
South Carolina................................................             16              1,569,642            0.7
Tennessee.....................................................             44              5,126,613            2.4
Texas.........................................................             39              4,713,532            2.2
Utah..........................................................             60              7,565,720            3.5
Vermont.......................................................             33              3,221,764            1.5
Virginia......................................................             33              4,325,499            2.0
Washington....................................................             27              4,517,149            2.1
West Virginia.................................................              4                284,758            0.1
Wisconsin.....................................................             86              6,140,301            2.8
                                                                        -----      -------------------        -----
    Totals....................................................          1,883        $   215,787,446          100.0%
                                                                        -----      -------------------        -----
                                                                        -----      -------------------        -----

------------------------

(1) No more than approximately 0.48% of the Adjustable Rate Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area.

                  LOAN-TO-VALUE RATIOS FOR THE ADJUSTABLE RATE
                             MORTGAGE LOAN GROUP(1)

                                                                    NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
RANGE OF LOAN-TO-VALUE RATIOS                                    MORTGAGE LOANS    BALANCE OUTSTANDING   LOAN GROUP
--------------------------------------------------------------  -----------------  -------------------  -------------
50.00% or less................................................             75        $     6,516,527            3.0%
50.01%--55.00%................................................             42              4,528,166            2.1
55.01%--60.00%................................................             76              7,143,984            3.3
60.01%--65.00%................................................             88              9,092,716            4.2
65.01%--70.00%................................................            156             17,416,922            8.1
70.01%--75.00%................................................            252             29,159,382           13.5
75.01%--80.00%................................................            644             79,709,368           36.9
80.01%--85.00%................................................            239             27,999,712           13.0
85.01%--90.00%................................................            307             33,804,244           15.7
90.01%--95.00%................................................              4                416,426            0.2
                                                                        -----      -------------------        -----
    Totals....................................................          1,883        $   215,787,446          100.0%
                                                                        -----      -------------------        -----
                                                                        -----      -------------------        -----

------------------------

(1) As of the Cut-off Date, the Loan-to-Value Ratios of the Adjustable Rate Mortgage Loans ranged from 13.64% to 95.00% and the weighted average Loan-to-Value Ratio of the Adjustable Rate Mortgage Loans was approximately 77.10%.

                      LOAN PURPOSE FOR THE ADJUSTABLE RATE
                              MORTGAGE LOAN GROUP

                                                                    NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
LOAN PURPOSE                                                     MORTGAGE LOANS    BALANCE OUTSTANDING   LOAN GROUP
--------------------------------------------------------------  -----------------  -------------------  -------------
Purchase......................................................            697        $    79,936,239           37.0%
Refinance--Rate/Term..........................................            212             23,110,210           10.7
Refinance--Cashout............................................            579             66,559,682           30.8
Refinance--Debt Consolidation.................................            379             43,875,076           20.3
Refinance--Home Improvement...................................             16              2,306,239            1.1
                                                                        -----      -------------------        -----
    Totals....................................................          1,883        $   215,787,446          100.0%
                                                                        -----      -------------------        -----
                                                                        -----      -------------------        -----

              TYPE OF MORTGAGED PROPERTIES FOR THE ADJUSTABLE RATE
                              MORTGAGE LOAN GROUP

                                                                    NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
PROPERTY TYPE                                                    MORTGAGE LOANS    BALANCE OUTSTANDING   LOAN GROUP
--------------------------------------------------------------  -----------------  -------------------  -------------
Single-family Residence.......................................          1,531        $   175,590,842           81.4%
Two-to-Four-Family Dwelling Unit..............................            142             15,121,943            7.0
Condominum....................................................             70              6,909,087            3.2
Attached Planned Unit Development.............................             45              4,687,836            2.2
Detached Planned Unit Development.............................             90             13,161,505            6.1
Manufactured Housing..........................................              5                316,233            0.1
                                                                        -----      -------------------        -----
    Totals....................................................          1,883        $   215,787,446          100.0%
                                                                        -----      -------------------        -----
                                                                        -----      -------------------        -----

                 DOCUMENTATION SUMMARY FOR THE ADJUSTABLE RATE
                              MORTGAGE LOAN GROUP

                                                                    NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
DOCUMENTATION                                                    MORTGAGE LOANS    BALANCE OUTSTANDING   LOAN GROUP
--------------------------------------------------------------  -----------------  -------------------  -------------
Full Documentation............................................          1,433        $   148,407,304           68.8%
24 Month Bank Statement.......................................            136             24,288,401           11.3
Reduced Documentation.........................................             94             16,478,259            7.6
Stated Income.................................................            220             26,613,482           12.3
                                                                        -----      -------------------        -----
    Totals....................................................          1,883        $   215,787,446          100.0%
                                                                        -----      -------------------        -----
                                                                        -----      -------------------        -----

                    OCCUPANCY TYPES FOR THE ADJUSTABLE RATE
                             MORTGAGE LOAN GROUP(1)

                                                                    NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
OCCUPANCY TYPE                                                   MORTGAGE LOANS    BALANCE OUTSTANDING   LOAN GROUP
--------------------------------------------------------------  -----------------  -------------------  -------------
Owner Occupied................................................          1,722        $   201,184,423           93.2%
Second Home...................................................             17              2,171,450            1.0
Investment....................................................            144             12,431,574            5.8
                                                                        -----      -------------------        -----
    Totals....................................................          1,883        $   215,787,446          100.0%
                                                                        -----      -------------------        -----
                                                                        -----      -------------------        -----

------------------------

(1) Based upon representations of the related Mortgagor at the time of origination.

               MORTGAGE LOAN AGE SUMMARY FOR THE ADJUSTABLE RATE
                             MORTGAGE LOAN GROUP(1)

                                                                    NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
MORTGAGE LOAN AGE (MONTHS)                                       MORTGAGE LOANS    BALANCE OUTSTANDING   LOAN GROUP
--------------------------------------------------------------  -----------------  -------------------  -------------
0.............................................................              5        $       386,750            0.2%
1.............................................................            362             41,180,056           19.1
2.............................................................            381             43,344,582           20.1
3.............................................................            485             54,664,926           25.3
4.............................................................            445             50,923,797           23.6
5.............................................................            177             20,978,815            9.7
6.............................................................             10              1,329,269            0.6
7.............................................................              5                418,309            0.2
8.............................................................              3                605,515            0.3
10............................................................              5                675,349            0.3
11............................................................              1                 61,522            0.0
12............................................................              1                 63,572            0.0
13............................................................              1                817,019            0.4
14............................................................              2                337,964            0.2
                                                                        -----      -------------------        -----
    Totals....................................................          1,883        $   215,787,446          100.0%
                                                                        -----      -------------------        -----
                                                                        -----      -------------------        -----

------------------------

(1) The weighted average age of the Adjustable Rate Mortgage Loans is approximately 3 months.

                  CREDIT GRADE SUMMARY FOR THE ADJUSTABLE RATE
                                MORTGAGE LOAN GROUP

                                                                    NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
CREDIT GRADE                                                     MORTGAGE LOANS    BALANCE OUTSTANDING   LOAN GROUP
--------------------------------------------------------------  -----------------  -------------------  -------------
AO............................................................            599        $    76,486,938           35.4%
A-............................................................            766             90,778,312           42.1
B.............................................................            254             26,689,422           12.4
B-............................................................            114             10,249,437            4.7
C.............................................................             91              6,999,569            3.2
C-............................................................             37              3,055,530            1.4
D.............................................................             22              1,528,238            0.7
                                                                        -----      -------------------        -----
    Totals....................................................          1,883        $   215,787,446          100.0%
                                                                        -----      -------------------        -----
                                                                        -----      -------------------        -----

                  YEAR OF ORIGINATION FOR THE ADJUSTABLE RATE
                              MORTGAGE LOAN GROUP

                                                                    NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
YEAR OF ORIGINATION                                              MORTGAGE LOANS    BALANCE OUTSTANDING   LOAN GROUP
--------------------------------------------------------------  -----------------  -------------------  -------------
1997..........................................................             18        $     2,979,250            1.4%
1998..........................................................          1,865            212,808,196           98.6
                                                                        -----      -------------------        -----
    Totals....................................................          1,883        $   215,787,446          100.0%
                                                                        -----      -------------------        -----
                                                                        -----      -------------------        -----

                  PREPAYMENT PENALTIES FOR THE ADJUSTABLE RATE
                             MORTGAGE LOAN GROUP(1)

                                                                    NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
PREPAYMENT PENALTY TERM                                          MORTGAGE LOANS    BALANCE OUTSTANDING   LOAN GROUP
--------------------------------------------------------------  -----------------  -------------------  -------------
None..........................................................            921        $   100,816,200           46.7%
12 Months.....................................................             74             11,043,768            5.1
24 Months.....................................................            481             60,045,042           27.8
36 Months.....................................................            404             43,365,262           20.1
60 Months.....................................................              3                517,175            0.2
                                                                        -----      -------------------        -----
    Totals....................................................          1,883        $   215,787,446          100.0%
                                                                        -----      -------------------        -----
                                                                        -----      -------------------        -----

------------------------

(1) The weighted average prepayment penalty term with respect to the Adjustable Rate Mortgage Loans having prepayment penalties is approximately 28 months.

                 MAXIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE
                             MORTGAGE LOAN GROUP(1)

                                                                    NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
RANGE OF MAXIMUM MORTGAGE RATES                                  MORTGAGE LOANS    BALANCE OUTSTANDING   LOAN GROUP
--------------------------------------------------------------  -----------------  -------------------  -------------
12.50%--12.99%................................................              1        $        58,893            0.0%
13.00%--13.49%................................................              2                184,552            0.1
13.50%--13.99%................................................              9              1,147,091            0.5
14.00%--14.49%................................................             19              3,221,783            1.5
14.50%--14.99%................................................             75             10,382,336            4.8
15.00%--15.49%................................................            144             18,420,330            8.5
15.50%--15.99%................................................            265             35,217,980           16.3
16.00%--16.49%................................................            266             29,903,350           13.9
16.50%--16.99%................................................            408             47,432,457           22.0
17.00%--17.49%................................................            240             24,529,418           11.4
17.50%--17.99%................................................            246             25,555,442           11.8
18.00%--18.49%................................................            103             10,208,354            4.7
18.50%--18.99%................................................             64              5,987,274            2.8
19.00%--19.49%................................................             24              1,912,967            0.9
19.50%--19.99%................................................             13              1,348,279            0.6
20.00%--20.49%................................................              4                276,940            0.1
                                                                        -----      -------------------        -----
    Totals....................................................          1,883        $   215,787,446          100.0%
                                                                        -----      -------------------        -----
                                                                        -----      -------------------        -----

------------------------

(1) As of the Cut-off Date, the Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans ranged from 12.500% per annum to 20.375% per annum and the weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage Loans was 16.500% per annum.

             NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE RATE MORTGAGE
                                     LOAN GROUP

                                                                    NUMBER OF      AGGREGATE PRINCIPAL   PERCENT OF
NEXT ADJUSTMENT DATE                                             MORTGAGE LOANS    BALANCE OUTSTANDING   LOAN GROUP
--------------------------------------------------------------  -----------------  -------------------  -------------
October 1998..................................................             19        $     2,612,069            1.2%
November 1998.................................................             17              1,746,046            0.8
December 1998.................................................             16              1,727,902            0.8
January 1999..................................................             16              1,742,227            0.8
March 1999....................................................             26              3,319,184            1.5
April 1999....................................................             36              4,507,315            2.1
May 1999......................................................             40              4,812,426            2.2
June 1999.....................................................             34              4,068,557            1.9
July 1999.....................................................             23              3,322,805            1.5
August 1999...................................................              1                 63,572            0.0
September 1999................................................              1                 61,522            0.0
October 1999..................................................              5                675,349            0.3
December 1999.................................................              3                605,515            0.3
January 2000..................................................              4                290,766            0.1
February 2000.................................................              9              1,165,577            0.5
March 2000....................................................             94             10,867,436            5.0
April 2000....................................................            218             25,701,416           11.9
May 2000......................................................            216             24,767,165           11.5
June 2000.....................................................            175             20,141,503            9.3
July 2000.....................................................            188             22,595,997           10.5
March 2001....................................................             51              5,818,317            2.7
April 2001....................................................            144             15,291,844            7.1
May 2001......................................................            189             20,720,985            9.6
June 2001.....................................................            138             15,860,916            7.4
July 2001.....................................................            125             13,096,610            6.1
August 2001...................................................              3                289,000            0.1
March 2003....................................................              4                670,914            0.3
April 2003....................................................             28              3,146,694            1.5
May 2003......................................................             26              2,749,419            1.3
June 2003.....................................................             20              1,883,669            0.9
July 2003.....................................................             12              1,366,979            0.6
August 2003...................................................              2                 97,750            0.0
                                                                        -----      -------------------        -----
    Totals....................................................          1,883        $   215,787,446          100.0%
                                                                        -----      -------------------        -----
                                                                        -----      -------------------        -----

ASSIGNMENT OF THE MORTGAGE LOANS

    The Depositor will cause the Mortgage Loans to be assigned to the Trustee, together with the rights to all principal and interest due on or with respect to the Mortgage Loans after the Cut-off Date other than interest accrued on the Mortgage Loans prior to the Cut-off Date. The Chase Manhattan Bank, as authenticating agent, will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will specify, among other things, with respect to each Mortgage Loan, the original principal balance and the unpaid principal balance as of the close of business on the Cut-off Date; the Monthly Payment; the months remaining to stated maturity of the Mortgage Note; and the Mortgage Rate.

    In addition, the Depositor will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee the Mortgage Note (together with all amendments and modifications thereto) endorsed without recourse to the Trustee or its designee, the original or a certified copy of the mortgage (together with all amendments and modifications thereto) with evidence of recording indicated thereon and an original or certified copy of an assignment of the Mortgage in recordable form. The Depositor will cause the assignments to be recorded in the appropriate public records.

REPRESENTATIONS AND WARRANTIES

    The Depositor will make certain representations and warranties for the benefit of the Trustee with respect to the Mortgage Loans as described in the Prospectus under "The Trust Fund--The Mortgage Pools" and will be obligated to repurchase any Mortgage Loan as to which there is a material breach of any such representation or warranty. Such repurchase will constitute the sole remedy available to Certificate Owners for a breach of such representations or warranties. The Trustee will enforce the repurchase obligations of the Depositor. In lieu of such repurchase obligation, the Depositor may, within two years after the date of initial delivery of the Certificates, substitute for the affected Mortgage Loans Substitute Mortgage Loans, as described under "The Trust Fund--The Mortgage Pools" in the Prospectus.

                      CHASE MANHATTAN MORTGAGE CORPORATION

    Chase Manhattan Mortgage Corporation ("Chase Manhattan Mortgage") is a New Jersey corporation, formed in 1920. It is a wholly-owned indirect subsidiary of Chase Manhattan Bank USA, National Association. Chase Manhattan Mortgage is engaged in the mortgage origination and servicing businesses. Chase Manhattan Mortgage is a HUD-approved mortgagee. Chase Manhattan Mortgage is subject to supervision, examination and regulation by the Office of the Comptroller of the Currency and various state regulatory bodies. The address of Chase Manhattan Mortgage is 343 Thornall Street, Edison, New Jersey 08837 and its telephone number is (732) 205-0600. Chase Manhattan Mortgage makes loans in all 50 states primarily for the purpose of enabling borrowers to purchase or refinance residential real property, secured by first liens on such property. Chase Manhattan Mortgage's real estate loans primarily are made to homeowners based on the security of one- to four-family residences.

UNDERWRITING STANDARDS

    B&C QUALITY MORTGAGE LOANS. The following is a description of the underwriting procedures customarily employed by Chase Manhattan Mortgage with respect to B&C quality mortgage loans (the "B&C Underwriting Guidelines"). Prior to the funding of any B&C quality mortgage loan, Chase Manhattan Mortgage underwrites the related mortgage loan in accordance with the underwriting standards established by Chase Manhattan Mortgage.

    The B&C Underwriting Guidelines consider the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan but also take into consideration the borrower's credit standing and repayment ability. On a case by case basis, Chase Manhattan Mortgage may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include, without limitation, relatively low loan-to-value ratio, relatively low debt-to-income ratio, stable employment and time in the same residence. It is expected that a significant number of the Mortgage Loans underwritten in accordance with the B&C Underwriting Guidelines will have been originated based on such underwriting exceptions.

    The B&C Underwriting Guidelines permit loans with loan-to-value ratios at origination of up to 95%, depending on among other things, the program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio.

    Chase Manhattan Mortgage requires title insurance on all B&C quality mortgage loans secured by liens on real property. Chase Manhattan Mortgage also requires that fire and hazard insurance coverage be maintained on the mortgaged property in an amount at least equal to the principal balance or the replacement cost of the mortgaged property, whichever is less. Flood insurance is also required for any mortgage loan with respect to which the related mortgaged property is located in either flood zone "A" or "V" as determined by the Federal Emergency Management Agency.

    The B&C Underwriting Guidelines are less stringent than the standards generally acceptable to FNMA and FHLMC with regard to the borrower's credit standing and repayment ability. Borrowers who qualify generally would not satisfy FNMA and FHLMC underwriting guidelines for any number of reasons, including, without limitation, unsatisfactory payment histories or debt-to-income ratios, or a record of major derogatory credit items such as outstanding judgments or prior bankruptcies.

    Chase Manhattan Mortgage offers four types of income documentation programs under the B&C Underwriting Guidelines: Full Documentation, 24 Month Bank Statement, Reduced Documentation and Stated Income. In general, for mortgage loans underwitten pursuant to the Full Documentation program, Chase Manhattan Mortgage verifies income and assets through alternate documentation or written third party verifications. The 24 Month Bank Statement program utilizes the last 24 months of bank statements to support income. In general, this documentation type is available to AO, A-, B and B- credit grades. In general, the Reduced Documentation program is available for AO through D credit grades in the case of self-employed borrowers and AO, A- and B credit grades in the case of salaried borrowers. Under the Reduced Documentation program, the maximum loan-to-value ratio for salaried borrowers is 70%, and asset verification for source of down payment is required if the loan-to-value ratio is 70% or greater. In general, the Stated Income program is a no income/no asset (except that asset verification is required if the loan-to-value ratio is 70% or greater) program for credit grades AO through C, in the case of self-employed borrowers, and for credit grades AO, A- and B, in the case of salaried borrowers. The maximum loan-to-value for salaried borrowers is 70%. Income from the application as stated by the borrower is used to qualify.

    The B&C Underwriting Guidelines utilize various credit grade categories to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These credit grade categories establish the maximum permitted loan-to-value ratio, debt-to-income ratio and loan amount, given the borrower's credit history considered in a manner generally consistent with subprime mortgage industry practice, the occupancy status of the mortgaged property, the type of mortgaged property and documentation type. A summary of such categories is set forth below.

CREDIT GRADE CATEGORY: "AO"

    DEBT-TO-INCOME RATIO: Maximum of 45%

    MORTGAGE HISTORY: No delinquencies of 30 days or more during the previous 12 months; no more than one such delinquency during the previous 24 months.

    CONSUMER/REVOLVING CREDIT HISTORY: No more than one delinquency (in the case of "major" credit) or two delinquencies (in the case of "minor" credit) during the previous 12 months; provided that no such delinquencies may have exceeded 59 days; no more than two ("major" credit) or three ("minor" credit) such delinquencies during the previous 24 months ("major" credit being defined as installment debt with monthly payments over $100 and revolving accounts with credit limits over $2,500).

    COLLECTIONS/CHARGEOFFS: All in previous 36 months must be satisfied.

    BANKRUPTCY/FORECLOSURE: Must be discharged over three years from the date of application; substantial re-establishment of credit required.

CREDIT GRADE CATEGORY: "A-"

    DEBT-TO-INCOME RATIO: Maximum of 45%

    MORTGAGE HISTORY: No more than two delinquencies of 30 days or more during the previous 12 months; provided that no such delinquencies may have exceeded 59 days.

    CONSUMER/REVOLVING CREDIT HISTORY: No delinquencies of 60 days or more during the previous 12 months (during the case of "major" credit) or no delinquencies of 90 days or more during the previous 12 months (in the case of "minor" credit).

    COLLECTIONS/CHARGEOFFS: All except for up to $1,000 in previous 36 months must be satisfied.

    BANKRUPTCY/FORECLOSURE: Must be discharged over two years from the date of application (or three years, if the loan-to-value ratio exceeds 85%); substantial re-establishment of credit required.

CREDIT GRADE CATEGORY: "B"

    DEBT-TO-INCOME RATIO: Maximum of 50%

    MORTGAGE HISTORY: No more than three delinquencies of 30 days or more during the previous 12 months; provided that no such delinquencies may have exceeded 59 days.

    CONSUMER/REVOLVING CREDIT HISTORY: No delinquencies of 90 days or more during the previous 12 months (in the case of "major" credit) and no delinquencies of 120 days or more during the previous 12 months (in the case of "minor" credit).

    COLLECTIONS/CHARGEOFFS: All except for up to $2,500 in previous 36 months must be satisfied.

    BANKRUPTCY/FORECLOSURE: Must be discharged over eighteen months from the date of application; substantial re-establishment of credit required.

CREDIT GRADE CATEGORY: "B-"

    DEBT-TO-INCOME RATIO: Maximum of 50%

    MORTGAGE HISTORY: No more than four delinquencies of 30 days or more during the previous 12 months, provided that no such delinquency may have exceeded 59 days; and no more than one delinquency of 60 days or more during the previous 12 months, provided that no such delinquency may have exceeded 89 days.

    CONSUMER/REVOLVING CREDIT HISTORY: No delinquencies of 90 days or more during the previous 12 months (in the case of "major" credit) and no delinquencies of 120 days or more during the previous 12 months (in the case of "minor" credit).

    COLLECTIONS/CHARGEOFFS: All except for up to $2,500 in previous 36 months must be satisfied.

    BANKRUPTCY/FORECLOSURE: Must be discharged over eighteen months from the date of application; substantial re-establishment of credit required.

CREDIT GRADE CATEGORY: "C"

    DEBT-TO-INCOME RATIO: Maximum of 55%

    MORTGAGE HISTORY: No more than five delinquencies of 30 days or more during the previous 12 months, provided that no such delinquency may have exceeded 59 days; and no more than two delinquencies of 60 days or more during the previous 12 months, provided that no such delinquency may have exceeded 89 days; and no more than one delinquency of 90 days or more during the previous 12 months, provided that; such delinquency may not have exceeded 119 days.

    CONSUMER/REVOLVING CREDIT HISTORY: No delinquencies of 120 days or more on any "major" credit during the previous 12 months.

    COLLECTIONS/CHARGEOFFS: All except for up to $5,000 in previous 36 months must be satisfied.

    BANKRUPTCY/FORECLOSURE: Must be discharged over one year from date of application; substantial re-establishment of credit required.

CREDIT GRADE CATEGORY: "C-"

    DEBT-TO-INCOME RATIO: Maximum of 55%

    MORTGAGE HISTORY: Borrower cannot be more than four months delinquent at time of loan closing.

    CONSUMER/REVOLVING CREDIT HISTORY: Borrower exhibits significant past or present credit problems.

    COLLECTIONS/CHARGEOFFS: All except for up to $5,000 in previous 36 months must be satisfied.

    BANKRUPTCY/FORECLOSURE: Chapter 13 and foreclosures must be discharged or consummated prior to loan application. Chapter 7 must be discharged or consummated over one year from date of application.

CREDIT GRADE CATEGORY: "D"

    DEBT-TO-INCOME RATIO: Maximum of 60%

    MORTGAGE HISTORY: History disregarded; default action allowable.

    CONSUMER/REVOLVING CREDIT HISTORY: "Major" and "minor" credit disregarded.

    COLLECTIONS/CHARGEOFFS: All except for up to $5,000 in previous 36 months must be satisfied.

    BANKRUPTCY/FORECLOSURE: Current Chapter 13 bankruptcy and foreclosures paid through loan. Chapter 7 bankruptcy must be discharged prior to loan application.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

    The Subservicer will service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The Subservicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Subservicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Subservicer alone were servicing the Mortgage Loans.

THE SUBSERVICER

    The information set forth below concerning the Subservicer has been provided to the Depositor by the Subservicer. Neither the Depositor, the Seller, the Trustee, the Underwriters nor any of their respective affiliates have made any independent investigation of such information.

    ADVANTA

    Advanta Mortgage Corp. USA ("Advanta") will act as the Subservicer of the Mortgage Loans pursuant to the Pooling and Servicing Agreement. Advanta is an indirect subsidiary of Advanta Corp., a Delaware corporation ("Advanta Parent"), a publicly traded company based in Springhouse, Pennsylvania with assets as of June 30, 1998 of approximately $3.1 billion.

    Advanta Parent, through its subsidiaries (including Advanta) had managed assets (including mortgage loans) in excess of $10.4 billion as of June 30, 1998.

    On October 28, 1997, Advanta Parent announced that it had reached a definitive agreement under which Fleet Financial Group, Inc. ("Fleet") would acquire Advanta Parent's consumer credit card business and would combine it with Fleet's consumer credit card business (the "Transaction"). On February 20, 1998, a special meeting of stockholders of Advanta Parent was held whereby the stockholders approved the Transaction with Fleet. The Transaction was completed on the same day. In addition, Advanta Parent completed its cash tender offer (the "Tender Offer") to purchase approximately $850 million of its Class A and Class B common stock at $40 per share net, and its Stock Appreciation Income Linked Securities Depositary shares at $32.80 per share net. The Tender Offer commenced on January 20, 1998 and expired at 12:00 midnight, New York City time on February 20, 1998. Advanta Parent continues to operate its mortgage and business services companies, including Advanta.

    The ability of Advanta Parent's subsidiaries to honor their financial and other obligations is to some extent influenced by the financial conditions of Advanta Parent. Such obligations of Advanta, insofar as they relate to the Trust with respect to the Mortgage Loans, primarily consist of Advanta's limited advancing obligation and its obligation to service the Mortgage Loans.

    As of June 30, 1998, Advanta and its subsidiaries were servicing approximately 92,000 mortgage loans in the Owned and Managed Servicing Portfolio representing an aggregate outstanding principal balance of approximately $6.2 billion, and approximately 127,000 mortgage loans in the Third-Party Servicing Portfolio representing an aggregate outstanding principal balance of approximately $8.2 billion.

    The Certificates will not represent an interest in or obligation of, nor are the Mortgage Loans guaranteed by, Advanta or the Advanta Parent. Additional information with respect to Advanta and Advanta Parent is available in the various reports filed by Advanta and Advanta Parent with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

    OWNED AND MANAGED SERVICING PORTFOLIO. The following tables set forth information relating to the delinquency, loan loss and foreclosure experience of Advanta for its servicing portfolio, excluding certain loans serviced by Advanta that were not originated or purchased and are underwritten by affiliates of Advanta (the "Owned and Managed Servicing Portfolio"), of fixed and adjustable rate mortgage loans as of June 30, 1998, and for each of the four prior years ended December 31. In addition to the Owned and Managed Servicing Portfolio, Advanta serviced as of June 30, 1998, approximately 127,000 mortgage loans with an aggregate principal balance as of such date of approximately $8.2 billion; such loans were not originated by Advanta or affiliates of Advanta and are being serviced for third parties on a contract servicing basis (the "Third Party Servicing Portfolio"). No loans in the Third Party Servicing Portfolio are included in the tables set forth below.

                   DELINQUENCY AND FORECLOSURE EXPERIENCE OF
                ADVANTA'S OWNED AND MANAGED SERVICING PORTFOLIO
                               OF MORTGAGE LOANS
                             (DOLLARS IN THOUSANDS)

                                                                                                                  SIX MONTHS
                                                                                                                    ENDING
                                                     YEAR ENDING DECEMBER 31,                                      JUNE 30,
                  ----------------------------------------------------------------------------------------------  -----------
                           1994                    1995                    1996                    1997              1998
                  ----------------------  ----------------------  ----------------------  ----------------------  -----------
                                  BY                      BY                      BY                      BY
                                DOLLAR                  DOLLAR                  DOLLAR                  DOLLAR
                    BY NO.      AMOUNT      BY NO.      AMOUNT      BY NO.      AMOUNT      BY NO.      AMOUNT      BY NO.
                   OF LOANS    OF LOANS    OF LOANS    OF LOANS    OF LOANS    OF LOANS    OF LOANS    OF LOANS    OF LOANS
                  -----------  ---------  -----------  ---------  -----------  ---------  -----------  ---------  -----------
Portfolio.......      26,446   $1,346,100     32,592   $1,797,582     43,303   $2,595,981     74,525   $4,888,936     91,746
Delinquency
  percentage(1)
30-59 days......        2.01%       1.57%       2.67%       2.44%       3.07%       2.90%       3.13%       2.99%       2.56%
60-89 days......        0.57        0.45%       0.72        0.71        0.85        0.90        0.98        0.98        0.84
90 days or
  more..........        1.85        1.51        1.69        1.23        1.45        1.26        1.39        1.28        1.48
                  -----------  ---------  -----------  ---------  -----------  ---------  -----------  ---------  -----------
Total...........        4.43%       3.53%       5.08%       4.38%       5.37%       5.06%       5.50%       5.25%       4.88%

Foreclosure
  rate(2).......        1.35%       1.38%       1.29%       1.53%       1.62%       1.92%       2.10%       2.32%       2.15%
REO
properties(3)...        0.47%         --        0.52%         --        0.42%         --        0.40%         --        0.70%


                     BY
                   DOLLAR
                   AMOUNT
                  OF LOANS
                  ---------
Portfolio.......  $6,162,373
Delinquency
  percentage(1)
30-59 days......       2.36%
60-89 days......       0.81
90 days or
  more..........       1.42
                  ---------
Total...........       4.59%
Foreclosure
  rate(2).......       2.31%
REO
properties(3)...         --

------------------------

(1) The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics for the period exclude loans in foreclosure.

(2) "Foreclosure Rate" is the number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans, as the cases may be, as of the date indicated.

(3) REO Properties (i.e., "real estate owned" properties--properties relating to mortgages foreclosed or for which deeds in lieu of foreclosure have been accepted, and held by Advanta pending disposition) percentages are calculated using the number of loans, not the dollar amount.

                              LOAN LOSS EXPERIENCE
               OF ADVANTA'S OWNED AND MANAGED SERVICING PORTFOLIO
                               OF MORTGAGE LOANS*

                                                                                                      SIX MONTHS
                                                            YEAR ENDING DECEMBER 31,                    ENDING
                                             ------------------------------------------------------    JUNE 30,
                                                 1994          1995          1996          1997          1998
                                             ------------  ------------  ------------  ------------  ------------
                                                                    (DOLLARS IN THOUSANDS)
Average amount outstanding(1)..............  $  1,225,529  $  1,540,238  $  2,102,643  $  3,677,342  $  5,501,780
Gross losses(2)............................  $     20,886  $     13,978  $     15,184  $     18,897  $     14,361
Recoveries(3)..............................  $        179  $        148  $        117  $         45  $         40
Net losses(4)..............................  $     20,707  $     13,830  $     15,067  $     18,852  $     14,321
Net losses as a percentage of average
  amount outstanding(s)(5).................         1.69%         0.90%         0.72%         0.51%         0.52%

------------------------

(1) "Average Amount Outstanding" during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period.

(2) "Gross Losses" are amounts which have been determined to be uncollectible relating to mortgage loans for each respective period.

(3) "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.

(4) "Net Losses" represents "Gross Losses" minus "Recoveries."

(5) June 30, 1998 percentage has been based on annualized net losses.

    Advanta experienced an increase in the net loss rate on its Owned and Managed Servicing Portfolio during the period 1990 through 1994. It believes that such increase was due to four primary factors; the seasoning of its portfolio, economic conditions, a decline in property values in certain regions and the acceleration of charge-offs on loans in 1994. In addition, the level of net losses during such period was negatively impacted by the performance of the Non-Income Verification ("NIV") loan program. The net loss rate as a percentage of the average amount outstanding on its Owned and Managed Servicing Portfolio, excluding NIV loans, is 1.42% for the period ending December 31, 1994.*

    COLLECTION PROCEDURES. Advanta employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by Advanta is to bring a delinquent mortgage loan current in as short a time as possible. Phone calls are used as the principal form of contacting a mortgagor. Advanta utilizes a predictive dialing system for the effective management of collection calling activity. Prior to initiating foreclosure proceedings, Advanta makes every reasonable effort to determine the reason for the default; whether the delinquency is a temporary or permanent condition; and the mortgagor's attitude toward the obligation. Advanta will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. Foreclosures are processed within individual state guidelines and in accordance with the provisions of the mortgage and applicable state law.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Subservicer will be paid a monthly fee from interest collected with respect to each Mortgage Loan (as well as from any liquidation proceeds from a Liquidated Mortgage Loan that are applied to accrued and unpaid interest) equal to the Stated Principal Balance thereof multiplied by one-twelfth of the

------------------------

* Owned and managed portfolio statistics restated to exclude interest advances on serviced portfolio to be consistent with presentation of owned portfolio.

Servicing Fee Rate (such product, the "Servicing Fee"). The "Servicing Fee Rate" for each Mortgage Loan will equal 0.50% per annum. The amount of the monthly Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described herein under "--Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans." The Subservicer is also entitled to receive, as additional servicing compensation, all assumption fees and other similar charges and all investment income earned on amounts on deposit in the Collection Account. The Subservicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans in connection with its responsibilities under the Pooling and Servicing Agreement.

ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

    When a Mortgagor prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates ("Due Dates"), the Mortgagor pays interest on the amount prepaid only to the date of prepayment. Prepayments received during the prior Due Period (defined herein) are included in the distribution to Certificate Owners on the Distribution Date thereby causing a shortfall in interest. In order to mitigate the effect of any such shortfall in interest distributions to Certificate Owners on any Distribution Date, the amount of the Servicing Fee otherwise payable to the Subservicer for such month shall, to the extent of such shortfall, be deposited by the Subservicer in the Collection Account for distribution to the Certificate Owners on such Distribution Date (the amount of such deposit, "Compensating Interest"). However, any such reduction in the Servicing Fee will be limited to the product of (i) one-twelfth of 0.35% and (ii) the aggregate outstanding principal balance of the Mortgage Loans with respect to the related Distribution Date. Any such deposit by the related Subservicer will be reflected in the distributions to the Owners of the Certificates made on the Distribution Date to which such Due Period relates. Any such shortfall in excess of Compensating Interest (such excess, the "Prepayment Interest Shortfall") will be allocated on such Distribution Date pro rata among the outstanding Classes of Certificates based upon the amount of interest each such Class would otherwise be paid on such Distribution Date.

ADVANCES

    Subject to the following limitations, on the Business Day prior to each Servicer Remittance Date, the Subservicer will be required to advance its own funds, or funds in the Collection Account that are not required to be distributed on the related Distribution Date, in an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans (adjusted to the applicable Net Mortgage Rate) that were due on the related Due Date and delinquent on the related Servicer Remittance Date, together with an amount equivalent to interest (adjusted to the applicable Net Mortgage Rate) deemed due on each Mortgage Loan as to which the related Mortgaged Property has been acquired by the Subservicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan ("REO Property"), such latter amount to be calculated after taking into account any rental income from such Mortgaged Property (any such advance, an "Advance", and the date of any such Advance, as described herein, a "Servicer Advance Date").

    Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Offered Certificates rather than to guarantee or insure against losses. The Subservicer is obligated to make Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan (with such payments of interest adjusted to the related Net Mortgage Rate) to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan; provided, however, that the Subservicer need not make Advances with respect to the principal portion of any Balloon Amount but the Subservicer will be required to Advance amortizing interest on a Balloon Loan until the principal balance thereof is reduced to zero. If the Subservicer determines on any Servicer Remittance Date to make an Advance, such Advance will be included with the distribution to holders of the Offered Certificates on the related Distribution Date. Any failure by the Subservicer to make an Advance as required under the Pooling and

Servicing Agreement will constitute an event of default thereunder, in which case the Trustee, as successor servicer, or such other entity as may be appointed as successor servicer, will be obligated to make any such Advance in accordance with the terms of the Pooling and Servicing Agreement.

MASTER SERVICER

    Chase Manhattan Mortgage will act as "Master Servicer." The Master Servicer will (a) provide certain administrative services and file certain reports with regard to the Certificates, (b) provide certain reports to the Trustee regarding the Mortgage Loans and the Certificates and (c) receive payments with respect to the Mortgage Loans from the Subservicer and, in its capacity as paying agent for the Certificates, remit such payments to the Certificateholders as described herein. The Master Servicer will pay certain administrative expenses of the Trust including the fees of the Trustee. The Master Servicer will be entitled to a monthly "Master Servicer Fee" with respect to each Mortgage Loan, payable on each Remittance Date, in an amount equal to the sum of (i) one-twelfth of the Master Servicer Fee Rate multiplied by the principal balance of such Mortgage Loan and (ii) all late payment fees and prepayment penalties and all investment income earned on funds in the Certificate Account and the Distribution Account. The "Master Servicer Fee Rate" is 0.0091% per annum.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    The Certificates will be issued pursuant to the Pooling and Servicing Agreement. A copy of the Pooling and Servicing Agreement will be attached as an exhibit to the Current Report on Form 8-K of the Depositor that will be available to purchasers of the Certificates at, and will be filed with the Securities and Exchange Commission within 15 days of, the initial delivery of the Certificates. Reference is made to the Prospectus for additional information regarding the terms and conditions of the Pooling and Servicing Agreement.

    The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

    The Chase Funding Mortgage Loan Asset-Backed Certificates, Series 1998-1 (the "Certificates") will consist of: (a) the Class IA-1, Class IA-2, Class IA-3, Class IA-4, Class IA-5 and Class IA-6 Certificates (collectively, the "Class A Group I Certificates"), the Class IM-1 Certificates (the "Class IM-1 Certificates") and Class IM-2 Certificates (the "Class IM-2 Certificates" and together with the Class IM-1 Certificates, the "Mezzanine Group I Certificates") and the Class IB Certificates (the "Class IB Certificates" and together with the Mezzanine Group I Certificates, the "Subordinated Group I Certificates" and the Subordinated Group I Certificates together with the Class A Group I Certificates, the "Group I Certificates"); (b) the Class IIA-1 and Class IIA-2 Certificates (together, the "Class A Group II Certificates" and together with the Class A Group I Certificates, the "Class A Certificates"), the Class IIM-1 Certificates (the "Class IIM-1 Certificates" and together with the Class IM-1 Certificates, the "Class M-1 Certificates") and Class IIM-2 Certificates (the "Class IIM-2 Certificates" and together with the Class IIM-1 Certificates, the "Mezzanine Group II Certificates" and together with the IM-2 Certificates, the "Class M-2 Certificates") and the Class IIB Certificates (the "Class IIB Certificates" and together with the Mezzanine Group II Certificates, the "Subordinated Group II Certificates" and together with the Class IB Certificates, the "Class B Certificates", and the Subordinated Group II Certificates together with the Class A Group II Certificates, the "Group II Certificates"); and (c) the Class R Certificates (the "Residual Certificates"). The Mezzanine Group I Certificates and the Mezzanine Group II Certificates are referred to collectively as the "Mezzanine Certificates". The Subordinated Group I Certificates and the Subordinated Group II Certificates are referred to collectively as the "Subordinated Certificates." The Group I Certificates and the Group II Certificates are referred to as the "Offered Certificates". As used herein, a "Certificate Group" is either the Group I Certificates or the Group II Certificates, as the context requires.

    The Offered Certificates will be issued in book-entry form as described below. The Offered Certificates will be issued in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof.

BOOK-ENTRY CERTIFICATES

    The Offered Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Offered Certificates ("Certificate Owners") may elect to hold their Offered Certificates through the Depository Trust Company ("DTC") in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Offered Certificates and will initially be registered in the name of Cede & Co. ("Cede"), the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and

Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Certificate Principal Balances of $25,000 and integral multiples of $1,000 in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Offered Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

    The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of CEDEL or Euroclear, as appropriate).

    Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

    Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Offered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

    Because of time zone differences, credits of securities received in CEDEL, or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear, as a result of sales of securities by or through a

CEDEL Participant (as defined, below) or Euroclear Participant (as defined below) to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the Offered Certificates, see "Federal Income Tax Consequences--Taxation of Certain Foreign Investors" in the Prospectus and "Global, Clearance, Settlement And Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

    Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

    DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

    CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York

(the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

    Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Offered Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--Taxation of Certain Foreign Investors" and "--Backup Withholding" in the Prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Offered Certificates in the secondary market since certain potential investors may be unwilling to purchase Offered Certificates for which they cannot obtain physical certificates.

    Monthly and annual reports on the Trust Fund provided by the Subservicer to Cede, as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

    DTC has advised the Depositor and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Holder of an Offered Certificate under the Pooling and Servicing Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Certificates which conflict with actions taken with respect to other Offered Certificates.

    Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined herein), beneficial owners having not less than 51% of the Voting Rights (as defined herein) evidenced by the Offered Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such Class.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders of the Offered Certificates under the Pooling and Servicing Agreement.

    Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

PAYMENTS ON MORTGAGE LOANS; COLLECTION ACCOUNT; CERTIFICATE ACCOUNT;
  DISTRIBUTION ACCOUNT

    The Pooling and Servicing Agreement provides that the Subservicer for the benefit of the Certificateholders shall establish and maintain a Collection Account (the "Collection Account"), into which the Subservicer is generally required to deposit or cause to be deposited, promptly upon receipt and in any event within two Business Days, the payments and collections described in "Description of the Certificates--Certificates Evidencing Interests in Mortgage Loans--Payments on Mortgage Loans" in the Prospectus, except that the Subservicer may deduct its Servicing Fee and any expenses of liquidating defaulted Mortgage Loans or property acquired in respect thereof. The Pooling and Servicing Agreement permits the Master Servicer to direct any depository institution maintaining the Collection Account to invest the funds in the Collection Account in one or more investments acceptable to S&P and Fitch (as provided in the Pooling and Servicing Agreement), that mature, unless payable on demand, no later than the Business Day preceding the 18th day of each month, or, if such day is not a business day, the preceding business day (the "Servicer Remittance Date"). The Subservicer will be entitled to all income and gain realized from any such investment, and such income and gain will be subject to withdrawal by the Subservicer from time to time. The Subservicer will be required to deposit the amount of any losses incurred in respect to any such investments out of its own funds as such losses are realized.

    The Master Servicer will be obligated to establish an account (the "Certificate Account"), into which the Subservicer will deposit or cause to be deposited not later than 1:00 p.m. Pacific Time on the Servicer Remittance Date from amounts on deposit in the Collection Account, the Interest Funds and Principal Funds for each Loan Group and the Master Servicer Fee with respect to such Distribution Date. Subject to the restrictions set forth in the Pooling and Servicing Agreement, the Master Servicer is permitted to direct that the funds in the Certificate Account be invested so long as such investments mature, unless payable on demand, no later than two Business Days prior to the Distribution Date. All income and gain realized from any such investment will belong to the Master Servicer and is subject to its withdrawal or order from the Certificate Account. The Master Servicer will be required to deposit in the Certificate Account out of its own funds the amount of any losses incurred in respect of any such investment, as such losses are realized.

    The Master Servicer, as initial Paying Agent, is obligated under the Pooling and Servicing Agreement to establish and maintain a separate trust account (the "Distribution Account"), into which the Master Servicer is obligated to deposit on the Business Day preceding each Distribution Date, an amount equal to the Interest Funds and Principal Funds for each Loan Group with respect to such Distribution Date. Subject to the restrictions set forth in the Pooling and Servicing Agreement, the Master Servicer is permitted to direct that the funds in the Distribution Account be invested so long as such investments mature, unless payable on demand, no later than the related Distribution Date. All income and gain realized from any such investment will belong to the Master Servicer and is subject to its withdrawal or order from the Distribution Account. The Master Servicer will be required to deposit in the Distribution Account out of its own funds the amount of any losses incurred in respect of any such investment, as such losses are realized.

    The "Interest Funds" with respect to each Loan Group are equal to the sum, without duplication, of (i) all scheduled interest collected during the related Due Period less the Servicing Fee and Master Servicer Fee, (ii) all Advances relating to interest, (iii) all Compensating Interest and (iv) Liquidation Proceeds (to the extent such Liquidation Proceeds relate to interest) less all non-recoverable Advances relating to interest and certain expenses reimbursed during the related Due Period.

    The "Principal Funds" with respect to each Loan Group are equal to the sum, without duplication, of (i) the scheduled principal collected during the related Due Period or advanced on or before the related Servicer Remittance Date, (ii) prepayments collected in the related Prepayment Period, (iii) the Stated Principal Balance of each Mortgage Loan that was repurchased by the Depositor,
(iv) the amount, if any, by which the aggregate unpaid principal balance of any replacement Mortgage Loans is less than the aggregate unpaid principal balance of any Mortgage Loans delivered by the Seller in connection with a substitution of a Mortgage Loan and (v) all Liquidation Proceeds collected during the related Due Period (to the extent such Liquidation Proceeds related to principal) less all non-recoverable Advances relating to principal and all non-recoverable servicing advances reimbursed during the related Due Period.

    The "Due Period" with respect to any Distribution Date is the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, on the Cut-off Date) and ending on the Due Date in the month in which such Distribution Date occurs. The "Prepayment Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.

DISTRIBUTIONS

    GENERAL. Distributions on the Certificates will be made by the Paying Agent on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in September 1998 (each, a "Distribution Date"), to the persons in whose names such Certificates are registered at the close of business on the last Business Day of the month preceding the month of such Distribution Date (the "Record Date").

    Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any Certificateholder that holds 100% of a Class of Certificates or who holds a Class of Certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of such Certificates at the Corporate Trust Office of the Master Servicer. On each Distribution Date, a Holder of a Certificate will receive such Holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates. The "Percentage Interest" evidenced by a Certificate will equal the percentage derived by dividing the denomination of such Certificate by the aggregate denominations of all Certificates of the applicable Class.

    DISTRIBUTIONS OF INTEREST. On each Distribution Date, the interest distributable with respect to the Group I Certificates and the Class IIA-2 Certificates is the interest which has accrued thereon at the related Pass-Through Rate during the calendar month immediately preceding the calendar month in which such Distribution Date occurs less Prepayment Interest Shortfalls; and the interest distributable with respect to the Group II Certificates (other than with respect to the Class IIA-2 Certificates) is the interest which has accrued thereon at the then applicable related Pass-Through Rate from and including the preceding Distribution Date (or from the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date less Prepayment Interest Shortfalls. Each period referred to in the prior sentence relating to the accrual of interest is the "Accrual Period" for the related Class of Offered Certificates.

    All calculations of interest of the Group I Certificates and the Class IIA-2 Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. All calculations of interest on the Group II Certificates (other than the Class IIA-2 Certificates) will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

    On each Distribution Date, the Interest Funds for such Distribution Date with respect to each Loan Group are required to be distributed in the following order of priority, until such Interest Funds have been fully distributed:

        (i) to each Class of the Class A Certificates of the Certificate Group related to such Loan Group, the Current Interest and any Interest Carry Forward Amount; provided, however, that if the Interest Funds for the Group I Certificates are not sufficient to make a full distribution of the aggregate Current Interest and the aggregate Interest Carry Forward Amount, the Interest Funds for such Certificate Group will be distributed pro rata among each Class of the Class A Group I Certificates based upon the ratio of
    (x) the Current Interest and Interest Carry Forward Amount for each Class of the Class A Certificates of such Certificate Group to (y) the total amount of Current Interest and any Interest Carry Forward Amount for the Class A Certificates of such Certificate Group;

        (ii) to the Class M-1 Certificates of such Certificate Group, the Current Interest for such Class and any Interest Carry Forward Amount;

       (iii) to the Class M-2 Certificates of such Certificate Group, the Current Interest for such Class and any Interest Carry Forward Amount;

        (iv) to the Class B Certificates of such Certificate Group, the Current Interest for such Class and any Interest Carry Forward Amount; and

        (v) any remainder to be distributed as described below under "--Overcollateralization and Crosscollateralization Provisions".

    "Current Interest", with respect to each Class of the Offered Certificates and each Distribution Date, is the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of such Class plus any amount previously distributed with respect to interest for such Class that is recovered as a voidable preference by a trustee in bankruptcy.

    "Interest Carry Forward Amount", with respect to each Class of the Offered Certificates and each Distribution Date, is the sum of (i) the excess of (A) Current Interest for such Class with respect to prior Distribution Dates (excluding any Adjustable Rate Certificate Carryover) over (B) the amount actually distributed to such Class with respect to interest on such prior Distribution Dates and (ii) interest on such excess (to the extent permitted by applicable law) at the applicable Pass-Through Rate.

    The "Pass-Through Rate" with respect to each Class of Group I Certificates is the per annum rate set forth for each such Class on the cover page hereof; provided, however, that the "Pass-Through Rate" for the Class IB Certificates on any Distribution Date will equal the lesser of (i) the per annum rate for such Class set forth on the cover page hereof and (ii) the weighted average Net Mortgage Rates on the Fixed Rate Mortgage Loans and; provided, further, that the Pass-Through Rate for the Class IA-5 Certificates on any Distribution Date after the Optional Termination Date will equal 7.190%. The "Pass Through Rate" with respect to each Class of Group II Certificates will be determined as described below.

    The Pass-Through Rates per annum for the Group II Certificates (other than the Class IIA-2 Certificates) will be equal to the least of (i) the London interbank offered rate for one month United States dollar deposits, calculated as described under "Description of the Certificates--Calculation of One-Month LIBOR" ("One-Month LIBOR"), plus the Pass-Through Margin (defined below) for such Class, (ii) the "Maximum Funds Cap," which is defined as the weighted average of the maximum lifetime Mortgage Rates on the Adjustable Rate Mortgage Loans less the Servicing Fee and the Master Servicer Fee, and (iii) the "Available Funds Cap" for the Group II Certificates, which is defined as a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Adjustable Rate Mortgage Loans in the Adjustable Rate Mortgage Loan Group based on the Net Mortgage Rates in effect on the related Due Date divided by (y) the aggregate principal balance of the Group II Certificates. The Pass-Through Rate with respect to the Class IIA-2 Certificates will be equal to 6.100% per annum.

    With respect to any Mortgage Loan, the "Net Mortgage Rate" is the Mortgage Rate with respect to such Mortgage Loan less the sum of (i) the Servicing Fee Rate and (ii) the Master Servicer Fee Rate.

    The "Pass-Through Margin" for each Class of Group II Certificates (other than the Class IIA-2 Certificates) is as follows: for any Distribution Date on or before the applicable Optional Termination Date: Class IIA-1, 0.160%; Class IIM-1, 0.340%; Class IIM-2, 0.520% and Class IIB, 1.170%; and for any Distribution Date after the applicable Optional Termination Date: Class IIA-1, 0.320%; Class IIM-1, 0.510%; Class IIM-2, 0.780%; and Class IIB, 1.755%.

    If on any Distribution Date, the Pass-Through Rate for a Class of Group II Certificates is based upon its Available Funds Cap, the excess of (i) the amount of interest that such Class would have been entitled to receive on such Distribution Date had the Pass-Through Rate for that Class not been calculated based on the Available Funds Cap, up to but not exceeding the Maximum Funds Cap over (ii) the amount of interest such Class received on such Distribution Date based on the Available Funds Cap, up to but not exceeding the Maximum Funds Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Available Funds Cap) is the "Adjustable Rate Certificate Carryover" for such Class. Any Adjustable Rate Certificate Carryover will be paid on future Distribution Dates from and to the extent of funds available therefor as described herein. The ratings of the Group II Certificates do not address the likelihood of the payment of any Adjustable Rate Certificate Carryover.

    DISTRIBUTIONS OF PRINCIPAL. On each Distribution Date, the Principal Distribution Amount (as defined below) for such Distribution Date with respect to each Loan Group is required to be distributed as follows until such Principal Distribution Amount has been fully distributed:

        (i) (a) with respect to Class A Group I Certificates, Class A Principal Distribution Amount for the Group I Certificates is required to be distributed as follows: first, the Class IA-6 Distribution Amount to the Class IA-6 Certificates, and second, the remaining Class A Principal Distribution Amount shall be paid sequentially to the Class IA-1, Class IA-2, Class IA-3, Class IA-4, Class IA-5 and

    Class IA-6 Certificates, in that order, until the respective Certificate Principal Balances thereof have been reduced to zero; provided, however, that, on any Distribution Date on which the aggregate Certificate Principal Balances of the Class A Group I Certificates are equal to or greater than the Stated Principal Balances of the Fixed Rate Mortgage Loans, the Class A Principal Distribution Amount for the Class A Group I Certificates will be distributed pro rata and not as described above; and (b) with respect to Class A Group II Certificates, Class A Principal Distribution Amount for the Group II Certificates is required to be distributed as follows: first, the Class IIA-2 Distribution Amount to the Class IIA-2 Certificates, and second, the remaining Class A Principal Distribution Amount shall be paid sequentially to the Class IIA-1 and Class IIA-2 Certificates, in that order, until the respective Certificate Principal Balances thereof have been reduced to zero; provided, however, that, on any Distribution Date on which the aggregate Certificate Principal Balances of the Class A Group II Certificates are equal to or greater than the Stated Principal Balances of the Adjustable Rate Mortgage Loans, the Class A Principal Distribution Amount for the Class A Group II Certificates will be distributed pro rata and not as described above;

        (ii) to the Class M-1 Certificates of each Certificate Group, the Class M-1 Principal Distribution Amount for such Certificate Group;

       (iii) to the Class M-2 Certificates of each Certificate Group, the Class M-2 Principal Distribution Amount for such Certificate Group;

        (iv) to the Class B Certificates of each Certificate Group, the Class B Principal Distribution Amount for such Certificate Group; and

        (v) any remainder to be distributed as described under "--Overcollateralization and Crosscollateralization Provisions" below.

    "Principal Distribution Amount", with respect to each Distribution Date and a Certificate Group, is the sum of (i) the Principal Funds for such Distribution Date for such Certificate Group and (ii) any Extra Principal Distribution Amount (defined below) for such Distribution Date for the related Certificate Group.

    "Class A Principal Distribution Amount", for a Certificate Group is (i) with respect to any Distribution Date prior to the related Stepdown Date (defined below) or as to which a Trigger Event (defined below) exists, 100% of the Principal Distribution Amount for such Certificate Group for such Distribution Date and (ii) with respect to any Distribution Date on or after the Stepdown Date and as to which a Trigger Event does not exist, the excess of (A) the Certificate Principal Balance of the Class A Certificates for such Certificate Group immediately prior to such Distribution Date over (B) the lesser of (i) approximately 84.00% for the Fixed Rate Mortgage Loan Group and approximately 64.00% (or approximately 62.50%, if a Stepup Trigger Event (defined below) has occurred) for the Adjustable Rate Mortgage Loan Group, of the Stated Principal Balances of the Mortgage Loans in such Loan Group on the preceding Due Date and
(ii) the Stated Principal Balances of the Mortgage Loans in such Loan Group on the preceding Due Date less approximately $673,760 for the Fixed Rate Mortgage Loan Group and approximately $1,078,935 for the Adjustable Rate Mortgage Loan Group.

    "Class IA-6 Distribution Amount", for any Distribution Date, is the product of (i) a fraction, the numerator of which is the Certificate Principal Balance of the Class IA-6 Certificates and the denominator of which is the aggregate Certificate Principal Balance of all Class A Certificates for the Fixed Rate Mortgage Loan Group, in each case immediately prior to such Distribution Date,
(ii) the Class A Principal

Distribution Amount with respect to the Fixed Rate Mortgage Loan Group for such Distribution Date and (iii) the applicable percentage for such Distribution Date set forth in the following table:

DISTRIBUTION DATE OCCURRING IN                                                      PERCENTAGE
----------------------------------------------------------------------------------  -----------
September 1998 through August 2001................................................          0%
September 2001 through August 2003................................................         45%
September 2003 through August 2004................................................         80%
September 2004 through August 2005................................................        100%
September 2005 and thereafter.....................................................        300%

    "Class IIA-2 Distribution Amount", for any Distribution Date prior to the Distribution Date occurring in September 2001, is the product of (i) a fraction, the numerator of which is the Certificate Principal Balance of the Class IIA-2 Certificates and the denominator of which is the aggregate Certificate Principal Balance of all Group II Class A Certificates, in each case immediately prior to such Distribution Date, (ii) the Class A Principal Distribution Amount with respect to the Adjustable Rate Mortgage Loan Group for such Distribution Date and (iii) the applicable percentage for such Distribution Date set forth in the following table:

DISTRIBUTION DATE OCCURRING IN                                                      PERCENTAGE
----------------------------------------------------------------------------------  -----------
September 1998 through November 1999..............................................          0%
December 1999 through August 2001.................................................        500%

With respect to the Distribution Date occurring in September 2001 and each Distribution Date thereafter until the Certificate Principal Balance of the Class IIA-2 Certificates has been reduced to zero, the Class IIA-2 Distribution Amount will be the Class A Principal Distribution Amount with respect to the Adjustable Rate Mortgage Loan Group for such Distribution Date.

    "Class M-1 Principal Distribution Amount", for a Certificate Group and with respect to any Distribution Date on or after the related Stepdown Date is 100% of the Principal Distribution Amount for the related Certificate Group if the Certificate Principal Balance of each Class of Class A Certificates for such Certificate Group has been reduced to zero and a Trigger Event has occurred, or, if any Class A Certificates for such Certificate Group are still outstanding, and as long as a Trigger Event is not in effect for such Certificate Group, is the excess of (i) the sum for such Certificate Group of (A) the Certificate Principal Balance of the related Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount to such Class A Certificates for such Distribution Date) and (B) the Certificate Principal Balance of the related Class M-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) approximately 91.50% for the Fixed Rate Mortgage Loan Group and approximately 78.00% (or approximately 76.50%, if a Stepup Trigger Event has occurred) for the Adjustable Rate Mortgage Loan Group of the Stated Principal Balances of the Mortgage Loans in such Loan Group on the preceding Due Date and (B) the Stated Principal Balances of the Mortgage Loans in such Loan Group on the preceding Due Date less approximately $673,760 for the Fixed Rate Mortgage Loan Group and approximately $1,078,935 for the Adjustable Rate Mortgage Loan Group. Notwithstanding the foregoing, on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates for a Certificate Group has been reduced to zero, the Class M-1 Principal Distribution Amount for such Certificate Group will equal the lesser of (A) the outstanding Certificate Principal Balance of the related Class M-1 Certificates and (B) 100% of the Principal Distribution Amount for such Certificate Group.

    "Class M-2 Principal Distribution Amount", for a Certificate Group and with respect to any Distribution Date on or after the related Stepdown Date, is 100% of the Principal Distribution Amount for the related Certificate Group if the Certificate Principal Balance of each Class of Class A and Class M-1 Certificates for such Certificate Group has been reduced to zero and a Trigger Event has occurred, or, if the Class A and Class M-1 Certificates for such Certificate Group are still outstanding and as long as a Trigger Event is not in effect for such Certificate Group, is the excess of (i) of the sum for such Certificate

Group of (A) the Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount to such Class A Certificates for such Distribution Date), (B) the Certificate Principal Balance of the related Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount to such Class M-1 Certificates for such Distribution Date) and (C) the Certificate Principal Balance of the related Class M-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) approximately 95.80% for the Fixed Rate Mortgage Loan Group and approximately 87.52% (or approximately 86.02%, if a Stepup Trigger Event has occurred) for the Adjustable Rate Mortgage Loan Group, of the aggregate Stated Principal Balances of the Mortgage Loans in such Loan Group on the preceding Due Date and (B) the Stated Principal Balances of the Mortgage Loans in such Loan Group on the preceding Due Date less approximately $673,760 for the Fixed Rate Mortgage Loan Group and approximately $1,078,935 for the Adjustable Rate Mortgage Loan Group. Notwithstanding the foregoing, on any Distribution Date prior to the Stepdown Date on which the aggregate Certificate Principal Balance of each class of Class A Certificates and the Class M-1 Certificates for a Certificate Group has been reduced to zero, the Class M-2 Principal Distribution Amount for such Certificate Group will equal the lesser of (A) the outstanding Certificate Principal Balance of the related Class M-2 Certificates and (B) 100% of the Principal Distribution Amount for such Certificate Group.

    "Class B Principal Distribution Amount", for a Certificate Group and with respect to any Distribution Date on or after the related Stepdown Date and as long as a Trigger Event is not in effect for such Certificate Group, is the excess of (i) of the sum for such Certificate Group of (A) the Certificate Principal Balance of the related Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for such Distribution
Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount to such Class M-1 Certificates for such Distribution Date), (C) the Certificate Principal Balance of the related Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount to such Class M-2 Certificates for such Distribution Date) and (D) the Certificate Principal Balance of the related Class B Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) approximately 98.70% for the Fixed Rate Mortgage Loan Group and approximately 96.00% (or approximately 94.50%, if a Stepup Trigger Event has occurred) for the Adjustable Rate Mortgage Loan Group, of the Stated Principal Balances of the Mortgage Loans in such Loan Group on the preceding Due Date and (B) the Stated Principal Balances of the Mortgage Loans in such Loan Group on the preceding Due Date less approximately $673,760 for the Fixed Rate Mortgage Loan Group and approximately $1,078,935 for the Adjustable Rate Mortgage Loan Group, provided, however, that after the Certificate Principal Balances of the Class A, Class M-1 and Class M-2 Certificates for such Certificate Group are reduced to zero, the Class B Principal Distribution Amount for such Distribution Date will equal 100% of the Principal Distribution Amount for the related Loan Group.

    "Extra Principal Distribution Amount", for a Mortgage Loan Group and with respect to any Distribution Date, is (i) prior to the Stepdown Date, the excess of (A) the sum of (i) the aggregate Certificate Principal Balances of the Certificates of the related Certificate Group and (ii) approximately $875,888 for the Fixed Rate Mortgage Loan Group and approximately $4,315,740 (or $5,934,143, if a Stepup Trigger Event has occurred) for the Adjustable Rate Mortgage Loan Group over (B) the Stated Principal Balances of the Mortgage Loans in such Loan Group and (ii) on and after the Stepdown Date, the excess of (A) the sum of (i) the aggregate Certificate Principal Balances of the Certificates of such Certificate Group and (II) the greater of (x) 1.30% for the Fixed Rate Mortgage Loan Group and 4.00% (or 5.50%, if a Stepup Trigger Event has occurred) for the Adjustable Rate Mortgage Loan Group of the Stated Principal Balances of the Mortgage Loans in the related Loan Group and (y) approximately $673,760 for the Fixed Rate Mortgage Loan Group and approximately $1,078,935 for the Adjustable Rate Mortgage Loan Group over (B) the Stated Principal Balances of the Mortgage Loans in the related Certificate Group.

    "Stepdown Date", with respect to each Certificate Group, is the later to occur of (i) the Distribution Date in September 2001 or (ii) the first Distribution Date on which (A) the Certificate Principal Balance of the Class A Certificates in such Certificate Group is less than or equal to (B) 84.00%, for the Fixed Rate Mortgage Loan Group, and 64.00% (or 62.50%, if a Stepup Trigger Event has occurred), for the Adjustable Rate Mortgage Loan Group, of the Stated Principal Balances of the Mortgage Loans in the related Loan Group.

    A "Trigger Event", with respect to each Certificate Group and a Distribution Date after the Stepdown Date, exists if the product of (i) 2.0, for the Fixed Rate Mortgage Loan Group, and 2.5, for the Adjustable Rate Mortgage Loan Group and (ii) the quotient of (A) the aggregate Stated Principal Balance of all Mortgage Loans 60 or more days delinquent for each Loan Group (including Mortgage Loans in foreclosure and REO Properties) and (B) the Stated Principal Balance of that Loan Group as of the preceding Servicer Advance Date equals or exceeds the Required Percentage. A "Required Percentage," with respect to each Certificate Group and a Distribution Date after the Stepdown Date is equal to the quotient of (x) the excess (i) the Stated Principal Balance of such Loan Group over (ii) the Certificate Principal Balance of the most senior Class of Certificates of such Certificate Group outstanding as of the preceding Servicer Advance Date and (y) the Stated Principal Balance of such Loan Group. As used herein, the Certificate Principal Balance of the most senior Class of Certificates of the Group I Certificates will equal the aggregate Certificate Principal Balance of the Class A Group I Certificates for such date of calculation.

    With respect to the Adjustable Rate Mortgage Loan Group, a "Stepup Trigger Event" exists with respect to a Distribution Date (and thereafter will exist with respect to each subsequent Distribution Date) if either

        (A) Realized Losses with respect to the Adjustable Rate Mortgage Loans as of such Distribution Date equal or exceed the following levels (expressed as a percentage of aggregate principal balance of the Adjustable rate Mortgage Loans as of the Cut-off Date)

DISTRIBUTION DATE OCCURRING IN                                                      PERCENTAGE
----------------------------------------------------------------------------------  -----------
September 1998 through August 2000................................................       1.00%
September 2000 through August 2001................................................       1.25%
September 2001 through August 2002................................................       2.00%
September 2002 through August 2003................................................       3.00%
September 2003 and thereafter.....................................................       4.00%

        or (B) the three month rolling average of Adjustable Rate Mortgage Loans that are 60 days or more delinquent (calculated as set forth in the Pooling and Servicing Agreement) as of such Distribution Date equals or exceeds the following levels (expressed as a percentage of the aggregate principal balance of the Adjustable Rate Mortgage Loans as of such Distribution Date):

DISTRIBUTION DATE OCCURRING IN                                                      PERCENTAGE
----------------------------------------------------------------------------------  -----------
September 1998 through August 2002................................................       8.00%
September 2002 through August 2004................................................      10.00%
September 2004 through August 2005................................................      12.00%
September 2005 through August 2006................................................      14.00%
September 2006 and thereafter.....................................................      16.00%

OVERCOLLATERALIZATION AND CROSSCOLLATERALIZATION PROVISIONS

    As set forth below, Interest Funds and Principal Funds with respect to a Certificate Group not otherwise required to be distributed with respect to principal of and interest on the Certificates of such Certificate Group ("Net Excess Cashflow") will be required to be applied as an Extra Principal Distribution Amount with respect to the other Mortgage Loan Group whenever the Stated Principal Balances of the Mortgage Loans in such Loan Group do not exceed, by the required amount, the aggregate Certificate

Principal Balances of the related Certificates. If on any Distribution Date, after giving effect to any Extra Principal Distribution Amount, the aggregate Certificate Principal Balances of the Offered Certificates with respect to a Mortgage Loan Group exceed the Stated Principal Balances of the Mortgage Loans in the related Loan Group, the Certificate Principal Balances of the Subordinated Certificates of such Group will be reduced, in inverse order of seniority (beginning with the Class B Certificates) by an amount equal to such excess.

    If the Certificate Principal Balance of a Class of Subordinated Certificates is reduced, that Class thereafter will be entitled to distributions of interest and principal only with respect to the Certificate Principal Balance as so reduced. On subsequent Distribution Dates, however, as described below, Interest Funds and Principal Funds with respect to each Certificate Group not otherwise required to be distributed with respect to principal of and interest on the Certificates of such Certificate Group will be applied to reduce Unpaid Realized Loss Amounts previously allocated to such Certificates in order of seniority.

    On each Distribution Date, Interest Funds and Principal Funds with respect to each Loan Group not otherwise required to be distributed with respect to principal of and interest on the Certificates of such Certificate Group as described above will be required to be distributed as follows until fully distributed:

        (i) the Extra Principal Distribution Amount for such Loan Group;

        (ii) to the Class M-1 Certificates of such Certificate Group, any Unpaid Realized Loss Amount for such Class;

       (iii) to the Class M-2 Certificates of such Certificate Group, any Unpaid Realized Loss Amount for such Class;

        (iv) to the Class B Certificates of such Certificate Group, the Unpaid Realized Loss Amount for such Class;

        (v) for distribution to the Certificates in the other Certificate Group to the extent that any of the amounts listed above with respect to the other Certificate Group have not otherwise been funded in full for such Distribution Date in accordance with the priorities set forth above;

        (vi) in the case of the Adjustable Rate Mortgage Loan Group, to the Group II Certificates, on a pro rata basis, the Adjustable Rate Certificate Carryover; and

       (vii) to the Residual Certificates, the remaining amount.

    "Applied Realized Loss Amount", with respect to any Class of the Subordinated Certificates and as to any Distribution Date, means the sum of the Realized Losses with respect to Mortgage Loans which have been applied in reduction of the Certificate Principal Balance of such Class.

    "Realized Loss" is the excess of the Stated Principal Balance of a defaulted Mortgage Loan over the net liquidation proceeds with respect thereto that are allocated to principal.

    "Unpaid Realized Loss Amount", with respect to any Class of the Subordinated Certificates and as to any Distribution Date, is the excess of (i) Applied Realized Loss Amounts with respect to such Class over (ii) the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous Distribution Dates. Any amounts distributed to a Class of Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such Class.

CALCULATION OF ONE-MONTH LIBOR

    On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period for the Group II Certificates, other than the Class IIA-2 Certificates (each such date, an "Interest Determination Date"), the Master Servicer will determine the London interbank offered rate for one-month United States dollar deposits ("One-Month LIBOR") for such Accrual Period on the basis of the (i) offered rates for one-month United States dollar deposits, as such rates appear on Telerate page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or (ii) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m., (London time), the Master Servicer will determine such rate on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. As used in this section, "LIBOR Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks); and "Reference Banks" means leading banks selected by the Master Servicer and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuters Screen LIBO Page on the Interest Determination Date in question, (iii) which have been designated as such by the Master Servicer and (iv) not controlling, controlled by, or under common control with, the Depositor, the Master Servicer, the Seller or any successor Subservicer.

    If one-month LIBOR is determined pursuant to clause (ii) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period for the Group II Certificates, other than the Class IIA-2 Certificates, will be established by the Master Servicer as follows:

        (a) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period for the Group II Certificates shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

        (b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Master Servicer determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Master Servicer are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Master Servicer can determine no such arithmetic mean,
    (ii) the lowest one-month United States dollar lending rate which New York City banks selected by the Master Servicer are quoting on such Interest Determination Date to leading European banks.

    The establishment of One-Month LIBOR on each Interest Determination Date by the Master Servicer and the Master Servicer's calculation of the rate of interest applicable to the Group II Certificates, other than the Class IIA-2 Certificates, for the related Accrual Period for such Group II Certificates shall (in the absence of manifest error) be final and binding.

REPORTS TO CERTIFICATEHOLDERS

    On each Distribution Date, the Master Servicer will forward to each Certificateholder, the Subservicer, the Trustee and the Depositor a statement generally setting forth, among other information:

        (i) the amount of the related distribution to holders of the Certificates allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate amount of all scheduled payments of principal included therein and
    (C) any Extra Principal Distribution Amount;

        (ii) the amount of such distribution to holders of the Certificates allocable to interest;

       (iii) the Interest Carry-Forward Amount;

        (iv) the Certificate Principal Balance of the Certificates after giving effect to the distribution of principal on such Distribution Date;

        (v) the aggregate outstanding principal balance of the Offered Certificates for the following Distribution Date;

        (vi) the amount of the Servicing Fee paid to or retained by the Subservicer for the related Due Period;

       (vii) the Pass-Through Rate for each Class of Certificates for such Distribution Date;

      (viii) the amount of Advances included in the distribution on such Distribution Date;

        (ix) the number and aggregate principal amounts of Mortgage Loans in each Loan Group (A) delinquent (exclusive of Mortgage Loans in foreclosure)
    (1) 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days, and (B) in foreclosure and delinquent (1) 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date;

        (x) with respect to any Mortgage Loan that became an REO Property in each Loan Group during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the fifteenth day of the month of such Distribution Date (or, if not a Business Day, the immediately preceding Business Day) (the "Determination Date") and the date of acquisition thereof;

        (xi) with respect to each Loan Group, whether a Trigger Event has occurred;

       (xii) the total number and principal balance of any REO Properties in each Loan Group as of the close of business on the related Determination Date; and

      (xiii) any Adjustable Rate Certificate Carryover paid and all remaining Adjustable Rate Certificate Carryover remaining on each Class of the Adjustable Rate Certificate on such Distribution Date.

    In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer will prepare and deliver to each Certificateholder of record during the previous calendar year a statement containing information necessary to enable Certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

AMENDMENT

    The Pooling and Servicing Agreement may be amended by the Depositor, the Subservicer, the Master Servicer, and the Trustee, without the consent of Certificateholders, for any of the purposes set forth under "Description of the Certificates--Miscellaneous--Amendment" in the Prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Subservicer, the Master Servicer and the Trustee and the holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate; (ii) adversely affect in any material respect the interests of the holders of any Class of Certificates in a manner other than as described in clause (i) above, without the consent of the holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66%; or
(iii) reduce the aforesaid percentage of aggregate outstanding principal amounts of Certificates of each Class, the holders of which are required to consent to any such amendment, without the consent of the holders of all Certificates of such Class.

OPTIONAL TERMINATION

    The Master Servicer will have the right (but not the obligation) to repurchase all remaining Mortgage Loans and REO Properties in either Loan Group and thereby effect early retirement of all the Certificates of the related Certificate Group, subject to the Stated Principal Balance of the Mortgage Loans and REO Properties in such Loan Group at the time of repurchase being less than or equal to 10% of the Cut-off

Date Principal Balance of the Mortgage Loans in such Loan Group (an "Optional Termination Date"). In the event such option is exercised by the Depositor, the repurchase will be made at a price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property) plus accrued interest thereon at the applicable Mortgage Rate, net of the Servicing Fee and any unreimbursed Advances, (ii) the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan), and
(iii) any unreimbursed out-of-pocket costs and expenses and the principal portion of Advances, in each case previously incurred by the Subservicer in the performance of its servicing obligations. Proceeds from such repurchase will be distributed to the Certificateholders in the related Certificate Group in the priority described above. The proceeds from any such distribution may not be sufficient to distribute the full amount to which each Class of Certificates is entitled if the purchase price is based in part of the appraised value of any REO Property and such appraised value is less than the Stated Principal Balance of the related Mortgage Loan. Any repurchase of the Mortgage Loans and REO Properties will result in an early retirement of the Certificates in the related Certificate Group.

OPTIONAL PURCHASE OF DEFAULTED LOANS

    As to any Mortgage Loan which is delinquent in payment by 91 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable Mortgage Rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed.

EVENTS OF DEFAULT

    Events of Default will consist of: (i) any failure by the Subservicer to deposit in the Collection Account or the Certificate Account the required amounts or remit to the Trustee any payment (including an Advance required to be made under the terms of the Pooling and Servicing Agreement) which continues unremedied for five Business Days after written notice of such failure shall have been given to the Subservicer and the Depositor by the Trustee or the Depositor, or to the Subservicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; (ii) any failure by the Subservicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the Subservicer in the Pooling and Servicing Agreement, which continues unremedied for 60 days after the giving of written notice of such failure to the Subservicer by the Trustee, the Master Servicer or the Depositor, or to the Subservicer, the Depositor, the Master Servicer and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or (iii) insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Subservicer indicating its insolvency or inability to pay its obligations. As of any date of determination, (i) holders of the Offered Certificates will be allocated 95% of all Voting Rights, allocated among the Offered Certificates in proportion to their respective outstanding Certificate Principal Balances and (ii) holders of the Residual Certificates will be allocated all of the remaining Voting Rights. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

RIGHTS UPON EVENT OF DEFAULT

    So long as an Event of Default under the Pooling and Servicing Agreement remains unremedied, the Trustee shall, but only upon the receipt of instructions from the holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates, terminate all of the rights and obligations of the Subservicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all of the responsibilities and duties of the Subservicer under the Pooling and Servicing Agreement, including the obligation to make Advances. No assurance can be given that termination of the rights and obligations of the Subservicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans, including the delinquency experience of the Mortgage Loans.

    No Certificateholder, solely by virtue of such Holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such Holder previously has given to the Trustee written notice of the continuation of an Event of Default and unless the holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding.

THE TRUSTEE

    Citibank, N.A. will be the Trustee under the Pooling and Servicing Agreement. The Depositor, the Master Servicer and the Subservicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Corporate Trust Office of the Trustee is located at 111 Wall Street, New York, New York 10043, or at such other addresses as the Trustee may designate from time to time.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

    The weighted average life of, and the yield to maturity on each Class of the Offered Certificates will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans in the related Loan Group. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagor's equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment status, as well as whether the related mortgage loan is subject to a prepayment penalty. In addition, the Seller may solicit mortgagors to refinance their Mortgage Loans for a variety of reasons. Any such refinancings will affect the rate of principal prepayments on the Mortgage Pool.

    The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Offered Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Offered Certificates. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determinations.

    The weighted average life and yield to maturity of each Class of Offered Certificates will also be influenced by the amount of Net Excess Cashflow generated by the Mortgage Loans and applied in reduction of the Certificate Principal Balances of such Certificates. The level of Net Excess Cashflow available on any Distribution Date to be applied in reduction of the Certificate Principal Balances of the Class A Certificates will be influenced by, among other factors, (i) the overcollateralization level of the assets in the related Loan Group at such time (i.e., the extent to which interest on the related Mortgage Loans is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of the related Class A Certificates), (ii) the delinquency and default experience of the related Mortgage Loans, (iii) the level of One-Month LIBOR and the Mortgage Index for the Adjustable Rate Mortgage Loans, and (iv) the provisions of the Pooling and Servicing Agreement that permit Net Excess Cashflow to be distributed to the Residual Certificates when required overcollateralization levels have been met. To the extent that greater amounts of Net Excess Cashflow are distributed in reduction of the Certificate Principal Balances of a Class of Offered Certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Net Excess Cashflow distributed at any time or in the aggregate. See "Description of the Offered Certificates--Overcollateralization and Crosscollateralization Provisions" herein.

    The Class IA-6 Certificates are not expected to receive distributions of principal until the Distribution Date in September 2001 (except as otherwise described herein). Thereafter, the relative entitlement of the Class IA-6 Certificates to payments in respect of principal is subject to increase in accordance with the calculation of the Class IA-6 Distribution Amount. See "Description of the Certificates--Distributions" herein.

    The Class IIA-2 Certificates are not expected to receive distributions of principal until the Distribution Date in December 1999 (except as otherwise described herein). Thereafter, the relative entitlement of the Class IIA-2 Certificates to payments in respect of principal is subject to increase in accordance with the calculation of the Class IIA-2 Distribution Amount. See "Description of the Certificates--Distributions" herein.

PREPAYMENTS AND YIELDS FOR OFFERED CERTIFICATES

    Generally, if purchased at other than par, the yield to maturity on the Offered Certificates will be affected by the rate of the payment of principal of the Mortgage Loans in the related Loan Group. If the actual rate of payments on the Mortgage Loans in a Loan Group is slower than the rate anticipated by an investor who purchases related Offered Certificates at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans in a Loan Group is faster than the rate anticipated by an investor who purchases related Offered Certificates at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

    All the Mortgage Loans in the Fixed Rate Mortgage Loan Group are fixed rate mortgage loans. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

    All the Mortgage Loans in the Adjustable Rate Mortgage Loan Group are adjustable rate Mortgage Loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Nevertheless, no assurance can be given as to the level of prepayment that the Mortgage Loans will experience.

    Although the Mortgage Rates on the Mortgage Loans in the Adjustable Rate Mortgage Loan Group are subject to adjustment, the Mortgage Rates adjust less frequently than the Pass-Through Rate on the Group II Certificates and adjust by reference to the Mortgage Index. Changes in One-Month LIBOR may not correlate with changes in the Mortgage Index and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Group II Certificates. The Mortgage Rate applicable to the Mortgage Loans in the Adjustable Rate Mortgage Loan Group and any Adjustment Date will be based on the Mortgage Index value most recently announced generally as of a date 45 days prior to such Adjustment Date. Thus, if the Mortgage Index value with respect to a Mortgage Loan in the Adjustable Rate Mortgage Loan Group rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the Available Funds Cap on the Group II Certificates. See "The Mortgage Pool."

    Although the Pooling and Servicing Agreement provides a mechanism to pay any Adjustable Rate Certificate Carryover, there is no assurance that funds will be available to pay such amount. The ratings assigned to the Group II Certificates do not address the likelihood of the payment of, any such amount.

    The extent to which the yield to maturity of the Offered Certificates may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans in the related Loan Group. In particular, in the case of an Offered Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the Mortgage Loans in the related Loan Group could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such Mortgage Loans in the related Loan Group could result in an actual yield to such investor that is lower than the anticipated yield.

    The Last Scheduled Distribution Date for each Class of the Offered Certificates is the date on which the Certificate Principal Balance thereof would be reduced to zero assuming, among other things, that no prepayments are received on the Mortgage Loans in the related Loan Group and that scheduled monthly payments of principal of and interest on each of such Mortgage Loans are timely received and that excess interest is not used to make accelerated payments of principal. The actual final Distribution Date with respect to each Class of Offered Certificates could occur significantly earlier than its Last Scheduled Distribution Date because (i) prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof,
(ii) excess interest to the extent available will be applied as an accelerated payment of principal on the Offered Certificates as described herein and (iii) the Master Servicer may purchase all the Mortgage Loans in a Loan Group when outstanding Stated Principal Balances thereof has declined to 10% or less of the Cut-off Date Principal Balance of such Loan Group.

    Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The models used in this Prospectus Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loan Group, the Prepayment Model used in this Prospectus Supplement ("Home Equity Prepayment" or "HEP") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 22% HEP, which represents 100% of the Prepayment Model for the Fixed Rate Mortgage Loan Group, assumes prepayment rates of 2.2% per annum of the then outstanding principal balance of the related Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.2% per annum in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Mortgage Loans, 22% HEP assumes a constant prepayment rate of 22% per annum. For the Adjustable Rate Mortgage Loan Group, the Prepayment Model used in this Prospectus Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 27% CPR, which represents 100% of the Prepayment Model for the Adjustable Rate Mortgage Loan Group, assumes a constant prepayment rate of 27% per annum.

    As used in the following tables "0% of the Prepayment Model" assumes no prepayments on the Mortgage Loans; "80% of the Prepayment Model" assumes the Mortgage Loans will prepay at rates equal to 80% of the related Prepayment Model; "100% of the Prepayment Model" assumes the Mortgage Loans will prepay at rates equal to 100% of the related Prepayment Model; "150% of the Prepayment Model" assumes the Mortgage Loans will prepay at rates equal to 150% of the related Prepayment Model; and "200% of the Prepayment Model" assumes the Mortgage Loans will prepay at rates equal to 200% of the Prepayment Model assumed prepayment rates.

    There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

    The following tables have been prepared on the basis of the following assumptions (collectively, the "Modeling Assumptions"): (i) the Mortgage Loans of the related Loan Group prepay at the indicated percentage of the related Prepayment Model; (ii) distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing September 25, 1998, in accordance with the payment priorities defined herein; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the Mortgage Loans occur;
(iv) scheduled payments are assumed to be received on the related Due Date commencing on August 1, 1998, and prepayments represent payment in full of individual Mortgage Loans and are assumed to be received on the last day of each Due Period, commencing September 1, 1998, and include 30 days' interest thereon;
(v) the level of one year CMT remains constant at 5.31%, the level of Six-Month LIBOR remains constant at 5.7188%, and the level of One-Month LIBOR remains constant at 5.640625%; (vi) the Pass-Through Rates for the Group II Certificates remain constant at the rates applicable prior to the related Optional Termination Date; (vii) the Closing Date for the Certificates is August 20, 1998; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on any subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Mortgage Index and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors); (ix) overcollateralization levels are initially set as specified in the Pooling and Servicing Agreement, and thereafter decrease in accordance with the provisions of the Pooling and Servicing Agreement; (x) the Mortgage Loans in the Fixed Rate Mortgage Loan Group are purchased on the first applicable Optional Termination Date and the Mortgage Loans in the Adjustable Rate Mortgage Loan Group are purchased on the first applicable Optional Termination Date; (xi) each Loan Group consists of Mortgage Loans having the approximate characteristics described below:

                         FIXED RATE MORTGAGE LOAN GROUP

                                                                         ORIGINAL
                                                     ORIGINAL          AMORTIZATION             REMAINING
 CURRENT                              NET              TERM                TERM                   TERM
 BALANCE      MORTGAGE RATE      MORTGAGE RATE      (IN MONTHS)         (IN MONTHS)            (IN MONTHS)
----------  -----------------  -----------------  ---------------  ---------------------  ---------------------
$42,301,587..         9.570%           9.070%              180                 360                    177
1,619,382..         8.622              8.122               120                 120                    117
21,775,762..         8.893             8.393               180                 180                    177
7,186,701..         9.324              8.824               240                 240                    238
61,868,655..         9.543             9.043               360                 360                    357

                      ADJUSTABLE RATE MORTGAGE LOAN GROUP

                                                                                                                       NUMBER OF
                                                                                                                        MONTHS
                                                                                                                         UNTIL
                             NET         ORIGINAL         REMAINING                                    RESET           NEST RATE
 CURRENT     MORTGAGE     MORTGAGE         TERM             TERM           GROSS      PERIODIC        CHANGE          ADJUSTMENT
 BALANCE       RATE         RATE        (IN MONTHS)      (IN MONTHS)      MARGIN         CAP         FREQUENCY           DATE
----------  -----------  -----------  ---------------  ---------------  -----------  -----------  ---------------  -----------------
$1,443,741..      9.882%      9.382%           360              356          5.693%       2.000%            12                22
17,543,997..      9.515       9.015            360              357          5.493        1.000              6                 9
14,732,428..      9.570       9.070            360              354          6.270        1.494              6                18
25,701,416..      9.567       9.067            360              356          6.059        1.500              6                20
24,767,165..      9.716       9.216            360              357          5.991        1.500              6                21
20,050,733..      9.612       9.112            360              358          5.958        1.498              6                22
22,595,997..      9.455       8.955            360              359          5.896        1.500              6                23
41,344,637..      9.586       9.086            360              356          5.857        1.500              6                32
29,125,788..      9.536       9.036            360              358          5.440        1.500              6                34
9,867,358..      9.303        8.803            360              357          5.695        1.500              6                57
8,614,186..      9.252        8.752            360              357          5.528        1.000              6                 4


 CURRENT
 BALANCE        INDEX
----------  -------------
$1,443,741  1 yr. CMT
17,543,997  6 mo. LIBOR
14,732,428  6 mo. LIBOR
25,701,416  6 mo. LIBOR
24,767,165  6 mo. LIBOR
20,050,733  6 mo. LIBOR
22,595,997  6 mo. LIBOR
41,344,637  6 mo. LIBOR
29,125,788  6 mo. LIBOR
9,867,358.  6 mo. LIBOR
8,614,186.  6 mo. LIBOR

              PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                             MODEL SET FORTH BELOW

                                                                      CLASS IA-1                                  CLASS IA-2
                                             -------------------------------------------------------------  ----------------------
             DISTRIBUTION DATE                  0%          80%         100%         150%         200%         0%          80%
-------------------------------------------     ---         ---         -----        -----        -----        ---         ---
Initial....................................        100         100          100          100          100         100         100
August 25, 1999............................         94          49           37            8            0         100         100
August 25, 2000............................         90           0            0            0            0         100          96
August 25, 2001............................         85           0            0            0            0         100           0
August 25, 2002............................         80           0            0            0            0         100           0
August 25, 2003............................         75           0            0            0            0         100           0
August 25, 2004............................         70           0            0            0            0         100           0
August 25, 2005............................         64           0            0            0            0         100           0
August 25, 2006............................         59           0            0            0            0         100           0
August 25, 2007............................         53           0            0            0            0         100           0
August 25, 2008............................         47           0            0            0            0         100           0
August 25, 2009............................         40           0            0            0            0         100           0
August 25, 2010............................         33           0            0            0            0         100           0
August 25, 2011............................         24           0            0            0            0         100           0
August 25, 2012............................         15           0            0            0            0         100           0
August 25, 2013............................          0           0            0            0            0           0           0
August 25, 2014............................          0           0            0            0            0           0           0
August 25, 2015............................          0           0            0            0            0           0           0
August 25, 2016............................          0           0            0            0            0           0           0
August 25, 2017............................          0           0            0            0            0           0           0
August 25, 2018............................          0           0            0            0            0           0           0
August 25, 2019............................          0           0            0            0            0           0           0
August 25, 2020............................          0           0            0            0            0           0           0
August 25, 2021............................          0           0            0            0            0           0           0
August 25, 2022............................          0           0            0            0            0           0           0
August 25, 2023............................          0           0            0            0            0           0           0
August 25, 2024............................          0           0            0            0            0           0           0
August 25, 2025............................          0           0            0            0            0           0           0
August 25, 2026............................          0           0            0            0            0           0           0
August 25, 2027............................          0           0            0            0            0           0           0
August 25, 2028............................          0           0            0            0            0           0           0
Weighted Average Life in years(1)..........        8.8         1.0          0.9          0.6          0.5        14.8         2.5


             DISTRIBUTION DATE                  100%         150%         200%
-------------------------------------------     -----        -----        -----
Initial....................................         100          100          100
August 25, 1999............................         100          100           44
August 25, 2000............................          41            0            0
August 25, 2001............................           0            0            0
August 25, 2002............................           0            0            0
August 25, 2003............................           0            0            0
August 25, 2004............................           0            0            0
August 25, 2005............................           0            0            0
August 25, 2006............................           0            0            0
August 25, 2007............................           0            0            0
August 25, 2008............................           0            0            0
August 25, 2009............................           0            0            0
August 25, 2010............................           0            0            0
August 25, 2011............................           0            0            0
August 25, 2012............................           0            0            0
August 25, 2013............................           0            0            0
August 25, 2014............................           0            0            0
August 25, 2015............................           0            0            0
August 25, 2016............................           0            0            0
August 25, 2017............................           0            0            0
August 25, 2018............................           0            0            0
August 25, 2019............................           0            0            0
August 25, 2020............................           0            0            0
August 25, 2021............................           0            0            0
August 25, 2022............................           0            0            0
August 25, 2023............................           0            0            0
August 25, 2024............................           0            0            0
August 25, 2025............................           0            0            0
August 25, 2026............................           0            0            0
August 25, 2027............................           0            0            0
August 25, 2028............................           0            0            0
Weighted Average Life in years(1)..........         2.0          1.4          1.0

--------------------------

(1) The weighted average lives of the Offered Certificates as shown above are determined by (i) multiplying the amount of each assumed principal distribution by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and
    (iii) dividing the sum by the total principal distribution on such Certificates.

              PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                             MODEL SET FORTH BELOW

                                                                     CLASS IA-3                                  CLASS IA-4
                                            -------------------------------------------------------------  ----------------------
DISTRIBUTION DATE                              0%          80%         100%         150%         200%         0%          80%
------------------------------------------     ---         ---         -----        -----        -----        ---         ---
Initial...................................        100         100          100          100          100         100         100
August 25, 1999...........................        100         100          100          100          100         100         100
August 25, 2000...........................        100         100          100           45            0         100         100
August 25, 2001...........................        100          91           47            0            0         100         100
August 25, 2002...........................        100          42            2            0            0         100         100
August 25, 2003...........................        100           5            0            0            0         100         100
August 25, 2004...........................        100           0            0            0            0         100          67
August 25, 2005...........................        100           0            0            0            0         100          35
August 25, 2006...........................        100           0            0            0            0         100          23
August 25, 2007...........................        100           0            0            0            0         100           7
August 25, 2008...........................        100           0            0            0            0         100           0
August 25, 2009...........................        100           0            0            0            0         100           0
August 25, 2010...........................        100           0            0            0            0         100           0
August 25, 2011...........................        100           0            0            0            0         100           0
August 25, 2012...........................        100           0            0            0            0         100           0
August 25, 2013...........................         62           0            0            0            0         100           0
August 25, 2014...........................         55           0            0            0            0         100           0
August 25, 2015...........................         46           0            0            0            0         100           0
August 25, 2016...........................         37           0            0            0            0         100           0
August 25, 2017...........................         27           0            0            0            0         100           0
August 25, 2018...........................         17           0            0            0            0         100           0
August 25, 2019...........................          8           0            0            0            0         100           0
August 25, 2020...........................          0           0            0            0            0          96           0
August 25, 2021...........................          0           0            0            0            0          79           0
August 25, 2022...........................          0           0            0            0            0          59           0
August 25, 2023...........................          0           0            0            0            0          38           0
August 25, 2024...........................          0           0            0            0            0          15           0
August 25, 2025...........................          0           0            0            0            0           0           0
August 25, 2026...........................          0           0            0            0            0           0           0
August 25, 2027...........................          0           0            0            0            0           0           0
August 25, 2028...........................          0           0            0            0            0           0           0
Weighted Average Life in years(1).........       17.1         3.9          3.1          2.0          1.5        24.4         6.9


DISTRIBUTION DATE                              100%         150%         200%
------------------------------------------     -----        -----        -----
Initial...................................         100          100          100
August 25, 1999...........................         100          100          100
August 25, 2000...........................         100          100           56
August 25, 2001...........................         100           27            0
August 25, 2002...........................         100            0            0
August 25, 2003...........................          47            0            0
August 25, 2004...........................          11            0            0
August 25, 2005...........................           0            0            0
August 25, 2006...........................           0            0            0
August 25, 2007...........................           0            0            0
August 25, 2008...........................           0            0            0
August 25, 2009...........................           0            0            0
August 25, 2010...........................           0            0            0
August 25, 2011...........................           0            0            0
August 25, 2012...........................           0            0            0
August 25, 2013...........................           0            0            0
August 25, 2014...........................           0            0            0
August 25, 2015...........................           0            0            0
August 25, 2016...........................           0            0            0
August 25, 2017...........................           0            0            0
August 25, 2018...........................           0            0            0
August 25, 2019...........................           0            0            0
August 25, 2020...........................           0            0            0
August 25, 2021...........................           0            0            0
August 25, 2022...........................           0            0            0
August 25, 2023...........................           0            0            0
August 25, 2024...........................           0            0            0
August 25, 2025...........................           0            0            0
August 25, 2026...........................           0            0            0
August 25, 2027...........................           0            0            0
August 25, 2028...........................           0            0            0
Weighted Average Life in years(1).........         5.1          3.0          2.1

--------------------------

(1) The weighted average lives of the Offered Certificates as shown above are determined by (i) multiplying the amount of each assumed principal distribution by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and
    (iii) dividing the sum by the total principal distribution on such Certificates.

              PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                             MODEL SET FORTH BELOW

                                                                   CLASS IA-5                                  CLASS IA-6
                                          -------------------------------------------------------------  ----------------------
DISTRIBUTION DATE                            0%          80%         100%         150%         200%         0%          80%
----------------------------------------     ---        -----        -----        -----        -----        ---        -----
Initial.................................        100         100          100          100          100         100         100
August 25, 1999.........................        100         100          100          100          100         100         100
August 25, 2000.........................        100         100          100          100          100         100         100
August 25, 2001.........................        100         100          100          100           13         100         100
August 25, 2002.........................        100         100          100           83            1          99          90
August 25, 2003.........................        100         100          100           41            0          98          82
August 25, 2004.........................        100         100          100            0            0          96          69
August 25, 2005.........................        100         100           85            0            0          94          56
August 25, 2006.........................        100         100           79            0            0          86          28
August 25, 2007.........................        100         100            0            0            0          78          14
August 25, 2008.........................        100          89            0            0            0          70           7
August 25, 2009.........................        100           0            0            0            0          62           0
August 25, 2010.........................        100           0            0            0            0          54           0
August 25, 2011.........................        100           0            0            0            0          46           0
August 25, 2012.........................        100           0            0            0            0          38           0
August 25, 2013.........................        100           0            0            0            0           0           0
August 25, 2014.........................        100           0            0            0            0           0           0
August 25, 2015.........................        100           0            0            0            0           0           0
August 25, 2016.........................        100           0            0            0            0           0           0
August 25, 2017.........................        100           0            0            0            0           0           0
August 25, 2018.........................        100           0            0            0            0           0           0
August 25, 2019.........................        100           0            0            0            0           0           0
August 25, 2020.........................        100           0            0            0            0           0           0
August 25, 2021.........................        100           0            0            0            0           0           0
August 25, 2022.........................        100           0            0            0            0           0           0
August 25, 2023.........................        100           0            0            0            0           0           0
August 25, 2024.........................        100           0            0            0            0           0           0
August 25, 2025.........................         89           0            0            0            0           0           0
August 25, 2026.........................          0           0            0            0            0           0           0
August 25, 2027.........................          0           0            0            0            0           0           0
August 25, 2028.........................          0           0            0            0            0           0           0
Weighted Average Life in years(1).......       27.3        10.7          8.4          4.9          2.9        11.8         7.0


DISTRIBUTION DATE                            100%         150%         200%
----------------------------------------     -----        -----        -----
Initial.................................         100          100          100
August 25, 1999.........................         100          100          100
August 25, 2000.........................         100          100          100
August 25, 2001.........................         100          100          100
August 25, 2002.........................          89           88           90
August 25, 2003.........................          79           73            0
August 25, 2004.........................          64            0            0
August 25, 2005.........................          49            0            0
August 25, 2006.........................          21            0            0
August 25, 2007.........................           0            0            0
August 25, 2008.........................           0            0            0
August 25, 2009.........................           0            0            0
August 25, 2010.........................           0            0            0
August 25, 2011.........................           0            0            0
August 25, 2012.........................           0            0            0
August 25, 2013.........................           0            0            0
August 25, 2014.........................           0            0            0
August 25, 2015.........................           0            0            0
August 25, 2016.........................           0            0            0
August 25, 2017.........................           0            0            0
August 25, 2018.........................           0            0            0
August 25, 2019.........................           0            0            0
August 25, 2020.........................           0            0            0
August 25, 2021.........................           0            0            0
August 25, 2022.........................           0            0            0
August 25, 2023.........................           0            0            0
August 25, 2024.........................           0            0            0
August 25, 2025.........................           0            0            0
August 25, 2026.........................           0            0            0
August 25, 2027.........................           0            0            0
August 25, 2028.........................           0            0            0
Weighted Average Life in years(1).......         6.6          5.3          4.1

------------------------

(1) The weighted average lives of the Offered Certificates as shown above are determined by (i) multiplying the amount of each assumed principal distribution by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and
    (iii) dividing the sum by the total principal distribution on such Certificates.

              PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                             MODEL SET FORTH BELOW

                                                                   CLASS IM-1                                  CLASS IM-2
                                          -------------------------------------------------------------  ----------------------
DISTRIBUTION DATE                            0%          80%         100%         150%         200%         0%          80%
----------------------------------------     ---        -----        -----        -----        -----        ---        -----
Initial.................................        100         100          100          100          100         100         100
August 25, 1999.........................        100         100          100          100          100         100         100
August 25, 2000.........................        100         100          100          100          100         100         100
August 25, 2001.........................        100         100          100          100          100         100         100
August 25, 2002.........................        100          90           73           41           21         100          90
August 25, 2003.........................        100          73           56           27            0         100          73
August 25, 2004.........................        100          59           43            0            0         100          59
August 25, 2005.........................        100          47           33            0            0         100          47
August 25, 2006.........................        100          38           25            0            0         100          38
August 25, 2007.........................        100          30            0            0            0         100          30
August 25, 2008.........................        100          24            0            0            0         100          24
August 25, 2009.........................        100           0            0            0            0         100           0
August 25, 2010.........................        100           0            0            0            0         100           0
August 25, 2011.........................        100           0            0            0            0         100           0
August 25, 2012.........................        100           0            0            0            0         100           0
August 25, 2013.........................         78           0            0            0            0          78           0
August 25, 2014.........................         75           0            0            0            0          75           0
August 25, 2015.........................         71           0            0            0            0          71           0
August 25, 2016.........................         68           0            0            0            0          68           0
August 25, 2017.........................         63           0            0            0            0          63           0
August 25, 2018.........................         59           0            0            0            0          59           0
August 25, 2019.........................         55           0            0            0            0          55           0
August 25, 2020.........................         51           0            0            0            0          51           0
August 25, 2021.........................         46           0            0            0            0          46           0
August 25, 2022.........................         41           0            0            0            0          41           0
August 25, 2023.........................         35           0            0            0            0          35           0
August 25, 2024.........................         29           0            0            0            0          29           0
August 25, 2025.........................         22           0            0            0            0          21           0
August 25, 2026.........................          0           0            0            0            0           0           0
August 25, 2027.........................          0           0            0            0            0           0           0
August 25, 2028.........................          0           0            0            0            0           0           0
Weighted Average Life in years(1).......       21.5         7.3          5.9          4.2          3.6        21.5         7.2


DISTRIBUTION DATE                            100%         150%         200%
----------------------------------------     -----        -----        -----
Initial.................................         100          100          100
August 25, 1999.........................         100          100          100
August 25, 2000.........................         100          100          100
August 25, 2001.........................         100          100          100
August 25, 2002.........................          73           41           18
August 25, 2003.........................          56           27            0
August 25, 2004.........................          43            0            0
August 25, 2005.........................          33            0            0
August 25, 2006.........................          25            0            0
August 25, 2007.........................           0            0            0
August 25, 2008.........................           0            0            0
August 25, 2009.........................           0            0            0
August 25, 2010.........................           0            0            0
August 25, 2011.........................           0            0            0
August 25, 2012.........................           0            0            0
August 25, 2013.........................           0            0            0
August 25, 2014.........................           0            0            0
August 25, 2015.........................           0            0            0
August 25, 2016.........................           0            0            0
August 25, 2017.........................           0            0            0
August 25, 2018.........................           0            0            0
August 25, 2019.........................           0            0            0
August 25, 2020.........................           0            0            0
August 25, 2021.........................           0            0            0
August 25, 2022.........................           0            0            0
August 25, 2023.........................           0            0            0
August 25, 2024.........................           0            0            0
August 25, 2025.........................           0            0            0
August 25, 2026.........................           0            0            0
August 25, 2027.........................           0            0            0
August 25, 2028.........................           0            0            0
Weighted Average Life in years(1).......         5.9          4.1          3.5

------------------------

(1) The weighted average lives of the Offered Certificates as shown above are determined by (i) multiplying the amount of each assumed principal distribution by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and
    (iii) dividing the sum by the total principal distribution on such Certificates.

              PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                             MODEL SET FORTH BELOW

                                                                      CLASS IB                                  CLASS IIA-1
                                            -------------------------------------------------------------  ----------------------
DISTRIBUTION DATE                              0%          80%         100%         150%         200%         0%          80%
------------------------------------------     ---         ---         -----        -----        -----        ---         ---
Initial...................................        100         100          100          100          100         100         100
August 25, 1999...........................        100         100          100          100          100          96          62
August 25, 2000...........................        100         100          100          100          100          96          54
August 25, 2001...........................        100         100          100          100          100          96          45
August 25, 2002...........................        100          90           72           25            0          96          37
August 25, 2003...........................        100          71           47            5            0          96          29
August 25, 2004...........................        100          51           28            0            0          96          23
August 25, 2005...........................        100          34           13            0            0          96          18
August 25, 2006...........................        100          21            1            0            0          96          14
August 25, 2007...........................        100          10            0            0            0          96          11
August 25, 2008...........................        100           1            0            0            0          96           0
August 25, 2009...........................        100           0            0            0            0          96           0
August 25, 2010...........................        100           0            0            0            0          96           0
August 25, 2011...........................        100           0            0            0            0          96           0
August 25, 2012...........................        100           0            0            0            0          96           0
August 25, 2013...........................         78           0            0            0            0          96           0
August 25, 2014...........................         74           0            0            0            0          96           0
August 25, 2015...........................         69           0            0            0            0          96           0
August 25, 2016...........................         63           0            0            0            0          92           0
August 25, 2017...........................         57           0            0            0            0          87           0
August 25, 2018...........................         51           0            0            0            0          81           0
August 25, 2019...........................         45           0            0            0            0          75           0
August 25, 2020...........................         39           0            0            0            0          68           0
August 25, 2021...........................         32           0            0            0            0          59           0
August 25, 2022...........................         25           0            0            0            0          50           0
August 25, 2023...........................         17           0            0            0            0          44           0
August 25, 2024...........................          8           0            0            0            0          36           0
August 25, 2025...........................          0           0            0            0            0          28           0
August 25, 2026...........................          0           0            0            0            0          19           0
August 25, 2027...........................          0           0            0            0            0           0           0
August 25, 2028...........................          0           0            0            0            0           0           0
Weighted Average Life in years(1).........       20.2         6.3          5.1          3.6          3.2        23.2         3.4


DISTRIBUTION DATE                              100%         150%         200%
------------------------------------------     -----        -----        -----
Initial...................................         100          100          100
August 25, 1999...........................          53           32           11
August 25, 2000...........................          44           21            0
August 25, 2001...........................          31            4            0
August 25, 2002...........................          28            4            0
August 25, 2003...........................          20            0            0
August 25, 2004...........................          15            0            0
August 25, 2005...........................          11            0            0
August 25, 2006...........................           0            0            0
August 25, 2007...........................           0            0            0
August 25, 2008...........................           0            0            0
August 25, 2009...........................           0            0            0
August 25, 2010...........................           0            0            0
August 25, 2011...........................           0            0            0
August 25, 2012...........................           0            0            0
August 25, 2013...........................           0            0            0
August 25, 2014...........................           0            0            0
August 25, 2015...........................           0            0            0
August 25, 2016...........................           0            0            0
August 25, 2017...........................           0            0            0
August 25, 2018...........................           0            0            0
August 25, 2019...........................           0            0            0
August 25, 2020...........................           0            0            0
August 25, 2021...........................           0            0            0
August 25, 2022...........................           0            0            0
August 25, 2023...........................           0            0            0
August 25, 2024...........................           0            0            0
August 25, 2025...........................           0            0            0
August 25, 2026...........................           0            0            0
August 25, 2027...........................           0            0            0
August 25, 2028...........................           0            0            0
Weighted Average Life in years(1).........         2.5          1.1          0.6

------------------------

(1) The weighted average lives of the Offered Certificates as shown above are determined by (i) multiplying the amount of each assumed principal distribution by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and
    (iii) dividing the sum by the total principal distribution on such Certificates.

              PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                             MODEL SET FORTH BELOW

                                                                                                                            CLASS
                                                                                    CLASS IIA-2                             IIM-1
                                                                         ---------------------------------                ---------
DISTRIBUTION DATE                                             0%          80%         100%         150%         200%         0%
---------------------------------------------------------     ---         ---         -----        -----        -----        ---
Initial..................................................        100         100          100          100          100         100
August 25, 1999..........................................        100         100          100          100          100         100
August 25, 2000..........................................         98          40           31           19           14         100
August 25, 2001..........................................         95           5            2            0            0         100
August 25, 2002..........................................         92           0            0            0            0         100
August 25, 2003..........................................         89           0            0            0            0         100
August 25, 2004..........................................         85           0            0            0            0         100
August 25, 2005..........................................         82           0            0            0            0         100
August 25, 2006..........................................         77           0            0            0            0         100
August 25, 2007..........................................         72           0            0            0            0         100
August 25, 2008..........................................         67           0            0            0            0         100
August 25, 2009..........................................         60           0            0            0            0         100
August 25, 2010..........................................         53           0            0            0            0         100
August 25, 2011..........................................         46           0            0            0            0         100
August 25, 2012..........................................         37           0            0            0            0         100
August 25, 2013..........................................         27           0            0            0            0         100
August 25, 2014..........................................         16           0            0            0            0         100
August 25, 2015..........................................          4           0            0            0            0         100
August 25, 2016..........................................          0           0            0            0            0         100
August 25, 2017..........................................          0           0            0            0            0         100
August 25, 2018..........................................          0           0            0            0            0         100
August 25, 2019..........................................          0           0            0            0            0         100
August 25, 2020..........................................          0           0            0            0            0         100
August 25, 2021..........................................          0           0            0            0            0         100
August 25, 2022..........................................          0           0            0            0            0          99
August 25, 2023..........................................          0           0            0            0            0          86
August 25, 2024..........................................          0           0            0            0            0          72
August 25, 2025..........................................          0           0            0            0            0          56
August 25, 2026..........................................          0           0            0            0            0          37
August 25, 2027..........................................          0           0            0            0            0           0
August 25, 2028..........................................          0           0            0            0            0           0
Weighted Average Life in years(1)........................       11.5         2.0          1.9          1.8          1.7        27.1


DISTRIBUTION DATE                                              80%         100%         150%         200%
---------------------------------------------------------      ---         -----        -----        -----
Initial..................................................         100          100          100          100
August 25, 1999..........................................         100          100          100          100
August 25, 2000..........................................         100          100          100          100
August 25, 2001..........................................         100          100          100            0
August 25, 2002..........................................          74           55           98            0
August 25, 2003..........................................          57           40            0            0
August 25, 2004..........................................          45           29            0            0
August 25, 2005..........................................          35           21            0            0
August 25, 2006..........................................          27            0            0            0
August 25, 2007..........................................          21            0            0            0
August 25, 2008..........................................           0            0            0            0
August 25, 2009..........................................           0            0            0            0
August 25, 2010..........................................           0            0            0            0
August 25, 2011..........................................           0            0            0            0
August 25, 2012..........................................           0            0            0            0
August 25, 2013..........................................           0            0            0            0
August 25, 2014..........................................           0            0            0            0
August 25, 2015..........................................           0            0            0            0
August 25, 2016..........................................           0            0            0            0
August 25, 2017..........................................           0            0            0            0
August 25, 2018..........................................           0            0            0            0
August 25, 2019..........................................           0            0            0            0
August 25, 2020..........................................           0            0            0            0
August 25, 2021..........................................           0            0            0            0
August 25, 2022..........................................           0            0            0            0
August 25, 2023..........................................           0            0            0            0
August 25, 2024..........................................           0            0            0            0
August 25, 2025..........................................           0            0            0            0
August 25, 2026..........................................           0            0            0            0
August 25, 2027..........................................           0            0            0            0
August 25, 2028..........................................           0            0            0            0
Weighted Average Life in years(1)........................         6.0          4.9          4.4          2.5

------------------------

(1) The weighted average lives of the Offered Certificates as shown above are determined by (i) multiplying the amount of each assumed principal distribution by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and
    (iii) dividing the sum by the total principal distribution on such Certificates.

              PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                             MODEL SET FORTH BELOW

                                                                                    CLASS IIM-2                           CLASS IIB
                                                                         ---------------------------------                ---------
DISTRIBUTION DATE                                             0%          80%         100%         150%         200%         0%
---------------------------------------------------------     ---         ---         -----        -----        -----        ---
Initial..................................................        100         100          100          100          100         100
August 25, 1999..........................................        100         100          100          100          100         100
August 25, 2000..........................................        100         100          100          100          100         100
August 25, 2001..........................................        100         100          100          100            0         100
August 25, 2002..........................................        100          74           55           24            0         100
August 25, 2003..........................................        100          57           40            0            0         100
August 25, 2004..........................................        100          45           29            0            0         100
August 25, 2005..........................................        100          35           21            0            0         100
August 25, 2006..........................................        100          27            0            0            0         100
August 25, 2007..........................................        100          21            0            0            0         100
August 25, 2008..........................................        100           0            0            0            0         100
August 25, 2009..........................................        100           0            0            0            0         100
August 25, 2010..........................................        100           0            0            0            0         100
August 25, 2011..........................................        100           0            0            0            0         100
August 25, 2012..........................................        100           0            0            0            0         100
August 25, 2013..........................................        100           0            0            0            0         100
August 25, 2014..........................................        100           0            0            0            0         100
August 25, 2015..........................................        100           0            0            0            0         100
August 25, 2016..........................................        100           0            0            0            0         100
August 25, 2017..........................................        100           0            0            0            0         100
August 25, 2018..........................................        100           0            0            0            0         100
August 25, 2019..........................................        100           0            0            0            0         100
August 25, 2020..........................................        100           0            0            0            0         100
August 25, 2021..........................................        100           0            0            0            0         100
August 25, 2022..........................................         99           0            0            0            0          99
August 25, 2023..........................................         86           0            0            0            0          86
August 25, 2024..........................................         72           0            0            0            0          72
August 25, 2025..........................................         56           0            0            0            0          56
August 25, 2026..........................................         37           0            0            0            0          37
August 25, 2027..........................................          0           0            0            0            0           0
August 25, 2028..........................................          0           0            0            0            0           0
Weighted Average Life in years(1)........................       27.1         6.0          4.9          3.9          3.0        27.1


DISTRIBUTION DATE                                              80%         100%         150%         200%
---------------------------------------------------------      ---         -----        -----        -----
Initial..................................................         100          100          100          100
August 25, 1999..........................................         100          100          100          100
August 25, 2000..........................................         100          100          100          100
August 25, 2001..........................................         100          100          100            0
August 25, 2002..........................................          74           55           24            0
August 25, 2003..........................................          57           40            0            0
August 25, 2004..........................................          45           29            0            0
August 25, 2005..........................................          35           19            0            0
August 25, 2006..........................................          27            0            0            0
August 25, 2007..........................................          19            0            0            0
August 25, 2008..........................................           0            0            0            0
August 25, 2009..........................................           0            0            0            0
August 25, 2010..........................................           0            0            0            0
August 25, 2011..........................................           0            0            0            0
August 25, 2012..........................................           0            0            0            0
August 25, 2013..........................................           0            0            0            0
August 25, 2014..........................................           0            0            0            0
August 25, 2015..........................................           0            0            0            0
August 25, 2016..........................................           0            0            0            0
August 25, 2017..........................................           0            0            0            0
August 25, 2018..........................................           0            0            0            0
August 25, 2019..........................................           0            0            0            0
August 25, 2020..........................................           0            0            0            0
August 25, 2021..........................................           0            0            0            0
August 25, 2022..........................................           0            0            0            0
August 25, 2023..........................................           0            0            0            0
August 25, 2024..........................................           0            0            0            0
August 25, 2025..........................................           0            0            0            0
August 25, 2026..........................................           0            0            0            0
August 25, 2027..........................................           0            0            0            0
August 25, 2028..........................................           0            0            0            0
Weighted Average Life in years(1)........................         6.0          4.8          3.6          3.0

------------------------

(1) The weighted average lives of the Offered Certificates as shown above are determined by (i) multiplying the amount of each assumed principal distribution by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and
    (iii) dividing the sum by the total principal distribution on such Certificates.

ADDITIONAL INFORMATION

    The Depositor has filed certain additional yield tables and other computational materials with respect to the Class A Certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Modeling Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                        FEDERAL INCOME TAX CONSEQUENCES

    For federal income tax purposes, the Trust Fund will include two segregated asset pools, with respect to which elections will be made to treat each as a separate REMIC. One REMIC (the "Subsidiary REMIC") will issue uncertificated subclasses of nonvoting interest ("Subsidiary REMIC Regular Interests"), which will be designated as the regular interests in the Subsidiary REMIC. The assets of the Subsidiary REMIC will consist of the Mortgage Loans and all other property in the the Trust Fund except for the property in the Trust Fund allocated to the second REMIC (the "Master REMIC"). The Master REMIC will issue the Regular Certificates, which will be designated as the regular interests in the Master REMIC. The Residual Certificates will represent the beneficial ownership of the residual interest in the Subsidiary REMIC and the residual interest in the Master REMIC. The assets of the Master REMIC will consist of the Subsidiary REMIC Regular Interests. Aggregate distributions on the Subsidiary REMIC Regular Interests will equal the aggregate distributions on the Regular Certificates issued by the Master REMIC.

    Holders of Subordinate Certificates may be required to accrue income currently even though their distributions may be reduced due to defaults and delinquencies on the related Mortgage Loans. See "Federal Income Tax Consequences" in the Prospectus.

ORIGINAL ISSUE DISCOUNT

    For purposes of determining the amount and rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Mortgage Loans in each Loan Group at a rate equal to 100% of the applicable Prepayment Model, as described above. No representation is made as to whether the Mortgage Loans will prepay at that rate or any other rate. See "Yield, Prepayment and Maturity Considerations" herein and "Federal Income Tax Consequences" in the Prospectus.

    The Offered Certificates may be treated as being issued at a premium. In such case, the Offered Certificateholders may elect under Section 171 of the Code to amortize such premium under the constant yield method and to treat such amortizable premium as an offset to interest income on the Certificates. Such election, however, applies to all the Certificateholder's debt instruments held during or after the first taxable year in which the election is first made, and should only be made after consulting with a tax adviser.

    If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificateholder, such Certificateholder will be permitted to offset such excess amounts only against the respective future income, if any, from such Certificate. Although the tax treatment is uncertain, a Certificateholder may be permitted to deduct a loss to the extent that such Holder's respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Holder is entitled, assuming no further Principal Prepayments on the Mortgage Loans are received. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

SPECIAL TAX ATTRIBUTES OF THE OFFERED CERTIFICATES

    As is described more fully under "Federal Income Tax Consequences" in the Prospectus, the Certificates will represent qualifying assets under Sections 856(c)(5)(B) and 7701(a)(19)(C)(v) of the Code, and net interest income attributable to the Class A Certificates will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, to the extent the assets of the Trust Fund are assets described in such sections. The Class A Certificates will represent qualifying assets under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

    The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

    In addition, certain contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property (the "Contributions Tax"). The Trust Fund will not accept contributions that would subject it to such tax.

    In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the Trust Fund will recognize net income from foreclosure property subject to federal income tax.

    Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC arises out of a breach of the Subservicer's or the Trustee's obligations, as the case may be, under the Pooling and Servicing Agreement and in respect of compliance with then applicable law, such tax will be borne by the Subservicer or Trustee in either case out of its own funds. In the event that either the Subservicer or the Trustee, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the Trust Fund first with amounts otherwise distributable to the holders of Certificates in the manner provided in the Pooling and Servicing Agreement. It is not anticipated that any material state or local income or franchise tax will be imposed on the Trust Fund.

    For further information regarding the federal income tax consequences of investing in the Class Certificates, see "Federal Income Tax Consequences--REMIC Certificates" in the Prospectus.

                                  STATE TAXES

    The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.

    All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                              ERISA CONSIDERATIONS

    Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA and Section 4975 of the Code prohibits a "disqualified person" with respect to a plan or other arrangement subject to the excise tax provisions set forth under Section 4975 of the Code (each of the foregoing, a "Plan") from engaging in certain transactions involving such Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the Prospectus.

    Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Class A Certificates without regard to the ERISA considerations described herein and in the Prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in
Section 503 of the Code.

    Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Class A Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

    The U.S. Department of Labor has granted administrative exemptions to Chase Securities Inc. (Prohibited Transaction 90-31, 55 Fed. Reg. 23144 (1990)) and to Prudential Securities Incorporated (Prohibited Transaction Exemption 90-32; 55 Fed. Reg. 23147 (1990)) (together, the "Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of
Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemptions. The Exemptions apply to mortgage loans such as the Mortgage Loans in the Trust Fund.

    Among the conditions that must be satisfied for the Exemptions to apply are the following:

        (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

        (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

        (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's, a division of the McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch IBCA, Inc. ("Fitch");

        (4) the trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

        (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

        (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

    The trust fund must also meet the following requirements:

        (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

        (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of certificates; and

       (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

    Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust and the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirement, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemptions would not apply to Plans sponsored by either Underwriter, the Trustee, the Master Servicer, the Subservicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

    It is expected that the Exemptions will apply to the acquisition and holding of the Class A Certificates by Plans and that all conditions of the Exemptions other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single Mortgagor that is the obligor on five percent (5%) of the Mortgage Loans included in the Trust Fund by aggregate unamortized principal balance of the assets of the Trust Fund.

    The Exemptions do not apply to the initial purchase, the holding or the subsequent resale of the Subordinated Certificates because the Subordinated Certificates are subordinate to certain other Classes of Certificates. CONSEQUENTLY, TRANSFERS OF THE SUBORDINATED CERTIFICATES WILL NOT BE REGISTERED BY THE TRUSTEE UNLESS THE TRUSTEE RECEIVES: (I) A REPRESENTATION FROM THE TRANSFEREE OF SUCH CERTIFICATE, ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF ERISA OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT SUCH TRANSFER; (II) IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATES WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60")) AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED

UNDER PTCE 95-60; OR (III) AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OR HOLDING OF SUCH CERTIFICATE BY A PLAN, ANY PERSON ACTING ON BEHALF OF A PLAN OR USING SUCH PLAN'S ASSETS, WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION REQUIREMENTS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. SUCH REPRESENTATION AS DESCRIBED ABOVE SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE'S ACCEPTANCE OF A SUBORDINATED CERTIFICATE. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER TO A PLAN OR PERSON ACTING ON BEHALF OF A PLAN OR USING SUCH PLAN'S ASSETS IS ATTEMPTED WITHOUT SUCH OPINION OF COUNSEL, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

    Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of PTCE 83-1 described in the Prospectus and the Exemptions, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                            LEGAL INVESTMENT MATTERS

    The Offered Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them.

    The Depositor makes no representation as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. See "Legal Investment" in the Prospectus.

                                USE OF PROCEEDS

    Substantially all of the net proceeds to be received from the sale of the Offered Certificates will be applied by the Depositor to the purchase price of the Mortgage Loans.

                             METHOD OF DISTRIBUTION

    Subject to the terms and conditions of the underwriting agreement and the terms agreement each dated August 18, 1998 (together, the "CSI Underwriting Agreement") between the Depositor and Chase Securities Inc. ("CSI"), as underwriter, and the underwriting agreement and the terms agreement each dated August 18, 1998 (together, the "PSI Underwriting Agreement") between the Seller and Prudential Securities Incorporated ("PSI"), as underwriter, the Offered Certificates are being purchased from the Seller by the Underwriters in the respective initial Certificate Principal Balance of each Class of Offered Certificates set forth below, in each case upon issuance thereof. Each of CSI and PSI is referred to herein as an "Underwriter," and together, as the "Underwriters."

                                                                   CHASE         PRUDENTIAL
                                                                 SECURITIES      SECURITIES
CLASS OF CERTIFICATE                                                INC.        INCORPORATED
-------------------------------------------------------------  --------------  --------------
Class IA-1 Certificates......................................  $   21,250,000  $   21,250,000
Class IA-2 Certificates......................................       8,000,000       8,000,000
Class IA-3 Certificates......................................      12,000,000      12,000,000
Class IA-4 Certificates......................................       7,500,000       7,500,000
Class IA-5 Certificates......................................       7,173,500       7,173,500
Class IA-6 Certificates......................................       6,500,000       6,500,000
Class IM-1 Certificates......................................       2,526,500       2,526,500
Class IM-2 Certificates......................................       1,448,500       1,448,500
Class IB Certificates........................................         977,500         977,500
Class IIA-1 Certificates.....................................      68,130,500      68,130,500
Class IIA-2 Certificates.....................................      22,500,000      22,500,000
Class IIM-1 Certificates.....................................       7,552,500       7,552,500
Class IIM-2 Certificates.....................................       5,135,500       5,135,500
Class IIB Certificates.......................................       4,575,000       4,575,000
                                                               --------------  --------------
Total........................................................  $  175,269,500  $  175,269,500
                                                               --------------  --------------
                                                               --------------  --------------

    The Depositor has been advised that the Underwriters propose initially to offer the Offered Certificates to certain dealers at such price less a selling concession not to exceed the percentage of the Certificate denomination set forth below, and that the Underwriters may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the Certificate denomination set forth below:

                                                                        SELLING    REALLOWANCE
CLASS OF CERTIFICATE                                                  CONCESSION    DISCOUNT
--------------------------------------------------------------------  -----------  -----------
Class IA-1 Certificates.............................................     0.0900%      0.0450%
Class IA-2 Certificates.............................................     0.1200%      0.0600%
Class IA-3 Certificates.............................................     0.1500%      0.0750%
Class IA-4 Certificates.............................................     0.1750%      0.0875%
Class IA-5 Certificates.............................................     0.2250%      0.1125%
Class IA-6 Certificates.............................................     0.1750%      0.0875%
Class IM-1 Certificates.............................................     0.2500%      0.1250%
Class IM-2 Certificates.............................................     0.3000%      0.1500%
Class IB Certificates...............................................     0.3600%      0.1800%
Class IIA-1 Certificates............................................     0.1350%      0.0675%
Class IIA-2 Certificates............................................     0.1400%      0.0700%
Class IIM-1 Certificates............................................     0.1750%      0.0875%
Class IIM-2 Certificates............................................     0.2250%      0.1125%
Class IIB Certificates..............................................     0.2800%      0.1400%

    After the initial public offering, the public offering price, such concessions and such discounts may be changed.

    The Depositor has been advised by each Underwriter that it intends to make a market in the Offered Certificates, but neither Underwriter has any obligation to do so. There can be no assurance that a secondary market for the Offered Certificates (or any particular Class thereof) will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to Certificateholders.

    Until the distribution of the Offered Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

    Neither the Depositor nor either of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Certificates. In addition, neither the Depositor nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    Chase Securities Inc. is an affiliate of the Depositor and the Master Servicer.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Depositor by Morgan, Lewis & Bockius LLP, New York, New York and for the Underwriters by Brown & Wood LLP, New York, New York. The material federal income tax consequences of the Certificates will be passed upon for the Depositor by Morgan, Lewis & Bockius LLP.

                                    RATINGS

    It is a condition of the issuance of the Offered Certificates that they be each Class of Offered Certificates be assigned the ratings designated below by S&P and Fitch.

                                                                              S&P       FITCH
CLASS                                                                       RATING     RATING
-------------------------------------------------------------------------  ---------  ---------
IA-1.....................................................................     AAA        AAA
IA-2.....................................................................     AAA        AAA
IA-3.....................................................................     AAA        AAA
IA-4.....................................................................     AAA        AAA
IA-5.....................................................................     AAA        AAA
IA-6.....................................................................     AAA        AAA
IM-1.....................................................................     AA         AA
IM-2.....................................................................      A          A
IB.......................................................................    BBB-        BBB
IIA-1....................................................................     AAA        AAA
IIA-2....................................................................     AAA        AAA
IIM-1....................................................................     AA         AA
IIM-2....................................................................      A          A
IIB......................................................................    BBB-        BBB

    The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Adjustable Rate Certificate Carryover or the anticipated yields in light of prepayments.

    S&P's ratings on mortgage pass-through certificates address the likelihood of receipt by Certificateholders of payments required under the operative agreements. S&P's ratings take into consideration the credit quality of the mortgage pool including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream of the mortgage pool is adequate to make payment required under the certificates. S&P's ratings on mortgage pass-through certificates do not, however, constitute a statement regarding the frequency of prepayments on the mortgage loans. S&P's ratings do not address the possibility that investors may suffer a lower than anticipated yield.

    The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. Fitch's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such certificates. Fitch ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the mortgage loans.

    The Depositor has not requested a rating of the Offered Certificates by any rating agency other than S&P and Fitch. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by any such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                             INDEX OF DEFINED TERMS

                                                                                                             PAGE
                                                                                                           ---------
1/29 Loans...............................................................................................  S-22
2/28 Loans...............................................................................................  S-22
3/27 Loans...............................................................................................  S-22
5/25 Loans...............................................................................................  S-22
Accrual Period...........................................................................................  S-9
Adjustable Cut-off Date Principal Balance................................................................  S-6
Adjustable Rate Certificate Carryover....................................................................  S-7
Adjustable Rate Mortgage Loan Group......................................................................  S-2
Adjustable Rate Mortgage Loans...........................................................................  S-6
Adjustment Date..........................................................................................  S-22
Advance..................................................................................................  S-46
Advances.................................................................................................  S-14
Advanta..................................................................................................  S-2
Applied Realized Loss Amount.............................................................................  S-11
Available Funds Cap......................................................................................  S-7
B&C......................................................................................................  S-21
B&C Underwiting Guidelines...............................................................................  S-39
Balloon Amount...........................................................................................  S-23
Balloon Loan.............................................................................................  S-23
Beneficial Owner.........................................................................................  S-49
Book-Entry Certificates..................................................................................  S-48
Cede.....................................................................................................  S-7
CEDEL....................................................................................................  S-7
CEDEL Participants.......................................................................................  S-50
Certificate Account......................................................................................  S-52
Certificate Group........................................................................................  S-2
Certificate Owners.......................................................................................  S-7
Certificates.............................................................................................  S-2
Chase Manhattan Mortgage.................................................................................  S-2
Citibank.................................................................................................  S-8
Class A..................................................................................................  S-4
Class A Certificates.....................................................................................  S-48
Class A Group I Certificates.............................................................................  S-2
Class A Group II Certificates............................................................................  S-2
Class A Principal Distribution Amount....................................................................  S-56
Class IA-6 Distribution Amount...........................................................................  S-56
Class IIA-2 Distribution Amount..........................................................................  S-57
Class B..................................................................................................  S-4
Class B Certificates.....................................................................................  S-47
Class B Principal Distribution Amount....................................................................  S-57
Class IB Certificates....................................................................................  S-2
Class IIB Certificates...................................................................................  S-2
Class M-1................................................................................................  S-4
Class M-1 Certificates...................................................................................  S-48
Class M-1 Principal Distribution Amount..................................................................  S-57
Class M-2................................................................................................  S-4
Class M-2 Certificates...................................................................................  S-48
Class M-2 Principal Distribution Amount..................................................................  S-57

                                                                                                             PAGE
                                                                                                           ---------
Class IM-1 Certificates..................................................................................  S-48
Class IM-2 Certificates..................................................................................  S-48
Class IIM-1 Certificates.................................................................................  S-48
Class IIM-2 Certificates.................................................................................  S-48
Closing Date.............................................................................................  Cover
Collateral Value.........................................................................................  S-23
Compensating Interest....................................................................................  S-46
Constant Prepayment Rate.................................................................................  S-67
Contributions Tax........................................................................................  S-77
Cooperative..............................................................................................  S-51
CPR......................................................................................................  S-67
crosscollateralization...................................................................................  S-11
CSI......................................................................................................  S-81
CSI Underwriting Agreement...............................................................................  S-81
Current Interest.........................................................................................  S-54
Cut-off Date.............................................................................................  S-11
DCR......................................................................................................  S-78
Definitive Certificate...................................................................................  S-49
Depositor................................................................................................  S-2
Distribution Account.....................................................................................  S-53
Distribution Date........................................................................................  S-2
DTC......................................................................................................  S-7
Due Dates................................................................................................  S-46
Due Period...............................................................................................  S-53
ERISA....................................................................................................  S-14
Euroclear................................................................................................  S-7
Euroclear Operator.......................................................................................  S-51
Euroclear Participants...................................................................................  S-50
European Depositaries....................................................................................  S-8
Exemptions...............................................................................................  S-78
Extra Principal Distribution Amount......................................................................  S-58
Financial Intermediary...................................................................................  S-48
Fitch....................................................................................................  S-15
Fixed Rate Cut-off Date Principal Balance................................................................  S-6
Fixed Rate Mortgage Loan Group...........................................................................  S-2
Fixed Rate Mortgage Loans................................................................................  S-5
Gross Margin.............................................................................................  S-22
Group I Certificates.....................................................................................  S-2
Group II Certificates....................................................................................  S-2
HEP......................................................................................................  S-67
Home Equity Prepayment...................................................................................  S-67
Indirect Participants....................................................................................  S-49
Interest Carry Forward Amount............................................................................  S-55
Interest Determination Date..............................................................................  S-60
LIBO.....................................................................................................  S-61
LIBOR Business Day.......................................................................................  S-61
Loan Group...............................................................................................  S-2
Loan-to-Value Ratio......................................................................................  S-23
Master REMIC.............................................................................................  S-76
Master Servicer..........................................................................................  S-2

                                                                                                             PAGE
                                                                                                           ---------
Master Servicer Fee......................................................................................  S-2
Master Servicer Fee Rate.................................................................................  S-47
Maximum Funds Cap........................................................................................  S-7
Maximum Mortgage Rate....................................................................................  S-22
Mezzanine Certificates...................................................................................  S-4
Mezzanine Group I Certificates...........................................................................  S-2
Mezzanine Group II Certificates..........................................................................  S-2
Minimum Mortgage Rate....................................................................................  S-22
Modeling Assumptions.....................................................................................  S-68
Moody's..................................................................................................  S-78
Mortgage Index...........................................................................................  S-22
Mortgage Loans...........................................................................................  S-2
Mortgage Note............................................................................................  S-21
Mortgage Pool............................................................................................  S-2
Mortgaged Property.......................................................................................  S-2
Net Excess Cashflow......................................................................................  S-59
Net Mortgage Rate........................................................................................  S-55
NIV......................................................................................................  S-45
Offered Certificates.....................................................................................  S-2
OID......................................................................................................  S-14
One-Month LIBOR..........................................................................................  S-7
Optional Termination Date................................................................................  S-14
overcollateralization....................................................................................  S-11
Participants.............................................................................................  S-49
Pass-Through Margin......................................................................................  S-7
Pass-Through Rate........................................................................................  S-55
Paying Agent.............................................................................................  S-5
Percentage Interest......................................................................................  S-54
Periodic Rate Cap........................................................................................  S-22
Plan.....................................................................................................  S-14
Pooling and Servicing Agreement..........................................................................  S-5
Prepayment Interest Shortfall............................................................................  S-46
Prepayment Models........................................................................................  S-67
Prepayment Period........................................................................................  S-53
Principal Distribution Amount............................................................................  S-56
Principal Funds..........................................................................................  S-53
Prohibited Transactions Tax..............................................................................  S-77
Prospectus...............................................................................................  S-3
PSI......................................................................................................  S-81
PSI Underwriting Agreement...............................................................................  S-81
PTCE 95-60...............................................................................................  S-79
Rating Agencies..........................................................................................  S-15
Realized Loss............................................................................................  S-60
Record Date..............................................................................................  S-8
Reference Banks..........................................................................................  S-61
Relevant Depositary......................................................................................  S-49
REMIC....................................................................................................  S-2
REO Property.............................................................................................  S-46
Required Percentage......................................................................................  S-59
Residual Certificates....................................................................................  S-2

                                                                                                             PAGE
                                                                                                           ---------
Restricted Group.........................................................................................  S-79
Reuters Screen LIBO Page.................................................................................  S-61
Rules....................................................................................................  S-49
S&P......................................................................................................  S-15
Scheduled Payments.......................................................................................  S-21
Seller...................................................................................................  S-4
Servicer Advance Date....................................................................................  S-46
Servicer Remittance Date.................................................................................  S-52
Servicing Fee............................................................................................  S-14
Servicing Fee Rate.......................................................................................  S-46
Six Month LIBOR Loans....................................................................................  S-22
SMMEA....................................................................................................  S-15
Stated Principal Balance.................................................................................  S-14
Stepdown Date............................................................................................  S-59
Stepup Trigger Event.....................................................................................  S-59
Subordinated Group II Certificates.......................................................................  S-2
Subordinated Certificates................................................................................  S-4
Subordinated Group I Certificates........................................................................  S-4
Subservicer..............................................................................................  S-2
Subsidiary REMIC.........................................................................................  S-76
Subsidiary REMIC Regular Interests.......................................................................  S-76
Terms and Conditions.....................................................................................  S-51
Third Party Servicing Portfolio..........................................................................  S-44
Trigger Event............................................................................................  S-59
Trust Fund...............................................................................................  S-2
Trustee..................................................................................................  S-2
Underwriter..............................................................................................  S-3
Underwriters.............................................................................................  S-81
Unpaid Realized Loss Amount..............................................................................  S-60

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally offered Chase Funding Mortgage Loan Asset-Backed Certificates, Series 1998-1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

    Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

    Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

    Trading between DTC Seller and CEDEL or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related Class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

    CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

    Trading between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related Class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL

Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    Exemption for non-U.S. Persons with Effectively Connected Income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    Exemption or Reduced Rate for non-U.S. Persons Resident in Treaty Countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

    Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a Partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

                                   MORSERV, INC.
                                   DEPOSITOR
                           PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

    This Prospectus relates to Pass-Through Certificates (the "Certificates") issuable in Series which may be sold from time to time on terms determined at the time of sale, evidencing specified interests in a trust fund (the "Trust Fund"). As specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates will include certain mortgage related assets (the "Mortgage Assets") consisting of (i) mortgage loans (the "Mortgage Loans") or
(ii) mortgage pass-through securities issued or guaranteed by FHLMC, FNMA or GNMA (the "Agency Securities"), as more particularly described herein, having aggregate outstanding principal balances of up to $1,000,000,000 and in certain other property conveyed by MorServ, Inc. (the "Company"). The Mortgage Loans included in any Mortgage Pool and the Agency Securities included in any pool of Agency Securities will be described in the related Prospectus Supplement. The Mortgage Loans and Agency Securities will have been acquired by the Company from time to time in the open market or in privately negotiated transactions, including transactions with affiliates. Certain of the Mortgage Loans and mortgage loans underlying the Agency Securities may have been originated by affiliates of the Company. Specific information, to the extent available, regarding the size and composition of the pool of Mortgage Loans or Agency Securities relating to each Series of Certificates will be set forth in the related Prospectus Supplement. If specified in the related Prospectus Supplement, a pool insurance policy, letter of credit, surety bond, guarantee, or any combination thereof, or other forms of credit enhancement may be provided with respect to a Series or Classes of Certificates evidencing interests in Mortgage Loans. The Prospectus Supplement for a Series will name the entity, which may be an affiliate of the Company, which will act directly or through one or more Sub-servicers, as servicer (the "Servicer") of the Mortgage Loans for such Series.

    Each Series of Certificates will consist of one or more Classes or Sub-classes of Certificates, which may include one or more senior Classes of Certificates (the "Senior Certificates") and one or more subordinate Classes of Certificates (the "Subordinated Certificates"). Unless otherwise specified in the related Prospectus Supplement, the Subordinated Certificates will not be offered hereby. Certificates of a Series may be divided into two or more Classes or Sub-classes representing interests in specified percentages of principal or interest, or both, in distributions on the pool of Mortgage Loans or Agency Securities relating to such Series, as specified in the related Prospectus Supplement. Each Prospectus Supplement will describe the Series and Class or Classes of Certificates offered thereby including the percentage interest in principal of and in interest represented thereby and the distributions of principal or interest or both to any one or more of such Classes or Sub-classes which may be on a sequential or pro rata basis, or such other manner specified therein.

    The Prospectus Supplement will set forth the Pass-Through Rate or other applicable rate that will be passed through with respect to the Mortgage Assets, together with the rate of interest that will be paid to Certificateholders of each Class or Sub-class of such Series. Such Pass-Through Rate or other applicable rate and any such rate of interest may be fixed, variable or adjustable, as specified in the related Prospectus Supplement.

    The Company's only obligations with respect to a Series of Certificates will be pursuant to certain limited representations and warranties. Except for certain representations and warranties relating to the Mortgage Loans and certain other exceptions, the Servicer's obligations with respect to the Certificates evidencing interests in a pool of Mortgage Loans are limited to its contractual servicing obligations. Unless otherwise specified in the related Prospectus Supplement, if the amount eligible for distribution to holders of Certificates (or to Senior Certificateholders only in the case of a Series of Certificates having a Class of Subordinated Certificates) evidencing interests in a pool of Mortgage Loans on any Distribution Date is less than the amount due them, the Servicer may be obligated, under certain terms and conditions, to advance cash to such Certificateholders, to the extent such deficiency is attributable to delinquent payments of principal and interest during the immediately preceding Due Period (as defined herein) and only to the extent the Servicer determines such advances are recoverable from future payments and collections on the Mortgage Loans or otherwise (the "Advances"). See "Description of the Certificates--Advances" and "--Distributions on Certificates."

    The intention of any underwriter to make a secondary market in the Certificates will be set forth in the related Prospectus Supplement. There can be no assurance that a secondary market for the Certificates will develop, or if it does develop, that it will continue.

    PROSPECTIVE INVESTORS IN THE CERTIFICATES SHOULD CONSIDER THE FACTORS DISCUSSED UNDER "RISK FACTORS" BEGINNING ON PAGE 15.

    An election may be made to cause the Trust Fund relating to a Series of Certificates to be treated as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences."

    THE CERTIFICATES WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE COMPANY, THE CHASE MANHATTAN CORPORATION, THE CHASE MANHATTAN BANK OR ANY OF THEIR AFFILIATES. THE CERTIFICATES WILL NOT BE SAVINGS ACCOUNTS OR DEPOSITS AND NEITHER THE CERTIFICATES, EXCEPT AS DESCRIBED HEREIN, NOR THE UNDERLYING MORTGAGE LOANS OR AGENCY SECURITIES WILL BE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY NOR HAS THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY PASSED UPON THE ACCURACY OF THE INFORMATION CONTAINED IN THIS PROSPECTUS.
                           --------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

    This Prospectus may not be used to consummate sales of a Series of Certificates unless accompanied by a Prospectus Supplement.
                           --------------------------

                The date of this Prospectus is August 18, 1998.

                             PROSPECTUS SUPPLEMENT

    The Prospectus Supplement relating to a series of Certificates being offered hereby will, among other things, set forth with respect to such series of Certificates (i) information as to the assets comprising the Trust Fund, including the characteristics of the Mortgage Loans or Agency Certificates and, if applicable, the insurance, guarantees or other instruments or agreements included in the Trust Fund and the amount and source of any reserve accounts;
(ii) the aggregate original principal balance of each class of Certificates entitled to distributions allocable to principal and, if a fixed rate of interest, the interest rate for each class of such Certificates entitled to distributions allocable to interest; (iii) information as to any class of Certificates that has a rate of interest that is subject to change from time to time and the basis on which such interest rate will be determined; (iv) information as to any class of Certificates on which interest will accrue and be added to the principal or, if applicable, the notional principal balance thereof; (v) information as to the method used to calculate the amount of interest to be paid on any class entitled to distributions of interest only;
(vi) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; (vii) the circumstances, if any, under which the Trust Fund is subject to early termination; (viii) if applicable, the final distribution date and the first mandatory principal distribution date of each class of such Certificates;
(ix) the method used to calculate the aggregate amounts of principal and interest required to be distributed on each distribution date in respect of each class of such Certificates and, with respect to any series consisting of more than one class, the basis on which such amounts will be allocated among the classes of such series; (x) the distribution date for each class of the Certificates, the date on which payments received in respect of the assets included in the Trust Fund during the related period will be deposited in the related Collection Account (as defined herein) and, if applicable, the assumed reinvestment rate applicable to payments received in respect of such assets and the date on which such payments are assumed to be received for such series of Certificates; (xi) the name of the trustee of the Trust Fund; (xii) information with respect to the administrator, if any, of the Trust Fund; (xiii) whether an election will be made to treat all or a portion of the Trust Fund as a REMIC or a double REMIC and, if applicable, the designation of the regular interests and residual interests therein; and (xiv) information with respect to the plan of distribution of such Certificates.

                             AVAILABLE INFORMATION

    The Company will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the series of Certificates offered hereby and by the related Prospectus Supplement, and in accordance therewith will file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material can also be obtained from the web site that the Commission maintains at http://www.sec.gov.

    The Company has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. The Registration Statement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission as described in the preceding paragraph.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a series of Certificates subsequent to the date of this Prospectus and the related Prospectus Supplement and prior to the termination of the offering of such series of Certificates shall be deemed to be incorporated by reference in this Prospectus as supplemented by the related Prospectus Supplement. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the Registration Statement of which this Prospectus forms a part.

    Any statement contained herein or in a Prospectus Supplement for a series of Certificates or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Prospectus and such Prospectus Supplement to the extent that a statement contained herein or in such Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or in such Prospectus Supplement modifies or supersedes such statement, except to the extent that such subsequently filed document expressly states otherwise. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the related Prospectus Supplement or, if applicable, the Registration Statement.

    The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus and the related Prospectus Supplement is delivered, on the written or oral request of any such person, a copy of any and all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Office of the President, MorServ, Inc., 343 Thornall Street, Edison, New Jersey 08837. Telephone requests for such copies should be directed to the Office of the President at (732) 205-0600.
                            ------------------------

    Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the series of Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters of the series of Certificates covered by such Prospectus Supplement and with respect to their unsold allotments or subscriptions.

    No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby and thereby nor an offer to sell or a solicitation of an offer to buy the Certificates to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus or any Prospectus Supplement with respect hereto nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that the information herein or therein is correct as of any time subsequent to the date of such information.
                            ------------------------

                         REPORTS TO CERTIFICATEHOLDERS

    The Servicer will provide to the holders of Certificates of each series, annually and on each Distribution Date, reports concerning the Trust Fund related to such Certificates. See "The Pooling and Servicing Agreement--Reports to Certificateholders". The Servicer will file with the Commission such reports with respect to the Trust Fund for a series of Certificates as are required under the Exchange Act and the rules and regulations of the Commission thereunder until the completion of the reporting period required by Rule 15d-1 under the Exchange Act.

                                SUMMARY OF TERMS

    THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT. CAPITALIZED TERMS USED HEREIN SHALL HAVE THE RESPECTIVE MEANINGS ASSIGNED THEM HEREIN AND IN THE "GLOSSARY."

Securities Offered...........  Pass-Through Certificates (the "Certificates") evidencing interests in pools of Mortgage Loans or Agency Securities
                               (each as defined below) may be issued from time to time in
                               Series pursuant to separate Pooling and Servicing Agreements
                               (each, an "Agreement") among MorServ, Inc. (the "Company"), the servicer (the "Servicer") specified in the related
                               Prospectus Supplement for a Series of Certificates
                               evidencing interests in Mortgage Loans, the REMIC Servicer
                               (the "REMIC Servicer"), if any, specified in the related
                               Prospectus Supplement for a Series of Certificates
                               evidencing interests in Agency Securities and the Trustee
                               (the "Trustee") specified in the related Prospectus
                               Supplement for such Series of Certificates.

Depositor....................  The Company is a wholly-owned, limited purpose subsidiary of
                               Chase Manhattan Mortgage Corporation ("Chase Manhattan
                               Mortgage"). Unless otherwise expressly provided in the
                               related Prospectus Supplement, neither Chase Manhattan
                               Mortgage Corporation, The Chase Manhattan Bank nor any of
                               their affiliates, including the Company, has guaranteed, or is or will be otherwise obligated with respect to the
                               Certificates of any Series. See "Special Considerations."

Servicer.....................  The entity, which may be an affiliate of the Company, named as servicer (the "Servicer") in the related Prospectus
                               Supplement for a Series of Certificates evidencing interests in Mortgage Loans.

Seller.......................  The entity or entities named as seller (the "Seller") in the related Prospectus Supplement, which may be an affiliate of the Company.

Trust Fund...................  The Trust Fund for a Series of Certificates (each, a "Trust
                               Fund") will include certain mortgage related assets (the
                               "Mortgage Assets") and certain other property held in trust for the benefit of the Certificateholders consisting of (a)
                               first lien mortgage loans (or participation interests
                               therein) secured by one- to four-family residential
                               properties (the "Mortgage Loans") or (b) mortgage
                               pass-through securities issued or guaranteed by the
                               Government National Mortgage Association ("GNMA"), the
                               Federal National Mortgage Association ("FNMA") or the
                               Federal Home Loan Mortgage Corporation ("FHLMC") (the
                               "Agency Securities"), together with payments in respect of such Mortgage Assets and certain other accounts, obliga-
                               tions or agreements, in each case as specified in the
                               related Prospectus Supplement.

A. The Mortgage Loans........  The Mortgage Loans evidenced by a Series of Certificates
                               (the "Mortgage Pool"), as specified in the related
                               Prospectus Supplement, may be fixed, adjustable or variable rate Mortgage Loans. The Mortgage Loans may be conventional
                               Mortgage Loans (the "Conventional

                               Mortgage Loans") or Mortgage Loans insured by the Federal
                               Housing Administration (the "FHA Mortgage Loans") or
                               partially guaranteed by the Veterans Administration (the "VA
                               Mortgage Loans"). The Mortgage Loans will be secured by one-
                               to four-family residential properties. The adjustable rate and variable rate Mortgage Loans (together, the "Adjustable
                               Rate Loans") may, as described in the related Prospectus
                               Supplement, permit or require periodic changes in the
                               interest rates borne by the Mortgage Loans (the "Adjustable
                               Mortgage Rates"), and in the monthly payments made on the
                               Mortgage Loans. The Mortgage Loans may include graduated
                               payment mortgage loans (the "GPM Loans"), which provide for payments during the initial years of their term that are
                               less than the actual amount of principal and interest that would be payable on a level debt service basis. The interest not paid in the early years of such GPM Loans will be added to the principal balance and paid, together with interest, in later years. The related Prospectus Supplement will
                               specify any limit on the amount of GPM Loans which will be included in a Mortgage Pool.

                               Unless otherwise specified in a related Prospectus
                               Supplement, each Mortgage Loan will have a 15- to 30-year
                               term at origination and a Loan-to-Value Ratio at origination
                               (as defined herein, the "Mortgage Loan-to-Value Ratio") not to exceed 95%. Unless otherwise specified in a related
                               Prospectus Supplement, no Conventional Mortgage Loan will
                               have a Mortgage Loan-to-Value Ratio exceeding 80%, unless
                               covered by a primary mortgage insurance policy (a "Primary
                               Mortgage Insurance Policy") as described herein or in the
                               related Prospectus Supplement.

                               The Prospectus Supplement for each Series will provide
                               information with respect to (i) the aggregate principal
                               balance of the Mortgage Loans comprising, with respect to
                               each Series of Certificates, the pool of Mortgage Loans
                               transferred by the Company to the Trustee (the "Mortgage
                               Pool"), as of the date specified in the Prospectus Supple-
                               ment (the "Cut-off Date"); (ii) the weighted average of the interest rates specified for each Mortgage Loan (the
                               "Mortgage Rate"), and, in the case of Adjustable Rate Loans, the weighted average of the Adjustable Mortgage Rates as of the Cut-off Date and maximum permitted Adjustable Mortgage
                               Rates, if any; (iii) the average outstanding principal
                               balance of the Mortgage Loans as of the Cut-off Date; (iv)
                               the weighted average term to maturity of the Mortgage Loans as of the Cut-off Date and the range of the terms to
                               maturity; (v) the range of Mortgage Loan-to-Value Ratios of the Mortgage Loans; (vi) the aggregate outstanding principal balance, if any, of Buy-Down Loans (hereinafter described)
                               and GPM Loans as of the Cut-off Date; (vii) the amount of
                               any Mortgage Pool Insurance Policy, Special Hazard Insurance
                               Policy and Mortgagor Bankruptcy Insurance (each as
                               hereinafter described) to be maintained with respect to the
                               Mortgage Pool; (viii) the amount of any Primary Mortgage
                               Insurance and Standard Hazard Insurance (hereinafter
                               described) required to be maintained with respect to each
                               Mortgage Loan; (ix) the aggregate outstanding principal
                               balance of Conventional Mortgage Loans,

                               FHA Mortgage Loans and VA Mortgage Loans; (x) the amount, if any, and terms of any other form of Alternate Credit
                               Enhancement to be provided with respect to all or any
                               Mortgage Loans or the Mortgage Pool; and (xi) the geographic location and types of one-to four-family residential
                               properties securing the Mortgage Loans (the "Mortgaged
                               Properties").

                               The Mortgage Loans will be purchased by the Company in the open market or in privately negotiated transactions. either directly or through an affiliate, from one or more Sellers.

                               Only to the extent described below and in the related
                               Prospectus Supplement, will the Mortgage Loans comprising
                               the Mortgage Pool relating to a Series of Certificates
                               evidencing interests in Mortgage Loans be guaranteed or
                               insured by any government agency or other insurer.

B. The Agency Securities.....  The Agency Securities evidenced by a Series of Certificates will consist of (i) Mortgage Participation Certificates
                               issued and guaranteed as to timely payment of interest and unless otherwise specified in the related Prospectus
                               Supplement, ultimate payment of principal by FHLMC ("FHLMC
                               Certificates"), (ii) Guaranteed Mortgage Pass-Through
                               Certificates issued and guaranteed as to timely payment of principal and interest by FNMA ("FNMA Certificates"), (iii)
                               "fully modified pass-through" mortgage-backed certificates guaranteed as to timely payment of principal and interest by the GNMA ("GNMA Certificates"), (iv) stripped
                               mortgage-backed securities representing an undivided
                               interest in all or a part of either the principal distribu-
                               tions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in
                               some specified portion of the principal and interest
                               distributions (but not all of such distributions) on certain
                               FHLMC, FNMA or GNMA Certificates and, unless otherwise
                               specified in the related Prospectus Supplement. guaranteed to the same extent as the underlying securities, (v) another type of pass-through certificate issued or guaranteed by
                               GNMA, FNMA or FHLMC and described in the related Prospectus
                               Supplement or (vi) a combination of such Agency Securities.
                               All GNMA Certificates will be backed by the full faith and credit of the United States. Neither FHLMC nor FNMA
                               Certificates will be backed, directly or indirectly, by the full faith and credit of the United States.

                               The types, aggregate principal amounts and characteristics of the Agency Securities evidenced by a Series of
                               Certificates will be described in the related Prospectus
                               Supplement. Each Agency Security will evidence an interest in a pool of mortgage loans of the type described herein and in the related Prospectus Supplement. Substantially all of the mortgage loans will be secured by one- to four-family
                               residences. The Agency Securities included in a Trust Fund
                               (hereinafter defined) will be registered in the name of the
                               Trustee for such Trust Fund (or its nominee). See "The Trust
                               Fund--Agency Securities" herein.

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                               The Agency Securities may consist of pass-through securities issued under FHLMC's or FNMA's Cash or Guarantor Program,
                               the GNMA I Program, the GNMA II Program or another program specified in the Prospectus Supplement. Agency Securities
                               may be backed by fixed, variable or adjustable rate or
                               graduated payment mortgage loans.

Description of
  Certificates...............  Each Class of Certificates within a Series will evidence the interest specified in the related Prospectus Supplement in the Trust Fund.

                               Each Series of Certificates may consist of one or more
                               Classes, one or more of which may be Senior Certificates
                               ("Senior Certificates") and one or more of which may be
                               Subordinated cCertificates ("Subordinated Certificates"). A
                               Class of Certificates of a Series may be divided into two or more Sub-classes, as and on the terms specified in the
                               related Prospectus Supplement. Each Class or Sub-class of a
                               Series may evidence the right to receive a specified portion
                               (which may be 0%) of each distribution of principal or
                               interest or both, on the Mortgage Loans or Agency
                               Securities. Each Class or Sub-class of a Series may be
                               assigned a principal balance (the "Stated Balance") based on the cash flow from the assets in the Trust Fund, and a
                               fixed, variable or adjustable stated annual interest rate, and may be entitled to receive distributions in reduction of
                               Stated Balance to the extent available therefor in the
                               manner, priority and amounts specified in the related
                               Prospectus Supplement. A Class or Sub-class of Certificates may be Certificates on which interest will accrue, but not be paid, for the period set forth in the related Prospectus
                               Supplement (the "Compound Interest Certificates") . The
                               Certificates will be issuable in fully registered form in
                               the authorized denominations specified in the related
                               Prospectus Supplement. See "Description of the
                               Certificates." Certain Series or Classes of Certificates may
                               be enhanced by mortgage pool insurance, letters of credit, surety bonds, guarantees, or any combination thereof, or
                               other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement. The
                               Subordinated Certificates of a Series will be subordinated in certain respects to the Senior Certificates of the same
                               Series. If a Series of Certificates contains more than one
                               Class of Subordinated Certificates, distributions and losses will be allocated among such Classes in the manner specified in the related Prospectus Supplement. The Certificates will not be guaranteed or insured by any government agency.

Subordinated Certificates and
  Reserve Fund...............  One or more Classes of any Series evidencing interests in
                               Mortgage Loans may be Subordinated Certificates, as
                               specified in the related Prospectus Supplement. The rights of the Subordinated Certificateholders to receive any or a specified portion of distributions with respect to the
                               Mortgage Loans will be subordinated to the rights of Senior
                               Certificateholders to the extent of the amount specified in the related Prospectus Supplement (the "Available
                               Subordination Amount"). If a Series of Certificates contains more than one Class of Subordinated Certificates,
                               distributions and losses will be allocated
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                                       7
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                               among such Classes in the manner specified in the related
                               Prospectus Supplement. The rights of the Subordinated
                               Certificateholders, to the extent not subordinated, may be on a parity with those of Senior Certificateholders. The
                               Available Subordination Amount for each Class of
                               Subordinated Certificates of a Series will be dependent upon certain Mortgage Pool characteristics and other factors and will be set forth in the related Prospectus Supplement.
                               Alternatively, if so specified in the related Prospectus
                               Supplement, Senior Certificateholders may be entitled to
                               receive all or some portion of the amounts otherwise
                               allocable to Subordinated Certificateholders under
                               circumstances and for the period of time specified in the
                               Prospectus Supplement, which will have the effect of
                               accelerating the amortization of the Senior Certificates and thereby increasing over time the interest evidenced by the
                               Subordinated Certificates in the related Trust Fund. This
                               Subordination is intended to enhance the likelihood of
                               regular receipt by Senior Certificateholders of the full
                               amount of scheduled monthly payments of principal and
                               interest due to them and to protect the Senior
                               Certificateholders against losses. The Available Subordina-
                               tion Amount for each Class of Subordinated Certificates of a
                               Series will be dependent upon certain Mortgage Pool
                               characteristics and other factors and will be set forth in the related Prospectus Supplement. See "Description of the
                               Certificates Distributions on Certificates."

                               The protection afforded to the Senior Certificateholders by the preferential right of the Senior Certificateholders to receive current distributions from the Mortgage Pool up to the Available Subordination Amount may be enhanced, to the extent specified in the related Prospectus Supplement, by
                               the establishment of a fund to make payments on the
                               Certificates to the extent funds are not otherwise available
                               (the "Reserve Fund"), which is funded by retention of a
                               portion of such amounts otherwise payable to the
                               Subordinated Certificateholders. The Reserve Fund may also be funded, to the extent specified in the related Prospectus
                               Supplement, by one or more of an initial cash deposit, the retention of specified periodic distributions of principal, interest or both otherwise payable to Subordinated Certifi-
                               cateholders, or the provision of a letter of credit,
                               guarantee, insurance policy or other form of credit
                               enhancement or any combination thereof and of the foregoing retained amounts. Unless otherwise specified in the related
                               Prospectus Supplement, the Reserve Fund will be part of the
                               Trust Fund.

                               The subordination features and the Reserve Fund described
                               above are intended to enhance the likelihood of timely
                               payment of principal and interest and to protect the Senior
                               Certificateholders against loss; however, in certain
                               circumstances the Reserve Fund could be depleted and
                               shortfalls could result. If, on a particular date when a
                               distribution is due the Senior Certificateholders, the
                               aggregate amount of payments received from the obligors on the Mortgage Loans and Advances by the Servicer (as
                               described below), if any, and from the Reserve Fund of a
                               Series, if any, do not provide sufficient funds to make full distributions to the Senior Certificateholders of a Series, the
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                                       8
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                               amount of the shortfall, plus interest at the Pass-Through
                               Rates (hereinafter defined) of the Mortgage Loans to which such shortfall is attributable or at the weighted average
                               Pass-Through Rate, as specified in the related Prospectus
                               Supplement, will be added to the amount the Senior
                               Certificateholders are entitled to receive on the next date specified in the related Prospectus Supplement for payments on the Certificates (the "Distribution Date"). Unless
                               otherwise described in the applicable Prospectus Supplement, in the event the Reserve Fund, if any, is depleted before
                               the Available Subordination Amount is reduced to zero, such
                               Senior Certificateholders nevertheless will have a
                               preferential right to receive current distributions from the
                               Mortgage Pool to the extent of the then Available
                               Subordination Amount. Senior Certificateholders will bear
                               their proportionate share of losses realized on the Mortgage
                               Loans in excess of the Available Subordination Amount.

Insurance and Credit
  Enhancement................  As an alternative, or in addition, to the credit enhancement afforded by subordination of the Subordinated Certificates, credit enhancement with respect to a Series of Certificates evidencing interests in Mortgage Loans may be provided by
                               mortgage pool insurance or other forms of credit enhancement acceptable to each nationally recognized rating agency
                               rating a Series of Certificates. Credit enhancement through mortgage insurance or hazard insurance which may be
                               provided, as more fully described herein under the caption
                               "Description of Insurance" and in the applicable Prospectus
                               Supplement is summarized below.

                                   (i) Mortgage Pool Insurance Policy. A Mortgage Pool
                               Insurance Policy or Policies may be obtained for a Series of
                               Certificates evidencing interests in Mortgage Loans and will be maintained by the Servicer. The Mortgage Pool Insurance
                               Policy will be limited in scope, covering defaults on the
                               related Mortgage Loans in an initial amount of not less than a specified percentage of the aggregate principal balance as of the related Cut-off Date as st forth in the related
                               Prospectus Supplement.

                                   (ii) Standard Hazard Insurance and Special Hazard
                               Insurance Policy. All of the Mortgage Loans will be covered by Standard Hazard Insurance Policies insuring against
                               losses due to various causes, including fire, lightning, and windstorm. With respect to the Mortgage Loans, certain other physical risks that are not otherwise insured against may be covered by a Special Hazard Insurance Policy or Policies, as specified in the related Prospectus Supplement. Each Special
                               Hazard Insurance Policy will be limited in scope and will
                               cover losses in an initial amount equal to a set percentage of the aggregate principal balance as of the related Cut-off
                               Date of the Mortgage Loans or other maximum coverage, as set forth in the related Prospectus Supplement. Any hazard
                               losses not covered by either Standard Hazard Insurance
                               Policies on the Mortgage Loans, or a Special Hazard
                               Insurance Policy on the Mortgage Loans will not be insured against and therefore will be borne by the related
                               Certificateholders.
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                                       9
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                                   (iii) Mortgagor Bankruptcy Insurance. As specified in
                               the related Prospectus Supplement, Mortgagor Bankruptcy
                               Insurance may be obtained for a Series of Certificates
                               evidencing interests in Mortgage Loans covering certain
                               losses resulting from action which may be taken by a
                               bankruptcy court in connection with a Mortgage Loan. The
                               level of coverage of such insurance will be specified in the applicable Prospectus Supplement.

                                   (iv) FHA Insurance and VA Guarantee. To the extent
                               specified in the related Prospectus Supplement, all or a
                               portion of the Mortgage Loans may be subject to FHA
                               insurance or may be partially guaranteed by the VA.

                                   (v) Alternate Credit Enhancement. To the extent
                               specified in the related Prospectus Supplement, the Company may provide for alternative credit enhancement for all or
                               part of the related Trust Fund, Mortgage Pool, or all or any
                               Mortgage Loans included in the related Mortgage Pool, in the form of a letter of credit, guarantee, surety bond or
                               insurance policy, or any combination thereof in each case
                               satisfactory to each rating agency rating the Series of
                               Certificates. See "Description of Insurance--Alternate
                               Credit Enhancement."

                               To the extent described in an applicable Prospectus
                               Supplement and to the extent that it will not result in the downgrading of any rating on the related Certificates by any nationally recognized rating agency rating such
                               Certificates, certain insurance policies (or deposits in
                               lieu thereof) may secure more than one Series of
                               Certificates. With respect to any Series of Certificates,
                               the Company also will have the right to substitute
                               comparable coverage from another insurer or provide
                               equivalent protection for any of certain insurance policies
                               (or deposits in lieu thereof) securing such Series of
                               Certificates so long as such substitution will not result in the downgrading of any rating on the related Certificates by any nationally recognized rating agency rating such
                               Certificates.

Advances.....................  Unless otherwise specified in the related Prospectus
                               Supplement if the amount eligible for distribution to the
                               Certificateholders of a Series of Certificates evidencing
                               interests in Mortgage Loans on any Distribution Date is less than the amount which is due such Certificateholders on such
                               Distribution Date, the related Agreement will provide that the Servicer is obligated to make advances of cash (the
                               "Advances") to the Certificateholders, subject to the
                               limitations described in the applicable Prospectus
                               Supplement, to the extent that such deficiency is due to
                               delinquent payments of principal and interest during the
                               immediately preceding Due Period (as defined herein) and
                               only to the extent the Servicer determines such Advances are recoverable from future payments and collections on the
                               Mortgage Loans or otherwise. See "Description of the
                               Certificates."

Interest.....................  Except as otherwise set forth in the related Prospectus
                               Supplement, interest on each Mortgage Loan and Agency
                               Security will be passed through on the dates specified in
                               the related Prospectus Supplement (each, a "Distribution
                               Date"), commencing on the date and at the
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                                       10
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                               Pass-Through Rate or other applicable rate for that Mortgage
                               Loan or Agency Security specified in the related Prospectus
                               Supplement. To the extent specified in the related
                               Prospectus Supplement, the Pass-Through Rate for each
                               Mortgage Loan and Agency Security will equal the Mortgage
                               Rate then borne by such Mortgage Loan or the pass-through
                               rate of the Agency Security, less a fee for the servicing of the Mortgage Loan or pool of Agency Securities and related expenses specified in the related Prospectus Supplement (the
                               "Servicing Fee") and, to the extent specified in the related
                               Prospectus Supplement, less a fee for providing credit
                               enhancement (the "Guarantee Fee") and an amount retained by the seller of the Mortgage Loan or Agency Security or to be retained by the Company or the Servicer or otherwise sold as set forth in the Prospectus Supplement, if any (the "Excess
                               Interest") or, such Servicing Fee and such Guarantee Fee, if any, and such Excess Interest, if any, as may be deducted
                               from the distributions made on the Distribution Dates. To
                               the extent specified in the related Prospectus Supplement, the Company may retain for its own account or, under certain circumstances, dispose of the Excess Interest, if any, in
                               unrelated transactions. See "Description of the
                               Certificates--Compensation and Payment of Expenses." The
                               Servicing Fee may be fixed or may change as specified in the related Prospectus Supplement. The weighted average
                               Pass-Through Rate or other applicable rate with respect to
                               Certificates which evidence the right to receive
                               distributions of income at a variable Pass-Through Rate or other applicable rate (the "Variable Rate Certificates")
                               relating to adjustable rate Agency Securities or a Mortgage
                               Pool containing Adjustable Rate Loans may be expected to
                               change as the pass-through rates on the Mortgage Securities or Adjustable Mortgage Rates and Pass-Through Rates or other applicable rates on the Adjustable Rate Loans change, and, with respect to Variable Rate Certificates relating to a
                               pool of fixed or adjustable rate Mortgage Loans or Agency
                               Securities, as payments of principal, including pre-
                               payments, are made on Mortgage Loans or Agency Securities, as the case may be, bearing different Mortgage Rates or
                               pass-through rates, respectively. The related Prospectus
                               Supplement will set forth for each Class or Sub-class of
                               Certificates that has a Stated Balance the interest rate, if any, for each such Class or Sub-class or the method of
                               determining such interest rate. See "Yield Considerations"
                               and "Description of the Certificates." As specified in the related Prospectus Supplement, Classes of a Series of
                               Certificates or Sub-classes within a Class may be entitled to receive no interest or interest which is not
                               proportionate to the principal allocable to such
                               Certificates.

Principal (Including
  Prepayments)...............  As described in the related Prospectus Supplement, principal on each Mortgage Loan and Agency Security, including any
                               principal prepayments, will be passed through on each
                               Distribution Date. See "Maturity and Prepayment
                               Considerations" and "Description of the Certificates." If so
                               specified in the Prospectus Supplement with respect to a
                               Class or Sub-class of a Series having a Stated Balance, such distributions may be made in reduction of the Stated
                               Balance, in an amount
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                                       11
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                               equal to the Certificate Remittance Amount (hereinafter
                               defined) and such other amounts as are specified in the
                               related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Certificate
                               Remittance Amount for any Distribution Date will equal the amount by which the Stated Balance of such Class or
                               Sub-class (before taking into account the amount of interest accrued and added on such Distribution Date to the Stated
                               Balance of any Class or Sub-class of Compound Interest
                               Certificates) exceeds the Asset Value (as defined herein) of the Mortgage Loans in the related Mortgage Pool or of the
                               Agency Securities as of the Business Day prior to the
                               related Distribution Date. See "Maturity and Prepayment
                               Considerations" and "Description of the
                               Certificates--Payments on Mortgage Loans," and
                               "--Distributions on Certificates."

                               If so specified in the Prospectus Supplement relating to a
                               Class or Sub-class of Certificates of such Series having a
                               Stated Balance and less frequent than monthly Distribution
                               Dates, such Certificates may receive special distributions in reduction of Stated Balance ( "Special Distributions") in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the
                               Mortgage Loans or the mortgage loans underlying the Agency
                               Securities in the related Trust Fund or low reinvestment
                               yields, the Trustee determines, based on assumptions
                               specified in the related Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account for such Series on the next Distribution Date may be less than the sum of the interest distributions and the amount of
                               distributions in reduction of Stated Balance otherwise
                               required to be made on such Distribution Date. Unless
                               otherwise specified in the related Prospectus Supplement,
                               Special Distributions will be made on such Certificates in the same priority and manner as distributions in reduction of Stated Balance would be made on the next Distribution
                               Date for such Certificates. See "Description of the
                               Certificates--Payments on the Mortgage Loans" and "--Special
                               Distributions."

Optional Termination.........  If so specified in the related Prospectus Supplement, the
                               Company or the Servicer or such other party specified in the related Prospectus Supplement at its option with respect to any Series of Certificates may repurchase all Mortgage Loans or Agency Securities remaining outstanding at such time and under the circumstances specified in such Prospectus
                               Supplement. Unless otherwise provided in the related
                               Prospectus Supplement, the repurchase price will equal the principal amount of such Mortgage Loans or Agency Securities plus accrued interest from the first day of the month of
                               repurchase to the first day of the next succeeding month at the Pass-Through Rates borne by such Mortgage Loans or
                               Agency Securities. See "Description of the
                               Certificates--Termination."

Federal Income Tax
  Consequences...............  If no election is made to treat the Trust Fund relating to a
                               Series of Certificates as a real estate mortgage investment conduit ("REMIC") and the Trust Fund does not constitute a
                               "taxable mortgage pool" (a "TMP"), the Trust Fund will be
                               classified as a grantor trust and not as
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                               an association taxable as a corporation for federal income tax purposes, and holders of Certificates therefore will be treated as the owners of undivided pro rata interests in the
                               Mortgage Pool or pool of Agency Securities and any other
                               assets held by the Trust Fund. If an election is made to
                               treat the Trust Fund relating to a Series of Certificates as a REMIC, each Class of Certificates will constitute "regular interests" in a REMIC or "residual interests" in a REMIC, as specified in the related Prospectus Supplement. Regardless of whether a REMIC election is made, Certificates will be
                               considered to represent assets described in section 7701 (a)
                               (19) (C) (v) of the Internal Revenue Code of 1986, as
                               amended (the "Code"), "qualifying real property loans"
                               within the meaning of section 593(d)(1) of the Code and
                               "real estate assets" within the meaning of section 856(c)
                               (5) (A) of the Code, in each case, to the extent described herein and in the Prospectus Supplement. If specified in the related Prospectus Supplement, a separate REMIC Servicer may be provided for, and be a party to, the Agreement. If no
                               REMIC election is made with respect to a Series of
                               Certificates, and the Trust Fund (or a portion of the Trust
                               Fund or such Series) is a TMP, such Trust Fund (or Series)
                               will be treated as a corporation for federal income tax
                               purposes and the Certificates will not have the tax
                               characteristics that they would have had if the Trust Fund were treated as a grantor trust. See "Certain Federal Income
                               Tax Consequences."

ERISA Considerations.........  A fiduciary of any employee benefit plan subject to the
                               Employee Retirement Income Security Act of 1974, as amended
                               ("ERISA"), or the Code, should review carefully with its
                               legal advisors whether the purchase or holding of
                               Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See
                               "ERISA Considerations."

Legal Investment.............  The Prospectus Supplement for each Series of Certificates will specify which, if any, of the classes of Certificates offered thereby will constitute "mortgage related
                               securities" for purposes of the Secondary Mortgage Market
                               Enhancement Act of 1984, as amended ("SMMEA"). Classes of
                               Certificates that qualify as "mortgage related securities"
                               will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations that may govern investments by such institutional investors. Institutions whose
                               investment authority is subject to legal restrictions should consult with their own legal advisors or the applicable
                               authorities to determine whether and to what extent an
                               investment in a particular class of Certificates (whether or not such class constitutes a "mortgage related security")
                               constitutes legal investments for them. See "Legal
                               Investment" herein.

Use of Proceeds..............  Substantially all of the net proceeds from the sale of a
                               Series of Certificates offered hereby and by the related
                               Prospectus Supplement will be applied to the simultaneous
                               purchase of the Mortgage Loans or Agency Securities
                               evidenced by such Series of Certificates and to reimburse
                               the amounts previously used to effect the purchase of the
                               Mortgage Loans or Agency Securities evidenced by the
                               Certificates,
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                                       13
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                               the costs of carrying the Mortgage Loans or Agency
                               Securities until sale of the Certificates and to pay other expenses connected with pooling the Mortgage Loans or Agency
                               Securities and issuing the Certificates. See "Use of
                               Proceeds."

Rating.......................  It is a condition to the issuance Certificates that they be rated in one of the four highest rating categories of at
                               least one of Standard & Poor's, a division of The
                               McGraw-Hill Companies, Inc., Moody's Investors Service,
                               Inc., Fitch Investors Service, L.P. or Duff & Phelps Credit
                               Rating Co.
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                                       14

                                  RISK FACTORS

    Prospective Certificateholders should consider, among other things, the following factors in connection with the purchase of the Certificates:

    1. GENERAL. An investment in Certificates evidencing interests in Mortgage Loans may be affected, among other things, by a decline in real estate values or changes in mortgage market rates. If the residential real estate market in the locale of properties securing the Mortgage Loans should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties in a particular Mortgage Pool, become equal to or greater than the value of Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by any Available Subordination Amount, applicable insurance policies or Alternate Credit Enhancement, holders of the Certificates of a Series evidencing interests in such Mortgage Pool will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans. See "The Trust Fund--The Mortgage Pools."

    2. LIMITED OBLIGATIONS. The Certificates will not represent an interest in or obligation of the Company. The Certificates will not be insured or guaranteed by any government agency or instrumentality, nor, unless expressly provided in the related Prospectus Supplement, by The Chase Manhattan Corporation or any of its affiliates, including the Company, any Sub-servicer or the Servicer.

    3. LIMITED LIQUIDITY. There can be no assurance that a secondary market will develop for the Certificates of any Series or, if it does develop, that it will provide the holders of Certificates of such Series with liquidity of investment or that it will remain for the term of such Series of Certificates. Although the Certificateholders of each Series receive monthly statements containing certain statistical information with respect to the related Mortgage Pool, the Company publishes no information relating to the Certificates of any Series or any Mortgage Pool. The limited availability of any such published information may influence the liquidity of the Certificates.

    4. INSURANCE AND ALTERNATE CREDIT ENHANCEMENT. If insurance policies or Alternate Credit Enhancement are provided with respect to a Series of Certificates, the insurance policies (including FHA insurance and the VA guarantee) or Alternate Credit Enhancement on the Mortgage Loans, the Mortgage Pools or all or any part of a Trust Fund will not cover all contingencies and will cover certain contingencies only to a limited extent. See "Description of Insurance--Mortgage Insurance on the Mortgage Loans," "Description of Insurance--Hazard Insurance on the Mortgage Loans" and "Description of Insurance--Alternate Credit Enhancement."

    5. PREPAYMENT CONSIDERATIONS. The prepayment experience on the Mortgage Loans and the mortgage loans underlying the Agency Securities will affect the average life of the Certificates or each Class of Certificates. Prepayments on the Mortgage Loans and the mortgage loans underlying the Agency Securities may be influenced by a variety of economic, geographic, social and other factors, including the difference between the interest rates on the Mortgage Loans or the mortgage loans underlying the Agency Securities and prevailing mortgage rates (giving consideration to the cost of refinancing). In general, if mortgage interest rates fall below the interest rates on the Mortgage Loans and the mortgage loans underlying the Agency Securities, the rate of prepayment would be expected to increase. Conversely, if mortgage interest rates rise above the interest rates on the Mortgage Loans and the mortgage loans underlying the Agency Securities, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in housing needs, job transfers, unemployment and servicing decisions. See "Maturity and Prepayment Considerations."

    6. SUBORDINATION. With respect to Certificates of a Series having a Class of Subordinated Certificates, while the subordination feature is intended to enhance the likelihood of timely payment of principal and interest to Senior Certificateholders, the Available Subordination Amount may be limited, as specified in the Prospectus Supplement, the Reserve Fund, if any, could be depleted in certain circumstances, and payments applied to the Senior Certificates which are otherwise due to the Subordinated Certificates may be less than losses.

    7. FHLMC GUARANTY. Payment of principal and interest on the FHLMC Certificates relating to a Series will be guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC") as specified herein. This guarantee will be backed by the credit of FHLMC, a federally chartered corporation. The full faith and credit of the United States will not, however, guarantee any payments on any such FHLMC Certificates. Neither the United States nor any agency thereof is obligated to finance FHLMC's operations or to assist FHLMC in any other manner.

    8. FNMA GUARANTY. Full and timely payment of interest and principal on the FNMA Certificates relating to a Series will be guaranteed by the Federal National Mortgage Association ("FNMA"). This guarantee will be backed by the credit of FNMA, a federally chartered, privately owned corporation. The full faith and credit of the United States will not, however, guarantee any payments on any such FNMA Certificates. Neither the United States nor any agency thereof will be obligated to finance FNMAs operations or to assist FNMA in any other manner.

                                 THE TRUST FUND

GENERAL

    The Trust Fund for any Series of Certificates may include Mortgage Loans, Agency Securities and participation or pass-through interests in Mortgage Loans. Each Trust Fund also may include (i) the amounts held from time to time in an account (the "Certificate Account") maintained by the Servicer, the REMIC Servicer or the Trustee pursuant to the Agreement, (ii) any property which initially secured a Mortgage Loan and which is acquired by foreclosure or deed in lieu of foreclosure,(iii) if so specified in the related Prospectus Supplement, a Reserve Fund, (iv) any insurance policies and any Alternate Credit Enhancement with respect to the Certificates, the Mortgage Loans or all or any part of the Trust Fund, required to be maintained pursuant to the related Agreement and (v) such other property as specified in the related Prospectus Supplement.

    Each Certificate will evidence the interest specified in the related Prospectus Supplement in one Trust Fund, containing one pool of Agency Securities or one Mortgage Pool, respectively, having the aggregate principal balance as of the specified day of the month of the creation of the pool (the "Cut-off Date") as set forth in the related Prospectus Supplement. Holders of Certificates of a Series will have interests only in such Mortgage Pool or pool of Agency Securities, and will have no interest in the Mortgage Pools or pools of Agency Securities created with respect to any other Series of Certificates.

    Mortgage Assets will be purchased by the Company or an affiliate in the open market or in privately negotiated transactions, including transactions with affiliates. The following is a brief description of the Mortgage Assets expected to be included in the Trust Funds. If specific information respecting the Mortgage Assets is not known to the Company at the time Certificates initially are offered, more general information of the nature described below will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates. A copy of the Pooling and Servicing Agreement with respect to each Series of Certificates will be attached to the Form 8-K. A schedule of the Agency Securities or Mortgage Loans, as appropriate, relating to such Series, will be attached to the Pooling and Servicing Agreement delivered to the Trustee upon delivery of the Certificates.

    Whenever in this Prospectus terms such as "Mortgage Pool," "Trust Fund," "Agreement" or "Pass-Through Rate" are used, those terms respectively apply, unless the context otherwise indicates, to one specific Mortgage Pool, Trust Fund, each Agreement and the Pass-Through Rate applicable to the related Series of Certificates.

THE MORTGAGE POOLS

    Each Mortgage Pool will consist of conventional mortgage loans, FHA-insured mortgage loans or VA-guaranteed mortgage loans (the "Mortgage Loans") evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust or other similar security instruments creating a first lien on one- to four-family residential properties, including stock allocated to a dwelling unit in a residential cooperative housing corporation (the "Mortgaged Properties"). The Mortgaged Properties will consist of detached individual dwelling units, individual condominiums, individual cooperative apartment units, townhouses, duplexes, row houses, individual units in planned-unit developments and other attached dwelling units. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include investment properties and vacation and second homes. The Company expects that the Mortgage Loans will have been originated by FHA-approved mortgagees or FNMA/FHLMC-approved seller/servicers in the ordinary course of their real estate lending activities.

    For each such Series of Certificates, the Company will cause the Mortgage Loans constituting the Mortgage Pool to be assigned to the trustee named in the related Prospectus Supplement (the "Trustee"). The Servicer specified in the related Prospectus Supplement (the "Servicer") will service the Mortgage Loans, either by itself or through other mortgage servicing institutions ("Sub-servicers"), pursuant to the Agreement. The Servicer may be an affiliate of the Company. See "Description of Certificates--Servicing." With respect to those Mortgage Loans serviced by the Servicer through a Sub-servicer, the Servicer will remain liable for its servicing obligations under the Agreement as if the Servicer alone were servicing such Mortgage Loans. The Mortgage Loan documents may, as specified in the related Prospectus Supplement, be held for the benefit of the Trustee by a Custodian (the "Custodian") appointed pursuant to a Custodial Agreement (the "Custodial Agreement") among the Company, the Trustee and the Custodian.

    Each Mortgage Pool will be composed of Mortgage Loans bearing interest at the annual fixed, variable or adjustable rates of interest specified in the Prospectus Supplement. The difference between a Mortgage Rate and the related Pass-Through Rate (less sub-servicing compensation, certain expenses of servicing, costs of any credit enhancement and the amount, if any, of Excess Interest ), will be retained by the Servicer as servicing compensation to it. See "Description of the Certificates--Servicing Compensation and Payment of Expenses."

    The related Prospectus Supplement will specify for the Mortgage Loans expected to be contained in the related Mortgage Pool, to the extent known, among other things, the dates of origination of the Mortgage Loans; the Mortgage Rates, and in the case of Adjustable Rate Loans, the initial Adjustable Mortgage Rates, the index or formula, if any, used to determine the Adjustable Mortgage Rate, the maximum permitted Adjustable Mortgage Rate, if any, and then-current Adjustable Mortgage Rate; the Loan-to-Value Ratios; the minimum and maximum outstanding principal balances as of the Cut-off Date and the average outstanding principal balance; the outstanding principal balances of the Conventional Mortgage Loans, FHA Mortgage Loans and VA Mortgage Loans included in the Mortgage Pool; and the original maturities of the Mortgage Loans and the last maturity date of any Mortgage Loan.

    With respect to the Mortgage Loans in a Mortgage Pool, the Company, the Servicer or another party, as specified in the related Prospectus Supplement, will make representations and warranties as to the types and geographical distribution of such Mortgage Loans and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Mortgage Loan. In addition, the Company, the Servicer or such other party, as specified in the related Prospectus Supplement, will represent and warrant that, as of the Cut-off Date, no Mortgage Loan was more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation that materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, the Company, the Servicer or such other party, as specified in the related Prospectus Supplement, will be obligated either to cure the breach in all material respects or to purchase the Mortgage Loan or, if so specified in the related Prospectus Supplement, to substitute another Mortgage Loan as described below. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation by the Company, the Servicer or such other party, respectively.

    In addition to making certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement, the Servicer, to the extent specified in the related Prospectus Supplement, will make certain representations and warranties to the Trustee with respect to the enforceability of coverage under any applicable Primary Mortgage Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Mortgagor Bankruptcy Insurance. See "Description of Insurance" for information regarding the extent of coverage under certain of such insurance policies. If so specified in the related Prospectus Supplement, upon a breach of the insurability representation that materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, the Servicer or such other party will be obligated either to cure the breach in all material respects or to purchase such Mortgage Loan at a price equal to the principal balance thereof as of the date of purchase plus accrued interest at the Pass-Through Rate to the first day of the month following the month of purchase. The purchase obligation, if any, constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of any insurability representation.

    If so provided in the related Prospectus Supplement, if the Company discovers or receives notice of any breach of its representations and warranties within two years or such other period as may be specified in the related Prospectus Supplement of the date of the initial issuance of the Certificates, the Company may, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan from the Trust Fund ("Deleted Mortgage Loan") and substitute in its place another Mortgage Loan ("Substitute Mortgage Loan"). Any Substitute Mortgage Loan will, on the date of substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution), (ii) have a Mortgage Rate not less than (and not more than 1% greater than) the Mortgage Rate of the Deleted Mortgage Loan, (iii) have a Pass-Through Rate equal to the Pass-Through Rate of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than two years less than) that of the Deleted Mortgage Loan, and (v) comply with all of the representations and warranties set forth in the Agreement as of the date of substitution. The foregoing cure, repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for any such breach.

THE AGENCY SECURITIES

    GOVERNMENT NATIONAL MORTGAGE ASSOCIATION. GNMA is a wholly-owned corporate instrumentality of the United States within the United States Department of Housing and Urban Development ("HUD"). Section 306(g) of Title Ill of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which are based on and backed by, and represent an interest in, a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, of Chapter 37 of Title 38, United States Code ("VA Loans").

    Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA, under Section 306 (d) of the Housing Act, is authorized to borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

    GNMA CERTIFICATES. Each GNMA Certificate relating to a Series (which may be issued under either the GNMA I program or the GNMA II program) will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA, FNMA as a seller-servicer of FHA Loans or VA Loans or both. Each GNMA Certificate will be based on and backed by a pool of FHA Loans and/or VA Loans. Each such mortgage loan will be secured by a one- to four-family residential property.

    The full and timely payment of principal of and interest on each GNMA Certificate relating to a Series will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA Certificate will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the Certificateholder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan backing such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA or VA Loans and the rate on the GNMA Certificates. In addition, each payment to a GNMA Certificateholder will include proportionate pass-through payments to such holder of any prepayments of principal on the FHA Loans or VA Loans backing such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loan or VA Loan.

    GNMA will approve the issuance of each such GNMA Certificate in accordance with a guarantee agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate, even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans backing each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

    No GNMA Issuer will insure or guarantee any Series or the GNMA Certificate relating to any Series. Each GNMA Issuer will be obligated under Guaranty Agreements with GNMA to service the pooled FHA Loans and VA Loans in accordance with FHA and VA requirements and with generally accepted practices in the mortgage lending industry. Each GNMA Issuer's responsibilities with respect to the pooled FHA Loans and VA Loans will include collection of all principal and interest payments and payments made by borrowers toward escrows established for taxes and insurance premiums; maintenance of necessary hazard insurance policies; institution of all actions necessary to foreclose on, or take other appropriate action with respect to, loans in default; and collection of FHA insurance and VA guarantee benefits.

    If a GNMA Issuer is unable to make the payments on a GNMA Certificate relating to a Series as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates relating to a Series, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

    Regular monthly installment payments on each GNMA Certificate relating to a Series will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installment on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate relating to a Series or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

    GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from non-'buydown" GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and the Servicer of a GNMA Certificate will be the same irrespective of whether the GNMA Certificates securing a Series of Certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-'buydown" mortgage loans are available in respect of graduated payment or "buydown" mortgages. GNMA Certificates related to a Series of Certificates may be held in book-entry form.

    FEDERAL HOME LOAN MORTGAGE CORPORATION. FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). FHLMC's common stock is owned by the Federal Home Loan Banks and its preferred stock is owned by the stockholders of such Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional residential mortgage loans or participation interests in such mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, conventional mortgage loans and participation interests therein which it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

    FHLMC CERTIFICATES. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of fixed rate, first lien conventional loans, FHA Loans or VA Loans ("FHLMC Certificate group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

    Mortgage loans underlying the FHLMC Certificates relating to a Series will consist of fixed rate mortgage loans with original terms to maturity of between ten and 30 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor Program, any such FHLMC Certificate group may include only whole loans or participation interests in whole loans.

    FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the

FHLMC Certificate group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the Prospectus Supplement for a Series, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

    FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

    Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial payments of principal, and principal received by FHLMC by virtue of condemnation, insurance or foreclosure, and repurchases of the mortgage loans by FHLMC or the sellers of the mortgage loans. FHLMC is required to remit to each registered FHLMC Certificateholder its pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

    Under FHLMC's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance of the mortgage loans, an assumed term and a prepayment period as determined by FHLMC. No loan or participation is purchased by FHLMC at greater than 100% of the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans. Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC.

    FHLMC Certificates duly presented for registration of transfer on or before the last business day of a month are registered effective as of the first day of that month. The first remittance check to a registered holder of a FHLMC Certificate will be mailed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the FHLMC Certificate. Thereafter checks will be mailed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of interest and principal each month to the registered holders thereof in accordance with such holders' instructions.

    The FHLMC Certificates relating to a Series may have other characteristics and terms, different from those described above, so long as such FHLMC Certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Certificates of such Series. Such FHLMC Certificates and underlying mortgage loans will be described in the related Prospectus Supplement.

    See "Additional Information" for the availability of further information respecting FHLMC and FHLMC Certificates.

    FEDERAL NATIONAL MORTGAGE ASSOCIATION. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

    FNMA provides funds to the mortgage market primarily by purchasing home mortgage loans from lenders, thereby replenishing their funds for additional lending. It acquires funds to purchase loans from many capital market investors that may not ordinarily invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, FNMA issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders.

    FNMA CERTIFICATES. FNMA Certificates are either Guaranteed Mortgage Pass-Through Certificates or Stripped Mortgage Backed Securities. FNMA Certificates represent fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

    Mortgage loans underlying FNMA Certificates relating to a Series will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

    Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate (and the series pass-through rate payable with respect to a FNMA Stripped Mortgage Backed Security) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses) the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than its annual pass-through rate (or the series pass-through rate payable with respect to a FNMA Stripped Mortgage Backed Security), and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate (or the series pass-through rate, if a FNMA Stripped Mortgage Backed Security).

    FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received. and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

    FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Bank of New York (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

    The FNMA Certificates relating to a Series may have other characteristics and terms, different from those described above, so long as such FNMA Certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Certificates of such Series. Such FNMA Certificates and underlying mortgage loans will be described in the related Prospectus Supplement.

    See "Additional Information" for the availability of further information respecting FNMA and FNMA Certificates.

    OTHER AGENCY SECURITIES. If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, FNMA or FHLMC. The characteristics of any such mortgage pass-through certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.

SUBSTITUTION OF MORTGAGE ASSETS

    Substitution of Mortgage Assets will be permitted in the event of breaches of representations and warranties with respect to any original Mortgage Asset or in the event the documentation with respect to any Mortgage Asset is determined by the Trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related Prospectus Supplement. The related Prospectus Supplement will describe any other conditions upon which Mortgage Assets may be substituted for Mortgage Assets initially included in the Trust Fund.

                                USE OF PROCEEDS

    Unless otherwise specified in an applicable Prospectus Supplement, substantially all of the net proceeds to be received from the sale of each Series of Certificates will be used to purchase the Mortgage Assets related to such Series or to reimburse the amounts previously used to effect such a purchase, the costs of carrying the Mortgage Assets until the sale of the Certificates and other expenses connected with pooling the Mortgage Assets and issuing the Certificates.

                                 THE DEPOSITOR

    MorServ, Inc. (the "Company") was incorporated in the State of Delaware on December 2, 1993 and is a wholly-owned, limited-purpose subsidiary of Chase Manhattan Mortgage Corporation ("Chase Manhattan Mortgage"). The Company maintains its principal office at 343 Thornall Street, Edison, New Jersey 08837. Its telephone number is 908-205-0600.

    As described herein under "The Mortgage Pools," "Underwriting Policies," and "Description of the Certificates--Representations and Warranties," the Company's only obligations, if any, with respect to a Series of Certificates may be pursuant to certain limited representations and warranties and limited undertakings to repurchase or substitute Mortgage Loans or Agency Securities under certain circumstances. The Company will have no ongoing servicing obligations or responsibilities with respect to any Mortgage Pool or pool of Agency Securities. The Company does not have, nor is it expected in the future to have, any significant assets.

    As specified in the related Prospectus Supplement, the Servicer with respect to any Series of Certificates evidencing interests in Mortgage Loans may be an affiliate of the Company. As described under "The Trust Fund--The Mortgage Pools" and "--The Agency Securities," the Company anticipates that it will acquire Mortgage Assets in the open market or in privately negotiated transactions, which may be through or from an affiliate.

    Unless otherwise specifically provided in the related Prospectus Supplement, neither the Company, The Chase Manhattan Bank nor Chase Manhattan Mortgage, nor any of their affiliates, will insure or guarantee the Certificates of any Series.

                             MORTGAGE LOAN PROGRAM

    The Mortgage Loans will have been purchased by the Company, either directly or through affiliates, from Sellers. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans so acquired by the Company will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards".

UNDERWRITING STANDARDS

    Unless otherwise specified in the related Prospectus Supplement, each Seller will represent and warrant that all Mortgage Loans originated and/or sold by it to the Company or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any Mortgage Loan insured by the FHA or partially guaranteed by the VA, the Seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

    Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer), which verification reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

    In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

    Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by Sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit exist.

    In the case of a Mortgage Loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the Seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the Mortgage Note.

    Certain of the types of Mortgage Loans that may be included in a Trust Fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Mortgage Loans may provide for escalating or variable payments by the Mortgagor. These types of Mortgage Loans are underwritten on the basis of a judgment that the Mortgagors have the ability to make the monthly payments required initially. In some instances, however, a Mortgagor's income may not be sufficient to permit continued loan payments as such payments increase. These types of Mortgage Loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS

    Unless otherwise specified in the related Prospectus Supplement, each Seller will be required to satisfy the qualifications set forth herein. Each Seller must be an institution experienced in originating and servicing mortgage loans of the type contained in the related Mortgage Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to Originate and service those mortgage loans. Each Seller must be a seller/servicer approved by either FNMA or FHLMC. Each Seller must be a mortgagee approved by the FHA or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation. The Resolution Trust Corporation, acting in its capacity as conservator or receiver of a depository institution, may be a Seller if so specified in the related Prospectus Supplement.

REPRESENTATIONS BY SELLERS; REPURCHASES

    Each Seller will have made representations and warranties in respect of the Mortgage Loans sold by such Seller and evidenced by a Series of Certificates. Such representations and warranties unless otherwise provided in the related Prospectus Supplement generally include, among other things: (i) that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy and Primary Mortgage Insurance Policy were effective at the origination of each Mortgage Loan other than Cooperative Loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the Mortgage Loan from the Seller by or on behalf of the Company; (ii) that the Seller had good title to each such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described herein may forgive certain indebtedness of a Mortgagor; (iii) that each Mortgage Loan constituted a valid first lien on, or a first perfected security interest with respect to, the Mortgaged Property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Mortgaged Property was free from damage and was in good repair; (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; and (v) that each Mortgage Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

    Unless otherwise specified in the related Prospectus Supplement, the representations and warranties of a Seller in respect of a Mortgage Loan will be made not as of the Cut-off Date but as of the date on which such Seller sold the Mortgage Loan to the Company or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of a Seller do not address events that may occur following the sale of a Mortgage Loan by such Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Mortgage Loan occurs after the date of sale of such Mortgage Loan by such Seller to the Company or its affiliates. However, the Company will not include any Mortgage Loan in the Trust Fund for any Series of Certificates if anything has come to the Company's attention that would cause it to believe that the representations and warranties of a Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the date of initial issuance of the related Series of Certificates. If the Servicer is also a Seller of Mortgage Loans with respect to a particular Series, such representations will be in addition to the representations and warranties made by the Servicer in its capacity as the Servicer.

    The Servicer or the Trustee, if the Servicer is the Seller, will promptly notify the relevant Seller of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders in such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, if such Seller cannot cure such breach within 90 days after notice from the Servicer or the Trustee, as the case may be, then such Seller will be obligated to repurchase such Mortgage Loan from the Trust Fund at a price (the "Purchase Price") equal to 100% of the outstanding principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month in which the Purchase Price is to be distributed at the Mortgage Rate (less any unreimbursed Advances or amount payable as related servicing compensation if the Seller is the Servicer with respect to such Mortgage Loan). If a REMIC election is to be made with respect to a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax that may arise in connection with any such repurchase. The Servicer, unless otherwise specified in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the related Trust Fund or from any holder of the related residual certificate. See "Description of the Certificates--General" herein and in the related Prospectus Supplement. Except in those cases in which the Servicer is the Seller, the Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. In those cases where the Servicer is also the Seller, the Trustee will be required to enforce this obligation for the benefit of the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. This repurchase obligation will constitute the sole remedy available to Certificateholders or the Trustee for a breach of representation by a Seller.

    Neither the Company nor the Servicer (unless the Servicer is the Seller) will be obligated to purchase a Mortgage Loan if a Seller defaults on its obligation to do so, and no assurance can be given that Sellers will carry out their respective repurchase obligations with respect to Mortgage Loans.

    The only representations and warranties, if any, to be made for the benefit of Certificateholders in respect of any Mortgage Loan relating to the period commencing on the date of sale of such Mortgage Loan (if such sale is prior to the issuance of the Certificates) to the Company or its affiliate will be certain limited representations of the Company and of the Servicer described above under "The Trust Fund--The Mortgage Pools."

    Unless otherwise provided in the related Prospectus Supplement, neither the Company nor the Servicer will be obligated to purchase a Mortgage Loan if the Seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to Mortgage Loans. However, to the extent that a breach of the representations and warranties of a seller may also constitute a breach of a representation made by the Company, the Company may have a purchase obligation as described above under "The Trust Fund--The Mortgage Pools."

                              YIELD CONSIDERATIONS

    The Pass-Through Rates and the weighted average Pass-Through Rate or other applicable rate of the Mortgage Loans and Agency Securities relating to each Series of Certificates will be set forth in the related Prospectus Supplement. The weighted average Pass-Through Rate with respect to Mortgage Pools containing Adjustable Rate Loans and with respect to pools of variable and adjustable rate Agency Securities may change with any changes in the Adjustable Mortgage Rates borne by the Adjustable Rate Loans and variable or adjustable pass-through rates borne by the variable and adjustable rate Mortgage Securities or with prepayments of the Mortgage Loans or mortgage loans underlying the Mortgage Securities. The Pass-Through Rate or other applicable rate with respect to all other Mortgage Loans and Agency Securities may be fixed based upon the lowest Mortgage Rate for any Mortgage Loan and the lowest pass-through rate for any Agency Security, respectively, or may change as Mortgage Loans bearing differing Mortgage Rates and Agency Securities bearing differing pass-through rates, respectively, prepay, as specified in the related Prospectus Supplement, or may be otherwise determined based on the parameters set forth in the related Prospectus Supplement.

    Unless otherwise specified in the related Prospectus Supplement, each monthly accrual of interest on a Mortgage Loan and a mortgage loan underlying an Agency Security is calculated as one-twelfth of the product of the applicable Mortgage Rate at the time of such calculation and the principal balance outstanding on the scheduled payment date for such mortgage loan in the preceding month. Unless otherwise specified in the related Prospectus Supplement, the Pass-Through Rate or other applicable rate with respect to each Mortgage Loan and Agency Security will be calculated similarly on a loan-by-loan or security-by-security basis, after subtracting the Excess Interest, if any, and the Servicing Fee and related expenses (including fees with respect to credit enhancement) applicable to each Mortgage Loan or Agency Security from the applicable Mortgage Rate or pass-through rate or such Excess Interest, Servicing Fee, related expenses or other fees may be deducted from the distributions on the Distribution Dates.

    Unless otherwise specified in the related Prospectus Supplement, when a Mortgage Loan is prepaid between regular payment dates, the Mortgagor may be required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. In addition, unless otherwise specified in the related Prospectus Supplement, prepayments are not passed through until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest which would be otherwise passed through to Certificateholders. To mitigate this reduction in yield, an Agreement, as specified in the related

Prospectus Supplement, may provide that with respect to any principal prepayment received in advance of the scheduled payment date of the related Mortgage Loan, the Servicer or other party specified will pay to the Certificateholders or the Senior Certificateholders of a Series, such amount, if any, as may be necessary to assure that the distributions made to such Certificateholders on the following Distribution Date include an amount equal to a full month's interest with respect to the prepaid Mortgage Loan at the relevant Pass-Through Rate. The Servicer's obligations, if any, to pay such amounts may be limited in amount, as described in the related Prospectus Supplement, and may be limited to corresponding amounts received from any Sub-servicers. See "Description of the Certificates--Advances in Connection with Prepaid Mortgage Loans."

    If a Class of Certificates of a Series is divided into two or more Sub-classes, the Prospectus Supplement for such Series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any Class or such Sub-class of Certificates that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any such Class or Sub-class of Certificates that is offered at a premium to its principal amount or without any principal amount.

    If a Series of Certificates contains Classes or Sub-classes of Certificates assigned a Stated Balance and specified interest rate, and entitled to receive distributions of principal or interest or both, in a specified order other than as a specified percentage of each distribution of principal or interest or both, the Prospectus Supplement will set forth information, measured relative to a prepayment standard or model specified in such Prospectus Supplement, with respect to the projected weighted average life of each such Class or Sub-class and the percentage of the original Stated Balance of each such Class or Sub-class that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans or on the mortgage loans underlying the Agency Securities in the related Trust Fund are made at rates corresponding to the various percentages of such prepayment standard or model.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

MATURITY

    Unless otherwise described in an applicable Prospectus Supplement, all of the Mortgage Loans and mortgage loans underlying the Agency Securities will have maturities at origination of not more than 30 years.

PREPAYMENT CONSIDERATIONS

    Mortgage Loans and mortgage loans underlying the Agency Securities generally may be prepaid in full or in part without penalty. FHA Mortgage Loans and VA Mortgage Loans may be prepaid at any time without penalty. The Company anticipates that a significant number of the Mortgage Loans and mortgage loans underlying the Agency Securities will be paid in full prior to maturity. A number of factors, including homeowner mobility, national and local economic conditions, age of the mortgages, interest and annual percentage rates and the availability of mortgage funds may affect the prepayment experience of a particular pool of Mortgage Loans and mortgage loans underlying the Agency Securities.

    The Servicer with respect to a Mortgage Pool, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of any property securing a Mortgage Loan, will exercise the right to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause applicable to such loan to the extent, under the circumstances, and in the manner the Servicer enforces such clauses with respect to other loans held in its own portfolio or in the manner specified in the Prospectus Supplement. The Servicer, however, will not exercise any such right if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under any applicable insurance policy; If the Servicer determines not to enforce such "due-on-sale" clause, the Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Loan and, to the extent permitted by applicable state law and deemed appropriate in the Servicer's reasonable judgment, the Mortgagor remains liable thereon. FHA Mortgage Loans and VA Mortgage Loans are not permitted to contain "due-on-sale" clauses, and so are freely assumable. The rate of prepayments of FHA Mortgage Loans and VA Mortgage Loans therefore may be lower than Conventional Mortgage Loans bearing interest at comparable rates. See "Description of the Certificates--Enforcement of Due-on-Sale Clause; Realization Upon Defaulted Mortgage Loans."

    The FHA has compiled statistics relating to one- to four-family, level payment mortgage loans insured by the FHA under the National Housing Act of 1934, as amended, at various interest rates, all of which permit assumption by the new buyer if the home is sold. Such statistics indicate that while some of such mortgage loans remain outstanding until their scheduled maturities, a substantial number are paid prior to their respective stated maturities. The Actuarial Division of HUD has prepared tables which, assuming full mortgage prepayments at the rates experienced by FHA, set forth the percentages of the original number of FHA Loans in pools of level payment mortgage loans of varying maturities that will remain outstanding on each anniversary of the original date of such mortgage loans (assuming they all have the same origination date) ("FHA Experience").

    The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the interest rates at the time of origination, the Mortgage Loans and mortgage loans underlying the Agency Securities are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the interest rates at the time the Mortgage Loans and mortgage loans underlying the Agency Securities were originated. However, there can be no assurance that any Mortgage Pool or pool of mortgage loans underlying the Agency Securities will conform to past prepayment experience or any published prepayment forecast.

    It is customary in the mortgage industry in quoting yields (a) on a pool of 30-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 30-year schedule and is then prepaid in full at the end of the 12th year and (b) on a pool of 15-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 15-year schedule and then is prepaid in full at the end of the seventh year.

    Prepayments on mortgage loans are also commonly measured relative to a prepayment standard or model. If so specified in the Prospectus Supplement relating to a Series of Certificates, the model used in a Prospectus Supplement will be the Prepayment Model (the "Prepayment Model"). The Prepayment Model represents an assumed rate of prepayment relative to the then outstanding principal balance of a pool of mortgages. A prepayment assumption of 100% of Prepayment Model assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgages in the first month of the life of the mortgages and an additional 0.2% per annum in each month thereafter until the thirtieth month, and in each month thereafter during the life of the mortgages, 100% of Prepayment Model assumes a constant prepayment rate of 6% per annum each month.

    Information regarding FHA Experience, other published information, the Prepayment Model or any other rate of assumed prepayment, as applicable, will be set forth in the Prospectus Supplement with respect to a Series of Certificates.

    See "Description of the Certificates--Optional Termination" for a description of the Company's or the Servicer's option to repurchase the Mortgage Assets comprising part of a Trust Fund when the aggregate outstanding principal balance of such Mortgage Assets is less than a specified percentage of the initial aggregate outstanding principal balance of such Mortgage Assets as of the related Cut-off Date. See also "The Trust Fund--The Mortgage Pools" for a description of the obligations of the Company, the Servicer or another party, as specified in the related Prospectus Supplement, to repurchase a Mortgage Loan in case of a breach of a representation or warranty relative to such Mortgage Loan.

                        DESCRIPTION OF THE CERTIFICATES

    Each Series of Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Agreement") among the Company, as Seller, the Servicer named in the related Prospectus Supplement with respect to a Series of Certificates evidencing interests in Mortgage Loans, the REMIC Servicer, if any, named in the related Prospectus Supplement with respect to a Series of Certificates evidencing interests in Agency Securities and the Trustee named in the related Prospectus Supplement, a copy of the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Prospectus Supplement for each Series will describe any provisions of the particular Agreement relating to such Series which differ materially from the form of the Agreement filed as an exhibit to the Registration Statement.

    Each Series of Certificates will have been rated in the rating category by the rating agency or agencies specified in the related Prospectus Supplement.

    The following summaries describe certain provisions common to each Series of Certificates. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement relating to the Series of Certificates. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

GENERAL

    The Certificates of each Series will be issued in fully registered form only and will represent the interests specified in the related Prospectus Supplement in a separate Trust Fund created pursuant to the related Agreement. The Trust Fund will be held by the Trustee for the benefit of the Certificateholders. Each Trust Fund, to the extent specified in the related Prospectus Supplement, will consist of (i) the

Mortgage Loans, Agency Securities or participation or pass-through interests in Mortgage Loans which are subject to the Agreement from time to time, (ii) the amounts held in the Certificate Account from time to time, (iii) with respect to a Series of Certificates evidencing interests in Mortgage Loans, (a) property which secures a Mortgage Loan and which is acquired by foreclosure or deed in lieu of foreclosure, (b) the Mortgage Pool Insurance Policy, if any, (c) the Special Hazard Insurance Policy, if any, (d) the Mortgagor Bankruptcy Insurance, if any, (e) any Primary Mortgage Insurance Policies, FHA insurance and VA guarantees, (f) the Buy-Down Fund and GPM Fund, if any, and (g) if specified in the related Prospectus Supplement, the Reserve Fund, if any, (iv) any letter of credit, guarantee surety bond, insurance policy or other credit enhancement securing payment of all or part of a Series of Certificates ("Alternate Credit Enhancement") and (v) such other property as may be specified in the related Prospectus Supplement. The Certificates will be freely transferable and exchangeable at the corporate trust office of the Trustee at the address set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

    Ownership of each Mortgage Pool or pool of Agency Securities may be evidenced by one or more Classes of Certificates, each representing the interest in the Mortgage Pool or pool of Agency Securities specified in the related Prospectus Supplement. One or more Classes of Certificates evidencing interests in Mortgage Loans may be Subordinated Certificates, evidencing the right of the holders thereof to receive any or a portion of distributions of principal or interest, or both, on the Mortgage Loans subordinate to the rights of the holders of other Classes of Certificates ("Senior Certificates") as provided in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Subordinated Certificates will not be offered hereby. If a Series of Certificates contains more than one Class of Subordinated Certificates, losses will be allocated among such Classes in the manner described in the Prospectus Supplement.

    A Series of Certificates may consist of Variable Rate Certificates, which may evidence interests in Mortgage Loans bearing interest at differing Mortgage Rates or rates which change periodically or in Agency Securities having differing pass-through rates or having pass-through rates which change periodically, all as set forth in the related Prospectus Supplement. A Series of Certificates may consist of Classes of Certificates evidencing the right to receive distributions of principal or interest or both in the order specified in the related Prospectus Supplement. A Class of Certificates of a Series may be divided into two or more Sub-classes. The related Prospectus Supplement will specify whether a Class has been so divided and the terms of each Sub-class. The holders of each Sub-class of a Class of Certificates will be entitled to the percentages of principal or interest payments or both on the related Mortgage Loans or Agency Securities as are specified in the related Prospectus Supplement. The related Prospectus Supplement will specify the minimum denomination or initial principal amount of Mortgage Loans evidenced by a single Certificate of each Class of Certificates of a Series (a "Single Certificate").

    Distributions of principal and interest on the Certificates will be made on the payment dates set forth in the related Prospectus Supplement (each, a "Distribution Date") to the persons in whose names the Certificates are registered at the close of business on the related record date specified in the related Prospectus Supplement (the "Record Date"). Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, or, to the extent described in the related Agreement, by wire transfer, except that the final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

CERTIFICATES EVIDENCING INTERESTS IN MORTGAGE LOANS

    ASSIGNMENT OF MORTGAGE LOANS. With respect to any Series of Certificates, the Company will cause the Mortgage Loans constituting the Mortgage Pool to be assigned to the Trustee, together with principal and interest due on or with respect to the Mortgage Loans after the Cut-off Date specified in the related

Prospectus Supplement. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will specify, with respect to each Mortgage Loan: the original principal amount and the adjusted principal balance as of the close of business on the Cut-off Date; the Mortgage Rate; the current scheduled monthly level payment of principal and interest; the maturity of the Mortgage Note; if the Mortgage Loan is an Adjustable Rate Loan, the initial Adjustable Mortgage Rate, the maximum permitted Adjustable Mortgage Rate, if any, the then-current Adjustable Mortgage Rate, and the original and current index, if any; and if the Mortgage Loan is a Buy-Down Loan or a GPM Loan, the terms thereof.

    In addition, the Company will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the Custodian, the Mortgage Note endorsed without recourse in blank or to the order of the Trustee or Custodian, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate of the seller of the Mortgage Loan that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form (but not recorded).

    The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will review and hold such documents in trust for the benefit of the Certificateholders. Unless otherwise provided in the related Prospectus Supplement, if any such document is found to be defective in any material respect and the seller, as the case may be, does not cure such defect within 60 days, or within such other period specified in the related Prospectus Supplement, the seller or other specified party will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after notice from the Company or the Servicer of the defect, repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to the remaining unpaid principal balance of such Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the unpaid principal of such Mortgage Loan immediately prior to foreclosure), plus accrued but unpaid interest to the date of the next scheduled payment on such Mortgage Loan at the related Pass-Through Rate, less any unreimbursed Advances made by the seller or other specified party respecting such Mortgage Loan. Unless otherwise provided in the related Prospectus Supplement, the repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a material defect in a Mortgage Loan document.

    If so specified in the related Prospectus Supplement, the Company will, at the time of delivery of the Certificates, cause assignments to the Trustee of the Mortgage Loans constituting a Mortgage Pool to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company, the seller or the originator of such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the Company will cause such assignments to be so recorded within the time after delivery of the Certificates as is specified in the related Prospectus Supplement, in which event, the Agreement may, as specified in the related Prospectus Supplement, require the Servicer to repurchase from the Trustee any Mortgage Loan required to be recorded but not recorded within such time, at the price described above with respect to repurchase by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the repurchase obligation would constitute the sole remedy available to the Certificateholders or the Trustee for the failure of a Mortgage Loan to be recorded.

    SERVICING. Pursuant to the Agreement, the Servicer will service and administer the Mortgage Loans assigned to the Trustee as more fully set forth below. The Servicer may be an affiliate of the Company.

    The Servicer and each Sub-servicer, if any, subject to general supervision by the Servicer, will be required to perform diligently all services and duties specified in each Agreement, in the same manner as prudent mortgage lending institutions of mortgages of the same type as the Mortgage Loans in those jurisdictions where the related Mortgaged Properties are located. The Servicer will be responsible for monitoring the performance of each Sub-servicer, if any, and will have the right to remove a Sub-servicer at any time if it considers such removal to be in the best interest of the related Certificateholders. The duties to be performed by the Servicer, directly or through a Sub-servicer, will include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of insurance claims and, if necessary, foreclosure. If a Sub-servicer is terminated by the Servicer, the servicing function of the Sub-servicer will be either transferred to a substitute Sub-servicer or performed by the Servicer. The Servicer will be entitled to retain the portion of the Servicing Fee paid to the Sub-servicer under a terminated Servicing Agreement if the Servicer elects to perform such servicing functions itself.

    The Servicer will be paid a Servicing Fee for the performance of its services and duties under each Agreement as specified in the related Prospectus Supplement. Each Sub-servicer, if any, will be entitled to receive a portion of the Servicing Fee. In addition, the Servicer or Sub-servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from Mortgagors. The Company expects that such fees and charges will not be significant in amount.

    PAYMENTS ON MORTGAGE LOANS. A Certificate Account will be an account, which, unless otherwise specified in the related Prospectus Supplement, will be non-interest bearing, established by the Servicer as to each Series of Certificates in the name of the Trustee (i) with a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the two highest rating categories or such other rating category as will not adversely affect the ratings assigned to the Certificates by each rating agency rating the Certificates of such Series, (ii) in an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation (the "FDIC"), (iii) in an account or accounts the deposits in which are insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained or (iv) otherwise acceptable to each rating agency rating the Certificates without reduction or withdrawal of the rating assigned to the Certificates. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other high-quality investments ("Eligible Investments"). If so specified in the related Prospectus Supplement, a Certificate Account may be maintained as an interest bearing account, or the funds held therein may be invested pending each succeeding Distribution Date in Eligible Investments. If so provided in the related Prospectus Supplement, the Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Certificate Account as additional compensation. Unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit in the Certificate Account on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date (including scheduled payments of principal and interest due after the Cut-off Date but received by the Servicer on or before the Cut-off Date):

        (i) all Mortgagor payments on account of principal, including principal prepayments, on the Mortgage Loans;

        (ii) all Mortgagor payments on account of interest on the Mortgage Loans, adjusted to the Pass-Through Rate, together with moneys transferred from the Buy-Down Account or GPM Account, if any;

        (iii) all amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof by foreclosure or otherwise ("Liquidation Proceeds") (to the extent specified in the related Prospectus Supplement, exclusive of the portion thereof attributable to the Excess Interest, if any, in respect of the related Mortgage Loans);

        (iv) all proceeds received under any title, hazard or other insurance policy covering any Mortgage Loan, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor;

        (v) all condemnation awards or settlements which are not released to the Mortgagor in accordance with normal servicing procedures;

        (vi) any Advances made as described under "Advances" and certain other amounts required under the Agreement to be deposited in the Certificate Account;

        (vii) all proceeds of any Mortgage Loan or property acquired in respect thereof repurchased by the Servicer, the Company or otherwise as described above or under "Termination" below; and

        (viii) all amounts, if any, required to be transferred to the Certificate Account from a Reserve Fund pursuant to the Agreement.

    In those cases where a Sub-servicer is servicing a Mortgage Loan, the Sub-servicer will establish and maintain an account ("Sub-servicing Account") that will comply with the standards set forth above, and which is otherwise acceptable to the Servicer. The Sub-servicer is required to deposit into the Sub-servicing Account on a daily basis all amounts enumerated in the preceding paragraph in respect of the Mortgage Loans received by the Sub-servicer, less its servicing compensation. On the date specified in the related Prospectus Supplement, the Sub-servicer shall remit to the Servicer all funds held in the Sub-servicing Account with respect to each Mortgage Loan. The Sub-servicer may, to the extent described in the related Prospectus Supplement, be required to advance any monthly installment of principal and interest that was not received, less its servicing fee, by the date specified in the related Prospectus Supplement.

    Except as otherwise provided in the related Prospectus Supplement with respect to each Buy-Down Loan, the Servicer will deposit the amounts in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Certificate Account (the "Buy-Down Account"). The amount of such deposit, together with investment earnings thereon at the rate specified in the related Prospectus Supplement, will provide funds sufficient to support the payments on such Buy-Down Loan on a level debt service basis. The Servicer will not be obligated to add to the Buy-Down Account should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event, distributions to the Certificateholders may be affected.

    With respect to each GPM Loan, the Servicer will, if and to the extent provided in the related Prospectus Supplement, deposit in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Certificate Account an amount which, together with investment earnings thereon at the rate set forth in the related Prospectus Supplement, will provide funds sufficient to support the payments thereon on a level debt service basis (the "GPM Account"). The Servicer will not be obligated to supplement the GPM Account should investment earnings thereon prove insufficient to maintain the scheduled level of payments, in which event, distributions to the Certificateholders may be affected.

    DISTRIBUTIONS ON CERTIFICATES. Except as otherwise provided in the related Prospectus Supplement, on each Distribution Date, the Servicer will withdraw from the applicable Certificate Account and distribute to the Certificateholders of each Class (other than a Series having a Class of Subordinated Certificates, as described below), either the specified interest of such Class in the Mortgage Pool times the aggregate of all amounts on deposit in the Certificate Account as of the 16th day of the month of the Distribution Date or such other date as may be specified in the related Prospectus Supplement (the "Determination Date"), or, in the case of a Series of Certificates comprised of Classes which have been assigned a Stated Balance and Interest Rate, payments of interest and payments in reduction of the Stated Balance from all amounts on deposit in the Certificate Account on the Determination Date, in the priority and calculated in the manner set forth in the related Prospectus Supplement, except, in each case:
(i) all payments on the Mortgage Loans that were due on or before the Cut-off Date; (ii) all Principal Prepayments, Liquidation Proceeds and Insurance Proceeds received after the period specified in the related Prospectus Supplement (the "Principal Prepayment Period"); (iii) all scheduled payments of principal and interest due on a date or dates subsequent to the Determination Date; (iv) amounts representing reimbursement for Advances, such reimbursement being limited, if so specified in the related Prospectus Supplement, to amounts received on particular Mortgage Loans as Late Collections of principal or interest as to which the Servicer has made an unreimbursed Advance; (v) amounts representing reimbursement for any unpaid Servicing Fee and expenses from Liquidation Proceeds, condemnation proceeds and proceeds of insurance policies with respect to the related Mortgage Loans; (vi) all income from Eligible Investments held in the Certificate Account for the benefit of the Servicer; and (vii) any Advances deposited in the Certificate Account prior to the applicable Distribution Date.

    The amounts on deposit in the Certificate Account on a Determination Date, less the amounts specified in (i) through (vii) above, with respect to a Series of Certificates having a Class of Subordinated Certificates, are referred to herein as the "Available Distribution Amount."

    Unless otherwise specified in the related Prospectus Supplement, with respect to a Series of Certificates having a Class of Subordinated Certificates, on each Distribution Date, the Servicer will withdraw from the applicable Certificate Account and distribute to the holders of Senior Certificates, in the aggregate, the lesser of (i) the applicable Senior Distribution Amount plus the applicable Outstanding Senior Shortfall (each defined below), or (ii) the percentage interest of the Classes of Senior Certificates times the Available Distribution Amount plus (a) the percentage interest of the Classes of Subordinated Certificates times the Available Distribution Amount, not to exceed the Available Subordination Amount, as defined in the related Prospectus Supplement, (b) Advances, if any, made by the Servicer, and (c) transfers from the Reserve Fund, if any. If so specified in the related Prospectus Supplement, Senior Certificateholders may alternatively be entitled to receive all or some portion of the amounts otherwise distributable to Subordinated Certificateholders under circumstances and for the period of time specified in such Prospectus Supplement, which will have the effect of accelerating the amortization of the Senior Certificates and thereby increasing over time the interest evidenced by the Subordinated Certificates in the related Trust Fund. The distribution made to the Certificateholders of each Class or Sub-class of Senior Certificates shall be calculated as described in the related Prospectus Supplement and may vary as to the allocation of principal or interest or both. Unless otherwise specified in the related Prospectus Supplement, the Senior Distribution Amount is an amount equal to the percentage interest of the Classes of Senior Certificates of:

        (i) all regularly scheduled payments of principal of and interest on the Mortgage Loans due during the related Due Period, whether or not received, with the interest portions thereof adjusted to the Pass-Through Rate;

        (ii) all Principal Prepayments made by the Mortgagor during the related Principal Prepayment Period (together with interest thereon at the Pass-Through Rate to the date of prepayment, unless, as specified in the related Prospectus Supplement, the Servicer is obligated to adjust its Servicing Fee to the extent necessary to distribute a full month's interest, as described below);

        (iii) with respect to each Mortgage Loan not described in (iv) below, all insurance proceeds, all condemnation awards and any other cash proceeds from a source other than the Mortgagor, to the extent required to be deposited in the Certificate Account, which were received during the related Principal Prepayment Period, net of related unreimbursed Advances and net of any portion thereof which, as to any Mortgage Loan, constitutes Late Collections;

        (iv) with respect to each Mortgage Loan as to which a receipt of such Liquidation Proceeds or Insurance Proceeds has been received during the related Principal Prepayment Period or other event of termination of the Mortgage Loan as a result of payments of insurance or condemnation proceeds has occurred during the related Principal Prepayment Period, an amount equal to the principal amount of the Mortgage Loan outstanding immediately prior to the date of receipt of such Liquidation Proceeds or Insurance Proceeds or such other event of termination, reduced by the principal portion of any unpaid payments due on or before such date to the extent previously advanced against or otherwise received by the Certificateholder, plus interest thereon from the most recent Due Date to the date of receipt at the Pass-Through Rate;

        (v) all amounts required to be distributed on the Distribution Date from any account maintained with respect to a Mortgaged Property acquired by foreclosure or deed in lieu of foreclosure;

        (vi) with respect to each Mortgaged Property acquired by foreclosure or deed in lieu of foreclosure, as to which a disposition occurred during the related Principal Prepayment Period, an amount generally equal to the excess, if any, of (a) the principal amount of the Mortgage Loan outstanding on the date of acquisition of the Mortgaged Property reduced by the principal portion of any unpaid payments due on or before such date, plus
    (b) interest thereon at the Pass-Through Rate from the last Due Date prior to the date of such acquisition through the date of the disposition, over
    (c) all amounts previously distributed to the Certificateholders in connection with such Mortgaged Property; and

        (vii) with respect to each Mortgage Loan repurchased by the Servicer, Company or a seller for which the repurchase price was not distributed previously, an amount equal to the principal amount of the Mortgage Loan outstanding on the date of such repurchase reduced by the principal portion of any unpaid payments due on or before such date (but only to the extent advanced against or otherwise received by the Certificateholders), plus interest thereon from the most recent Due Date to the date of repurchase at the Pass-Through Rate.

The Outstanding Senior Shortfall for any Sub-class of Senior Certificates means as of any date, to the extent not previously paid, the aggregate of the amounts by which the Senior Distribution Amount for such Sub-class for any Distribution Date exceeded the amount actually paid on such Distribution Date plus interest at the Pass-Through Rate.

    Unless otherwise specified in the related Prospectus Supplement, on each Distribution Date, the Servicer shall distribute to the Classes of Subordinated Certificateholders, in the order set forth in the related Prospectus Supplement, the balance of the Available Distribution Amount, if any, after the payment to the Senior Certificateholders and the making of the required deposit to the Reserve Fund, if any, as described above.

    Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, one or more Classes or Sub-classes of which have been assigned a Stated Balance, distributions in reduction of the Stated Balance of such Certificates will be made on each Distribution Date to the Certificateholders of the Class or Sub-class then entitled to receive such distributions until the aggregate amount of such distributions have reduced the Stated Balance of the Certificates of such Class or Sub-class to zero. Allocation of distributions in reduction of Stated Balance will be made to each Class or Sub-class of such Certificates in the order specified in the related Prospectus Supplement, which, if so specified in such Prospectus Supplement, may be concurrently. Unless otherwise specified in the related Prospectus Supplement, distributions in reduction of the Stated Balance of each Certificate of a Class or Sub-class then entitled to receive such distributions will be made pro rata among the Certificates of such Class or Sub-class.

    Unless otherwise specified in the related Prospectus Supplement, the maximum amount which will be distributed in reduction of the Stated Balance to holders of Certificates of a Class or sub-class then entitled thereto on any Distribution Date will equal, to the extent funds are available, the sum of (i) the amount of interest, if any, that has accrued but is not yet payable on the Compound Interest Certificates of such Series, if any, from the prior Distribution Date (or since the date specified in the related Prospectus Supplement in the case of first Distribution Date) (the "Accrual Remittance Amount"); (ii) the Certificate

Remittance Amount; and (iii) the applicable percentage of the Excess Cash Flow, if any, specified in such Prospectus Supplement.

    Unless otherwise specified in the related Prospectus Supplement, the Certificate Remittance Amount with respect to a Distribution Date will equal the amount, if any, by which the then outstanding Stated Balance of the Certificates of the related Classes or Sub-classes of such Series (before taking into account the amount of interest accrued on any Class or Sub-class of Compound Interest Certificates of such Series to be added to the Stated Balance thereof on such Distribution Date) exceeds the Asset Value, as defined in the related Prospectus Supplement, of the Mortgage Loans as of the end of the applicable Due Period specified in the related Prospectus Supplement. For purposes of determining the Certificate Remittance Amount with respect to a Distribution Date, the Asset Value of the Mortgage Loans will be reduced to take into account the interest evidenced by such Classes or Sub-classes of Certificates in the principal distributions on or with respect to such Mortgage Loans received by the Trustee during the preceding Due Period.

    Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, one or more Classes or Sub-classes of which have been assigned a Stated Balance, Excess Cash Flow represents the excess of (i) the interest evidenced by such Classes or Sub-classes of Certificates in the distributions received on the Mortgage Loans underlying such Series in the Due Period preceding a Distribution Date for such Series (and, in the case of the first Due Period, the amount deposited in the Certificate Account on the closing date for the sale of such Certificates), together with any available income from the reinvestment thereof, and, to the extent specified in such Prospectus Supplement, the amount of cash withdrawn from any Reserve, GPM or Buy-Down Fund for such Series in the Due Period preceding such Distribution Date, over (ii) the sum of all interest accrued, whether or not then payable, on the Certificates of such Classes or Sub-classes since the preceding Distribution Date (or since the date specified in the related Prospectus Supplement in the case of the first Distribution Date), the Certificate Remittance Amount for the then current Distribution Date and, if applicable, any payments made on any Certificates of such Class or Sub-class pursuant to any special distributions in reduction of Stated Balance during such Due Period.

    Unless otherwise provided in the related Prospectus Supplement, within the time specified in the Agreement and described in the related Prospectus Supplement, the Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the related Distribution Date on account of principal and interest, stated separately, and a statement setting forth certain information with respect to the Mortgage Loans.

    Unless otherwise provided in the related Prospectus Supplement, if there are not sufficient funds in the Certificate Account to make the full distribution to Certificateholders described above on any Distribution Date, the Servicer will distribute the funds available for distribution to the Certificateholders of each Class in accordance with the respective interests therein, except that Subordinated Certificateholders, if any, will not, subject to the limitations described in the related Prospectus Supplement, receive any distributions (other than their share of distributions in respect of any Mortgage Loan or any property acquired in respect thereof repurchased by the Servicer by reason of defective documentation or the Servicer's breach of warranty) until Senior Certificateholders receive the Senior Distribution Amount plus the Outstanding Senior Shortfall. The difference between the amount which the Certificateholders would have received if there had been sufficient eligible funds in the Certificate Account and the amount actually distributed will be added to the amount which the Certificateholders are entitled to receive on the next Distribution Date.

    SPECIAL DISTRIBUTIONS. To the extent specified in the Prospectus Supplement relating to a Series of Certificates, one or more Classes or Sub-classes of which have been assigned a Stated Balance and having less frequent than monthly Distribution Dates, such Classes or Sub-classes may receive Special Distributions in reduction of Stated Balance ("Special Distributions") in any month, other than a month in which a

Distribution Date occurs, if, as a result of principal prepayments on the Mortgage Loans in the related Mortgage Pool or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next Distribution Date for such Series and available to be distributed to the holders of the Certificates of such Classes or Sub-classes may be less than the sum of (i) the interest scheduled to be distributed to holders of the Certificates of such Classes or Sub-classes and (ii) the amount to be distributed in reduction of Stated Balance of such Certificates on such Distribution Date. Any such Special Distributions will be made in the same priority and manner as distributions in reduction of Stated Balance would be made on the next Distribution Date.

    SUBORDINATED CERTIFICATES; RESERVE FUND. The rights of the Subordinated Certificateholders to receive any or a specified portion of distributions with respect to the Mortgage Loans will be subordinated to the rights of Senior Certificateholders to the extent of the amount specified in the related Prospectus Supplement. If a Series of Certificates contains more than one Class of Subordinated Certificates, distributions and losses will be allocated among such Classes in the manner specified in the related Prospectus Supplement. The rights of the Subordinated Certificateholders, to the extent not subordinated, may be on a parity with those of Senior Certificateholders. The Available Subordination Amount for each Class of Subordinated Certificates of a Series will be dependent upon certain Mortgage Pool characteristics and other factors and will be set forth in the related Prospectus Supplement. Alternatively, if so specified in the related Prospectus Supplement, Senior Certificateholders may be entitled to receive all or some portion of the amounts otherwise allocable to Subordinated Certificateholders under circumstances and for the period of time specified in the Prospectus Supplement, which will have the effect of accelerating the amortization of the Senior Certificates and thereby increasing over time the interest evidenced by the Subordinated Certificates in the related Trust Fund. This Subordination is intended to enhance the likelihood of regular receipt by Senior Certificateholders of the full amount of scheduled monthly payments of principal and interest due to them and to protect the Senior Certificateholders against losses. See "Description of the Certificates--Distributions on Certificates."

    The protection afforded to the Senior Certificateholders by the preferential right of the Senior Certificateholders to receive current distributions from the Mortgage Pool up to the Available Subordination Amount may be enhanced to the extent specified in the related Prospectus Supplement by the establishment of a fund to make payments on the Certificates to the extent funds are not otherwise available (the "Reserve Fund"), which is funded by retention of a portion of such amounts otherwise payable to the Subordinated Certificateholders. The Reserve Fund may also be funded, to the extent specified in the related Prospectus Supplement, by one or more of an initial cash deposit or the provision of a letter of credit, guarantee, insurance policy or other form of credit enhancement or any combination thereof and of the foregoing retained amounts. Unless otherwise specified in the related Prospectus Supplement, the Reserve Fund will be part of the Trust Fund. The Reserve Fund may be invested in Eligible Investments for the benefit of the Subordinated Certificateholders.

    ADVANCES. To the extent provided in the related Prospectus Supplement, the Servicer may be obligated to make periodic Advances of cash from its own funds, funds advanced by Sub-servicers or from excess funds in the Certificate Account not then required to be distributed to Certificateholders, for distribution to the Certificateholders in an amount equal to the difference between the amount due to them and the amount in the Certificate Account eligible for distribution to them pursuant to the Agreement, but only to the extent such difference is due to delinquent payments of principal and interest for the preceding Due Period and only to the extent the Servicer determines such advances are recoverable from future payments and collections on the Mortgage Loans or otherwise. The Servicer's obligation to make Advances, if any, may, as specified in the related Prospectus Supplement, be limited in amount or may be limited to advances received from Sub-servicers. If so specified in the related Prospectus Supplement, the Servicer will not be obligated to make Advances until all or a specified portion of the Reserve Fund is depleted. Advances are intended to maintain a regular flow of scheduled interest and principal payments to the Certificateholders, not to guarantee or insure against losses. Accordingly, any funds so advanced are recoverable by the Servicer out of amounts received on particular Mortgage Loans which represent late recoveries of principal or interest respecting which any such Advance was made and may be recoverable, if so specified in the related Prospectus Supplement, from the Mortgage Pool generally.

    ADVANCES IN CONNECTION WITH PREPAID MORTGAGE LOANS. With respect to each Mortgage Pool, when a Mortgagor makes a Principal Prepayment between scheduled payment dates, the Mortgagor may be required to pay interest on the principal balance only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Certificateholders of a Series will not be affected adversely by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced, or the Servicer may be obligated otherwise to advance moneys from its own funds or any reserve maintained for such purpose, to the extent necessary to include an amount equal to a full month's interest payment at the Pass-Through Rate with respect to such prepaid Mortgage Loan. Any such Principal Prepayment, together with a full month's interest thereon at the Pass-Through Rate, will be paid to such Certificateholders on the applicable Distribution Date. Partial Principal Prepayments may be treated as having been received on the next Due Date and, if so, no reduction in interest payable to such Certificateholders will occur unless such partial Principal Prepayment on the Distribution Date was received by the Servicer after the 20th day of a month and the Servicer elects to distribute such partial Principal Prepayment in the second month following receipt. In such event, each Agreement may, to the extent described in the related Prospectus Supplement, provide that an advance will be made as described above to the extent necessary to assure that distribution to such Certificateholders on the Distribution Date includes interest through the end of the month preceding the month of distribution. See "Yield Considerations."

    EXAMPLE OF DISTRIBUTIONS. The following is an example of the flow of funds as it would relate to a hypothetical series of Certificates with a Cut-off Date occurring in January (all days are assumed to be Business Days):

January 1.................................         (1) Cut-off Date.

January 2-31..............................         (2) Sub-servicers, if any, or Servicer
                                                       receive(s) any Principal Prepayments and
                                                       interest thereon.

January 30................................         (3) Record Date.

February 15...............................         (4) Sub-servicers, if any, remit to the
                                                       Servicer scheduled payments of principal
                                                       and interest due on February 1 and
                                                       received by them.

February 16...............................         (5) Determination Date. Distribution amount
                                                       determined.

February 25...............................         (6) Distribution Date.

Succeeding months follow the pattern of (2) through (6). The flow of funds with respect to any
Series of Certificates may differ from the above example, as specified in the related Prospectus
Supplement.

------------------------

(1) The initial principal balance of the Mortgage Pool will be the aggregate principal balance of the Mortgage Loans at the close of business on January 1, after deducting principal payments due on or before such date, which, together with corresponding interest payments, are not part of the Mortgage Pool and will not be passed through to Certificateholders.

(2) Principal Prepayments may be received at any time during this period and will be deposited in the Certificate Account as described in (4) below for distribution to Certificateholders. When a Mortgage Loan is prepaid in full, interest on the amount prepaid is collected from the Mortgagor only to the date of payment; provided that, if so specified in the related Prospectus Supplement, the Servicer may be required to advance an amount necessary to provide for a full month's interest. See "Advances in Connection with Prepaid Mortgage Loans," above.

(3) Distributions on February 25 will be made to Certificateholders of record at the close of business on the last Business Day of the month immediately preceding the month of distribution.

(4) Payments due on February 1 from Mortgagors will be deposited by the Sub-servicers in Sub-servicing Accounts, or, if no Sub-servicers, by the Servicer in the Certificate Account, as received and will include the scheduled principal payments plus interest on the January balances (with the exception of interest from the date of prepayment of any Mortgage Loan prepaid in full during January). Funds required to be remitted from the Sub-servicing Accounts to the Certificate Account will be so remitted prior to February 16 (except that Principal Prepayments in full received by Sub-servicers during the month of January will have been remitted to the Certificate Account within five business days of receipt).

(5) On February 16, the Servicer will determine the amounts of principal and interest which will be passed through on February 25, which will include those payments due February 1 which have been received from Sub-servicers prior to February 16, as well as all Principal Prepayments received on Mortgage Loans in January (with interest adjusted to the applicable Pass-Through Rate). In addition, the Servicer may advance funds to cover any delinquencies, in which event the distribution to Certificateholders on February 25 will include the full amounts of principal and interest (adjusted to the applicable Pass-Through Rate and decreased by the effect of Principal Prepayments in full during January) due on February 1. The Servicer will also calculate any changes in the relative interests evidenced by the Senior Certificates and the Subordinated Certificates in the Trust Fund.

(6) On February 25, the amounts determined on February 16 will be distributed to Certificateholders. If a payment due February 1 is received from a Sub-servicer or, if none, by the Servicer, after February 15 and an advance of the Servicer's funds has been made, the Servicer will reimburse itself, to the extent permitted by the Agreement, by withdrawing the amount of such payment from the Certificate Account. If no advance has been made, such late payment will be passed through to Certificateholders at the time of the next distribution following receipt of such late payment.

                            ------------------------

    COLLECTION PROCEDURES. The Servicer, directly or through Sub-servicers, will make reasonable efforts to collect all payments called for under the Mortgage Loans and, consistent with the Agreement and any Mortgage Pool Insurance Policy, any Primary Insurance Policy, FHA insurance, VA guaranty and Mortgagor Bankruptcy Bond, will follow such collection procedures as it follows with respect to mortgage loans serviced by it that are comparable to the Mortgage Loans.

    Unless otherwise specified in the related Prospectus Supplement, under the Agreement the Servicer, either directly or through Sub-servicers, to the extent permitted by law, will establish and maintain an escrow account (the "Escrow Account") in which mortgagors will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items. Withdrawals from the Escrow Account maintained for mortgagors may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be overages, to pay interest to mortgagors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the mortgaged property and to clear and terminate such account. The Servicer will be responsible for the administration of the Escrow Account and will be obligated to make advances to such account when a deficiency exists therein.

    MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES. Standard Hazard Insurance. Except as otherwise specified in the related Prospectus Supplement, the Servicer and each Sub-servicer, as applicable, will cause to be maintained for the Mortgage Loans comprising the Mortgage Pool for each

Series of Certificates, and on property acquired upon foreclosure, or deed in lieu of foreclosure, or use its best reasonable efforts to cause each Sub-servicer of a Mortgage Loan to maintain, a Standard Hazard Insurance Policy as described under "Description of Insurance--Hazard Insurance on the Mortgage Loans--Standard Hazard Insurance Policies."

    OTHER INSURANCE. The Servicer will, if and to the extent required by the related Agreement and as described in the related Prospectus Supplement, be required to maintain and keep a Special Hazard Insurance Policy, a Mortgage Pool Insurance Policy, a Primary Mortgage Loan Insurance Policy or Mortgagor Bankruptcy Insurance or a combination thereof. See "Description of Insurance." In addition, to the extent specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans comprising a Mortgage Pool may be insured by the FHA or guaranteed by the VA. The Servicer and any Sub-servicers will take such steps as are reasonably necessary to keep such insurance and guarantees in full force and effect. See "Description of Insurance--FHA Insurance and VA Guarantees."

    ALTERNATE CREDIT ENHANCEMENT. To the extent provided in the related Prospectus Supplement, the Company, the Servicer or other party, from time to time, may be required to obtain or cause to be obtained an insurance policy, guarantee, letter of credit or surety bond (or make deposits in lieu thereof) to enhance the credit rating of the related Series of Certificates. The type and amount, which may be limited, of such alternate credit enhancement will be described in the related Prospectus Supplement.

    ENFORCEMENT OF DUE-ON-SALE CLAUSES; REALIZATION UPON DEFAULTED MORTGAGE LOANS. The Agreement will provide that, when any Mortgaged Property securing a Conventional Mortgage Loan is about to be conveyed by the Mortgagor, unless otherwise specified in the related Prospectus Supplement, the Servicer will, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the applicable "due-on-sale" clause, if any, unless it is not exercisable under applicable law or if such exercise would result in loss of coverage under any Primary Insurance Policy. In such case, and in the case of FHA Mortgage Loans and VA Mortgage Loans, the Servicer is authorized to take or enter into an assumption agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless determined to be materially adverse to the interests of Certificateholders and the Mortgagor with the prior approval of the Pool Insurer, to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. Where authorized by the Mortgage, the Mortgage Rate may, upon assumption, be increased to the then-prevailing market rate, but shall not be decreased.

    Under the Agreement, the Servicer will foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines (i) that such restoration or foreclosure will increase the proceeds of liquidation of the related Mortgage Loan to the Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds or through Insurance Proceeds. If a REMIC election is made with respect to a Series of Certificates, the Servicer shall be required to dispose of any Mortgaged Property acquired in foreclosure within one year of acquisition, or such longer period as indicated in an opinion of counsel would not cause the Trust Fund to fail to be treated as a REMIC.

    SERVICING COMPENSATION AND PAYMENT OF EXPENSES. Except as otherwise provided in the related Prospectus Supplement, the Servicer will be entitled to a servicing fee in an amount equal to the difference between the Mortgage Rate and the related Pass-Through Rate (less any sub-servicing compensation,

Excess Interest or fee for credit enhancement, if any). As compensation for its servicing duties, a Sub-servicer will be entitled to the servicing fee (which will be a part of the "Servicing Fee," as that term is used herein) described in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, as described in the related Prospectus Supplement, the Servicer or a Sub-servicer may be entitled to servicing compensation in the form of assumption fees, late payment charges or otherwise, which shall be retained by the Servicer or a Sub-servicer to the extent not required to be deposited in the Certificate Account.

    Unless otherwise provided in the related Prospectus Supplement, the Servicer will pay from its servicing compensation certain expenses incurred in connection with the servicing of the Mortgage Loans, including, without limitation, payment of the fees and expenses of the Trustee, payment of insurance policy premiums and payment of expenses incurred in enforcing the obligations of Sub-servicers. Certain of these expenses may be reimbursable pursuant to the terms of the Agreement from Liquidation Proceeds and Insurance Proceeds, and, in the case of enforcement of the obligations of Sub-servicers, from any recoveries in excess of amounts due with respect to the related Mortgage Loans or from specific recoveries of costs.

    Unless otherwise provided in the related Prospectus Supplement, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans. The related Trust Fund will suffer no loss by reason of such expenses to the extent claims are paid under the related Insurance Policies. If claims are either not made or paid under such Insurance Policies or if coverage thereunder has ceased, the related Trust Fund will suffer a loss to the extent that the proceeds of the liquidation proceedings, after reimbursement of the Servicer's expenses, are less than the principal balance of the related Mortgage Loan. In addition, the Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of Mortgaged Property, such right of reimbursement being prior to the rights of the Certificateholders to receive any related Insurance Proceeds or Liquidation Proceeds.

    EVIDENCE AS TO COMPLIANCE. Unless otherwise provided in the related Prospectus Supplement, the Servicer will, with respect to each Series of Certificates relating to Mortgage Loans, deliver to the Trustee each year an Officer's Certificate stating that (i) a review of the activities of the Servicer and the Sub-servicers during the preceding calendar year and of performance under the Agreement has been made under the supervision of such officer, and (ii) the Servicer has fulfilled all its obligations under the Agreement throughout such year, and, to the best of such officer's knowledge, based on such review, each Sub-servicer has fulfilled its obligations throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such Officer's Certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to servicing of the Mortgage Loans, conducted in accordance with generally accepted accounting principles in the mortgage banking industry, the Servicer's duties and duties of the Sub-servicers have been conducted in compliance with the provisions of the Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement. Copies of the annual Officer's Certificate and accountants' statement may be obtained without charge upon written request to the Servicer.

    CERTAIN MATTERS REGARDING THE SERVICER. The Servicer under each Agreement will be specified in the related Prospectus Supplement. The Servicer may be an affiliate of the Company, and may have other business relationships with the Company and its affiliates.

    The Servicer may not resign from its obligations and duties under an Agreement except with the consent of all Certificateholders or upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under such Agreement.

    Each Agreement will also provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer, will be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of the failure to perform its obligations in strict compliance with the standards of care set forth in the Agreement. The Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Servicer will be entitled to be reimbursed therefor out of the Certificate Account.

CERTIFICATES EVIDENCING INTERESTS IN AGENCY SECURITIES

    GENERAL. The Company will cause the Agency Securities to be registered in the name of the Trustee or its nominee, and the Trustee concurrently will authenticate and deliver the Certificates. Each Mortgage Security will be identified in a schedule appearing as an exhibit to the Agreement (the "Agency Securities Schedule"), which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the Cut-off Date; the annual pass-through rate and the maturity date.

    Unless otherwise specified in the related Prospectus Supplement or in the Agreement, the Company will represent and warrant to the Trustee, among other things, the information contained in the Agency Securities Schedule and that immediately prior to the transfer of the Agency Securities to the Trustee, the Company had good title to, and was the sole owner of, each Agency Security and there had been no other sale or assignment thereof.

    PAYMENTS ON THE AGENCY SECURITIES. A Certificate Account meeting the requirements set forth under "Description of the Certificates--Certificates Evidencing Interests in Mortgage Loans--Payments on Mortgage Loans" will be established in the name of the Trustee. The Trustee will deposit in the Certificate Account as received all payments on the Agency Securities received in respect of periods after the Cut-off Date.

    DISTRIBUTIONS ON CERTIFICATES. Except as otherwise provided in the related Prospectus Supplement, on each Distribution Date, the Trustee will withdraw from the applicable Certificate Account and distribute to the Certificateholders of each Class either the specified interest of such Class in the distributions on the pool of Agency Securities times the aggregate of all amounts representing principal or interest or both, on deposit in the Certificate Account as of the Distribution Date or any other date set forth in the related Prospectus Supplement (the "Determination Date"), less the Servicing Fee and certain other amounts specified in the related agreement, or, in the case of a Series of Certificates comprised of Classes which have been assigned a Stated Balance and Interest Rate, payments of interest and payments in reduction of the Stated Balance in the priority and amounts and calculated in the manner set forth in the related Prospectus Supplement.

    Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, one or more Classes or Sub-classes of which have been assigned a Stated Balance, distributions in reduction of the Stated Balance of such Certificates will be made on each Distribution Date for such Series to the Certificates of the holders of the Class or Sub-class then entitled to receive such Certificate distributions until the aggregate amount of such distributions have reduced the Stated Balance of such Certificate to zero. Allocation of distributions in reduction of Stated Balance will be made to each Class or Sub-class of such Certificates in the order specified in the related Prospectus Supplement, which, if so specified in such Prospectus Supplement, may be concurrently. Unless otherwise specified in the related Prospectus Supplement, distributions in reduction of the Stated Balance of each Certificate of a Class or Sub-class then entitled to receive such distributions will be made pro rata among the Certificates of such Class or Sub-class.

    Unless otherwise specified in the related Prospectus Supplement, the maximum amount which will be distributed in reduction of Stated Balance to holders of Certificates of a Class or Sub-class then entitled thereto on any Distribution Date will equal, to the extent funds are available, the sum of (i) the amount of the interest, if any, that has accrued but is not yet payable on the Compound Interest Certificates of such Series from the prior Distribution Date (or since the date specified in the related Prospectus Supplement in the case of the first Distribution Date) (the "Accrual Remittance Amount"); (ii) the Certificate Remittance Amount; and (iii) to the extent specified in the related Prospectus Supplement, the applicable percentage of the Excess Cash Flow specified in such Prospectus Supplement.

    Unless otherwise specified in the related Prospectus Supplement, the Certificate Remittance Amount with respect to a Distribution Date will equal the amount, if any, by which the then outstanding Stated Balance of the Certificates of the related Classes or Sub-classes of such Series (before taking into account the amount of interest accrued on any Class or Sub-class of Compound Interest Certificates of such Series to be added to the Stated Balance thereof on such Distribution Date) exceeds the Asset Value, as defined in the related Prospectus Supplement of the Agency Securities relating to such Securities as of the end of the related Due Period specified in the related Prospectus Supplement.

    Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, one or more Classes or Sub-classes of which have been assigned a Stated Balance, Excess Cash Flow represents the excess of (i) the interest evidenced by such Classes or Sub-classes of Certificates in the distributions received on the Agency Securities relating to such Series in the Due Period preceding a Distribution Date for such Series (and, in the case of the first Due Period, the amount deposited in the Certificate Account on the closing date for the sale of such Certificates), together with income from the reinvestment thereof, over (ii) the sum of all interest accrued, whether or not then payable, on the Certificates of such Classes or Sub-classes since the preceding Distribution Date (or since the date specified in the related Prospectus Supplement in the case of the first Distribution Date), the Certificate Remittance amount for the then current Distribution Date and, if applicable, any payments made on any Certificates of such Class or Sub-class pursuant to any special distributions in reduction of Stated Balance during such Due Period.

    The Stated Balance of a Certificate of a Series at any time represents the maximum specified dollar amount (exclusive of interest at the related Interest
Rate) to which the holder thereof is entitled from the cash flow on the Agency Securities for such Series, and will decline to the extent distributions in reduction of Stated Balance are received by such holder. The Original Stated Balance of each Class or Sub-class within a Series that has been assigned a Stated Balance will be specified in the related Prospectus Supplement.

    SPECIAL DISTRIBUTIONS. To the extent specified in the Prospectus Supplement relating to a Series of Certificates, one or more Classes or Sub-classes of which have been assigned a Stated Balance and having other than monthly Distribution Dates, such Classes or Sub-classes may receive Special Distributions in reduction of Stated Balance ("Special Distributions") in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the mortgage loans underlying the Agency Securities or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next Distribution Date for such Series and available to be distributed to the holders of the Certificates of such Classes or Sub-classes may be less than the sum of (i) the interest scheduled to be distributed to the holders of the Certificates of such Classes or Sub-classes and (ii) the amount to be distributed in reduction of Principal Balance of such Certificates on such Distribution Date. Any such Special Distributions will be made in the same priority and manner as distributions in reduction of Principal Balance would be made on the next Distribution Date.

MISCELLANEOUS

    SUBSTITUTION OF MORTGAGE LOANS AND AGENCY SECURITIES. Unless otherwise specified in the related Prospectus Supplement, if the Company is required to repurchase a Mortgage Loan or Agency Security, the Company, rather than repurchase the Mortgage Loan or Agency Security as described above, may remove such Mortgage Loan or Agency Security from the Trust Fund and substitute in its place another Mortgage Loan or Agency Security, subject to the limitations described in such Prospectus Supplement. The repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for any such breach.

    REPORTS TO CERTIFICATEHOLDERS. The Servicer or the Trustee, as applicable, will forward to each Certificateholder on each Distribution Date, or as soon thereafter as is practicable, as specified in the related Prospectus Supplement, a statement setting forth, among other things:

        (i) the amount of such distribution allocable to principal on the Mortgage Loans or Agency Securities;

        (ii) the amount of such distribution allocable to interest on the Mortgage Loans or Agency Securities;

        (iii) if the distribution to the Certificateholders is less than the full amount that would be distributable to such Certificateholders if there were sufficient eligible funds in the Certificate Account, the percentage difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient eligible funds in the Certificate Account and the amounts actually distributed;

        (iv) the aggregate amount of Advances, if any, by the Servicer included in the amounts actually distributed to the Certificateholders;

        (v) if the Certificateholder is a Senior Certificateholder, the amount of such distribution otherwise distributable to the Subordinated Certificateholders included in amounts actually distributed to the Senior Certificateholders and the amount of withdrawal from any Reserve Fund, if any, included in amounts actually distributed to such Class or Sub-class of Certificateholders;

        (vi) in the case of Certificates evidencing interests in Mortgage Loans, the approximate weighted average Pass-Through Rate of the Mortgage Loans during the Due Period immediately preceding such Distribution Date.

    In addition, to the extent applicable, such report shall include:

        (i) in the case of Certificates evidencing interests in Mortgage Loans, the amount of servicing advances, if any, paid by the Servicer and any Sub-servicer during such period;

        (ii) in the case of Certificates evidencing interests in Mortgage Loans, the number and aggregate principal balances of Mortgage Loans delinquent (a) one month and (b) two or more months, as of the close of business on the last business day of the calendar month next preceding the Distribution Date;

        (iii) in the case of Certificates evidencing interests in Mortgage Loans, the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure as of the close of business on the last business day of the calendar month next preceding the Distribution Date;

        (iv) in the case of Certificates evidencing interests in Mortgage Loans, the amount of coverage under any Mortgage Pool Insurance Policy, Special Hazard Insurance Policy and Mortgagor Bankruptcy Insurance as of the close of business on the applicable Distribution Date;

        (v) in the case of Certificates subject to Alternate Credit Enhancement described in a Prospectus Supplement, the amount of coverage of such credit enhancement as of the close of business on the applicable Distribution Date;

        (vi) the Available Subordination Amount, if any, determined as of the related Determination Date;

        (vii) the balance of the Reserve Fund, if any, on such Distribution Date, after giving effect to distributions made on such date;

        (viii) in the case of Certificates which are assigned a Stated Balance, the Stated Balance of each such Class of Certificates and a Single Certificate of the holder's Class after giving effect to the distribution in reduction of Stated Balance made on such Distribution Date and, unless otherwise specified in the related Prospectus Supplement, after giving effect to all Special Distributions since the preceding Distribution Date or since the Closing Date in the case of the first Distribution Date;

        (ix) in the case of Certificates which are assigned a Stated Balance, the amount of the interest distribution being made with respect to a Single Certificate; and

        (x) with respect to a Compound Interest Certificate (but only if the holder thereof shall not have received on such Distribution Date a distribution of interest equal to the entire amount of interest accrued on such Certificate during the related Due Period with respect to such Distribution Date),

           (a) the interest accrued on such Class of Compound Interest Certificates and on a Single Certificate of such Class during the Due Period (or specified interest accrual period) with respect to such Distribution Date and added to the Stated Balance of such Compound Interest Certificates; and

           (b) the Stated Balance of such Class of Compound Interest Certificates and of a Single Certificate of such Class after giving effect to the addition thereto of all interest accrued thereon during the Due Period (or specified interest accrual period) with respect to such Distribution Date.

    Except as otherwise provided in the related Prospectus Supplement, in addition, not more than 45 days after the end of each calendar year, the Servicer or the Trustee will furnish a report to each Certificateholder of record at any time during such calendar year (a) such information as is required by the Code and (b) with respect to Mortgage Loans, a listing of the principal balances of the Mortgage Loans outstanding at the end of such calendar year. Information in the monthly and annual reports provided to the Certificateholders will not have been examined and reported upon by an independent public accountant except as otherwise provided in the related Prospectus Supplement. However, with respect to Mortgage Loans, the Servicer will provide to the Trustee annually a report by independent public accountants with respect to the servicing of the Mortgage Loans. See "Evidence as to Compliance" below.

    EVENTS OF DEFAULT WITH RESPECT TO MORTGAGE LOANS. Unless otherwise specified in the related Prospectus Supplement, Events of Default under each Agreement relating to Mortgage Loans will consist of (i) any failure by the Servicer to distribute to the Certificateholders any required payment which continues unremedied for 5 days (or such other period specified in the related Prospectus Supplement) after the giving of written notice; (ii) any failure by the Servicer or the REMIC Servicer, duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement or any breach of any representation and warranty made by the Servicer (other than a breach of its insurability representation) that materially and adversely affects the interests of Certificateholders, which, in either case, continues unremedied for 60 days (or such other period specified in the related Prospectus Supplement) after the giving of written notice of such failure or breach; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer. Notice as used herein shall mean notice to the Servicer by the Trustee or the Company, or to the Company, the Servicer, if any, and the Trustee by the holders of Certificates representing interests aggregating not less than 25% of the Trust Fund.

    RIGHTS UPON EVENT OF DEFAULT WITH RESPECT TO MORTGAGE LOANS. So long as an Event of Default remains unremedied, the Trustee may, and at the written direction of the Certificateholders of each Series evidencing interests aggregating not less than a stated percentage of the Trust Fund, shall, terminate all of the rights and obligations of the Servicer or REMIC Servicer, as the case may be, under the related Agreement, whereupon (subject to applicable law regarding the Trustee's ability to make advances) the Trustee or a successor Servicer or REMIC Servicer under the Agreement will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements. Unless otherwise provided in the related Prospectus Supplement, in the event that the Trustee would be obligated to succeed the Servicer or REMIC Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of a Servicer or a REMIC servicer. Pending such appointment, the Trustee is obligated to act in such capacity. Unless otherwise provided in the related Prospectus Supplement, the Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer or REMIC Servicer under the Agreement.

    AMENDMENT. Unless otherwise specified in the related Prospectus Supplement, the Agreement may be amended by the Company, the Servicer, if any, the REMIC Servicer, if any, and the Trustee without the consent of the Certificateholders,
(i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to make any other provision with respect to matters or questions arising under such Agreement that are not inconsistent with the provisions thereof or to comply with any requirements imposed by the Code, or (iv) if a REMIC election has been made with respect to a Series of Certificates, to maintain the REMIC status of the Trust Fund and to avoid the imposition of certain taxes on the REMIC, provided that such action will not adversely affect in any material respect the interests of the Certificateholders of the related Series. Unless otherwise specified in the related Prospectus Supplement, the Agreement may also be amended by the Company, the Servicer, if any, the REMIC Servicer, if any, and the Trustee with the consent of the Certificateholders evidencing interests aggregating not less than 66% of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment that reduces in any manner the amount of, or delays the timing of, any payment received on or with respect to Mortgage Loans or Agency Securities which are required to be distributed on any Certificate may be effective without the consent of the holders of each such Certificate.

    TERMINATION. The obligations created by each Agreement will terminate upon the date calculated as specified in the Agreement, generally (i) the later of the final payment or other liquidation of the last Mortgage Loan or Agency Security subject thereto and the disposition of all property acquired upon foreclosure of any Mortgage Loan and (ii) the payment to the Certificateholders of all amounts held by the Servicer or the Trustee and required to be paid to it pursuant to the Agreement. In addition, unless otherwise specified in the related Prospectus Supplement, the Company may at its option with respect to any Series of Certificates, repurchase all Certificates, Agency Securities or Mortgage Loans remaining outstanding at such time as the aggregate unpaid principal balance of such Mortgage Loans or Agency Securities is less than the percentage of the aggregate unpaid principal balance of the Mortgage Loans or Mortgage Securities on the Cut-off Date specified with respect to such Series in the related Prospectus Supplement. In the case of a Trust Fund for which an election to be treated as a REMIC is made, a termination may be effected by the making of such optional repurchases only if the Trustee has received an opinion of counsel that the termination of the Trust Fund will constitute a "qualified liquidation" within the meaning of section 860F (a) (4) of the Code and the repurchases of the Agency Securities will not constitute "prohibited transactions" within the meaning of section 860F(a) (2) of the Code. In no event shall the trust created by an Agreement for a Series of Certificates continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Agreement. Unless otherwise provided in the related Prospectus Supplement, the repurchase price will equal the principal amount of such Mortgage Loans or Agency Securities plus accrued interest from the first day of the month of repurchase to the first day of the next succeeding month at the Pass-Through Rates borne by such Mortgage Loans or Agency Securities or at the weighted average of such Pass-Through Rates.

    THE TRUSTEE. The Prospectus Supplement for a Series of Certificates will specify the Trustee under the related Agreement. The Trustee may have normal banking relationships with the Company or its affiliates, the Servicer or its affiliates and an originator or seller or its affiliates.

    The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. The Trustee may also be removed at any time, with respect to any Class of Certificates, by the holders of Certificates evidencing interests aggregating over 50% of the interests of such Class in the related Trust Fund as specified in the Agreement. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                            DESCRIPTION OF INSURANCE

    As specified in the related Prospectus Supplement, the Certificates, the Mortgage Loans comprising the Mortgage Pool, or all or any part of the Trust Fund with respect to a Series of Certificates may be subject to the insurance policies or Alternate Credit Enhancement described below. Any material changes from such description in the insurance policies or Alternate Credit Enhancement with respect to a Series will be described in the related Prospectus Supplement.

MORTGAGE INSURANCE ON THE MORTGAGE LOANS

    Mortgage Loans relating to a Series of Certificates will, to the extent described in the related Prospectus Supplement, be covered by primary mortgage insurance policies ("Primary Mortgage Insurance Policies"), FHA insurance, VA guarantees or one or more mortgage pool insurance policies (the "Mortgage Pool Insurance Policy") or any combination thereof (together, the "Mortgage Insurance Policies").

    Unless otherwise provided in the related Prospectus Supplement, all Conventional Mortgage Loans with initial Mortgage Loan-to-Value Ratios of greater than 80% will be covered by Primary Mortgage Insurance Policies providing coverage on at least the amount of each such Mortgage Loan in excess of 75% of the original Appraised Value (defined below) of the Mortgaged Property and remaining in force until the principal balance of such Mortgage Loan is reduced to 80% of such original Appraised Value (defined below). Certain other Mortgage Loans may also be covered by Primary Mortgage Insurance Policies. Certain Primary Mortgage Insurance Policies may, to the extent required by the related Prospectus Supplement, and subject to their provisions and certain conditions and exclusions described below, provide full coverage against any loss sustained by reason of nonpayments by the mortgagors (a "Full Coverage Insurance Policy").

    The initial Mortgage Loan-to-Value Ratio of any Mortgage Loan represents the ratio of the principal amount of the Mortgage Loan outstanding at the origination of such loan divided by the lesser of the sales price (in the case of a purchase money mortgage) or the value of the Mortgaged Property, as shown in the appraisal prepared in connection with origination of the Mortgage Loan (the "Appraised Value").

    The FHA Mortgage Loans will be insured by the FHA as authorized under the Housing Act and the United States Housing Act of 1937, as amended. Such Mortgage Loans will be insured under various FHA programs including the standard FHA 203-b program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. FHA Mortgage Loans generally require a minimum down payment of approximately 5% of the original principal amount of the Mortgage

Loan. No FHA Mortgage Loan relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such Mortgage Loan.

    The VA Mortgage Loans will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no such VA Mortgage Loan will have an original principal amount greater than five times the partial VA guarantee for such Mortgage Loan.

    The Mortgage Pool Insurance Policy or Policies for a Series will be designed to provide coverage for all Conventional Mortgage Loans which are not covered by Full Coverage Insurance Policies. However, neither the Primary Mortgage Insurance Policies nor the Mortgage Pool Insurance Policies will insure against certain losses sustained in the event of a personal bankruptcy of the mortgagor under a Mortgage Loan. See "Certain Legal Aspects of Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders." Such losses may be covered to the extent provided by the Mortgagor Bankruptcy Insurance, if any, described below for such Series.

    The Mortgage Insurance Policies will not provide coverage against hazard losses. Each Mortgage Loan will be covered by a Standard Hazard Insurance Policy, as described below, and, to the extent required by the related Prospectus Supplement, the Mortgage Loans evidenced by Certificates of a Series may be subject to a Special Hazard Insurance Policy, which will not cover all risks and which will be limited in amount. See "Description of Insurance--Hazard Insurance on the Mortgage Loans" below. Certain hazard risks will, as a result, not be insured and thus may affect payments to holders of Certificates of such Series.

    To the extent that the Primary Mortgage Insurance Policies, the FHA insurance or the VA guarantees do not cover all losses on a defaulted or foreclosed Mortgage Loan, and to the extent such losses are not covered by the Mortgage Pool Insurance Policy for the related Series of Certificates, if any, such losses would affect payments to holders of Certificates of such Series.

    The Primary Mortgage Insurance Policies with respect to the Mortgage Pool will be issued by the insurance company or companies specified in the related Prospectus Supplement (the "Mortgage Insurer") and any Mortgage Pool Insurance Policy with respect to a Series will be issued by the insurance company or companies specified in the related Prospectus Supplement (the "Pool Insurer"). The following descriptions of such policies and the coverage thereunder are provided for general informational purposes only. They are general descriptions of typical types of such policies only and do not purport to be complete. There can be no assurance that the actual policies and coverage with respect to a specific Series will comply with these descriptions.

    PRIMARY MORTGAGE INSURANCE. Each Primary Mortgage Insurance Policy covering Mortgage Loans evidenced by a Series of Certificates will be issued by the related Mortgage Insurer pursuant to the Mortgage Insurer's applicable master policy. The Company and the Trustee as assignee of the lender under such Mortgage Loans will be the insureds or assignees of record (the "Insured"), as their interests may appear, under each such Primary Mortgage Insurance Policy. Each Agreement with respect to such Series will require the Servicer and any Sub-servicer to cause a Primary Mortgage Insurance Policy to be maintained in full force and effect with respect to each Mortgage Loan covered by an Agreement requiring such insurance and to act on behalf of the Insured with respect to all actions required to be taken by the Insured under each such Primary Mortgage Insurance Policy.

    Unless otherwise specified in the related Prospectus Supplement, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan evidenced by a Series of Certificates (herein referred to as the "Loss") will consist of the insured portion of the unpaid principal amount of the covered Mortgage Loan (as described herein), accrued and unpaid interest thereon and certain advances made by the Insured as described below, less (i) all rents or other payments collected or received by the Insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the Mortgage Insurer, (iv) claim payments previously made by the Mortgage Insurer, and (v) unpaid premiums.

    Unless otherwise specified in the related Prospectus Supplement, as conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Mortgage Loan evidenced by a Series of Certificates, the Insured will be required to (i) advance or discharge (a) all hazard insurance premiums and (b) as necessary and approved in advance by the Mortgage Insurer, (1) real estate property taxes, (2) all expenses required to maintain such Mortgaged Property in at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted, (3) foreclosure costs, including court costs and reasonable attorneys' fees and (4) any other amounts expended approved by the Mortgage Insurer; (ii) in the event of any physical loss or damage to the Mortgaged Property, have restored and repaired the Mortgaged Property to at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Mortgage Insurer good and merchantable title to and possession of the Mortgaged Property.

    Unless otherwise specified in the related Prospectus Supplement, other provisions and conditions of each Primary Mortgage Insurance Policy covering a Mortgage Loan evidenced by a Series of Certificates generally will provide that:
(a) no change may be made in the terms of such Mortgage Loan without the consent of the Mortgage Insurer; (b) written notice must be given to the Mortgage Insurer within 10 days after the Insured becomes aware that a mortgagor is delinquent in the payment of a sum equal to the aggregate of three monthly payments due under such Mortgage Loan or that any proceedings affecting the mortgagor's interest in the Mortgaged Property securing such Mortgage Loan have been commenced, and thereafter the Insured must report monthly to the Mortgage Insurer the status of any such Mortgage Loan until such Mortgage Loan is brought current, such proceedings are terminated or a claim is filed; (c) the Mortgage Insurer will have the right to purchase such Mortgage Loan, at any time after the 10 days' notice described in (b) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan plus accrued and unpaid interest thereon and amounts expended by the Insured (and not reimbursed) for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months; (d) the Insured must commence proceedings at certain times specified in the policy and diligently proceed to obtain good and merchantable title to and possession of the Mortgaged Property; (e) the Insured must notify the Mortgage Insurer of the institution of such proceedings, provide it with copies of documents relating thereto, notify the Mortgage Insurer of the price amounts specified in (c) above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid such amount unless the Mortgage Insurer specifies a lower or higher amount; and (f) the Insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the Mortgage Insurer.

    Unless otherwise specified in the related Prospectus Supplement, the Mortgage Insurer will be required to pay to the Insured the insured percentage of the loss. Any rents or other payments collected or received by the Insured which are derived from or are in any way related to the Mortgaged Property will be deducted from any claim payment.

    The Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the date of the initial issuance of the Certificates that is required to be kept in force under the

Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with a qualified insurer.

    FHA INSURANCE AND VA GUARANTEES. The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the Housing Act, as amended, and the United States Housing Act of 1937, as amended.

    The insurance premiums for FHA Mortgage Loans are collected by HUD approved lenders or by the Servicer or any Sub-servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Mortgage Loan to HUD. With respect to a defaulted FHA Mortgage Loan. the Servicer or any Sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or any Sub-servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Servicer or any Sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Servicer or any Sub-servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Servicer or any Sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the mortgagor before the Servicer or any Sub-servicer may initiate foreclosure proceedings.

    HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Servicer or any Sub-servicer of each FHA Mortgage Loan will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA Mortgage Loan serviced by it for an amount equal to the principal amount of any such debenture.

    The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Mortgage Loan adjusted to reimburse the Servicer or Sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the Servicer or Sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession ) and conveyance to HUD, the Servicer or Sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Mortgage Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Mortgage Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the Mortgage Loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

    The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. As of January 1, 1990, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $46,000. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

    With respect to a defaulted VA Mortgage Loan, the Servicer or Sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

    The amount payable under the guarantee will be the percentage of the VA Mortgage Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

    MORTGAGE POOL INSURANCE POLICY. If required by the related Prospectus Supplement, if any Mortgage Loan comprising a part of the Mortgage Pool for a Series is not covered by a Full Coverage Insurance Policy, the Company will obtain a Mortgage Pool Insurance Policy to cover any loss (subject to the limitations described below) by reason of default by the mortgagors of the Mortgage Loans to the extent not covered by any Primary Mortgage Insurance Policy. The amount of the Mortgage Pool Insurance Policy (or Policies) for a Series, if any, will be specified in the related Prospectus Supplement. The Servicer will agree to pay the premiums for such Mortgage Pool Insurance Policy on a timely basis. If the Mortgage Pool insurer ceases to be a qualified insurer because it is not approved as an insurer by FHLMC or FNMA or because its claims-paying ability is no longer rated in the category required by the related Prospectus Supplement, the Servicer will agree to review, not less often than monthly, the financial condition of the Mortgage Pool insurer to determine whether recoveries under the Mortgage Pool Insurance Policy are jeopardized. If the Servicer so determines, it will exercise its best reasonable efforts to obtain from another qualified insurer a replacement insurance policy under the above-stated limitations.

    A Mortgage Pool Insurance Policy for a Series, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below.

    The Servicer will be required to maintain the Mortgage Pool Insurance Policies for such Series and to present or cause the Sub-servicers, if any, to present claims to the Pool Insurer on behalf of the Trustee and the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, the responsibilities of the Servicer, the amount of claim for benefits, the conditions precedent to the filing or payment of a claim, the policy provisions and the payment of claims under a Mortgage Pool Insurance Policy generally will be similar to those described above for Primary Mortgage Insurance Policies, subject to the aggregate limit on the amount of coverage. Except as otherwise described in the related Prospectus Supplement, it also will be a condition precedent to the payment of any claim under the Mortgage Pool Insurance Policy that the Insured maintain a Primary Mortgage Insurance Policy that is acceptable to the Pool Insurer on all Mortgage Loans in the related Mortgage Pool that have Loan-to-Value Ratios at the time of origination in excess of 80%. Assuming satisfaction of these conditions, the Pool insurer will pay to the Insured the amount of the "loss" which will generally be (a) the amount of the unpaid principal balance of the Mortgage Loan immediately prior to the sale of the Mortgaged Property, (b) the amount of the accumulated unpaid interest on such Mortgage Loan to the date of claim settlement at the contractual rate of interest and (c) certain advances made by the Insured, less certain payments. An "approved sale" is (1) a sale of the Mortgaged Property acquired by the Insured because of a default by the borrower to which the Pool Insurer has given prior approval, (2) a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the Pool Insurer, (3) the acquisition of the Mortgaged

Property under the Primary Mortgage Insurance Policy by the Mortgage Insurer or
(4) the acquisition of the Mortgaged Property by the Pool insurer. The Insured must as a condition precedent to the payment of any "loss," provide the Pool Insurer with good and merchantable title to the Mortgaged Property. If any property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool Insurance Policy, the Servicer will not be required to expend its own funds to restore the damaged Mortgaged Property unless it determines (A) that such restoration will increase the proceeds on liquidation of the Mortgage Loan after reimbursement of the Servicer for its expenses and (B) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

    The original amount of coverage under the Mortgage Pool Insurance Policy securing a Series will be reduced over the life of the Certificates of such Series by the aggregate dollar amount of claims paid, less the aggregate of net amounts realized by the Pool Insurer upon disposition of all foreclosed Mortgaged Properties covered thereby. The amount of claims paid includes certain expenses incurred by the Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. See "Certain Legal Aspects of Mortgage Loans--Foreclosure." Accordingly, if aggregate net claims paid under a Mortgage Pool Insurance Policy reach the original policy limit, coverage under the Mortgage Pool Insurance Policy will lapse and any further losses will be borne by the Trust Fund, and thus may affect adversely payments to holders of Certificates of such Series. In addition, unless the Servicer can determine that an Advance in respect of a delinquent Mortgage Loan would be recoverable to it from the proceeds of the liquidation of such Mortgage Loan or otherwise, neither the Sub-servicer nor the Servicer may be obligated to make an Advance respecting any such delinquency since the Advance would not be ultimately recoverable to it from either the Mortgage Pool Insurance Policy or from any other related source. See "Description of the Certificates--Advances."

HAZARD INSURANCE ON THE MORTGAGE LOANS

    The following descriptions are provided for informational purposes only. They are general and do not purport to be complete. There can be no assurance that the actual policies and coverage with respect to a specific Series will comply with these descriptions.

    STANDARD HAZARD INSURANCE POLICIES. Except as otherwise specified in the related Prospectus Supplement, the Servicer and each Sub-servicer, as applicable, will cause to be maintained for the Mortgage Loans comprising the Mortgage Pool for each Series of Certificates, and on property acquired upon foreclosure, or deed in lieu of foreclosure, or use its best reasonable efforts to cause each Sub-servicer of a Mortgage Loan to maintain, a Standard Hazard Insurance Policy in an amount at least equal to 80% of the maximum insurable value of the Mortgaged Property or the principal balance of such Mortgage Loan, whichever is greater. The Servicer also shall maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, a Standard Hazard Insurance Policy in an amount that is at least equal to the maximum insurable value of the Mortgaged Property. Any amounts collected by the Servicer, or the Sub-servicer, as the case may be, under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with normal servicing procedures) shall be deposited in the Certificate Account. Any cost incurred in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such cost shall be recoverable by the Servicer only by withdrawal of funds from the Certificate Account as described in the Agreement, No earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. When the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area, the Servicer will cause to be maintained, or to use its best reasonable efforts to cause the related Sub-servicer to obtain, flood insurance, limited, under certain circumstances, to availability under the National Flood Insurance Act of 1968, as amended. In the event that the Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the related Mortgage Loans, it will be deemed conclusively to have satisfied its obligations to cause to be maintained a Standard Hazard Insurance Policy for each Mortgage Loan. This blanket policy may contain a deductible clause, in which case the Servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

    The coverage of each Standard Hazard Insurance Policy will be in an amount not less than the amount required in order for a Mortgagor not to be deemed a co-insurer with respect to a hazard loss on the Mortgaged Property. All amounts collected by the Servicer (or any Sub-servicer) under any Standard Hazard Insurance Policy (less amounts to be applied to the restoration or repair of the Mortgaged Property and other amounts necessary to reimburse the Servicer for previously incurred advances or approved expenses, which may be retained by the Servicer) will be deposited to the applicable Escrow Account maintained with respect to such Mortgage Loan.

    The Standard Hazard Insurance Policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to the Mortgage Loans relating to any Series of Certificates will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. When a Mortgaged Property is located in a flood area identified by the Federal Emergency Management Agency pursuant to the National Flood Insurance Act of 1968, as amended, the Agreement will require that the Servicer cause to be maintained flood insurance with respect to such Mortgaged Property.

    The Standard Hazard Insurance Policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "co-insurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

    Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may, to the extent such losses are not covered by the Special Hazard Insurance Policy for a Series, affect payments to holders of Certificates of such Series.

    SPECIAL HAZARD INSURANCE POLICY. The Servicer will, if and to the extent required by the related Agreement and as described in the related Prospectus Supplement, be required to maintain and keep a Special Hazard Insurance Policy, in the amount set forth in the related Prospectus Supplement, in full force and effect. The Servicer will agree to pay the premium for any Special Hazard Insurance Policy on a timely basis. If the Special Hazard Insurance Policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the Special Hazard Insurance Policy with a total coverage which is equal to the then existing coverage of the Special Hazard Insurance Policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated Special Hazard Insurance Policy, the amount of coverage under the replacement Policy may be reduced to a level such that the applicable premium will not exceed the cost of the Special Hazard Insurance Policy that was replaced. The Servicer will agree to present, on behalf of itself, the Trustee and the Certificateholders, claims to the Special Hazard Insurer under the Special Hazard Insurance Policy and, in this regard, to take such reasonable action as will be necessary to permit recovery under the Special Hazard Insurance Policy respecting the Mortgage Loans. Any amounts collected by the Servicer under the Special Hazard Insurance Policy that are in the nature of Insurance Proceeds will be deposited in the Collection Account. Any other amounts collected by the Servicer under the Special Hazard Insurance Policy shall be applied by it towards the restoration of the related Mortgaged Property to a condition requisite to the presentation of claims on the related Mortgage Loan to the Mortgage Pool Insurer under the Mortgage Pool Insurance Policy.

    To the extent provided in the related Prospectus Supplement, a "Special Hazard Insurance Policy" will be obtained from the insurer or insurers specified in the related Prospectus Supplement (the "Special Hazard Insurer"). The Special Hazard Insurer will, subject to the limitations described below, insure against
(i) loss by reason of damage to Mortgaged Properties underlying defaulted Mortgage Loans caused by certain hazards (including vandalism and earthquakes and, except where the mortgagor is required to obtain flood insurance, floods and mudflows) not insured against under the Standard Hazard Insurance Policies covering such Mortgage Loans and (ii) loss from partial damage to the Mortgaged Properties securing such defaulted Mortgage Loans caused by reason of the application of the coinsurance clause contained in the applicable Standard Hazard Insurance Policies. The Special Hazard Insurance Policy for a Series, however, will not cover losses occasioned by war, certain governmental actions, nuclear reaction and certain other perils. The amount of coverage, if any, under the Special Hazard Insurance Policy with respect to a Series will be specified in the related Prospectus Supplement.

    Subject to the foregoing limitations, the Special Hazard Insurance Policy with respect to a Series will provide that, when there has been damage to Mortgaged Property securing a defaulted Mortgage Loan and such damage is not covered by the Standard Hazard Insurance Policy maintained by the mortgagor or the Servicer, the Special Hazard Insurer will pay the lesser of (a) the cost of repair of such property or (b) upon transfer of such property to it, the unpaid principal amount of such Mortgage Loan at the time of the acquisition of such property, plus accrued interest to the date of claim settlement (excluding late charges and penalty interest) and certain expenses incurred in respect of such property. No claim may be validly presented under a Special Hazard Insurance Policy unless the Standard Hazard Insurance Policy on the Mortgaged Property securing the Mortgage Loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance as necessary by the Special Hazard Insurer). If the sum of the unpaid principal amount plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the Mortgaged Property. Any amount paid as the cost of repair of the Mortgaged Property may reduce coverage by such amount.

    The Agreement with respect to a Series will, to the extent described in the related Prospectus Supplement, require the Servicer to maintain the Special Hazard Insurance Policy for such Series in full force and effect, subject to certain conditions. See "Servicing of the Mortgage Loans--Maintenance of Insurance Policies." The Servicer also must present claims, on behalf of the Certificateholders and the

Trustee, for all losses not otherwise covered by the applicable Standard Hazard Insurance Policies and take all reasonable steps necessary to permit recoveries on such claims. See "Servicing of the Mortgage Loans."

    To the extent provided in the Prospectus Supplement, in lieu of Special Hazard Insurance, partially or entirely, a deposit of cash, a certificate of deposit, a letter of credit or any other instrument acceptable to each rating agency rating the Series may be provided in an amount and for a term acceptable to each such rating agency. Such a deposit will be credited to a Special Hazard or similar fund and the Trustee or Servicer will be permitted to draw on the fund to recover losses that would otherwise be covered by a Special Hazard Insurance Policy.

    Unless otherwise specified in the related Prospectus Supplement, a Special Hazard Insurance Policy may insure against losses on Mortgage Loans evidenced by multiple Series of Certificates, provided, however, that the extension of coverage to any other Series does not result in the downgrading of the credit rating of any outstanding Series.

MORTGAGOR BANKRUPTCY INSURANCE

    The Servicer will, if and to the extent provided in the related Prospectus Supplement, exercise its best reasonable efforts to maintain and keep Mortgagor Bankruptcy Insurance in full force and effect throughout the term of the related Agreement, unless coverage thereunder has been exhausted through payment of claims. The related Agreement may, to the extent described in the Prospectus Supplement, require the Servicer to pay from its servicing compensation the premiums for the Mortgagor Bankruptcy Insurance on a timely basis. At the request of the Company, coverage under the Mortgagor Bankruptcy Insurance will be cancelled or reduced by the Servicer to the extent permitted by the rating agency rating the related Series, provided that such cancellation or reduction does not adversely affect the then current rating of the related series of Certificates.

    In the event of a personal bankruptcy of a mortgagor, the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property. The amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding. See "Certain Legal Aspects of Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders." Losses resulting from a bankruptcy proceeding affecting Mortgage Loans of a Series will, to the extent specified in the related Prospectus Supplement, be covered by mortgagor bankruptcy insurance for such Series (or any other instrument that will not result in a down-grading of the rating of the Series by any rating agency rating the Series) (the "Mortgagor Bankruptcy Insurance"). The amount and term of any Mortgagor Bankruptcy Insurance for a Series must be acceptable to each rating agency rating the Series. Subject to the terms of the Mortgagor Bankruptcy Insurance, the insurer may have the right to purchase any Mortgage Loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of such Mortgage Loan plus accrued and unpaid interest thereon. The Company may, partially or entirely in lieu of Mortgagor Bankruptcy Insurance, as specified in the related Prospectus Supplement, deposit or cause to be deposited cash, a certificate of deposit, a letter of credit or any other instrument acceptable to each rating agency rating the Series. Such a deposit will be credited to a Mortgagor Bankruptcy or similar fund and the Trustee or Servicer will be able to draw on the fund to recover losses that would be insured against by Mortgage Bankruptcy Insurance. The amount of the Mortgagor Bankruptcy Insurance for a Series or deposit in lieu thereof may be reduced as long as any such reduction will not result in a reduction of the then applicable rating of the Series by any rating agency rating the Series.

    A form of the Mortgagor Bankruptcy Insurance has been filed as an exhibit to, or incorporated by reference into, the Registration Statement of which this Prospectus forms a part. The foregoing description

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does not purport to be complete and is qualified in its entirety by reference to such forms and to the description of any material variances therefrom contained in the related Prospectus Supplement.

PRESENTATION OF CLAIMS

    The Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to each Pool Insurer, to each Special Hazard Insurance Insurer, to the issuer of the Mortgagor Bankruptcy Insurance, to each Primary Insurer, to the FHA and to the VA, and take such reasonable steps as are necessary to permit recovery under such Insurance Policies respecting defaulted Mortgage Loans or Mortgage Loans that are the subject of a bankruptcy proceeding. As set forth above, all collections by the Servicer under any Mortgage Pool Insurance Policy, any Primary Insurance Policy, any FHA insurance or any VA guarantee or any Mortgagor Bankruptcy Insurance and, where the related property has not been restored, any Special Hazard Insurance Policy, are to be deposited in the Certificate Account for the related Series and are subject to withdrawal as described above. In those cases in which a Mortgage Loan is serviced by a Sub-servicer, the Sub-servicer, on behalf of itself, the Trustee and the Certificateholders will present claims to the applicable insurer, and all collections shall be deposited in the Sub-servicing Account for deposit into the Certificate Account.

    If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool Insurance Policy or any Primary Insurance Policy, any FHA insurance or any VA guarantee, as the case may be, the Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to the Certificateholders on liquidation of the Mortgage Loan after reimbursement of the expenses incurred by the Servicer and (ii) that such expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related Mortgage Pool Insurance Policy or any related Primary Insurance Policy, any FHA insurance, or any VA guarantee, as the case may be.

    If recovery under the Mortgage Pool Insurance Policy or any related Primary Insurance Policy, any FHA insurance, or any VA guarantee, as the case may be, is not available because the Servicer has been unable to make the above determinations or otherwise, the Servicer nevertheless is obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property are less than the principal balance of the defaulted Mortgage Loan plus interest accrued thereon at the Pass-Through Rate, the related Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Servicer in connection with such proceedings and which are reimbursable under the Agreement. In the event that any such proceedings result in a total recovery which is, after reimbursement to the Servicer of its expenses, in excess of the principal balance of the related Mortgage Loan, together with accrued and unpaid interest thereon at the Pass-Through Rate, the Servicer will be entitled to withdraw amounts representing its normal servicing compensation on such Mortgage Loan from the Certificate Account. Any amounts remaining in the Certificate Account after such foreclosure, repossession or liquidation, as the case may be, and attributable to such Mortgage Loan will be retained by the Servicer or distributed in such manner as may be specified in the related Prospectus Supplement.

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                         ALTERNATIVE CREDIT ENHANCEMENT

    The Company or the Servicer, from time to time, may obtain or cause to be obtained further insurance policies, guarantees, letters of credit, or surety bonds (or make deposits in lieu thereof) to enhance the credit rating of the Certificates. To the extent any such other enhancements are obtained for a Series of Certificates, or deposits are made in lieu thereof, a description thereof will be set forth in the related Prospectus Supplement.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

    The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

GENERAL

    The Mortgages will be either deeds of trust or mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner or the land trustee or the trustee of an inter vivos revocable trust (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. In the case of an inter vivos revocable trust, there are three parties because title to the property is held by the trustee under the trust instrument of which the home occupant is the primary beneficiary; at origination of a mortgage loan, the primary beneficiary and the trustee execute a mortgage note and the trustee executes a mortgage or deed of trust, with the primary beneficiary agreeing to be bound by its terms. Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the borrower-homeowner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, as well as by federal law, the express provisions of the deed of trust or mortgage and, in some cases, the directions of the beneficiary.

FORECLOSURE

    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lien holders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a

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notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

    Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not protested by any of the parties defendant. However, when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

    A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. In either event, the amounts expended are added to the balance due on the junior loan, and the rights of the junior mortgagee may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

    In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

    In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that the lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property.

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
    Some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

RIGHT OF REDEMPTION

    In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to a foreclosure sale, should be distinguished from statutory rights of redemption. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

    ANTI-DEFICIENCY STATUTES

    Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

    BANKRUPTCY LAWS

    In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies in connection with the collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan of reorganization to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

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
    Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 11 or Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. If the borrower has filed a petition under Chapter 13, federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured solely by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorneys' fees, if specifically provided for, and costs to the extent the value of the security exceeds the debt.

    TAX LIENS

    The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted Mortgage Loan.

CONSUMER PROTECTION LAWS

    Substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws and their implementing regulations include the federal Truth in Lending Act (and Regulation Z), Real Estate Settlement Procedures Act (and Regulation X), Equal Credit Opportunity Act (and Regulation B), Fair Credit Billing Act, Fair Credit Reporting Act, Fair Housing Act, as well as other related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans In particular, the originators' failure to comply with certain requirements of the federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors rescinding the mortgage loans against either the originators or assignees.

    On March 21, 1994, the United States Court of Appeals for the 11th Circuit ruled in the case of Rodash v. AIB Mortgage Co. that the federal Truth in Lending Act requires mortgage lenders to disclose to borrowers the collection of certain intangible taxes and courier fees as prepaid finance charges. Since the Rodash decision, class action lawsuits have been brought against numerous mortgage lending institutions alleging certain violations of the Truth in Lending Act concerning the improper disclosure of various fees.

    For Truth in Lending violations, one of the remedies available to the borrowers under certain affected non-purchase money mortgage loans is rescission, which, if elected by the borrower, would serve to cancel the loan and merely require the borrower to pay the principal balance of the mortgage loan, less a credit for interest paid, closing costs and prepaid finance charges.

    Unless otherwise specified in the Prospectus Supplement, the Company or another Representing Party will represent in the Agreement that all applicable laws, including the Truth in Lending Act, were complied with in connection with origination of the Mortgage Loans. In the event that such representation is breached in respect of any Mortgage Loan in a manner that materially and adversely affects Certificateholders, the Company or such Representing Party will be obligated to repurchase the affected Mortgage Loan at a price equal to the unpaid principal balance thereof plus accrued interest as provided in the Agreement or to substitute a new mortgage loan in place of the affected Mortgage Loan.

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ENFORCEABILITY OF DUE-ON-SALE CLAUSES

    Unless the Prospectus Supplement indicates otherwise, all of the Mortgage Loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of a loan if the borrower sells, transfers, or conveys the property. The enforceability of these clauses was the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions contained in the Garn-St Germain Act and regulations promulgated by Office of Thrift Supervision (the "OTS"), as successor to the Federal Home Loan Bank Board. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

    Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the OTS which preempt state law restrictions on the enforcement of due-on-sale clauses.

    The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of three years or less and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act by the Federal Home Loan Bank Board as succeeded by the OTS also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. If interest rates were to rise above the interest rates on the Mortgage Loans, then any inability of the Servicer to enforce due-on-sale clauses may result in the Trust Fund including a greater number of loans bearing below-market interest rates than would otherwise be the case, since a transferee of the property underlying a Mortgage Loan would have a greater incentive in such circumstances to assume the transferor's Mortgage Loan. Any inability of the Servicer to enforce due-on-sale clauses may affect the average life of the Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity.

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

    Under the Agreement for each series of Certificates, the Company will represent and warrant to the Trustee that the Mortgage Loans have been originated in compliance in all material respects with applicable state laws, including usury laws.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

    Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination for such borrower's Mortgage Loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The

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Relief Act applies to borrowers who are members of the Army, Navy, Air Force,
Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service ordered to federal duty with the military. Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability for the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application for the Relief Act will be allocated on a PRO RATA basis to the Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicers to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

    Under the applicable Agreement, the Servicer will not be required to make deposits to the Collection Account for a series of Certificates in respect of any Mortgage Loan as to which the Relief Act has limited the amount of interest the related borrower is required to pay each month, and Certificateholders will bear such loss.

LATE CHARGES, DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENT

    Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

ENVIRONMENTAL CONSIDERATIONS

    Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

    The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Conservation Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the

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secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

    Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust Fund and reduce the amounts otherwise distributable to the holders of the related series of Certificates. Moreover, certain federal statutes and certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "Environmental Lien"). All subsequent liens on such property generally are subordinated to Environmental Liens. In the latter states, the security interest of the Trustee in a related parcel of real property that is subject to such an Environmental Lien could be adversely affected.

    Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Company nor any replacement Servicer will be required by any Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Company does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to Certificateholders of the related series.

    Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, no environmental assessment or a very limited environment assessment of the Mortgaged Properties will have been conducted.

FORFEITURE IN DRUG AND RICO PROCEEDINGS

    Federal law provides that property owned by persons convicted of drug-related crimes or criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

    A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

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                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended, (the "Code") impose requirements on employee benefit plans (including retirement plans and arrangements, collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) subject to ERISA or the Code (collectively, "Plans") and on persons who are fiduciaries with respect to such Plans. Among other things, ERISA requires that the assets of a Plan subject to ERISA be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plan. ERISA also imposes certain duties on persons who are fiduciaries with respect to a Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan generally is considered to be a fiduciary of such Plan. In addition to the imposition by ERISA of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("Parties in Interest") and impose additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan.

    The United States Department of Labor (the "DOL") has issued regulations concerning the definition of what constitutes the assets of a Plan (DOL Reg.
Section 2510.3-101). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan in certain circumstances. In such a case, the fiduciary making such an investment for the Plan could be deemed to have delegated the fiduciary's asset management responsibility, the underlying assets and properties could be subject to the reporting and disclosure requirements of ERISA, and transactions involving the underlying assets and properties could be subject to the fiduciary responsibility requirements of ERISA and Section 4975 of the Code. Certain exceptions to the regulation may apply in the case of a Plan's investment in the Certificates, but it cannot be predicted in advance whether such exceptions will apply due to the factual nature of the conditions to be met. Accordingly, because the Mortgage Loans may be deemed Plan assets of each Plan that purchases Certificates, an investment in the Certificates by a Plan might give rise to a prohibited transaction under ERISA Sections 406 or 407 and be subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

    DOL Prohibited Transaction Class Exemption 83-1 ("PTE 83-1") exempts from the prohibited transaction rules of ERISA and Section 4975 of the Code certain transactions relating to the operation of residential mortgage pool investment trusts and the direct or indirect sale, exchange, transfer and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans involving the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by either first or second mortgages, or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans.

    PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor (other than generally in the event of a default by the pool sponsor which causes the pool trustee to assume duties of the sponsor); and (iii) a limitation on the amount of the payments retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the mortgage pool.

    Although the Trustee for any series of Certificates will be unaffiliated with the Servicer, there can be no assurance that the first or third conditions of PRE 83-1 referred to above will be satisfied with respect to any Certificates. In addition, the nature of a trust fund's assets or the characteristics of one or more classes of the related series of Certificates may not be included within the scope of PTE 83-1 or any other class exemption under ERISA.

    Several underwriters of mortgage-backed securities have applied for and obtained individual prohibited transaction exemptions which are in some respects broader than PTE 83-1. Such exemptions only apply to mortgage-backed securities which, in addition to satisfying other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an exemption might be applicable to a series of Certificates, the related Prospectus Supplement will refer to such possibility. In addition, there may also be other class exemptions that are available to provide relief from the prohibited transaction provisions of ERISA and the Code.

    Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Certificates must make its own determination as to whether the general and the specific conditions of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

    Any Plan proposing to invest in Certificates should consult with its counsel to confirm that such investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA and the Code. The sale of Certificates to a Plan is in no respect a representation by any party that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following generally describes the anticipated material federal income tax consequences of purchasing, owning and disposing of Certificates. It does not address special rules which may apply to particular types of investors. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Investors should consult their own tax advisors regarding the Certificates.

    For purposes of this discussion, unless otherwise specified, the term "Owner" will refer to the beneficial owner of a Certificate.

REMIC ELECTIONS

    Under the Internal Revenue Code of 1986, as amended (the "Code"), an election may be made to treat the Trust Fund related to each Series of Certificates (or segregated pools of assets within the Trust Fund) as a "real estate mortgage investment conduit" ("REMIC") within the meaning of Section 860D(a) of the Code. If one or more REMIC elections are made, the Certificates of any class will be either "regular interests" in a REMIC within the meaning of
Section 860G(a)(1) of the Code ("Regular Certificates") or "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code ("Residual Certificates"). The Prospectus Supplement for each Series of Certificates will indicate whether an election will be made to treat the Trust Fund as one or more REMICs, and if so, which Certificates will be Regular Certificates and which will be Residual Certificates.

    The discussion below under the heading "REMIC Certificates" considers Series for which a REMIC election will be made. Series for which no such election will be made are addressed under "Non-REMIC Certificates".

REMIC CERTIFICATES

    The discussion in this section applies only to a Series of Certificates for which a REMIC election is made.

TAX OPINION.

    Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each Series of Certificates for which a REMIC election is made, Morgan, Lewis & Bockius LLP, counsel to the Company, will deliver its opinion, dated as of the date of such issuance, generally to the effect that, with respect to each such Series of Certificates, under then existing law and assuming compliance by the Company, the Servicer and the Trustee for such Series with all of the provisions of the related Agreement (and such other agreements and representations as may be referred to in such opinion), each REMIC Pool will be a REMIC, and the Certificates of such Series will be treated as either Regular Certificates or Residual Certificates.

STATUS OF CERTIFICATES.

    The Certificates will be:

    - assets described in Code Section 7701(a)(19)(C) (relating to the qualification of certain corporations, trusts, or associations as real estate investment trusts); and

    - "real estate assets" under Code Section 856(c)(5)(B) (relating to real estate interests, interests in real estate mortgages, and shares or certificates of beneficial interests in real estate investment trusts), to the extent the assets of the related REMIC Pool are so treated. Interest on the Regular Certificates will be "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) in the same proportion that the income of the REMIC Pool is so treated. If at all times 95% or more of the assets or income of the REMIC Pool qualifies under the foregoing Code sections, the Certificates (and income thereon) will so qualify in their entirety.

    In the event the assets of the related REMIC Pool include buy-down Mortgage Loans, it is unclear whether the related buy-down funds would qualify under the foregoing Code sections.

    The rules described in the two preceding paragraphs will be applied to a Trust Fund consisting of two REMIC Pools as if the Trust Fund were a single REMIC holding the assets of the Lower-Tier REMIC.

INCOME FROM REGULAR CERTIFICATES.

    GENERAL. Except as otherwise provided in this tax discussion, Regular Certificates will be taxed as newly originated debt instruments for federal income tax purposes. Interest, original issue discount and market discount accrued on a Regular Certificate will be ordinary income to the Owner. All Owners must account for interest income under the accrual method of accounting, which may result in the inclusion of amounts in income that are not currently distributed in cash.

    Except as otherwise noted, the discussion below is based upon regulations adopted by the Internal Revenue Service applying the original issue discount rules of the Code ("the OID Regulations").

    ORIGINAL ISSUE DISCOUNT. Certain Regular Certificates may have "original issue discount." An Owner must include original issue discount in income as it accrues, without regard to the timing of payments.

    The total amount of original issue discount on a Regular Certificate is the excess of its "stated redemption price at maturity" over its "issue price." The issue price for any Regular Certificate is the price (including any accrued interest) at which a substantial portion of the class of Certificates including such Regular Certificate are first sold to the public. In general, the stated redemption price at maturity is the sum of all payments made on the Regular Certificate, other than payments of interest that (i) are actually payable at least annually over the entire life of the Certificates and (ii) are based on a single fixed rate or variable rate (or certain combinations of fixed and variable rates). The stated redemption price at maturity of a Regular Certificate always includes its original principal amount, but generally does not include distributions of stated interest, except in the case of Accrual Certificates, and, as discussed below, Interest Only Certificates. An "Interest Only Certificate" is a Certificate entitled to receive distributions of some or all of the interest on the Mortgage Loans or other assets in a REMIC Pool and that has either a notional or nominal principal amount. Special rules for Regular Certificates that provide for interest based on a variable rate are discussed below in "Income from Regular Certificates--Variable Rate Regular Certificates".

    With respect to an Interest Only Certificate, the stated redemption price at maturity is likely to be the sum of all payments thereon, determined in accordance with the Prepayment Assumption (as defined below). In that event, Interest Only Certificates would always have original issue discount. Alternatively, in the case of an Interest Only Certificate with some principal amount, the stated redemption price at maturity might be determined under the general rules described in the preceding paragraph. If, applying those rules, the stated redemption price at maturity were considered to equal the principal amount of such Certificate, then the rules described below under "Premium" would apply. The Prepayment Assumption is the assumed rate of prepayment of the Mortgage Loans used in pricing the Regular Certificates. The Prepayment Assumption will be set forth in the related Supplement.

    Under a DE MINIMIS rule, original issue discount on a Regular Certificate will be considered zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity. The weighted average maturity of a Regular Certificate is computed based on the number of full years (i.e., rounding down partial years) distributions of principal (or other amount included in the stated redemption price at maturity) are scheduled to be made on such outstanding Certificate. The schedule of such distributions likely should be determined in accordance with the Prepayment Assumption.

    The Owner of a Regular Certificate generally must include in income the original issue discount that accrues for each day on which the Owner holds such Certificate, including the date of purchase, but excluding the date of disposition. The original issue discount accruing in any period equals:

                            PV End + Dist -- PV Beg

Where:

    PV End = present value of all remaining distributions to be made as of the end of the period;

    Dist = distributions made during the period includible in the stated redemption price at maturity; and

    PV Beg = present value of all remaining distributions as of the beginning of the period.

    The present value of the remaining distributions is calculated based on (i) the original yield to maturity of the Regular Certificate, (ii) events (including actual prepayments) that have occurred prior to the end of the period and (iii) the Prepayment Assumption. For these purposes, the original yield to maturity of a Regular Certificate will be calculated based on its issue price, assuming that the Certificate will be prepaid in all periods in accordance with the Prepayment Assumption, and with compounding at the end of each accrual period used in the formula.

    Assuming the Regular Certificates have monthly Distribution Dates, discount would be computed under the formula generally for the one-month periods (or shorter initial period) ending on each Distribution Date. The original issue discount accruing during any accrual period is divided by the number of days in the period to determine the daily portion of original issue discount for each day.

    The daily portions of original issue discount generally will increase if prepayments on the underlying Mortgage Loans exceed the Prepayment Assumption and decrease if prepayments are slower than the Prepayment Assumption (changes in the rate of prepayments having the opposite effect in the case of an Interest Only Certificate). If the relative principal payment priorities of the classes of Regular Certificates of a Series change, any increase or decrease in the present value of the remaining payments to be made on any such class will affect the computation of original issue discount for the period in which the change in payment priority occurs.

    If original issue discount computed as described above is negative for any period, the Owner generally will not be allowed a current deduction for the negative amount but instead will be entitled to offset such amount only against future positive original issue discount from such Certificate.

    ACQUISITION PREMIUM. If an Owner of a Regular Certificate acquires such Certificate at a price greater than its "adjusted issue price," but less than its remaining stated redemption price at maturity, the daily portion for any day (as computed above) is reduced by an amount equal to the product of (i) such daily portion and (ii) a fraction, the numerator of which is the amount by which the price exceeds the adjusted issue price and the denominator of which is the sum of the daily portions for such Regular Certificate for all days on and after the date of purchase. The adjusted issue price of a Regular Certificate on any given day is its issue price, increased by all original issue discount that has accrued on such Certificate and reduced by the amount of all previous distributions on such Certificate of amounts included in its stated redemption price at maturity.

    MARKET DISCOUNT. A Regular Certificate may have market discount (as defined in the Code). Market discount equals the excess of the adjusted issue price of a Certificate over the Owner's adjusted basis in the Certificate. The Owner of a Certificate with market discount must report ordinary interest income, as the Owner receives distributions on the Certificate of principal or other amounts included in its stated redemption price at maturity, equal to the lesser of (a) the excess of the amount of those distributions over the amount, if any, of accrued original issue discount on the Certificate or (b) the portion of the market discount that has accrued and not previously been included in income. Also, such Owner must treat gain from the disposition of the Certificate as ordinary income to the extent of any accrued, but unrecognized, market discount. Alternatively, an Owner may elect in any taxable year to include market discount in income currently as it accrues on all market discount instruments acquired by the Owner in that year or thereafter. An Owner may revoke such an election only with the consent of the Internal Revenue Service.

    In general terms, market discount on a Regular Certificate may be treated, at the Owner's election, as accruing either (a) on the basis of a constant yield (similar to the method described above for accruing original issue discount) or
(b) alternatively, either (i) in the case of a Regular Certificate issued without original issue discount, in the ratio of stated interest distributable in the relevant period to the total stated interest remaining to be distributed from the beginning of such period (computed taking into account the Prepayment Assumption) or (ii) in the case of a Regular Certificate issued with original issue discount, in the ratio of the amount of original issue discount accruing in the relevant period to the total remaining original issue discount at the beginning of such period. An election to accrue market discount on a Regular Certificate on a constant yield basis is irrevocable with respect to that Certificate.

    An Owner may be required to defer a portion of the deduction for interest expense on any indebtedness that the Owner incurs or maintains in order to purchase or carry a Regular Certificate that has market discount. The deferred amount would not exceed the market discount that has accrued but not been taken into income. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized.

    Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is DE MINIMIS under a rule similar to that described above in the fourth paragraph under "Original Issue Discount". Owners should consult their own tax advisors regarding the application of the market discount rules as well as the advisability of making any election with respect to market discount.

    Discount on a Regular Certificate that is neither original issue discount nor market discount, as defined above, must be allocated ratably among the principal payments on the Certificate and included in income (as gain from the sale or exchange of the Certificate) as the related principal payments are made (whether as scheduled payments or prepayments).

    PREMIUM. A Regular Certificate, other than an Accrual Certificate or, as discussed above under "Original Issue Discount", an Interest Only Certificate, purchased at a cost (net of accrued interest) greater than its principal amount generally is considered to be purchased at a premium. The Owner may elect under Code Section 171 to amortize such premium under the constant yield method, using the Prepayment Assumption. To the extent the amortized premium is allocable to interest income from the Regular Certificate, it is treated as an offset to such interest rather than as a separate deduction. An election made by an Owner would generally apply to all its debt instruments held by such Owner during or after the taxable year for which the election is made and may not be revoked without the consent of the Internal Revenue Service.

    SPECIAL ELECTION TO APPLY OID RULES. In lieu of the rules described above with respect to DE MINIMIS discount, acquisition premium, market discount and premium, an Owner of a Regular Certificate may elect to accrue such discount, or adjust for such premium, by applying the principles of the OID rules described above. An election made by a taxpayer with respect to one obligation can affect other obligations it holds. Owners should consult with their tax advisors regarding the merits of making this election.

    RETAIL REGULAR CERTIFICATES. For purposes of the original issue and market discount rules, a repayment in full of a Retail Certificate that is subject to payment in units or other increments, rather than on a pro rata basis with other Retail Certificates, will be treated in the same manner as any other prepayment.

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
    VARIABLE RATE REGULAR CERTIFICATES. The Regular Certificates may provide for interest that varies based on an interest rate index. The OID Regulations provide special rules for calculating income from certain "variable rate debt instruments" or "VRDIs." A debt instrument must meet certain technical requirements to qualify as a VRDI, which are outlined in the next paragraph. Under the regulations, income on a VRDI is calculated by (1) creating a hypothetical debt instrument that pays fixed interest at rates equivalent to the variable interest, (2) applying the original issue discount rules of the Code to that fixed rate instrument, and (3) adjusting the income accruing in any accrual period by the difference between the assumed fixed interest amount and the actual amount for the period. In general, where a variable rate on a debt instrument is based on an interest rate index (such as LIBOR), a fixed rate equivalent to a variable rate is determined based on the value of the index as of the issue date of the debt instrument. In cases where rates are reset at different intervals over the life of a VRDI, adjustments are made to ensure that the equivalent fixed rate for each accrual period is based on the same reset interval.

    A debt instrument must meet a number of requirements in order to qualify as a VRDI. A VRDI cannot be issued at a premium above its principal amount that exceeds a specified percentage of its principal amount (15% or if less, 1.5% times its weighted average life). As a result, Interest Only Certificates will never be VRDIs. Also, a debt instrument that pays interest based on a multiple of an interest rate index is not a VRDI if the multiple is less than or equal to
0.65 or greater than 1.35, unless, in general, interest is paid based on a single formula that lasts over the life of the instrument. A debt instrument is not a VRDI if it is subject to caps and floors, unless they remain the same over the life of the instrument or are not expected to change significantly the yield on the instrument. Variable rate Regular Certificates other than Interest Only Certificates may or may not qualify as VRDIs depending on their terms.

    In a case where a variable rate Regular Certificate does not qualify as a VRDI, it will be treated under the OID Regulations as a contingent payment debt instrument. The Internal Revenue Service has issued final regulations addressing contingent payment debt instruments, but such regulations are not applicable by their terms to REMIC regular interests. Until further guidance is forthcoming, one method of calculating income on such a Regular Certificate that appears to be reasonable would be to apply the principles governing VRDIs outlined above.

    SUBORDINATED CERTIFICATES. Certain Series of Certificates may contain one or more classes of subordinated Certificates. In the event there are defaults or delinquencies on the related Mortgage Loans, amounts that otherwise would be distributed on a class of subordinated Certificates may instead be distributed on other more senior classes of Certificates. Since Owners of Regular Certificates are required to report income under an accrual method, Owners of subordinated Certificates will be required to report income without giving effect to delays and reductions in distributions on such Certificates attributable to defaults or delinquencies on the Mortgage Loans, except to the extent that it can be established that amounts are uncollectible. As a result, the amount of income reported by an Owner of a subordinated Certificate in any period could significantly exceed the amount of cash distributed to such Owner in that period. The Owner will eventually be allowed a loss (or be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. Such a loss could in some circumstances be a capital loss. Also, the timing and amount of such losses or reductions in income are uncertain. Owners of subordinated Certificates should consult their tax advisors on these points.

INCOME FROM RESIDUAL CERTIFICATES.

    TAXATION OF REMIC INCOME. Generally, Owners of Residual Certificates in a REMIC Pool ("Residual Owners") must report ordinary income or loss equal to their pro rata shares (based on the portion of all Residual Certificates they own) of the taxable income or net loss of the REMIC. Such income must be reported regardless of the timing or amounts of distributions on the Residual Certificates.

    The taxable income of a REMIC Pool is generally determined under the accrual method of accounting in the same manner as the taxable income of an individual taxpayer. Taxable income is generally gross income, including interest and original issue discount income, if any, on the assets of the REMIC Pool and income from the amortization of any premium on Regular Certificates, minus deductions. Market discount (as defined in the Code) with respect to Mortgage Loans held by a REMIC Pool is recognized in the same fashion as if it were original issue discount. Deductions include interest and original issue discount expense on the Regular Certificates, reasonable servicing fees attributable to the REMIC Pool, other administrative expenses and amortization of any premium on assets of the REMIC Pool. As previously discussed, the timing of recognition of "negative original issue discount," if any, on a Regular Certificate is uncertain; as a result, the timing of recognition of the corresponding income to the REMIC Pool is also uncertain.

    If the Trust Fund consists of an Upper-Tier REMIC and a Lower-Tier REMIC, the OID Regulations provide that the regular interests issued by the Lower-Tier REMIC to the Upper- Tier REMIC will be treated as a single debt instrument for purposes of the original issue discount provisions. A determination that these regular interests are not treated as a single debt instrument would have a material adverse effect on the Owners of Residual Certificates issued by the Lower-Tier REMIC.

    A Residual Owner may not amortize the cost of its Residual Certificate. Taxable income of the REMIC Pool, however, will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's initial basis in its assets, and such basis will include the issue price of the Residual Certificates (assuming the issue price is positive). Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificate over its life. The period of time over which such issue price is effectively amortized, however, may be longer than the economic life of the Residual Certificate. The issue price of a Residual Certificate is the price at which a substantial portion of the class of Certificates including the Residual Certificate are first sold to the public (or if the Residual Certificate is not publicly offered, the price paid by the first buyer).

    A subsequent Residual Owner must report the same amounts of taxable income or net loss attributable to the REMIC Pool as an original Owner. No adjustments are made to reflect the purchase price.

    LOSSES. A Residual Owner that is allocated a net loss of the REMIC Pool may not deduct such loss currently to the extent it exceeds the Owner's adjusted basis (as defined in "Sale or Exchange of Certificates" below) in its Residual Certificate. A Residual Owner that is a U.S. person (as defined below in "Taxation of Certain Foreign Investors"), however, may carry over any disallowed loss to offset any taxable income generated by the same REMIC Pool.

    EXCESS INCLUSIONS. A portion of the taxable income allocated to a Residual Certificate is subject to special tax rules. That portion, referred to as an "excess inclusion," is calculated for each calendar quarter and equals the excess of such taxable income for the quarter over the daily accruals for the quarter. The daily accruals equal the product of (i) 120% of the federal long-term rate under Code Section 1274(d) for the month which includes the Closing Date (determined on the basis of quarterly compounding and properly adjusted for the length of the quarter) and (ii) the adjusted issue price of the Certificate at the beginning of such quarter. The adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Certificate, plus the amount of daily accruals on the Certificate for all prior quarters, decreased (but not below zero) by any prior distributions on the Certificate. If the aggregate value of the Residual Certificates is not considered to be "significant," then to the extent provided in Treasury regulations, a Residual Owner's entire share of REMIC taxable income will be treated as an excess inclusion. The regulations that have been adopted under Code Sections 860A through 86OG (the "REMIC Regulations") do not contain such a rule.

    Excess inclusions generally may not be offset by unrelated losses or loss carryforwards or carrybacks of a Residual Owner. In addition, for all taxable years beginning after August 20, 1996, and unless a Residual Owner elects otherwise for all other taxable years, the alternate minimum taxable income of a Residual

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Owner for a taxable year may not be less than the Residual Owner's excess inclusions for the taxable year and excess inclusions are disregarded when calculating a Residual Owner's alternate minimum tax operating loss deduction.

    Excess inclusions are treated as unrelated business taxable income for an organization subject to the tax on unrelated business income. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, regulated investment company or certain other pass-through entities are Residual Owners, a portion of the distributions made by such entities may be treated as excess inclusions.

    DISTRIBUTIONS. Distributions on a Residual Certificate (whether at their scheduled times or as a result of prepayments) generally will not result in any taxable income or loss to the Residual Owner. If the amount of any distribution exceeds a Residual Owner's adjusted basis in its Residual Certificate, however, the Residual Owner will recognize gain (treated as gain from the sale or exchange of its Residual Certificate) to the extent of such excess. See "Sale or Exchange of Certificates" below.

    PROHIBITED TRANSACTIONS; SPECIAL TAXES. Net income recognized by a REMIC Pool from "prohibited transactions" is subject to a 100% tax and is disregarded in calculating the REMIC Pool's taxable income. In addition, a REMIC Pool is subject to federal income tax at the highest corporate rate on "net income from foreclosure property." A 100% tax also applies to certain contributions to a REMIC Pool made after it is formed. It is not anticipated that any REMIC Pool will (i) engage in prohibited transactions in which it recognizes a significant amount of net income, (ii) receive contributions of property that are subject to tax, or (iii) derive a significant amount of net income from foreclosure property that is subject to tax.

    NEGATIVE VALUE RESIDUAL CERTIFICATES. The federal income tax treatment of any consideration paid to a transferee on a transfer of a Residual Certificate is unclear. Such a transferee should consult its tax advisor. The preamble to the REMIC Regulations indicates that the Internal Revenue Service may issue future guidance on the tax treatment of such payments.

    In addition, on December 23, 1996, the Internal Revenue Service released final regulations under Code Section 475 relating to the requirement that a dealer mark certain securities to market. These regulations provide that a REMIC residual interest that is acquired on or after January 4, 1995 is not a "security" for the purposes of Section 475 of the Code, and thus is not subject to the mark to market rules.

    The method of taxation of Residual Certificates described in this section can produce a significantly less favorable after-tax return for a Residual Certificate than would be the case if the Certificate were taxable as a debt instrument. Also, a Residual Owner's return may be adversely affected by the excess inclusions rules described above. In certain periods, taxable income and the resulting tax liability for a Residual Owner may exceed any distributions it receives. In addition, a substantial tax may be imposed on certain transferors of a Residual Certificate and certain Residual Owners that are "pass-thru" entities. See "Transfers of Residual Certificates" below. Investors should consult their tax advisors before purchasing a Residual Certificate.

SALE OR EXCHANGE OF CERTIFICATES.

    An Owner generally will recognize gain or loss upon sale or exchange of a Regular or Residual Certificate equal to the difference between the amount realized and the Owner's adjusted basis in the Certificate. The adjusted basis in a Certificate generally will equal the cost of the Certificate, increased by income previously recognized, and reduced (but not below zero) by previous distributions, and by any amortized premium in the case of a Regular Certificate, or net losses allowed as a deduction in the case of a Residual Certificate.

    Except as described below, any gain or loss on the sale or exchange of a Certificate held as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Certificate has been held for one year or more or less than one year. Such gain or loss will be ordinary income or loss

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
(i) for a bank or thrift institution, and (ii) in the case of a Regular Certificate, (a) to the extent of any accrued, but unrecognized, market discount, or (b) to the extent income recognized by the Owner is less than the income that would have been recognized if the yield on such Certificate were 110% of the applicable federal rate under Code Section 1274(d).

    A Residual Owner should be allowed a loss upon termination of the REMIC Pool equal to the amount of the Owner's remaining adjusted basis in its Residual Certificates. Whether the termination will be treated as a sale or exchange (resulting in a capital loss) is unclear.

    Except as provided in Treasury regulations, the wash sale rules of Code
Section 1091 (relating to the disallowance of losses on the sale or disposition of certain stock or securities) will apply to dispositions of a Residual Certificate where the seller of the interest, during the period beginning six months before the sale or disposition of the interest and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any REMIC residual interest, or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a residual interest.

TAXATION OF CERTAIN FOREIGN INVESTORS.

    REGULAR CERTIFICATES. A Regular Certificate held by an Owner that is a non-U.S. person (as defined below), and that has no connection with the United States other than owning the Certificate, will not be subject to U.S. withholding or income tax with respect to the Certificate provided such Owner
(i) is not a "10-percent shareholder", related to the issuer, within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation, related to the issuer, described in Code Section 881(c)(3)(C), and (ii) provides an appropriate statement, signed under penalties of perjury, identifying the Owner and stating, among other things, that the Owner is a non-U.S. person. If these conditions are not met, a 30% withholding tax will apply to interest (including original issue discount) unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such Owner. In the latter case, such Owner will be subject to United States federal income tax with respect to all income from the Certificate at regular rates then applicable to U.S. taxpayers (and in the case of a corporation, possibly also the "branch profits tax").

    The term "non-U.S. person" means any person other than a U.S. person. A U.S. person is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust, or an estate that is subject to U.S. federal income tax regardless of the source of its income. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person.

    RESIDUAL CERTIFICATES. A Residual Owner that is a non-U.S. person, and that has no connection with the United States other than owning a Residual Certificate, will not be subject to U.S. withholding or income tax with respect to the Certificate (other than with respect to excess inclusions) provided that
(i) the conditions described in the second preceding paragraph with respect to Regular Certificates are met and (ii) in the case of a Residual Certificate in a REMIC Pool holding Mortgage Loans, the Mortgage Loans were originated after July 18, 1984. Excess inclusions are subject to a 30% withholding tax in all events (notwithstanding any contrary tax treaty provisions) when distributed to the Residual Owner (or when the Residual Certificate is disposed of). The Code grants the Treasury Department authority to issue regulations requiring excess inclusions to be taken into account earlier if necessary to prevent avoidance of tax. The REMIC Regulations do not contain such a rule. The preamble thereto states that the Internal

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
Revenue Service is considering issuing regulations concerning withholding on distributions to foreign holders of residual interests to satisfy accrued tax liability due to excess inclusions.

    With respect to a Residual Certificate that has been held at any time by a non-U.S. person, the Trustee (or its agent) will be entitled to withhold (and to pay to the Internal Revenue Service) any portion of any payment on such Residual Certificate that the Trustee reasonably determines is required to be withheld. If the Trustee (or its agent) reasonably determines that a more accurate determination of the amount required to be withheld from a distribution can be made within a reasonable period after the scheduled date for such distribution, it may hold such distribution in trust for the Residual Owner until such determination can be made.

    Special tax rules and restrictions that apply to transfers of Residual Certificates to and from non-U.S. persons are discussed in the next section.

TRANSFERS OF RESIDUAL CERTIFICATES.

    Special tax rules and restrictions apply to transfers of Residual Certificates to disqualified organizations or foreign investors, and to transfers of noneconomic Residual Certificates.

    DISQUALIFIED ORGANIZATIONS. In order to comply with the REMIC rules of the Code, the Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to, or registered in the name of, any person unless (i) the proposed purchaser provides to the Trustee an "affidavit" (within the meaning of the REMIC Regulations) to the effect that, among other items, such transferee is not a "disqualified organization" (as defined below), is not purchasing a Residual Certificate as an agent for a disqualified organization (i.e., as a broker, nominee, or other middleman) and is not an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (a "Book-Entry Nominee") and
(ii) the transferor states in writing to the Trustee that it has no actual knowledge that such affidavit is false.

    If, despite these restrictions, a Residual Certificate is transferred to a disqualified organization, the transfer may result in a tax equal to the product of (i) the present value of the total anticipated future excess inclusions with respect to such Certificate and (ii) the highest corporate marginal federal income tax rate. Such a tax generally is imposed on the transferor, except that if the transfer is through an agent for a disqualified organization, the agent is liable for the tax. A transferor is not liable for such tax if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

    A disqualified organization may hold an interest in a REMIC Certificate through a "pass-thru entity" (as defined below). In that event, the pass-thru entity is subject to tax (at the highest corporate marginal federal income tax rate) on excess inclusions allocable to the disqualified organization. However, such tax will not apply to the extent the pass-thru entity receives affidavits from record holders of interests in the entity stating that they are not disqualified organizations and the entity does not have actual knowledge that the affidavits are false; provided that all partners of an "electing large partnership" (as defined in the Code) are deemed to be disqualified organizations for purposes of such tax.

    For these purposes, (i) "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, certain organizations that are exempt from taxation under the Code (including tax on excess inclusions) and certain corporations operating on a cooperative basis, and (ii) "pass-thru entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a pass-thru entity as a nominee for another will, with respect to that interest, be treated as a pass-thru entity.

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
    FOREIGN INVESTORS. Under the REMIC Regulations, a transfer of a Residual Certificate to a non-U.S. person that will not hold the Certificate in connection with a U.S. trade or business will be disregarded for all federal tax purposes if the Certificate has "tax avoidance potential." A Residual Certificate has tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that:

        (i) for each excess inclusion, the REMIC will distribute to the transferee residual interest holder an amount that will equal at least 30 percent of the excess inclusion, and

        (ii) each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual.

    A transferor has such reasonable expectation if the above test would be met assuming that the REMIC's Mortgage Loans will prepay at each rate between 50 percent and 200 percent of the Prepayment Assumption.

    The REMIC Regulations also provide that a transfer of a Residual Certificate from a non-U.S. person to a U.S. person (or to a non-U.S. person that will hold the Certificate in connection with a U.S. trade or business) is disregarded if the transfer has "the effect of allowing the transferor to avoid tax on accrued excess inclusions."

    In light of these provisions, the Agreement provides that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. person, unless (i) such person holds the Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224, or (ii) the transferee delivers to both the transferor and the Trustee an opinion of nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer will not be disregarded for federal income tax purposes.

    NONECONOMIC RESIDUAL CERTIFICATES. Under the REMIC Regulations, a transfer of a "noneconomic" Residual Certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. Such a purpose exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed to lack such knowledge if:

        (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they become due, and

        (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding the residual interest as they become due.

    A Residual Certificate (including a Certificate with significant value at issuance) is noneconomic unless, at the time of the transfer, (i) the present value of the expected future distributions on the Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions on the Certificate, at or after the time at which taxes accrue, in an amount sufficient to pay the taxes.

    The Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to, or registered in the name of, any person unless the transferor represents to the Trustee that it has conducted the investigation of the transferee, and made the findings, described in the preceding paragraph, and the proposed transferee provides to the Trustee the transferee representations described in

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
the preceding paragraph, and agrees that it will not transfer the Certificate to any person unless that person agrees to comply with the same restrictions on future transfers.

SERVICING COMPENSATION AND OTHER REMIC POOL EXPENSES.

    Under Code Section 67, an individual, estate or trust is allowed certain itemized deductions only to the extent that such deductions, in the aggregate, exceed 2% of the Owner's adjusted gross income, and such a person is not allowed such deductions to any extent in computing its alternative minimum tax liability. Under Treasury regulations, if such a person is an Owner of a REMIC Certificate, the REMIC Pool is required to allocate to such a person its share of the servicing fees and administrative expenses paid by a REMIC together with an equal amount of income. Those fees and expenses are deductible as an offset to the additional income, but subject to the 2% floor.

    In the case of a REMIC Pool that has multiple classes of Regular Certificates with staggered maturities, fees and expenses of the REMIC Pool would be allocated entirely to the Owners of Residual Certificates. However, if the REMIC Pool were a "single-class REMIC" as defined in applicable Treasury regulations, such deductions would be allocated proportionately among the Regular and Residual Certificates.

REPORTING AND ADMINISTRATIVE MATTERS.

    Annual reports will be made to the Internal Revenue Service, and to Holders of record of Regular Certificates, and Owners of Regular Certificates holding through a broker, nominee or other middleman, that are not excepted from the reporting requirements, of accrued interest, original issue discount, information necessary to compute accruals of market discount, information regarding the percentage of the REMIC Pool's assets meeting the qualified assets tests described above under "Status of Certificates" and, where relevant, allocated amounts of servicing fees and other Code Section 67 expenses. Holders not receiving such reports may obtain such information from the related REMIC by contacting the person designated in IRS Publication 938. Quarterly reports will be made to Residual Holders showing their allocable shares of income or loss from the REMIC Pool, excess inclusions, and Code Section 67 expenses.

    The Trustee will sign and file federal income tax returns for each REMIC Pool. To the extent allowable, the Trustee will act as the tax matters person for each REMIC Pool. Each Owner of a Residual Certificate, by the acceptance of its Residual Certificate, agrees that the Trustee will act as the Owner's agent in the performance of any duties required of the Owner in the event that the Owner is the tax matters person.

    An Owner of a Residual Certificate is required to treat items on its federal income tax return consistently with the treatment of the items on the REMIC Pool's return, unless the Owner owns 100% of the Residual Certificate for the entire calendar year or the Owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Internal Revenue Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC Pool, in a manner to be provided in Treasury regulations, the name and address of such other person and other information.

NON-REMIC CERTIFICATES

    The discussion in this Section applies only to a series of Certificates for which no REMIC election is made.

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
TRUST FUND AS GRANTOR TRUST.

    Upon issuance of each series of Certificates, Morgan, Lewis & Bockius LLP, counsel to the Company, will deliver its opinion, dated as of the date of such issuance, to the effect that, under then current law, assuming compliance by the Company, the Servicer and the Trustee with all the provisions of the Agreement (and such other agreements and representations as may be referred to in the opinion), the Trust Fund will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

    Under the grantor trust rules of the Code, each Owner of a Certificate will be treated for federal income tax purposes as the owner of an undivided interest in the Mortgage Loans (and any related assets) included in the Trust Fund. The Owner will include in its gross income, gross income from the portion of the Mortgage Loans allocable to the Certificate, and may deduct its share of the expenses paid by the Trust Fund that are allocable to the Certificate, at the same time and to the same extent as if it had directly purchased and held such interest in the Mortgage Loans and had directly received payments thereon and paid such expenses. If an Owner is an individual, trust or estate, the Owner will be allowed deductions for its share of Trust Fund expenses (including reasonable servicing fees) only to the extent that the sum of those expenses and the Owner's other miscellaneous itemized deductions exceeds 2% of adjusted gross income, and will not be allowed to deduct such expenses for purposes of the alternative minimum tax. Distributions on a Certificate will not be taxable to the Owner, and the timing or amount of distributions will not affect the timing or amount of income or deductions relating to a Certificate.

STATUS OF THE CERTIFICATES.

    The Certificates, other than Interest Only Certificates, will be:

    - "real estate assets" under Code Section 856(c)(5)(B) (relating to the qualification of certain corporations, trusts, or associations as real estate investment trusts); and

    - assets described in Section 7701(a)(19)(B) of the Code (relating to real estate interests, interests in real estate mortgages, and shares or certificates of beneficial interests in real estate investment trusts), to the extent the assets of the Trust Fund are so treated. Interest income from such Certificates will be "interest on obligations secured by mortgages on real property" under Code Section 856(c)(3)(B) to the extent the income of the Trust Fund qualifies under that section. An "Interest Only Certificate" is a Certificate which is entitled to receive distributions of some or all of the interest on the Mortgage Loans or other assets in a REMIC Pool and that has either a notional or nominal principal amount. Although it is not certain, Certificates that are Interest Only Certificates should qualify under the foregoing Code sections to the same extent as other Certificates.

POSSIBLE APPLICATION OF STRIPPED BOND RULES.

    In general, the provisions of Section 1286 of the Code (the stripped bond rules ) apply to all or a portion of those Certificates where there has been a separation of the ownership of the rights to receive some or all of the principal payments on a Mortgage Loan from the right to receive some or all of the related interest payments. Certain Non-REMIC Certificates may be subject to these rules either because they represent specifically the right to receive designated portions of the interest or principal paid on the Mortgage Loans, or because the Servicing Fee is determined to be excessive (each, a Stripped Certificate ).

    Each Stripped Certificate will be considered to have been issued with original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, which may be prior to the receipt of the cash attributable to such income. For these purposes, under original issue discount regulations, each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. The Internal Revenue Service has indicated that with respect to certain mortgage loans, original issue discount would be considered zero either if (i) the original issue discount did not exceed an amount that would be eligible for the DE MINIMIS rule described above under REMIC Certificates--Income From Regular Certificates--Original Issue Discount", or
(ii) the annual stated rate of interest on the mortgage loan was not more than 100 basis points lower than on the loan prior to its being stripped. In either such case the rules described above under REMIC Certificates Income From Regular Certificates Market Discount (including the applicable DE MINIMIS rule) would apply with respect to the mortgage loan.

TAXATION OF CERTIFICATES IF STRIPPED BOND RULES DO NOT APPLY.

    If the stripped bond rules do not apply to a Certificate, then the Owner will be required to include in income its share of the interest payments on the Mortgage Loans held by the Trust Fund in accordance with its tax accounting method. The Owner must also account for discount or premium on the Mortgage Loans if it is considered to have purchased its interest in the Mortgage Loans at a discount or premium. An Owner will be considered to have purchased an interest in each Mortgage Loan at a price determined by allocating its purchase price for the Certificate among the Mortgage Loans in proportion to their fair market values at the time of purchase. It is likely that discount would be considered to accrue and premium would be amortized, as described below, based on an assumption that there will be no future prepayments of the Mortgage Loans, and not based on a reasonable prepayment assumption. Legislative proposals which are currently pending would, however, generally require a reasonable prepayment assumption.

    DISCOUNT. The treatment of any discount relating to a Mortgage Loan will depend on whether the discount is original issue discount or market discount. Discount at which a Mortgage Loan is purchased will be original issue discount only if the Mortgage Loan itself has original issue discount; the issuance of Certificates is not considered a new issuance of a debt instrument that can give rise to original issue discount. A Mortgage Loan generally will be considered to have original issue discount if the greater of the amount of points charged to the borrower, or the amount of any interest foregone during any initial teaser period, exceeds 0.25% of the stated redemption price at maturity times the number of full years to maturity, or if interest is not paid at a fixed rate or a single variable rate (disregarding any initial teaser rate) over the life of the Mortgage Loan. It is not anticipated that the amount of original issue discount, if any, accruing on the Mortgage Loans in each month will be significant relative to the interest paid currently on the Mortgage Loans, but there can be no assurance that this will be the case.

    In the case of a Mortgage Loan that is considered to have been purchased with market discount that exceeds a DE MINIMIS amount (generally, 0.25% of the stated redemption price at maturity times the number of whole years to maturity remaining at the time of purchase), the Owner will be required to include in income in each month the amount of such discount that has accrued through such month and not previously been included in income, but limited to the amount of principal on the Mortgage Loan that is received by the Trust Fund in that month. Because the Mortgage Loans will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount accrues. Any market discount that has not previously been included in income will be recognized as ordinary income if and when the Mortgage Loan is prepaid in full. For a more detailed discussion of the market discount rules of the Code, see "REMIC Certificates--Income from Regular Certificates--Market Discount" above.

    In the case of market discount that does not exceed a DE MINIMIS amount, the Owner generally will be required to allocate ratably the portion of such discount that is allocable to a Mortgage Loan among the principal payments on the Mortgage Loan and to include the discount in ordinary income as the related principal payments are made (whether as scheduled payments or prepayments).

    PREMIUM. In the event that a Mortgage Loan is purchased at a premium, the Owner may elect under Section 171 of the Code to amortize such premium under a constant yield method based on the yield of the Mortgage Loan to such Owner, provided that such Mortgage Loan was originated after September 27,

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
1985. Premium allocable to a Mortgage Loan originated on or before that date should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made (whether as scheduled payments or prepayments).

TAXATION OF CERTIFICATES IF STRIPPED BOND RULES APPLY.

    If the stripped bond rules apply to a Certificate, income on the Certificate will be treated as original issue discount and will be included in income as it accrues under a constant yield method. More specifically, for purposes of applying the original issue discount rules of the Code, the Owner will likely be taxed as if it had purchased a newly issued, single debt instrument providing for payments equal to the payments on the interests in the Mortgage Loans allocable to the Certificate, and having original issue discount equal to the excess of the sum of such payments over the Owner's purchase price for the Certificate (which would be treated as the issue price). The amount of original issue discount income accruing in any taxable year will be computed generally as described above under "REMIC Certificates-- Income from Regular Certificates--Original Issue Discount". It is possible, however, that the calculation must be made using as the Prepayment Assumption an assumption of zero prepayments. If the calculation is made assuming no future prepayments, then the Owner should be allowed to deduct currently any negative amount of original issue discount produced by the accrual formula.

    Different approaches could be applied in calculating income under the stripped bond rules. For example, a Certificate could be viewed as a collection of separate debt instruments (one for each payment allocable to the Certificate) rather than a single debt instrument. Also, in the case of an Interest-Only Certificate, it could be argued that certain proposed regulations governing contingent payment debt obligations apply. Owners should consult their own tax advisors regarding the calculation of income under the stripped bond rules.

SALES OF CERTIFICATES.

    A Certificateholder that sells a Certificate will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted tax basis in the Certificate. In general, such adjusted basis will equal the Certificateholder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and decreased (but not below zero) by the amount of any distributions received thereon, the amount of any losses previously allowable to such Owner with respect to such Certificate and any premium amortization thereon. Any such gain or loss would be capital gain or loss if the Certificate was held as a capital asset, subject to the potential treatment of gain as ordinary income to the extent of any accrued but unrecognized market discount under the market discount rules of the Code, if applicable.

FOREIGN INVESTORS.

    Except as described in the following paragraph, an Owner that is not a U.S. person (as defined under "REMIC Certificates--Taxation of Foreign Investors" above) and that is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Certificate will not be subject to United States income or withholding tax in respect of a Certificate (assuming the underlying Mortgage Loans were originated after July 18, 1984), if the Owner provides an appropriate statement, signed under penalties of perjury, identifying the Owner and stating, among other things, that the Owner is not a U.S. person. If these conditions are not met, a 30% withholding tax will apply to interest (including original issue discount) unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such Owner. Income effectively connected with a U.S. trade or business will be subject to United States federal income tax at regular rates then applicable to U.S. taxpayers (and in the case of a corporation, possibly also the branch profits tax).

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
    In the event the Trust Fund acquires ownership of real property located in the United States in connection with a default on a Mortgage Loan, then any rental income from such property allocable to an Owner that is not a U.S. person generally will be subject to a 30% withholding tax. In addition, any gain from the disposition of such real property allocable to an Owner that is not a U.S. person may be treated as income that is effectively connected with a U.S. trade or business under special rules governing United States real property interests. The Trust Fund may be required to withhold tax on gain realized upon a disposition of such real property by the Trust Fund at a 35% rate.

REPORTING

    Tax information will be reported annually to the Internal Revenue Service and to Holders of Certificates that are not excluded from the reporting requirements.

BACKUP WITHHOLDING

    Distributions made on a Certificate and proceeds from the sale of a Certificate to or through certain brokers may be subject to a "backup" withholding tax of 31% unless, in general, the Owner of the Certificate complies with certain procedures or is a corporation or other person exempt from such withholding. Any amounts so withheld from distributions on the Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Owner's federal income tax.

NEW WITHHOLDING REGULATIONS

    On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules referred to above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                                  PLAN OF SALE

    The Company may sell the Certificates offered hereby to or through one or more underwriters or agents. The Prospectus Supplement with respect to each Series of Certificates will set forth the terms of the offering of such Series of Certificates and each Class within such Series, including the name or names of the underwriters or agents, the proceeds to and their intended use by the Company, and either the initial public offering price, the discounts and commissions to the underwriters or agents and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the underwriters or agents will sell the Certificates will be determined. Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters, or directly by one or more firms or others as designated in the related Prospectus Supplement.

    The Underwriting Agreement, as specified in the related Prospectus Supplement, may provide that underwriters named therein will be obligated to purchase all of the Series of Certificates described in the Prospectus Supplement with respect to such Series if any such Certificates are purchased. Alternatively, the Prospectus Supplement may specify that the Certificates will be distributed by one or more agents that will receive a selling commission with respect to each Series of Certificates as specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, a Series of Certificates may be offered in whole or in part in exchange for the Mortgage Loans or Agency Securities that would comprise the Mortgage Pool or pool of Agency Securities with respect to such Certificates. In such event, the Prospectus Supplement will specify the amount of compensation to be paid to the underwriter or underwriters and expenses, if any, in connection with the distribution. The Certificates may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

    The obligations of any underwriters will be subject to certain conditions precedent, and such underwriters will be severally obligated to purchase all the Certificates of a Series described in the related Prospectus Supplement, if any are purchased.

                                LEGAL INVESTMENT

    The Prospectus Supplement for each series of Certificates will specify, which, if any, of the classes of Certificates offered thereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Marketing Enhancement Act of 1984, as amended ("SMMEA"). The appropriate characterization of those Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

    Generally, only classes of Certificates that (i) are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations and (ii) are part of a series evidencing interests in a Trust Fund consisting of loans secured by, among other things, a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain multifamily loans, originated by certain types of obligations as specified in SMMEA, will be "mortgage related securities for purposes of SMMEA. As "mortgage related securities", such classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto
Rico) whose authorized investments are subject to state regulation to the same extent that under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.

    Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

    SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such Securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Sections 703.5(f)-(k) which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain Series or Classes of Certificates), except under limited circumstances.

    All depositary institutions considering an investment in the Certificates (whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council s "Supervisory Policy Statement on Securities Activities" (to the extent adopted by their respective regulators) (the "Policy Statement"). The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency and the Office of Thrift Supervision, and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high risk mortgage securities" (including securities such as certain series or classes of the Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

    Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

    The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying", and with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

    Except as to the status of certain Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Certificates for legal investment purposes, financial institutions regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                          LEGALITY OF THE CERTIFICATES

    The legality of the Certificates will be passed upon for the Company by Morgan, Lewis & Bockius LLP, New York, New York. The material federal income tax consequences of the Certificates will be passed upon by Morgan, Lewis & Bockius LLP.

                                    GLOSSARY

    There follows abbreviated definitions of certain capitalized terms used in this Prospectus. The Agreement may contain a more complete definition of certain of the terms defined herein and reference should be made to the Agreement for a more complete definition of all such terms.

    "ACCRUAL REMITTANCE AMOUNT" means, with respect to the Compound Interest Certificates of a Series of Certificates providing for sequential distributions in reduction of the Stated Balance of the Classes of such Series, as of any Distribution Date, the amount of interest, calculated at the Interest Rate, which has accrued on such Compound Interest Certificates from the prior Distribution Date.

    "ADJUSTABLE RATE CERTIFICATES" means Certificates which evidence the right to receive distributions of income at a variable Pass-Through Rate.

    "ADJUSTABLE RATE LOANS" means adjustable and variable rate Mortgage Loans which permit or require periodic changes in the interest rates borne by such Mortgage Loans.

    "ADVANCES" means the advances made by a Servicer (including from advances made by a Sub-servicer) on any Distribution Date pursuant to an Agreement.

    "AGENCY SECURITIES" means individual mortgage pass-through securities issued or guaranteed by FHLMC, FNMA or GNMA which are sold and assigned by the Company to the Trustee and which are the subject of an Agreement and are included in a Trust Fund.

    "AGREEMENT" means each Pooling and Servicing Agreement by and among the Company, the Trustee and, with respect to a Series of Certificates evidencing interests in Mortgage Loans, the Servicer specified in the related Prospectus Supplement.

    "ALTERNATE CREDIT ENHANCEMENT" means the insurance policy, guarantee, letter of credit or surety bond used to enhance the credit rating of a Series of Certificates, as set forth in the related Prospectus Supplement.

    "ASSET VALUE" means the Asset Value of the Mortgage Loans or Agency Securities included in a Trust Fund, determined in the manner set forth in the related Agreement.

    "AVAILABLE DISTRIBUTION AMOUNT" means, with respect to each Series of Certificates, certain amounts on deposit in the Certificate Account on a Determination Date.

    "AVAILABLE SUBORDINATION AMOUNT" means, with respect to a Series of Certificates having a Class of Subordinated Certificates, unless otherwise provided in the related Prospectus Supplement, as of any Distribution Date, the excess, if any, of the then applicable Maximum Subordination Amount over the Cumulative Subordination Payments as of the preceding Distribution Date.

    "CERTIFICATES" means the Pass-Through Certificates issued pursuant to an Agreement. "Certificate Account" means the account maintained by the Servicer or the Trustee, as specified in the related Prospectus Supplement.

    "CERTIFICATE REMITTANCE AMOUNT" means, unless otherwise specified in the related Prospectus Supplement, with respect to a Series of Certificates providing for sequential distributions in reduction of the Stated Balance of the Classes of such Series, as of any Distribution Date, the amount, if any, by which the then outstanding Stated Balance of the Classes of Certificates of such Series (before taking into account the amount of interest accrued on any Class of Compound Interest Certificates to be added to the Stated Balance thereof on such Distribution Date) exceeds the Asset Value. (as defined in the related Prospectus Supplement) of the Mortgage Loans or Agency Securities included in the Trust Fund for such Series as of the end of the related Due Period.

    "CODE" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

    "COMPANY" means MorServ, Inc.

    "COMPOUND INTEREST CERTIFICATES" means a Class or Sub-class of Certificates on which interest will accrue, but not be paid, for the period set forth in the related Prospectus Supplement.

    "CO-OP LOANS" means Mortgage Loans secured by stock allocated to dwelling units in residential cooperative housing corporations.

    "CUMULATIVE SUBORDINATION PAYMENTS" means, with respect to a Series of Certificates having a Class of Subordinated Certificates, unless otherwise provided in the related Prospectus Supplement, as of any Distribution Date, the cumulative amount equal to (i) the total of all amounts distributed to the Senior Certificateholders, exclusive of Advances made by the Servicer and the Initial Deposit to the Reserve Fund, up to and including such Distribution Date minus (ii) the sum of (a) the Senior Percentage times the Available Distribution Amount for all Distribution Dates up to and including such Distribution Date plus (b) the Subordinated Percentage times certain late payments previously applied to reimburse the Servicer for Advances.

    "CUT-OFF-DATE" means the date specified in the related Prospectus Supplement as the date from which principal and interest payments on the Mortgage Loans or Agency Securities are included in the Trust Fund.

    "DETERMINATION DATE" means, unless otherwise specified in the related Prospectus Supplement, the later of (i) the sixteenth day of the month in which the related Distribution Date occurs, or (ii) the seventh Business Day prior to the related Distribution Date.

    "DISTRIBUTION DATE" means the date specified in the related Prospectus Supplement for payments on the Certificates.

    "DUE PERIOD" means, unless otherwise provided in a related Prospectus Supplement, with respect to any Distribution Date, the period beginning on the second day of the month preceding the month of the Distribution Date and ending on the first day of the month of the Distribution Date.

    "ELIGIBLE INVESTMENTS" means one or more of the investments specified in the Agreement in which moneys in the Certificate Account and certain other accounts are permitted to be invested.

    "EXCESS INTEREST" or "EXCESS INTEREST RATE" means, with respect to any Mortgage Loan or Agency Security, the per annum percentage of the principal balance from time to time outstanding, which may be retained by a seller, the Company or the Servicer or allocated to a designated Class of Certificates, as specified in the related Prospectus Supplement.

    "FDIC" means the Federal Deposit Insurance Corporation.

    "FHA" means the Federal Housing Administration.

    "FHA MORTGAGE LOANS" means Mortgage Loans insured by the FHA.

    "FHLMC" means the Federal Home Loan Mortgage Corporation.

    "FINAL SCHEDULED DISTRIBUTION DATE" means, with respect to a Series of Certificates providing for sequential distributions in reduction of the Stated Balance of the Classes of each Series, the date, based on the assumptions set forth in the related Prospectus Supplement, on which the Stated Balance of all Certificates of each Class shall have been reduced to zero.

    "FNMA" means the Federal National Mortgage Association.

    "GNMA" means the Government National Mortgage Association.

    "GUARANTEE FEE" means any fee paid for providing credit enhancement for all or part of the related Trust Fund, Mortgage Pool, or all or any Mortgage Loans included in the related Mortgage Pool.

    "HUD" means the United States Department of Housing and Urban Development.

    "INITIAL DEPOSIT" means, with respect to a Series of Certificates, the amount, if any, deposited into the Reserve Fund as an advance of funds on the date of the initial issuance of the Certificates. which amount may be recoverable as provided in the Agreement.

    "INTEREST RATE" means, with respect to a Series of Certificates providing for sequential distributions in reduction of the Stated Balance of the Classes of such Series. the interest payable on the Principal Balance outstanding of each such Class.

    "LATE COLLECTIONS" means, with respect to any Mortgage Loan, amounts received during any Due Period, whether as late payments of Monthly Payments, or as Liquidation Proceeds, condemnation awards, proceeds of insurance policies or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

    "LOAN-TO-VALUE RATIO" means, except as otherwise specified in the related Prospectus Supplement, the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the related Mortgage Loan at the time of origination and the denominator of which is the appraised value of the related Mortgaged Property at origination, or, in the case of a Mortgage Loan financing the acquisition of the Mortgaged Property, the sales price of such Mortgaged Property, if such sales price is less than such appraised value.

    "LIQUIDATION PROCEEDS" means cash (including insurance proceeds) received in connection with the liquidation of defaulted Mortgage Loans.

    "MAXIMUM SUBORDINATION AMOUNT" means, with respect to a Series of Certificates having a Class of Subordinated Certificates, the amount specified in the related Prospectus Supplement, representing the maximum amount of Cumulative Subordination Payments which may be required to be made over the term of the related Agreement.

    "MONTHLY PAYMENT" means the scheduled monthly payment of principal and interest on a Mortgage Loan.

    "MORTGAGE" means the mortgage, deed of trust or other instrument creating a first lien on a first priority ownership interest in or estate in fee simple in real property securing a Mortgage Note.

    "MORTGAGE INSURANCE POLICIES" means the Primary Mortgage Insurance Policies, FHA insurance, VA guarantees, and Mortgage Pool Insurance Policies, if any, obtained with respect to the Mortgage Loans.

    "MORTGAGE INTEREST RATE" or "MORTGAGE RATE" means, with respect to each Mortgage Loan, the interest rate specified in the related Mortgage Note.

    "MORTGAGE LOAN-TO-VALUE RATIO" means the loan-to-value Ratio at the time of origination of the Mortgage Loan.

    "MORTGAGE LOANS" means the individual mortgage loans which are sold and assigned by the Company to the Trustee and which are the subject of an Agreement and included in a Trust Fund.

    "MORTGAGE NOTE" means the note or other evidence of indebtedness of a mortgagor secured by a Mortgage.

    "MORTGAGE POOL" means, with respect to each Series of Certificates, the pool of Mortgage Loans transferred by the Company to the Trustee.

    "MORTGAGED PROPERTIES" means one-to-four family residential properties consisting of detached individual dwelling units, individual condominiums, townhouses, duplexes, row houses, individual units in planned-unit developments and other attached dwelling units.

    "MORTGAGOR" means the obligor on a Mortgage Note.

    "NONRECOVERABLE ADVANCE" means any Advance previously made or proposed to be made in respect of a Mortgage Loan by the Servicer pursuant to the Agreement, which, in the good faith judgment of the Servicer, will not or, in the case of a proposed Advance, would not be ultimately recoverable by the Servicer from Liquidation Proceeds or otherwise.

    "PASS-THROUGH RATE" means, as to a Mortgage Loan or Mortgage Security, the rate or rates of interest specified thereon less the Servicing Fee and Excess Interest, if any, specified in the related Prospectus Supplement.

    "PAYING AGENT" means, unless otherwise specified in the related Prospectus Supplement, The Chase Manhattan Bank.

    "RECORD DATE" means the date specified in the related Prospectus Supplement for the list of Certificateholders entitled to distributions on the Certificates.

    "REMIC" means a "real estate mortgage investment conduit" as defined in the Code.

    "REMIC SERVICER" means, with respect to each Series of Certificates evidencing interests in Mortgage Securities, the REMIC Servicer, if any, specified in the related Prospectus Supplement.

    "RESERVE FUND" means a fund established and funded by the Company or such other party specified in the related Prospectus Supplement to make payments on the Certificates to the extent funds are not otherwise available.

    "SENIOR CERTIFICATES" means, with respect to each Series of Certificates, the Class or Classes which have rights senior to another Class or Classes in such Series.

    "SENIOR DISTRIBUTION AMOUNT" means, with respect to a Series of Certificates having Subordinated Certificates, as of each Distribution Date and for each Class of Senior Certificates, the amount due the holders of such Class of Senior Certificates.

    "SENIOR PERCENTAGE" means, with respect to a Series of Certificates having Subordinated Certificates the percentage specified in the related Prospectus Supplement.

    "SENIOR SHORTFALL" means, with respect to a Series of Certificates having Subordinated Certificates, as of any date, to the extent not previously paid, the aggregate of the amounts by which the Senior Distribution Amount for any Distribution Date exceeds the amount actually paid on such date.

    "SERVICER" means, with respect to each Series of Certificates evidencing interests in Mortgage Loans, the Servicer specified in the related Prospectus Supplement.

    "SERVICING FEE" means the amount of the annual fee paid to the Servicer (including amounts paid to any Sub-servicer), or the Trustee as specified in the related Prospectus Supplement.

    "SINGLE CERTIFICATE" means, unless otherwise specified in the related Prospectus Supplement, for each Class of Certificates of any Series, the initial principal amount of Mortgage Loans or Mortgage Securities evidenced by a single Certificate of such Class.

    "SPECIAL DISTRIBUTIONS" means payments received in reduction of the Stated Balance.

    "SPECIFIED RESERVE FUND BALANCE" means, with respect to each Series of Certificates having a Reserve Fund, the amount required to be maintained in the Reserve Fund as specified in the related Prospectus Supplement.

    "STATED BALANCE" means, with respect to a Series of Certificates providing for sequential distributions in reduction of Stated Balance of the Classes of such Series, the maximum specified dollar amount (exclusive of interest at the related Interest Rate) to which the holder thereof is entitled from the cash flow of the Trust Fund.

    "SUBORDINATED CERTIFICATES" means, with respect to each Series of Certificates, the Class or Classes with rights subordinate to another Class or Classes of such Series.

    "SUBORDINATED PERCENTAGE" means, with respect to a Series of Certificates having Subordinated Certificates, the percentage specified in the related Prospectus Supplement.

    "SUB-SERVICER" means any party with whom the Servicer has entered into a Sub-servicing Agreement.

    "SUB-SERVICING AGREEMENT" means the written contract between the Servicer and any Sub-servicer relating to servicing and/or administration of certain Mortgage Loans as provided in the Agreement.

    "TRUST FUND" means, with respect to each Series of Certificates, the corpus of the trust created by the related Agreement, to the extent described in such Agreement, consisting of, among other things, Mortgage Loans or Agency Securities, such assets as shall from time to time be identified as deposited in the Certificate Account, property which secured a Mortgage Loan, insurance, a Reserve Fund and Alternate Credit Enhancement, if any.

    "TRUSTEE" means the Trustee for a Series of Certificates specified in the related Prospectus Supplement.

    "VA" means the Department of Veterans Affairs.

    "VA MORTGAGE LOANS" means Mortgage Loans partially guaranteed by the VA.

    "VARIABLE RATE CERTIFICATES" means Certificates which evidence the right to receive distributions of income at a variable Pass-Through Rate.

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    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR ANY UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE OFFERED CERTIFICATES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE SELLER SINCE SUCH DATE.
                            ------------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                  PAGE
                                                ---------
Summary of Terms..............................        S-4
Risk Factors..................................       S-16
The Mortgage Pool.............................       S-21
Chase Manhattan Mortgage Corporation..........       S-39
Servicing of the Mortgage Loans...............       S-43
Description of the Certificates...............       S-48
Yield, Prepayment and Maturity
  Considerations..............................       S-65
Federal Income Tax Consequences...............       S-76
State Taxes...................................       S-77
ERISA Considerations..........................       S-78
Legal Investment Matters......................       S-80
Use of Proceeds...............................       S-80
Method of Distribution........................       S-81
Legal Matters.................................       S-82
Ratings.......................................       S-83
Index of Defined Terms........................       S-84
Annex I.......................................        A-1

                       PROSPECTUS

Prospectus Supplement.........................          2
Available Information.........................          2
Incorporation of Certain Documents by
  Reference...................................          3
Reports to Certificateholders.................          3
Summary of Terms..............................          4
Risk Factors..................................         15
The Trust Fund................................         16
Use of Proceeds...............................         24
The Depositor.................................         24
Mortgage Loan Program.........................         24
Yield Considerations..........................         27
Maturity and Prepayment Considerations........         29
Description of the Certificates...............         30
Description of Insurance......................         48
Alternative Credit Enhancement................         58
Certain Legal Aspects of Mortgage Loans.......         58
ERISA Considerations..........................         65
Federal Income Tax Consequences...............         67
Plan of Sale..................................         82
Legal Investment..............................         82
Legality of the Certificates..................         84
Glossary......................................         85

                                  $350,539,000
                                 (Approximate)

                                 CHASE FUNDING
                           MORTGAGE LOAN ASSET-BACKED
                                 CERTIFICATES,
                                 SERIES 1998-1

                                     [LOGO]

                                 MORSERV, INC.
                                   Depositor
                           ADVANTA MORTGAGE CORP. USA
                                  Subservicer
                      CHASE MANHATTAN MORTGAGE CORPORATION
                                Master Servicer

                       ----------------------------------

                             PROSPECTUS SUPPLEMENT

                       ----------------------------------

                             CHASE SECURITIES INC.
                       PRUDENTIAL SECURITIES INCORPORATED

                               (JOINT BOOK LEAD)

                                AUGUST 18, 1998

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